UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

GRANDSOUTH BANCORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Proxy Statement of GrandSouth Bancorporation	Prospectus of First Bancorp

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Shareholder:

On June 21, 2022, First Bancorp, a North Carolina corporation, and GrandSouth Bancorporation, a South Carolina corporation (which we refer to as “GrandSouth”) entered into an Agreement and Plan of Merger and Reorganization (which we refer to as the “merger agreement”) that provides for the combination of First Bancorp and GrandSouth. Under the merger agreement, (i) GrandSouth will merge with and into First Bancorp (which we refer to as the “merger”), with First Bancorp continuing as the surviving corporation in the merger and (ii) immediately following the completion of the merger, GrandSouth Bank, a South Carolina chartered bank and a wholly-owned subsidiary of GrandSouth, will merge with and into First Bank, a North Carolina chartered bank and a wholly-owned subsidiary of First Bancorp (which we refer to as the “bank merger”), with First Bank being the surviving entity in the bank merger.

In the merger, each outstanding share of GrandSouth’s common stock, no par value per share (which we collectively refer to as “GrandSouth common stock”) and GrandSouth Series A preferred stock, no par value per share (which we collectively refer to as the “GrandSouth preferred stock” and, together with the GrandSouth common stock, as the “GrandSouth stock”), except for specified shares of GrandSouth stock owned by GrandSouth or First Bancorp and shares of GrandSouth stock as to which dissenters’ rights have been perfected, will be converted into the right to receive 0.91 shares (which we refer to as the “exchange ratio”) of First Bancorp’s common stock, no par value (which we refer to as “First Bancorp common stock”). In addition, at the effective time of the merger, any unvested GrandSouth stock options will accelerate under applicable change of control provisions in the GrandSouth Bancorporation 2019 Stock Option Plan and the GrandSouth Bancorporation 2009 Stock Option Plan, and each outstanding GrandSouth stock option will convert into an option to acquire First Bancorp common stock, adjusted based on the 0.91 exchange ratio. First Bancorp will also assume the assets and liabilities of GrandSouth in the merger.

Although the number of shares of First Bancorp common stock that GrandSouth shareholders will be entitled to receive is fixed, the market value of the merger consideration will fluctuate with the market price of First Bancorp common stock and will not be known at the time GrandSouth shareholders vote on the merger. Based on the $35.26 closing price of First Bancorp’s common stock on the NASDAQ Global Select Market (which we refer to as the “NASDAQ GSM”) on June 21, 2022, the last trading day before public announcement of the merger, the 0.91 exchange ratio represented approximately $32.09 in value for each share of GrandSouth stock. Based on the $36.90 closing price of First Bancorp’s common stock on the NASDAQ GSM on September 14, 2022, the latest practicable trading day before the printing of this proxy statement/prospectus, the 0.91 exchange ratio represented approximately $33.58 in value for each share of GrandSouth stock. Based on the 0.91 exchange ratio and the number of shares of GrandSouth stock outstanding as of September 14, 2022, the maximum number of shares of First Bancorp common stock estimated to be issuable in the merger is 5,009,432. We urge you to obtain current market quotations for First Bancorp (trading symbol “FBNC”) and GrandSouth (trading symbol “GRRB”).

GrandSouth will hold a special meeting (which we refer to as the “special meeting”) of its shareholders in connection with the merger. At the special meeting, GrandSouth shareholders will be asked to vote to approve the merger agreement and related matters as described in this proxy statement/prospectus. Under South Carolina law, approval of the merger agreement requires the affirmative vote of: (i) two-thirds of the outstanding shares of GrandSouth common stock; (ii) two-thirds of the outstanding shares of GrandSouth preferred stock; and (iii) two-thirds of the outstanding shares of GrandSouth stock, voting together as a single class.

The special meeting will be held at 381 Halton Road, Greenville, South Carolina 29607 on November 8, 2022, at 5:00 p.m. local time.

GrandSouth’s board of directors unanimously recommends that GrandSouth shareholders vote “FOR” the approval of the merger agreement and “FOR” the other matters to be considered at the special meeting.

This proxy statement/prospectus describes the special meeting of GrandSouth, the merger, the issuance of shares of First Bancorp common stock representing the merger consideration (which we refer to as the “First Bancorp share issuance”), the documents related to the merger, the bank merger and other related matters. Please carefully read this entire proxy statement/prospectus, including “Risk Factors,” beginning on page 13, for a discussion of the risks relating to the proposed merger and the First Bancorp share issuance. You also can obtain information about First Bancorp and GrandSouth from documents that each has filed with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the merger or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

The securities to be issued in the merger are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either First Bancorp or GrandSouth, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this proxy statement/prospectus is September 23, 2022, and it is first being mailed or otherwise delivered to the shareholders of GrandSouth on or about September 23, 2022.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of GrandSouth:

GrandSouth will hold a special meeting of its shareholders at GrandSouth’s principal executive offices, located at 381 Halton Road, Greenville, South Carolina 29607 on November 8, 2022, at 5:00 p.m. local time to consider and vote upon the following matters:

•	For holders of GrandSouth common and preferred stock, a proposal to approve the merger agreement and the merger, pursuant to which GrandSouth will merge with and into First Bancorp, each as more fully described in this proxy statement/prospectus (which we refer to as the “merger proposal”);

•	For holders of GrandSouth common stock, a proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the named executive officers of GrandSouth that is based on or otherwise relates to the merger (which we refer to as the “merger-related compensation proposal”); and

•	For holders of GrandSouth common stock, a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal (which we refer to as the “adjournment proposal”).

We have fixed the close of business on September 14, 2022 as the record date for the special meeting (which we refer to as the “record date”). Only holders of record of GrandSouth stock on the record date are entitled to notice of, and to vote at, the special meeting, or any adjournment of the special meeting.

Our board of directors has unanimously adopted and approved the merger agreement, has determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of GrandSouth and its shareholders, and unanimously recommends that GrandSouth shareholders vote “FOR” the merger proposal, “FOR” the merger-related compensation proposal and “FOR” the adjournment proposal.

Your vote is very important. Whether or not you expect to attend the special meeting in person, please vote your shares as promptly as possible by visiting the Internet site listed on the proxy, calling the toll-free number listed on the proxy or submitting your proxy by mail using the provided self-addressed, stamped envelope. We cannot complete the merger unless GrandSouth’s shareholders approve the merger proposal. Under South Carolina law, approval of the merger proposal requires the affirmative vote of at least two-thirds of the outstanding shares of each of (a) GrandSouth common stock, (b) GrandSouth preferred stock, and (c) GrandSouth common and preferred stock, voting together as a single class. For each of the merger-related compensation proposal and the adjournment proposal to be approved, the number of votes cast by holders of GrandSouth common stock at the special meeting, in person or by proxy, in favor of such proposal must exceed the votes cast against such proposal.

We have determined that under Chapter 13 of the South Carolina Business Corporation Act, or the “SCBCA,” holders of both our common stock and preferred stock are entitled to assert dissenters’ rights, and to be paid the “fair value” for their shares plus interest accrued, instead of receiving the merger consideration, if the merger is completed. To assert your dissenters’ rights, you must deliver to GrandSouth, before the vote on the merger proposal is taken, written notice of your intent to demand payment if the merger is completed, and comply precisely with the other procedures described in Chapter 13 of the SCBCA. A copy of Chapter 13 of the SCBCA is attached as Annex B to this proxy statement/prospectus. For more information regarding dissenters’ rights, please see “The Merger— Dissenters’ Rights in the Merger” beginning on page 53 of this proxy statement/prospectus.

Regardless of whether you plan to attend the special meeting, please vote as soon as possible. If you hold stock in your name as a shareholder of record of GrandSouth, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid return envelope. You may also vote through the Internet or by telephone. If you hold your stock in “street name” through a bank or broker, please follow the instructions on the voting instruction card furnished by the record holder.

This proxy statement/prospectus provides a detailed description of the special meeting, the merger, the documents related to the merger, the bank merger and other related matters. We urge you to read the proxy statement/prospectus, including any documents incorporated in the proxy statement/prospectus by reference, and its annexes carefully and in their entirety.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Mason Y. Garrett
Greenville, South Carolina	Mason Y. Garrett
September 23, 2022	Chairman and Chief Executive Officer

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about First Bancorp and GrandSouth from documents filed with the Securities and Exchange Commission (which we refer to as the “SEC”) that are not included in or delivered with this proxy statement/prospectus. You can obtain any of the documents filed with or furnished to the SEC by First Bancorp and/or GrandSouth at no cost from the SEC’s website at www.sec.gov. You may also request copies of these documents, including documents incorporated by reference in this proxy statement/prospectus, at no cost by contacting the relevant company at the following address:

First Bancorp 300 SW Broad Street Southern Pines, North Carolina 28387 (910) 246-2500	GrandSouth Bancorporation 381 Halton Road Greenville, South Carolina 29607 (864) 527-7170

You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, you must request them no later than five business days before the date of the special meeting. Accordingly, GrandSouth shareholders requesting documents must do so by November 1, 2022, in order to receive them before the special meeting.

You should rely only on the information contained in, or incorporated by reference into, this document. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this document. This document is dated September 23, 2022, and you should assume that the information in this document is accurate only as of such date. You should assume that the information incorporated by reference into this document is accurate as of the date of such document. Neither the mailing of this document to GrandSouth shareholders nor the issuance by First Bancorp of shares of First Bancorp common stock in connection with the merger will create any implication to the contrary.

This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Except where the context otherwise indicates, information contained in this document regarding GrandSouth has been provided by GrandSouth and information contained in this document regarding First Bancorp has been provided by First Bancorp.

See “Where You Can Find More Information” beginning on page 80 for more details.

Treatment of GrandSouth TRUPS	58
Treatment of GrandSouth Sub-Debt	58
Representations and Warranties Made by First Bancorp and GrandSouth in the Merger Agreement	59

i

ii

QUESTIONS AND ANSWERS

The following are some questions that you, as a GrandSouth shareholder, may have about the merger, the First Bancorp share issuance, the special meeting, as applicable, and brief answers to those questions. We urge you to read carefully the remainder of this proxy statement/prospectus because the information in this section does not provide all of the information that might be important to you with respect to the merger or the special meeting, as applicable. For details about where you can find additional important information, please see the section of this proxy statement/prospectus entitled “Where You Can Find More Information” beginning on page 80.

Unless the context otherwise requires, references in this proxy statement/prospectus to “First Bancorp” refer to First Bancorp, a North Carolina corporation, and its affiliates, and references to “GrandSouth” refer to GrandSouth Bancorporation, a South Carolina corporation, and its affiliates.

Q:	What is the merger?

A:	First Bancorp and GrandSouth entered the merger agreement on June 21, 2022. The merger is the first step in a series of transactions to combine First Bancorp and GrandSouth, and their respective subsidiary banks, First Bank and GrandSouth Bank. The combined bank will be the largest community bank headquartered in North Carolina with over $12 billion in total assets and 116 branches, including 14 branches in South Carolina.

Under the merger agreement:

•	GrandSouth will merge with and into First Bancorp, with First Bancorp continuing as the surviving corporation (which we refer to as the “merger”); and

•	Immediately following the completion of the merger, GrandSouth Bank will merge with and into First Bank, with First Bank being the surviving entity in such merger (which we refer to as the “bank merger”).

A copy of the merger agreement is included in this proxy statement/prospectus as Annex A.

The merger cannot be completed unless, among other things, GrandSouth shareholders approve the merger proposal.

Q:	Why am I receiving this proxy statement/prospectus?

A:	GrandSouth has called the special meeting in order to approve the merger. We are delivering this document to you because it is a proxy statement being used by the GrandSouth board of directors (which we refer to as the “GrandSouth board”) to solicit proxies from GrandSouth shareholders in connection with approval of the merger and related matters. It also constitutes a notice of special meeting with respect to the special meeting.

In addition, this document is also a prospectus that is being delivered to GrandSouth shareholders because First Bancorp is offering shares of its common stock to GrandSouth shareholders in connection with the merger (which we refer to as the “First Bancorp share issuance”).

This proxy statement/prospectus contains important information about the merger the other proposals being voted on at the special meeting. You should read it carefully and in its entirety. The enclosed materials allow you to have your shares voted by proxy without attending the special meeting. Your vote is important. We encourage you to submit your proxy as soon as possible.

Q:	In addition to the merger proposal, what else are GrandSouth shareholders being asked to vote on?

A:	In addition to the merger proposal, GrandSouth is soliciting proxies from its shareholders with respect to a proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of GrandSouth may receive in connection with the merger pursuant to agreements or arrangements with GrandSouth and a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal. Completion of the merger is not conditioned upon approval of the merger-related compensation proposal or the adjournment proposal.

Q:	What will GrandSouth shareholders be entitled to receive in the merger?

A:	If the merger is completed, each share of GrandSouth stock, except for certain shares of GrandSouth stock owned by GrandSouth or First Bancorp and shares of GrandSouth stock as to which dissenters’ rights have been perfected, will be converted into the right for each GrandSouth shareholder to receive a number of shares of First Bancorp common stock equal to the 0.91 exchange ratio multiplied by the number of such shares of GrandSouth stock held by such GrandSouth shareholder immediately prior to the effective time of the merger (which we refer to as the “effective time”). First Bancorp will not issue any fractional shares of First Bancorp common stock in the merger. GrandSouth shareholders who would otherwise be entitled to a fractional share of First Bancorp common stock upon the completion of the merger will instead be entitled to receive an amount in cash (rounded to the nearest cent) based on the average of the closing price of First Bancorp common stock as reported on the NASDAQ GSM during the 20 consecutive full trading days ending at the closing of trading on the fifth business day prior to the effective time of the merger (which we refer to as the “Average First Bancorp Stock Price”).

Q:	What will First Bancorp shareholders be entitled to receive in the merger?

A:	First Bancorp shareholders will not be entitled to receive any merger consideration and will continue to hold the shares of First Bancorp common stock that they held immediately prior to the completion of the merger.

Q:	How will the merger affect GrandSouth stock options?

A:	At the effective time, any unvested options to purchase shares of GrandSouth common stock will accelerate under applicable change in control provisions in GrandSouth’s 2019 Stock Option Plan and 2009 Stock Option Plan (which we refer to as the “GrandSouth Option Plans”) and each outstanding and unexercised GrandSouth stock option will convert into an option to acquire First Bancorp common stock, adjusted based on the 0.91 exchange ratio.

Q:	Will the value of the merger consideration change between the date of this proxy statement/prospectus and the time the merger is completed?

A:	Although the number of shares of First Bancorp common stock that GrandSouth shareholders will be entitled to receive is fixed, the value of the merger consideration will fluctuate between the date of this proxy statement/prospectus and the completion of the merger based upon the market value for First Bancorp common stock. Any fluctuation in the market price of First Bancorp common stock after the date of this proxy statement/prospectus will change the value of the shares of First Bancorp common stock that GrandSouth shareholders will be entitled to receive.

Q:	How does the GrandSouth board recommend that I vote at the special meeting?

A:	The GrandSouth board unanimously recommends that you vote “FOR” the merger proposal, “FOR” the merger-related compensation proposal and “FOR” the adjournment proposal.

Q:	When and where is the special meeting?

The special meeting will be held at 381 Halton Road, Greenville, South Carolina 29607 on November 8, 2022, at 5:00 p.m. local time.

Q:	What do I need to do now?

A:	After you have carefully read this entire proxy statement/prospectus and have decided how you wish to vote your shares, please vote your shares promptly so that your shares are represented and voted at your special meeting. If you hold your shares in your name as a shareholder of record, you must complete, sign, date and mail your proxy card in the enclosed postage-paid return envelope as soon as possible. Alternatively, you may vote through the Internet or by telephone. Information and applicable deadlines for voting through the Internet or by telephone are set forth in the enclosed proxy card instructions. If you hold your shares in “street name” through a bank or broker, you must direct your bank or broker how to vote in accordance with the instructions you have received from your bank or broker. “Street name” shareholders who wish to vote in person at their special meeting will need to obtain a legal proxy from the institution that holds their shares.

Q:	What constitutes a quorum for the special meeting?

A:	The presence at the special meeting, in person or by proxy, of holders representing at least a majority of the issued and outstanding shares of each of (i) the GrandSouth common stock, (ii) the GrandSouth preferred stock, and (iii) the GrandSouth stock, entitled to be voted at the special meeting will constitute a quorum for the transaction of business at the special meeting. Once a share is represented for any purpose at the special meeting, it is deemed present for quorum purposes for the remainder of the special meeting or for any adjournment(s) thereof. Abstentions and broker non-votes, if any, will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum.

Q:	What is the vote required to approve each proposal at the special meeting?

A:	merger proposal:

•	Standard: The GrandSouth proposal will be approved if: (i) two-thirds of the outstanding shares of GrandSouth common stock; (ii) two-thirds of the outstanding shares of GrandSouth preferred stock; and (iii) two-thirds of the outstanding shares of GrandSouth stock, voting together as a single class, vote in favor of the proposal at the special meeting.

•	Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy, fail to submit a proxy or vote in person at the special meeting, or fail to instruct your bank or broker how to vote with respect to the merger proposal, it will have the same effect as a vote “AGAINST” the merger proposal.

merger-related compensation proposal:

•	Standard: The merger-related compensation proposal will be approved if a majority of the votes cast on such proposal at the special meeting are voted in favor of such proposal.

•	Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy card, fail to submit a proxy or vote in person at the special meeting or fail to instruct your bank or broker how to vote with respect to the merger-related compensation proposal, it will have no effect on such proposal.

adjournment proposal:

•	Standard: The adjournment proposal will be approved if the votes cast at the special meeting, in person or by proxy, in favor of the proposal exceed the votes cast against the proposal.

•	Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy card, fail to submit a proxy or vote in person at the special meeting or fail to instruct your bank or broker how to vote with respect to the adjournment proposal, it will have no effect on such proposal.

Q:	Why is my vote important?

A:	If you do not vote, it will be more difficult for GrandSouth to obtain the necessary quorum to hold the special meeting. In addition, your failure to submit a proxy or vote in person, or failure to instruct your bank or broker how to vote, or abstention with respect to the merger proposal will have the same effect as a vote “AGAINST” approval of the merger agreement. The merger proposal must be approved by (i) two-thirds of the outstanding shares of GrandSouth common stock; (ii) two-thirds of the outstanding shares of GrandSouth preferred stock; and (iii) two-thirds of the outstanding shares of GrandSouth stock, voting together as a single class. The GrandSouth board unanimously recommends that the GrandSouth shareholders vote “FOR” the merger proposal.

Q:	If my shares of GrandSouth stock are held in “street name” by my bank or broker, will my bank or broker automatically vote my shares for me?

A:	No. Your bank or broker cannot vote your shares without instructions from you. You should instruct your bank or broker how to vote your shares in accordance with the instructions provided to you. Please check the voting form used by your bank or broker.

Q:	If my shares of GrandSouth stock are held in “street name” by my bank or broker, will my bank or broker automatically vote my shares for me?

A:	No. Your bank or broker cannot vote your shares without instructions from you. You should instruct your bank or broker how to vote your shares in accordance with the instructions provided to you. Please check the voting form used by your bank or broker.

Q:	Can I attend the meeting and vote my shares in person?

A:	Yes. All GrandSouth shareholders, including shareholders of record and shareholders who hold their shares “in street name” through a bank or a broker, are invited to attend the special meeting. Holders of record of GrandSouth stock can vote in person at the special meeting. If you are not a shareholder of record, you must obtain a proxy card, executed in your favor, from the record holder of your shares, such as a bank or a broker, to be able to vote in person at your meeting. If you plan to attend the meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. In addition, you must bring a form of personal photo identification with you in order to be admitted to the special meeting. GrandSouth reserves the right to refuse admittance to anyone without proper proof of share ownership or without proper photo identification. The use of cameras, sound recording equipment, communications devices or any similar equipment during the special meeting is prohibited without GrandSouth’s express written consent.

Q:	Can I change my vote?

A:	GrandSouth shareholders: Yes. If you are a holder of record of GrandSouth common stock, you may change your vote or revoke any proxy at any time before it is voted by (i) signing and returning a proxy card with a later date, (ii) delivering a written revocation letter to GrandSouth’s corporate secretary, (iii) attending the special meeting in person, notifying the corporate secretary and voting by ballot at the special meeting or (iv) voting by telephone or the Internet at a later time. Attendance at the special meeting by itself will not automatically revoke your proxy. A revocation or later-dated proxy received by GrandSouth after the vote will not affect the vote. GrandSouth’s corporate secretary’s mailing address is: GrandSouth Bancorporation, 381 Halton Road, Greenville, South Carolina 29607, Attention: Corporate Secretary.

If you hold your shares of GrandSouth stock in “street name” through a bank or broker, you should contact your bank or broker to change your vote or revoke your proxy.

Q:	Will GrandSouth be required to submit the merger proposal to its shareholders even if the GrandSouth board has withdrawn, modified or qualified its recommendation?

A:	Yes. Unless the merger agreement is terminated before the special meeting, GrandSouth is required to submit the merger proposal to its shareholders even if the GrandSouth board has withdrawn, modified or qualified its recommendation.

Q:	What are the U.S. federal income tax consequences of the merger to GrandSouth shareholders?

A:	Holders of GrandSouth stock are not expected to recognize gain or loss for U.S. federal income tax purposes on the exchange of their GrandSouth stock for First Bancorp common stock in the merger, except with respect to any cash received in lieu of fractional shares of First Bancorp common stock. The obligations of GrandSouth and First Bancorp to complete the merger are subject to, among other conditions described in this proxy statement/prospectus, the receipt by each of GrandSouth and First Bancorp of the opinion of First Bancorp’s legal counsel or tax accounting firm to the effect that the merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”).

Holders of GrandSouth stock who receive cash as a result of exercising and perfecting their dissenters’ rights will recognize gain or loss for U.S. federal income tax purposes.

You should read the section of this proxy statement/prospectus entitled “U.S. Federal Income Tax Consequences of the Merger” beginning on page 66 for a more complete discussion of the U.S. federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. You should consult your tax advisor to determine the tax consequences of the merger to you.

Q:	Are GrandSouth shareholders entitled to dissenters’ rights?

A:	Yes. Under South Carolina law, holders of GrandSouth stock who perfect their dissenters’ rights in accordance with applicable law will have dissenters’ rights as a result of the merger. Failure to follow the applicable procedures summarized in this document and set forth in Chapter 13 of the South Carolina Business Corporation Act of 1988 (the “SCBCA”) will result in the loss of dissenters’ rights. See “GrandSouth Shareholders Have Dissenters’ Rights” beginning on page 9. Please also see Appendix B for the text of the applicable provisions of the SCBCA as in effect with respect to dissenters’ rights in connection with the merger.

Q:	If I am a GrandSouth shareholder, should I send in my GrandSouth stock certificates now?

A:	No. Please do not send in your GrandSouth stock certificates with your proxy. After the merger, an exchange agent will send you instructions for exchanging GrandSouth stock certificates for the merger consideration. See “The Merger Agreement—Surrender of Certificates” beginning on page 62.

Q:	What should I do if I hold my shares of GrandSouth stock in book-entry form?

A:	You are not required to take any special additional actions if your shares of GrandSouth stock are held in book-entry form. After the completion of the merger, shares of GrandSouth stock held in book-entry form will automatically be exchanged for shares of First Bancorp common stock in book-entry form and cash to be paid in exchange for fractional shares, if any.

Q:	Whom may I contact if I cannot locate my GrandSouth stock certificate(s)?

A:	If you are unable to locate your original GrandSouth stock certificate(s), you should contact Continental Stock Transfer & Trust Company, GrandSouth’s transfer agent, at 1-800-509-5586.

Q:	What should I do if I receive more than one set of voting materials?

A:	GrandSouth shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold shares of GrandSouth stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold such shares. If you are a holder of record of GrandSouth stock and your shares are registered in more than one name, you will receive more than one proxy card. In addition, if you are a holder of both GrandSouth common stock and GrandSouth preferred stock, you will receive one or more separate proxy cards or voting instruction cards for each class of stock. Please complete, sign, date and return each proxy card and voting instruction card that you receive or otherwise follow the voting instructions set forth in this proxy statement/prospectus to ensure that you vote every share of GrandSouth stock that you own.

Q:	When do you expect to complete the merger?

A:	We currently expect to complete the merger in the fourth quarter of 2022 or the first quarter of 2023. However, we cannot assure you of when or if the merger will be completed. GrandSouth must obtain the approval of its shareholders for the merger proposal, and the parties must obtain necessary regulatory approvals and satisfy certain other customary closing conditions.

Q:	What happens if the merger is not completed?

A:	If the merger is not completed, GrandSouth shareholders will not receive any consideration for their shares in connection with the merger. Instead, GrandSouth will remain an independent public company and its common stock will continue to be quoted on the OTC Markets Group OTCQX Best Market (which we refer to as the “OTCQX”). In addition, if the merger agreement is terminated in certain circumstances, a termination fee may be required to be paid by GrandSouth. For a more detailed discussion of the circumstances under which a termination fee will be required to be paid, please see the section of this proxy statement/prospectus entitled “The Merger Agreement— Termination and Conditions of Closing” beginning on page 60.

Q:	Whom should I call with questions?

A:	If you have any questions concerning the merger or this proxy statement/ prospectus, please contact J.B. Garrett, Chief Financial Officer of GrandSouth, at (864) 527-7170. If you would like additional copies of this proxy statement/prospectus or need help voting your shares of GrandSouth stock, please contact J.B. Garrett, Chief Financial Officer of GrandSouth, at (864) 527-7170.

SUMMARY

This summary highlights selected information from this proxy statement/prospectus. It may not contain all of the information that is important to you. We urge you to read carefully the entire proxy statement/prospectus, including the annexes, and the other documents to which we refer in order to fully understand the merger. See “Where You Can Find More Information” beginning on page 80. Each item in this summary refers to the page of this proxy statement/prospectus on which that subject is discussed in more detail.

In the Merger, GrandSouth Shareholders will be Entitled to Receive Shares of First Bancorp Common Stock (page 58)

First Bancorp and GrandSouth are proposing a strategic merger. If the merger is completed, GrandSouth shareholders will be entitled to receive 0.91 shares of First Bancorp common stock for each share of GrandSouth stock they hold immediately prior to the merger. First Bancorp will not issue any fractional shares of First Bancorp common stock in the merger. GrandSouth shareholders who would otherwise be entitled to a fraction of a share of First Bancorp common stock upon the completion of the merger will instead be entitled to receive an amount in cash, rounded to the nearest whole cent, determined by multiplying the fraction of a share (rounded to the nearest thousandth when expressed as a decimal form) of First Bancorp common stock to which the holder would otherwise be entitled by the Average First Bancorp Stock Price, which will be calculated shortly before the effective time of the merger.

First Bancorp common stock is listed on the NASDAQ GSM under the symbol “FBNC” and GrandSouth common stock is quoted on the OTCQX under the symbol “GRRB.” The following table shows the closing sale prices of First Bancorp common stock and GrandSouth common stock as reported on the NASDAQ GSM and the OTCQX, respectively, on June 21, 2022, the last full trading day before the public announcement of the merger agreement, and on September 14, 2022, the last practicable trading day before the printing of this proxy statement/prospectus. This table also shows the implied value of the merger consideration payable for each share of GrandSouth stock, which was calculated by multiplying the closing price of First Bancorp common stock on those dates by the exchange ratio of 0.91.

	First Bancorp Common Stock	GrandSouth Stock	Implied Value of One Share of GrandSouth Stock
June 21, 2022	$35.26	$27.48	$32.09
September 14, 2022	$36.90	$32.77	$33.58

The merger agreement governs the merger. The merger agreement is included in this proxy statement/prospectus as Annex A. All descriptions in this summary and elsewhere in this proxy statement/prospectus of the terms and conditions of the merger are qualified by reference to the merger agreement. Please read the merger agreement carefully for a more complete understanding of the merger.

The GrandSouth Board Unanimously Recommends that GrandSouth Shareholders Vote “FOR” the Merger proposal and the Other Proposals Presented at the GrandSouth Special Meeting (page 39)

The GrandSouth board has determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of GrandSouth and its shareholders and has unanimously approved the merger agreement. The GrandSouth board unanimously recommends that GrandSouth shareholders vote “FOR” the merger proposal and “FOR” the other proposals presented at the special meeting. For the factors considered by the GrandSouth board in reaching its decision to approve the merger agreement, see the section of this proxy statement/prospectus entitled “The Merger—GrandSouth’s Reasons for the Merger; Recommendation of the GrandSouth Board” beginning on page 36.

Support Agreements

As of the record date, directors and executive officers of GrandSouth and their affiliates beneficially owned and were entitled to vote approximately (i)  1,777,948 shares of GrandSouth common stock, representing approximately 34.0% of the shares of GrandSouth common stock outstanding on that date, and (ii)  27,087 shares of GrandSouth preferred stock, representing approximately 9.6% of the shares of GrandSouth preferred stock outstanding on that date. All of the directors and executive officers of GrandSouth have agreed to vote their shares in favor of the merger agreement and not sell or otherwise dispose their shares, except with the prior approval of First Bancorp; provided that such support agreements terminate at the effective time of the merger, in the event that the merger agreement is terminated in accordance with its terms or in the event the GrandSouth board withdraws its recommendation in favor of the merger or approves or recommends an acquisition proposal from another party. For more information regarding the support agreements, see the section of this proxy statement/prospectus entitled “The Merger Agreement—Support Agreements” beginning on page 66.

Opinion of GrandSouth’s Financial Advisor (page 39 and Annex C)

At a meeting of the GrandSouth board held on June 20, 2022, representatives of Piper Sandler & Co. (which we refer to as “Piper Sandler”) rendered Piper Sandler’s opinion, as of such date, that, based upon and subject to the qualifications, assumptions and other matters set forth in its written opinion, the right to receive 0.91 of a share of First Bancorp common stock (which we refer to as the “merger consideration”) for each share of GrandSouth common stock in the merger pursuant to the merger agreement was fair, from a financial point of view, to the holders of GrandSouth common stock (other than extinguished shares and shares of GrandSouth stock as to which dissenters’ rights have been perfected). The full text of the written opinion of Piper Sandler, dated June 20, 2022, which sets forth, among other things, the various qualifications, assumptions and limitations on the scope of the review undertaken, is attached as Annex C to this proxy statement/prospectus. Piper Sandler provided its opinion for the information and assistance of the GrandSouth board (solely in its capacity as such) in connection with, and for purposes of, its consideration of the merger and its opinion only addresses whether the merger consideration to be received by the holders of the GrandSouth common stock (other than extinguished shares and shares of GrandSouth stock as to which dissenters’ rights have been perfected) in the merger pursuant to the merger agreement was fair, from a financial point of view, to such holders. The opinion of Piper Sandler did not address any other term or aspect of the merger agreement or the merger contemplated thereby. The Piper Sandler opinion does not constitute a recommendation to the GrandSouth board or any holder of GrandSouth stock as to how the board, such shareholder or any other person should vote or otherwise act with respect to the merger or any other matter. For a further discussion of Piper Sandler’s opinion, see the section of this proxy statement/prospectus entitled “The Merger—Opinion of GrandSouth’s Financial Advisor” beginning on page 39.

What Holders of GrandSouth Stock Options will be Entitled to Receive (page 52)

At the effective time, any unvested options to purchase shares of GrandSouth common stock will accelerate under applicable change in control provisions in the GrandSouth Option Plans and each outstanding and unexercised stock option will convert into an option to acquire First Bancorp common stock, adjusted based on the 0.91 exchange ratio.

How the GrandSouth TRUPS will be Treated (page 58)

In 2006, GrandSouth issued $8.2 million in subordinated debentures in connection with the issuance of trust preferred securities by its trust subsidiary, GrandSouth Capital Trust I (which we refer to as the “GrandSouth TRUPS”). Immediately prior to and contingent upon the occurrence of the closing, First Bancorp will assume the GrandSouth TRUPS in accordance with the terms, documents and agreements related thereto.

How GrandSouth Sub-Debt will be Treated (page 58)

In 2018, GrandSouth issued $10.0 million of fixed-to-floating subordinated debentures (which we refer to as the “2018 Sub-Debt”) to certain institutional buyers and accredited investors to enhance the capital structure of GrandSouth Bank. In 2020, GrandSouth issued $18.0 million of fixed-to-floating subordinated debentures (which we refer to as the “2020 Sub-Debt,” and together with the 2018 Sub-Debt, the “GrandSouth Sub-Debt”) to certain institutional buyers and accredited investors to further enhance the capital structure of GrandSouth Bank. Immediately prior to and contingent upon the occurrence of the closing, First Bancorp will assume the GrandSouth Sub-Debt in accordance with the terms, documents and agreements related thereto.

GrandSouth Will Hold the GrandSouth Special Meeting on November 8, 2022 (page 28)

The special meeting will be held on November 8, 2022, at 5:00 p.m. local time, at 381 Halton Road, Greenville, South Carolina 29607. At the special meeting, GrandSouth shareholders will be asked to approve the merger proposal, approve the merger-related compensation proposal and approve the adjournment proposal.

Only holders of record of GrandSouth stock at the close of business on September 14, 2022, the record date, will be entitled to vote at the special meeting. Each share of GrandSouth stock is entitled to one vote on each proposal to be considered at the special meeting. As of the record date, there were 5,222,042 shares of GrandSouth common stock and 282,828 shares of GrandSouth preferred stock entitled to vote at the special meeting.

As of the record date, the directors and executive officers of GrandSouth and their affiliates beneficially owned and were entitled to vote approximately (i) 1,777,948 shares of GrandSouth common stock, representing approximately 34.0% of the shares of GrandSouth common stock outstanding on that date, and (ii) 27,087 shares of GrandSouth preferred stock, representing approximately 9.6% of the shares of GrandSouth preferred stock outstanding on that date.

Each of the directors and executive officers of GrandSouth has entered into separate support agreements with First Bancorp, solely in his or her capacity as a GrandSouth shareholder, pursuant to which they have agreed to vote in favor the merger proposal and against alternative transactions.

To approve the merger proposal, at least: (i) two-thirds of the outstanding shares of GrandSouth common stock; (ii) two-thirds of the outstanding shares of GrandSouth preferred stock; and (iii) two-thirds of the outstanding shares of GrandSouth stock, voting together as a single class, must be voted in favor of such proposal. If you mark “ABSTAIN” on your proxy, fail to submit a proxy or vote in person at the special meeting, or fail to instruct your bank or broker how to vote with respect to the merger proposal, it will have the same effect as a vote “AGAINST” the proposal.

The merger-related compensation proposal and the adjournment proposal will each be approved if the votes cast at the special meeting, in person or by proxy, in favor of such proposal exceed the votes cast against the proposal. If you mark “ABSTAIN” on your proxy, fail to submit a proxy or vote in person at the special meeting or fail to instruct your bank or broker how to vote with respect to either such proposal, it will have no effect on the merger-related compensation proposal or the adjournment proposal.

U.S. Federal Income Tax Consequences of the Merger (page 66)

Holders of GrandSouth stock are not expected to recognize gain or loss for U.S. federal income tax purposes on the exchange of their GrandSouth stock for First Bancorp common stock in the merger, except with respect to any cash received in lieu of fractional shares of First Bancorp common stock. The obligations of GrandSouth and First Bancorp to complete the merger are subject to, among other conditions described in this proxy statement/prospectus, the receipt by each of GrandSouth and First Bancorp of the opinion of First Bancorp’s legal counsel or tax accounting firm to the effect that the merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Code.

Holders of GrandSouth stock who receive cash as a result of exercising and perfecting their dissenters’ rights will recognize gain or loss for U.S. federal income tax purposes.

You should read the section of this proxy statement/prospectus entitled “U.S. Federal Income Tax Consequences of the Merger” beginning on page 66 for a more complete discussion of the U.S. federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. You should consult your tax advisor to determine the tax consequences of the merger to you.

GrandSouth’s Officers and Directors Have Financial Interests in the Merger that Differ from Your Interests (page 49)

GrandSouth’s shareholders should be aware that GrandSouth’s directors and executive officers have interests in the merger and have arrangements that are different from, or in addition to, those of GrandSouth shareholders generally. The GrandSouth board was aware of these interests and considered these interests, among other matters, when making its decision to approve the merger agreement, and in recommending that GrandSouth shareholders vote in favor of approving the merger proposal.

The material interests considered by the GrandSouth board were as follows:

•	The terms of the stock option awards held by GrandSouth directors and executive officers provide for accelerated vesting of the awards following a change in control, such as the merger.

•	All stock option awards held by GrandSouth directors and executive officers, whether vested or unvested, that are outstanding and unexercised as of immediately prior to the effective time of the merger will convert to options to acquire shares of First Bancorp common stock, adjusted based on the 0.91 exchange ratio.

•

GrandSouth previously entered into employment agreements with J.B. Schwiers, President and Chief Executive Officer of GrandSouth Bank and President and Chief Operating Officer of GrandSouth, and another officer of GrandSouth Bank, which entitle each of them to certain payments and benefits upon a change in control, such as the merger.

•	GrandSouth also previously entered into employment agreements with J.B. Garrett, Chief Financial Officer of GrandSouth Bank and GrandSouth, and two other officers, which entitle each of them to certain payments and benefits upon a qualifying termination in connection with a change in control, such as the merger.

•	In connection with the execution of the merger agreement, First Bancorp and First Bank entered into employment agreement with Mr. Schwiers, which entitles him to receive a salary and other benefits during the term of his employment agreement. Additionally, First Bancorp and First Bank subsequently entered into a consulting agreement with J.B. Garrett, which entitles him to receive consulting fees and other benefits during the term of his consulting agreement.

•	Current GrandSouth directors, Mason Y. Garrett and J. Randolph Potter, will join the boards of First Bancorp and First Bank upon completion of the merger. Members of the First Bancorp board are expected to receive compensation consistent with the compensation paid to current non-employee directors of First Bancorp, as described in the definitive proxy statement for First Bancorp’s 2022 annual meeting of shareholders, which was filed with the SEC on March 22, 2022, and is incorporated by reference into this proxy statement/prospectus. For 2022, such compensation included an annual cash retainer fee of $32,000 and a grant of shares of First Bancorp common stock with a value of approximately $32,000.

Subject to the assumptions and limitations discussed in this proxy statement/prospectus under the section “The Merger—Merger-Related Compensation for GrandSouth’s Executive Officers,” and assuming the effective time of the merger occurred on September 30, 2022, the aggregate value of the benefits and amounts that would be received by GrandSouth’s executive and non-executive officers as a consequence of the merger is approximately $6.45 million. Of this amount, each of GrandSouth’s executive officers would be entitled to receive the following approximate amounts, Mason Y. Garrett – $0; J.B. Schwiers – $2,553,422 and J.B. Garrett – $1,029,638. For a more complete description of these interests, see the section of this proxy statement/prospectus entitled “The Merger—Interests of GrandSouth’s Directors and Executive Officers in the Merger” beginning on page 49.

GrandSouth Shareholders Have Dissenters’ Rights (see page 53)

GrandSouth shareholders are entitled to exercise dissenters’ rights with respect to the merger and, if the merger is completed and they perfect their dissenters’ rights, to receive payment in cash for the “fair value” of their shares of GrandSouth stock.

Conditions that Must Be Satisfied or Waived for the Merger To Occur (page 58)

Currently, GrandSouth and First Bancorp expect to complete the merger in the fourth quarter of 2022 or the first quarter of 2023. As more fully described in this proxy statement/prospectus and in the merger agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include (i) approval of the merger agreement by GrandSouth’s shareholders, (ii) authorization for listing on the NASDAQ GSM of the shares of First Bancorp common stock to be issued in the merger, (iii) the receipt of required regulatory approvals, including the approval of the Board of Governors of the Federal Reserve System (which we refer to as the “Federal Reserve Board”), the Office of the Commissioner of Banks of the State of North Carolina (which we refer to as the “NC Commissioner”), and the South Carolina State Board of Financial Institutions (which we refer to as the “SCBFI”), (iv) effectiveness of the registration statement of which this proxy statement/prospectus is a part, (v) the absence of any order, injunction or other legal restraint preventing the completion of the merger or making the completion of the merger illegal, (vi) subject to the materiality standards provided in the merger agreement, the accuracy of the representations and warranties of First Bancorp and GrandSouth in the merger agreement, (vii) performance in all material respects by each of First Bancorp and GrandSouth of its obligations under the merger agreement, (viii) immediately prior to the closing, not more than 15% of the shares of GrandSouth stock will be held by shareholders who have exercised, or are then entitled to exercise, dissenters’ rights, and (ix) receipt by each of First Bancorp and GrandSouth of an opinion from First Bancorp’s legal counsel or tax accounting firm as to certain tax matters.

Neither GrandSouth nor First Bancorp can be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Termination of the Merger Agreement (page 60)

The merger agreement can be terminated at any time prior to completion of the merger in the following circumstances:

•	by mutual written agreement of First Bancorp and GrandSouth;

•	by either party, in the event of a breach by the other party of any representation or warranty contained in the merger agreement which breach cannot be or has not been cured within 30 days after the giving of written notice of the breach and which breach is reasonably likely, in the opinion of the non-breaching party, to permit such party to refuse to consummate the transactions contemplated by the merger agreement due to the breaching party’s representations and warranties being inaccurate as of the effective date or due to the breaching party’s failure to perform or comply in all material respects with all agreements and covenants required by the merger agreement; provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement;

•	by either party, if any required regulatory approval has been denied by final, non-appealable action of such authority, any regulatory authority whose approval is required for the consummation of the merger requests or directs First Bancorp or GrandSouth in writing to withdraw its application for approval of the merger, any law or order permanently restraining, enjoining or otherwise prohibiting the consummation of the merger shall have become final and non-appealable, or the approval of the GrandSouth shareholders of the merger agreement is not obtained at the special meeting of GrandSouth shareholders;

•	by either party, if the merger has not occurred on or before May 30, 2023; provided, that the failure to consummate the merger is not caused by a breach of the merger agreement by the terminating party;

•	by First Bancorp, if: (A) the GrandSouth board fails to recommend to GrandSouth’s shareholders that they approve the merger agreement; (B) the GrandSouth board has approved, recommended, or proposed publicly to approve or recommend, an acquisition proposal by an entity other than First Bancorp; (C) the GrandSouth board fails to reaffirm its recommendation that GrandSouth’s shareholders approve the merger agreement following receipt of an acquisition proposal by an entity other than First Bancorp and within ten business days of First Bancorp’s request that it reaffirm such recommendation; or (D) GrandSouth fails to comply in all material respects with its non-solicitation and shareholder meeting obligations under the merger agreement; provided, that First Bancorp is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement; or

•	by GrandSouth, prior to approval of the merger agreement by GrandSouth’s shareholders, in order to accept an acquisition proposal from a third party involving the acquisition of a majority of the outstanding equity interests in, or all or substantially all of the assets and liabilities of GrandSouth with respect to which the GrandSouth board has determined in good faith that such proposal, if accepted, is reasonably likely to be consummated on a timely basis, and that such proposal is more favorable to GrandSouth’s shareholders than the merger with First Bancorp; provided GrandSouth has complied in all material respects with its non-solicitation and shareholder meeting obligations under the merger agreement.

Termination Fee (page 60)

If the merger agreement is terminated under certain circumstances, including circumstances involving alternative acquisition proposals with respect to GrandSouth, or changes in the recommendation of the GrandSouth board, GrandSouth may be required to pay to First Bancorp a termination fee equal to $7.2 million (which we refer to as the “termination fee”). The termination fee could discourage other companies from seeking to acquire or merge with GrandSouth.

Regulatory Approvals Required for the Merger (page 56)

Subject to the terms of the merger agreement, GrandSouth and First Bancorp have agreed to cooperate with each other and use their commercially reasonable efforts to promptly obtain all regulatory approvals necessary or advisable to complete the transactions contemplated by the merger agreement. These approvals include approvals from, among others, the Federal Reserve Board, the NC Commissioner, and the SCBFI.

Although neither GrandSouth nor First Bancorp knows of any reason why they cannot obtain these regulatory approvals in a timely manner, GrandSouth and First Bancorp cannot be certain when or if they will be obtained.

The Rights of GrandSouth Shareholders Will Change as a Result of the Merger (page 70)

The rights of GrandSouth shareholders will change as a result of the merger due to differences in First Bancorp’s and GrandSouth’s governing documents. The rights of GrandSouth shareholders are governed by GrandSouth’s articles of incorporation and bylaws. Upon the completion of the merger, GrandSouth shareholders will become shareholders of First Bancorp, as the surviving entity in the merger, and the rights of GrandSouth shareholders will therefore be governed by First Bancorp’s articles of incorporation and bylaws.

See “Comparison of Shareholders’ Rights” for a description of the material differences in shareholders’ rights under each of the First Bancorp and GrandSouth governing documents.

Information About the Companies (page 32)

First Bancorp

First Bancorp is the fourth largest bank holding company headquartered in North Carolina. At June 30, 2022, First Bancorp had total consolidated assets of approximately $10.6 billion, total loans of approximately $6.2 billion, total deposits of approximately $9.4 billion, and shareholders’ equity of approximately $1.1 billion. First Bancorp’s principal activity is the ownership and operation of First Bank, a state-chartered bank with its main office in Southern Pines, North Carolina.

First Bank was organized in 1934 and began banking operations in 1935 as the Bank of Montgomery, named for the county in which it operated. Until 2013, First Bank’s main office was in Troy, North Carolina. In September 2013, First Bancorp and First Bank moved their main offices approximately 45 miles to Southern Pines, North Carolina, in Moore County. First Bank conducts business from 108 branches covering a geographical area from Florence, South Carolina to the south, to Wilmington, North Carolina to the east, to Kill Devil Hills, North Carolina to the northeast, to Mayodan, North Carolina to the north, and to Asheville, North Carolina to the west. Of the bank’s 108 branches, 102 branches are in North Carolina and six branches are in South Carolina. Ranked by assets, First Bank was the fourth largest bank headquartered in North Carolina as of June 30, 2022.

First Bank has three wholly owned subsidiaries, SBA Complete, Inc. (“SBA Complete”), Magnolia Financial, Inc. (“Magnolia Financial”) and First Troy SPE, LLC (“First Troy”). SBA Complete specializes in providing consulting services for financial institutions across the country related to Small Business Administration (“SBA”) loan origination and servicing. Magnolia Financial is a business financing company that offers accounts receivable financing and factoring, inventory financing, and purchase order financing throughout the southeastern United States. First Troy is a holding company for foreclosed properties.

First Bancorp’s common stock trades on the NASDAQ GSM under the ticker symbol “FBNC”.

First Bancorp and First Bank’s principal executive offices are located at 300 SW Broad Street, Southern Pines, North Carolina, 28387, and their telephone number is (910) 246-2500. First Bank’s website is located at www.localfirstbank.com. Information on First Bank’s website is not incorporated into this document by reference and is not a part hereof.

Additional information about First Bancorp and its subsidiaries is included in documents incorporated by reference in this proxy statement/prospectus. See the sections of this proxy statement/prospectus entitled “Information About First Bancorp” beginning on page 32 and “Where You Can Find More Information” beginning on page 80.

GrandSouth

GrandSouth is the 10th largest bank holding company headquartered in South Carolina.  At June 30, 2022, GrandSouth had total consolidated assets of approximately $1.3 billion, total loans of approximately $1.0 billion, total deposits of approximately $1.1 billion, and shareholders’ equity of approximately $96.1 million. GrandSouth’s principal activity is the ownership and operation of GrandSouth Bank, a state-chartered bank with its main office in Greenville, South Carolina.

GrandSouth Bank was organized and commenced operations in 1998. In addition to traditional commercial banking business, GrandSouth Bank provides specialty floor plan lending to small auto dealerships through a separate division of the bank under the trade name “CarBucks.” GrandSouth Bank has eight branch offices located across South Carolina. Ranked by assets, GrandSouth Bank was the 10th largest bank headquartered in South Carolina as of June 30, 2022.

GrandSouth’s common stock is quoted on the OTCQX under the ticker symbol “GRRB”.

GrandSouth and GrandSouth Bank’s principal executive offices are located at 381 Halton Road, Greenville, South Carolina 29607, and their telephone number is (864) 770-1009. GrandSouth Bank’s website is located at www.grandsouth.com.  Information on GrandSouth Bank’s website is not incorporated into this document by reference and is not a part hereof.

Additional information about GrandSouth and its subsidiaries is included in documents incorporated by reference in this proxy statement/prospectus. See the sections of this proxy statement/prospectus entitled “Information About GrandSouth” beginning on page 33 and “Where You Can Find More Information” beginning on page 80.

Risk Factors (page 13)

You should consider all the information contained in or incorporated by reference into this proxy statement/prospectus in deciding how to vote for the proposals presented in this proxy statement/prospectus. In particular, you should consider the factors described under “Risk Factors” beginning on page 13.

RISK FACTORS

In addition to general investment risks and the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed under the section “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 17 you should carefully consider the following risk factors in deciding how to vote for the proposals presented in this proxy statement/prospectus. You should also consider the other information in this proxy statement/prospectus and the other documents incorporated by reference into this proxy statement/prospectus. See the section of this proxy statement/prospectus entitled “Where You Can Find More Information” beginning on page 80.

Because the market price of First Bancorp common stock will fluctuate, GrandSouth shareholders cannot be certain of the market value of the merger consideration they will be entitled to receive.

If the merger is completed, each share of GrandSouth stock, except for certain shares of GrandSouth common stock owned by GrandSouth or First Bancorp and shares of GrandSouth stock as to which dissenters’ rights have been perfected, will be converted into the right for each GrandSouth shareholder to receive a number of shares of First Bancorp common stock equal to the 0.91 exchange ratio multiplied by the number of such shares of GrandSouth stock held by such GrandSouth shareholder immediately prior to the effective time and an amount of cash in lieu of any fraction of a share of First Bancorp common stock. The market value of the merger consideration will vary from the closing price of First Bancorp common stock on the date First Bancorp and GrandSouth announced the merger, on the date that this proxy statement/prospectus is mailed to GrandSouth shareholders, on the date of the special meeting and on the date the merger is completed and thereafter. Any change in the market price of First Bancorp common stock prior to the completion of the merger will affect the market value of the merger consideration that GrandSouth shareholders will be entitled to receive upon completion of the merger, and there will be no adjustment to the merger consideration for changes in the market price of either shares of First Bancorp common stock or shares of GrandSouth stock. Stock price changes may result from a variety of factors that are beyond the control of First Bancorp and GrandSouth, including, but not limited to, general market and economic conditions, changes in our respective businesses, operations and prospects and regulatory considerations. Therefore, at the time of the special meeting you will not know the precise market value of the consideration you will be entitled to receive at the effective time. You should obtain current market quotations for shares of First Bancorp common stock and for shares of GrandSouth stock.

The market price of First Bancorp common stock after the merger may be affected by factors different from those affecting the shares of GrandSouth or First Bancorp currently.

Upon completion of the merger, GrandSouth shareholders will become First Bancorp shareholders. First Bancorp’s business differs in important respects from that of GrandSouth, and, accordingly, the results of operations of the combined company and the market price of First Bancorp common stock after the completion of the merger may be affected by factors different from those currently affecting the independent results of operations of each of First Bancorp and GrandSouth. For a discussion of the businesses of First Bancorp and GrandSouth and of some important factors to consider in connection with those businesses, see the documents incorporated by reference in this proxy statement/prospectus and referred to under “Where You Can Find More Information.”

Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or that could have an adverse effect on the combined company following the merger.

Before the merger and the bank merger may be completed, First Bancorp and GrandSouth must obtain approvals from the Federal Reserve Board, the NC Commissioner, and the SCBFI Other approvals, waivers or consents from regulators may also be required. In determining whether to grant these approvals the regulators consider a variety of factors, including the regulatory standing of each party and the factors described under the section of this proxy statement/prospectus entitled “The Merger—Regulatory Approvals Required for the Completion of the Merger” beginning on page 56. An adverse development in either party’s regulatory standing or these factors could result in an inability to obtain approval or delay their receipt. These regulators may impose conditions on the completion of the merger or the bank merger or require changes to the terms of the merger or the bank merger. Such conditions or changes could have the effect of delaying or preventing completion of the merger or the bank merger or imposing additional costs on or limiting the revenues of the combined company following the merger and the bank merger, any of which might have an adverse effect on the combined company following the merger. For more information, see the section of this proxy statement/prospectus entitled “The Merger—Regulatory Approvals Required for the Merger” beginning on page 56.

Combining the two companies may be more difficult, costly or time consuming than expected and the anticipated benefits and cost savings of the merger may not be realized.

First Bancorp and GrandSouth have operated and, until the completion of the merger, will continue to operate, independently. The success of the merger, including anticipated benefits and cost savings, will depend, in part, on First Bancorp’s ability to successfully combine and integrate the businesses of First Bancorp and GrandSouth in a manner that permits growth opportunities and does not materially disrupt existing customer relationships nor result in decreased revenues due to loss of customers. It is possible that the integration process could result in the loss of key employees, the disruption of either company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the combined company’s ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits and cost savings of the merger. The loss of key employees could adversely affect First Bancorp’s ability to successfully conduct its business, which could have an adverse effect on First Bancorp’s financial results and the value of its common stock. If First Bancorp experiences difficulties with the integration process, the anticipated benefits of the merger may not be realized fully or at all, or may take longer to realize than expected. As with any merger of financial institutions, there also may be business disruptions that cause First Bancorp and/or GrandSouth to lose customers or cause customers to remove their accounts from First Bancorp and/or GrandSouth and move their business to competing financial institutions. Integration efforts between the two companies will also divert management attention and resources. These integration matters could have an adverse effect on each of GrandSouth and First Bancorp during this transition period and for an undetermined period after completion of the merger on the combined company. In addition, the actual cost savings of the merger could be less than anticipated.

The unaudited pro forma condensed combined financial statements included in this document are preliminary and the actual financial condition and results of operations after the merger may differ materially.

The unaudited pro forma condensed combined financial statements in this proxy statement/prospectus are presented for illustrative purposes only and are not necessarily indicative of what First Bancorp’s actual financial condition or results of operations would have been had the merger been completed on the dates indicated. The unaudited pro forma condensed combined financial statements reflect adjustments to illustrate the effect of the merger had it been completed on the dates indicated, which are based upon preliminary estimates, to record the GrandSouth identifiable assets acquired and liabilities assumed at fair value and the resulting goodwill recognized. The purchase price allocation for the merger reflected in this proxy statement/prospectus is preliminary, and final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities of GrandSouth as of the date of the completion of the merger. Accordingly, the final acquisition accounting adjustments may differ materially from the transaction accounting adjustments reflected in this proxy statement/prospectus. For more information, see the section of this proxy statement/prospectus entitled “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 18.

GrandSouth’s directors and executive officers have interests in the merger that may differ from the interests of GrandSouth’s shareholders.

GrandSouth’s shareholders should be aware that GrandSouth’s directors and executive officers have interests in the merger and have arrangements that are different from, or in addition to, those of GrandSouth shareholders generally. The GrandSouth board was aware of these interests and considered these interests, among other matters, when making its decision to approve the merger agreement, and in recommending that GrandSouth shareholders vote in favor of the merger proposal.

The material interests considered by the GrandSouth board were as follows:

•	The terms of the stock options held by GrandSouth directors and executive officers provide for accelerated vesting of the stock options following a change in control, such as the merger.

•	All stock options held by GrandSouth directors and executive officers, whether vested or unvested, that are outstanding and unexercised as of immediately prior to the effective time of the merger will convert to options to acquire shares of First Bancorp common stock, adjusted based on the 0.91 exchange ratio.

•	GrandSouth previously entered into employment agreements with five of its officers, which entitle two of them to certain payments and benefits upon a change in control such as the merger; and entitle the three officers to certain payments and benefits upon a qualifying termination in connection with a change in control such as the merger.

•	In connection with the execution of the merger agreement, First Bancorp and First Bank entered into an employment agreement with Mr. Schwiers, which entitles him to receive a salary and other benefits during the term of his employment agreement. Additionally, First Bancorp and First Bank entered into a consulting agreement with J.B. Garrett, which entitles him to receive consulting fees and other benefits during the term of his consulting agreement.

•	Current GrandSouth directors, Mason Y. Garrett and J. Randolph Potter, will join the boards of First Bancorp and First Bank upon completion of the merger. Members of the First Bancorp board are expected to receive compensation consistent with the compensation paid to current non-employee directors of First Bancorp, as described in the definitive proxy statement for First Bancorp’s 2022 annual meeting of shareholders, which was filed with the SEC on March 22, 2022, and is incorporated by reference into this proxy statement/prospectus. For 2022, such compensation included an annual cash retainer fee of $32,000 and a grant of shares of First Bancorp common stock with a value of approximately $32,000.

For a more complete description of these interests, see the section of this proxy statement/prospectus entitled “The Merger—Interests of GrandSouth’s Directors and Executive Officers in the Merger” beginning on page 49.

Termination of the merger agreement could negatively impact GrandSouth or First Bancorp.

If the merger agreement is terminated, there may be various consequences. For example, GrandSouth’s or First Bancorp’s businesses may have been impacted adversely by the failure to pursue other beneficial opportunities due to the focus of management on the merger, without realizing any of the anticipated benefits of completing the merger. Additionally, if the merger agreement is terminated, the market price of GrandSouth’s or First Bancorp’s common stock could decline to the extent that the current market prices reflect a market assumption that the merger will be completed. If the merger agreement is terminated under certain circumstances, GrandSouth may be required to pay to First Bancorp a termination fee of $7.2 million.

GrandSouth and First Bancorp will be subject to business uncertainties and contractual restrictions while the merger is pending.

Uncertainty about the effect of the merger on employees and customers may have an adverse effect on GrandSouth or First Bancorp. These uncertainties may impair GrandSouth’s or First Bancorp’s ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers and others that deal with GrandSouth or First Bancorp to seek to change existing business relationships with GrandSouth or First Bancorp. Retention of certain employees by GrandSouth or First Bancorp may be challenging while the merger is pending, as certain employees may experience uncertainty about their future roles with First Bancorp. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with GrandSouth or First Bancorp, GrandSouth’s business or First Bancorp’s business could be harmed. In addition, subject to certain exceptions, GrandSouth has agreed to operate its business in the ordinary course prior to closing, and each of GrandSouth and First Bancorp has agreed to certain restrictive covenants. See the section of this proxy statement/prospectus entitled “The Merger Agreement— Conduct of Business of GrandSouth Pending Closing” beginning on page 63 for a description of the restrictive covenants applicable to GrandSouth and First Bancorp.

If the merger is not completed, First Bancorp and GrandSouth will have incurred substantial expenses without realizing the expected benefits of the merger.

Each of First Bancorp and GrandSouth has incurred and will incur substantial expenses in connection with the negotiation and completion of the transactions contemplated by the merger agreement, as well as the costs and expenses of filing, printing and mailing this proxy statement/prospectus and all filing and other fees paid to the SEC in connection with the merger. If the merger is not completed, First Bancorp and GrandSouth would have to recognize these expenses without realizing the expected benefits of the merger.

The merger agreement limits GrandSouth’s ability to pursue acquisition proposals and requires GrandSouth to pay a termination fee of $7.2 million under limited circumstances, including circumstances relating to acquisition proposals for GrandSouth. Additionally, certain provisions of GrandSouth’s articles of incorporation and bylaws may deter potential acquirers.

The merger agreement prohibits GrandSouth from initiating, soliciting, knowingly encouraging or knowingly facilitating certain third-party acquisition proposals. See the section of this proxy statement/prospectus entitled “The Merger Agreement—Agreement Not to Solicit Other Offers” beginning on page 60. In addition, unless the merger agreement has been terminated in accordance with its terms, GrandSouth has an unqualified obligation to submit the merger proposal to a vote by GrandSouth shareholders, even if GrandSouth receives a proposal that the GrandSouth board believes is superior to the merger. See the section of this proxy statement/prospectus entitled “The Merger Agreement—Shareholder Meeting and Recommendation of the Board of Directors of GrandSouth” beginning on page 59. The merger agreement also provides that GrandSouth must pay a termination fee in the amount of $7.2 million in the event that the merger agreement is terminated under certain circumstances, including involving GrandSouth’s failure to abide by certain obligations not to solicit acquisition proposals. See the section of this proxy statement/prospectus entitled “The Merger Agreement—Termination Fee” beginning on page 60. These provisions might discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of GrandSouth from considering or proposing such an acquisition. Each director and executive officer of GrandSouth, solely in his or her capacity as a GrandSouth shareholder, has entered into separate support agreements and has agreed to vote his or her shares of GrandSouth common stock in favor of the merger agreement and certain related matters and against alternative transactions. The GrandSouth shareholders that are party to these support agreements beneficially own and are entitled to vote in the aggregate approximately 18.48% of the outstanding shares of GrandSouth common stock and 6.42% of the outstanding shares of GrandSouth preferred stock, each as of the record date. See the section of this proxy statement/prospectus entitled “The Merger Agreement—Support Agreements” beginning on page 66.

The shares of First Bancorp common stock to be received by GrandSouth shareholders as a result of the merger will have different rights from the shares of GrandSouth common stock.

Upon completion of the merger, GrandSouth shareholders will become First Bancorp shareholders and their rights as shareholders will be governed by the North Carolina Business Corporation Act (which we refer to as the “NCBCA”) and the First Bancorp articles of incorporation and bylaws. The rights associated with GrandSouth stock are different from the rights associated with First Bancorp common stock. See the section of this proxy statement/prospectus entitled “Comparison of Shareholders’ Rights” beginning on page 70 for a discussion of the different rights associated with First Bancorp common stock.

Holders of GrandSouth and First Bancorp common stock will have a reduced ownership and voting interest after the merger and will exercise less influence over management.

Holders of GrandSouth stock currently have the right to vote in the election of the board of directors and on other matters affecting GrandSouth. Upon the completion of the merger, each GrandSouth shareholder who receives shares of First Bancorp common stock will become a First Bancorp shareholder with a percentage ownership of First Bancorp that is smaller than the shareholder’s percentage ownership of GrandSouth. It is currently expected that the former GrandSouth shareholders as a group will receive shares in the merger constituting approximately 12.3% of the outstanding shares of First Bancorp common stock immediately after the merger. As a result, current First Bancorp shareholders as a group will own approximately 87.7% of the outstanding shares of First Bancorp common stock immediately after the merger. Because of this, GrandSouth shareholders will have less influence on the management and policies of First Bancorp than they now have on the management and policies of GrandSouth. Effective as of the effective time, First Bancorp will increase the size of the First Bancorp board to 16 members and appoint two current members of the GrandSouth board to the boards of directors of First Bancorp and First Bank for the period until the next annual meeting of First Bancorp shareholders.

The merger may fail to qualify as a reorganization for federal income tax purposes, resulting in a GrandSouth shareholder’s recognition of taxable gain or loss in respect of all of his or her shares of GrandSouth stock.

First Bancorp and GrandSouth intend for the merger to qualify as a reorganization within the meaning of Section 368(a) of the Code. We will not ask the Internal Revenue Service (which we refer to as the “IRS”) to provide a ruling on the matter. First Bancorp and GrandSouth will, as a condition to closing, obtain an opinion from First Bancorp’s legal counsel or tax accounting firm that the merger will constitute a reorganization for federal income tax purposes. However, this opinion will not bind the IRS or prevent the IRS from adopting a contrary position. If the merger fails to qualify as a reorganization, GrandSouth shareholders generally would recognize gain or loss on all shares of GrandSouth common stock exchanged in the merger. For each share, the gain or loss recognized would be an amount equal to the difference between the shareholder’s adjusted tax basis in that share and the fair market value of the First Bancorp common stock and/or the amount of any cash received in exchange for that share upon completion of the merger.

There are certain risks relating to First Bancorp’s business.

You should read and consider risk factors specific to First Bancorp’s business that will also affect the combined company after the merger. These risks are described in the section entitled “Risk Factors” in First Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and in other documents incorporated by reference into this document. See “Where You Can Find More Information” beginning on page 80 for the location of information incorporated by reference into this document.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this proxy statement/prospectus are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving First Bancorp’s and GrandSouth’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving First Bancorp and GrandSouth, including future financial and operating results, expected cost savings, expected impact on future earnings, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time.

In addition to factors previously disclosed in First Bancorp’s and GrandSouth’s reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from forward-looking statements: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by GrandSouth shareholders, on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the First Bancorp and GrandSouth businesses or fully realizing cost savings and other benefits; business disruption following the proposed transaction; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; the reaction to the transaction of the companies’ customers, employees and counterparties; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

For any forward-looking statements made in this proxy statement/prospectus or in any documents incorporated by reference into this proxy statement/prospectus, First Bancorp and GrandSouth claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this proxy statement/prospectus or the date of the applicable document incorporated by reference in this proxy statement/prospectus. First Bancorp and GrandSouth do not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward- looking statements are made. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this proxy statement/prospectus and attributable to First Bancorp, GrandSouth or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement/prospectus.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The accompanying unaudited pro forma condensed combined financial statements present the pro forma consolidated financial position and results of operations of First Bancorp following the completion of the merger. The unaudited pro forma condensed combined financial statements are based upon the historical financial statements of First Bancorp and GrandSouth, as applicable, after giving effect to the merger and adjustments described in the footnotes following the proforma financial statements, and are intended to reflect the impact of the proposed merger on First Bancorp.

The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not reflect the realization of potential cost savings, revenue synergies or any potential restructuring costs. Certain cost savings and revenue synergies may result from the merger. However, there can be no assurance that these cost savings or revenue synergies will be achieved. Cost savings, if achieved, could result from, among other things, the reduction of operating expenses, changes in corporate infrastructure and governance, the elimination of duplicative operating systems, and the combination of regulatory and financial reporting requirements under one bank. The pro forma information is not necessarily indicative of what the financial position or results of operations actually would have been had the merger been completed at the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to project the future financial position or operating results of the combined company after completion of the merger.

The unaudited pro forma condensed combined balance sheet relating to the merger reflect the merger as if it had been consummated on June 30, 2022 and includes transaction accounting adjustments for preliminary valuations of certain tangible and intangible assets by First Bancorp management pursuant to certain purchase accounting guidance. These adjustments are subject to further revision upon completion of the contemplated transaction and related intangible asset valuations. The merger will be accounted for using the acquisition method of accounting, in accordance with the provisions of FASB ASC Topic 805-10, Business Combinations. See “Accounting Treatment” beginning on page 66 of this proxy statement/prospectus.

The unaudited pro forma condensed combined statements of operations reflect the merger as if it had been consummated on January 1, 2021 and combine First Bancorp’s historical results for the six months ended June 30, 2022 and the year ended December 31, 2021 with GrandSouth’s historical results for the same periods. In addition, the pro forma condensed combined statements of operations reflect First Bancorp’s acquisition of Select Bancorp, Inc. (“Select Bancorp”) which was completed on October 15, 2021, as if it had been consummated on January 1, 2021.

Transaction Accounting Adjustments

Transaction accounting adjustments are necessary to reflect the estimated purchase price of GrandSouth, including issuance of newly issued shares of our common stock pursuant to the merger, amounts related to GrandSouth’s net tangible and intangible assets at an amount equal to the preliminary estimate of their fair values, along with the amortization expense related to the estimated identifiable intangible assets, amortization expense resulting from the estimated fair value adjustments to net tangible assets, and to reflect the income tax effect related to the transaction accounting adjustments. Transaction accounting adjustments are included only to the extent they are (i) directly attributable to the acquisition, (ii) factually supportable, (iii) with respect to the unaudited pro forma combined condensed consolidated statement of income, expected to have a continuing impact on the combined results.

The transaction adjustments reflecting the completion of the merger is based upon the acquisition method of accounting in accordance with Section 805 of the FASB Codification and upon the assumptions set forth in the notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the preliminary allocation of the estimated purchase price to identifiable net assets acquired. The estimated purchase price was calculated based upon $37.39 per share, the closing trading price of First Bancorp’s common stock on September 15, 2022, which was the latest practicable trading date before the date of this document. The final allocation of the purchase price will be determined after the completion of the merger. This allocation is dependent upon certain valuations and other studies that have not progressed to a stage where sufficient information is available to make a definitive allocation. The purchase price allocation adjustments and related amortization reflected in the following unaudited pro forma combined financial statements are preliminary and have been made solely for the purpose of preparing these statements.

The transaction accounting adjustments are based upon available information and certain assumptions that First Bancorp and GrandSouth believe are reasonable under the circumstances. A final determination of the fair value of the assets acquired and liabilities assumed, which cannot be made prior to the completion of the acquisition, may differ materially from the preliminary estimates. The final valuation may change the purchase price allocation, which could affect the fair value assigned to the assets acquired and liabilities assumed and could result in a change to the unaudited pro forma combined financial statements.

First Bancorp has included the impact of the expected change in control payments with single-trigger terms which will be immediately triggered as a result of the merger and will be recognized by GrandSouth in the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2022. See Note Regarding Merger Expenses below for additional discussion of merger expenses, including double-trigger change of control payments and other expenses expected to be incurred in connection with the merger, and the estimated impact of applying Current Expected Credit Loss (“CECL”) methodology to GrandSouth following the merger. In addition, First Bancorp anticipates that any payments to GrandSouth shareholders who exercise and perfect their dissenters’ rights will be immaterial and as such, no adjustment has been included in the pro forma financial statements below.

The unaudited pro forma condensed combined financial statements do not reflect indirect costs of integration activities, or benefits that may result from synergies that may be derived from any integration activities.

You should read this information in conjunction with the:

•	accompanying notes to the unaudited pro forma combined financial statements included in this proxy statement/prospectus;

•	separate historical audited consolidated financial statements of First Bancorp as of December 31, 2021 and 2020, and for each of the three years ended December 31, 2021; and

•	separate historical audited consolidated financial statements of GrandSouth as of December 31, 2021 and 2020, and for each of the years then ended.

•	separate unaudited interim consolidated financial statements of First Bancorp as of June 30, 2022, and for each of the three and six month periods ended June 30, 2022 and 2021;

•	separate unaudited interim consolidated financial statements of GrandSouth as of June 30, 2022, and for each of the three and six month periods ended June 30, 2022 and 2021; and

•	separate unaudited interim consolidated financial statements of Select Bancorp as of September 30, 2021, and for the nine month periods ended September 30, 2021 and 2020, included in First Bancorp’s Current Report on Form 8-K filed with the SEC on August 5, 2022.

FIRST BANCORP

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2022

			Transaction
	First	GrandSouth	Accounting		Pro Forma
($ in thousands)	Bancorp	Bancorporation	Adjustments	Notes	Combined
ASSETS
Cash & due from banks, noninterest-bearing	$85,139	5,036	-		90,175
Due from banks, interest-bearing and short-term investements	348,964	137,900	-		486,864
Total cash and cash equivalents	434,103	142,936	-		577,039

Securities available for sale	2,532,624	116,137	-		2,648,761

Securities held to maturity	546,410	5,990	-		552,400

Loans and leases held for sale	5,293	-	-		5,293

Loans	6,243,170	952,813	(15,841)	1	7,180,142
Allowance for credit losses on loans	(82,181)	(14,100)	10,068	2	(86,213)
Net loans	6,160,989	938,713	(5,773)		7,093,929

Premises and equipment	135,143	17,655	-		152,798
Operating right-of-use assets	19,707	1,783	-		21,490
Foreclosed properties	658	842	-		1,500
Goodwill	364,263	737	85,908	3	450,908
Other intangible assets	15,352	-	19,280	4	34,632
Bank-owned life insurance	163,831	14,935	-		178,766
Other	187,842	14,304	1,541	5	203,687
Total assets	$10,566,215	1,254,032	100,956		11,921,203

LIABILITIES
Deposits: Demand - noninterest-bearing	$3,699,725	301,487	-		4,001,212
Interest-bearing	5,660,023	809,614	(975)	6	6,468,662
Total deposits	9,359,748	1,111,101	(975)		10,469,874
Borrowings	67,445	40,924	(1,205)	7	107,164
Operating lease liabilities	20,280	1,769	-		22,049
Other liabilities	56,399	4,117	2,258	8	62,774
Total liabilities	9,503,872	1,157,911	78		10,661,861

SHAREHOLDERS’ EQUITY
Common stock and additional paid in capital	723,956	45,424	151,575	9	920,955
Retained earnings	587,739	58,026	(58,026)	10	587,739
Stock in directors' rabbi trust assumed in acquisition	(1,573)	-	-		(1,573)
Directors' deferred fee obligation	1,573	-	-		1,573
Accumulated other comprehensive income (loss)	(249,352)	(7,329)	7,329	11	(249,352)
Total shareholders’ equity	1,062,343	96,121	100,878		1,259,342
Total liabilities and shareholders’ equity	$10,566,215	1,254,032	100,956		11,921,203

See accompanying notes to pro forma balance sheet.

FIRST BANCORP

Unaudited Pro Forma Condensed Combined Statement of Income

For the Six Months Ended June 30, 2022

			Transaction
	First	GrandSouth	Accounting		Pro Forma
($ in thousands, except per share data)	Bancorp	Bancorporation	Adjustments	Notes	Combined
Interest income
Interest and fees on loans	$129,279	$27,345	$1,377	12	$158,001
Interest on investment securities	28,747	1,137	-		29,884
Other, principally overnight investments	1,530	287	-		1,817
Total interest income	159,556	28,769	1,377		189,702

Interest expense
Savings, checking and money market accounts	2,232	1,118	-		3,350
Time deposits	1,124	327	157	13	1,608
Borrowings	1,052	893	71	14	2,016
Total interest expense	4,408	2,338	228		6,974
Net interest income	155,148	26,431	1,150		182,729
Provision for loan losses	3,500	427	-		3,927
Reversal of provision for unfunded commitments	(1,500)	-			(1,500)
Total provision for credit losses	2,000	427	-		2,427
Net interest income after provision for loan losses	153,148	26,004	1,150		180,302

Noninterest income
Service charges on deposit accounts	7,241	702	-		7,943
Other charges and fees	14,887	368	-		15,255
Mortgage banking income	1,575	-	-		1,575
Commissions from sales of financial products	2,096	-	-		2,096
SBA consulting fees	1,484	-			1,484
SBA loan sale gains	4,102	-			4,102
Bank-owned life insurance income	1,918	157	-		2,075
Other gains	3,212	36	-		3,248
Total noninterest income	36,515	1,263	-		37,778

Noninterest expenses
Salaries and employee benefits	59,141	11,216	-		70,357
Occupancy and equipment expense	9,324	1,157	-		10,481
Merger and acquisition expense	4,221	896	-		5,117
Intangibles amortization	1,970	-	1,633	15	3,603
Foreclosed property (gains) losses	(372)	37	-		(335)
Other	26,579	3,706	-		30,285
Total noninterest expenses	100,863	17,012	1,633		119,508
Income before income taxes	88,800	10,255	(484)		98,572
Income taxes	18,246	2,454	(111)	16	20,589
Net income	70,554	7,801	(373)		77,983
Preferred stock dividends	-	(77)			(77)
Net income applicable to common shareholders	70,554	7,724	(373)		77,906
Basic earnings per share	$1.98	$1.42			$1.92
Diluted earnings per share	$1.98	$1.37			$1.92
Weighted average common shares - basic	35,476,902	5,192,202	(194,145)	17	40,474,959
Weighted average common shares - diluted	35,641,728	5,389,183	(391,126)	17	40,639,785

See accompanying notes to pro forma income statement.

FIRST BANCORP

Unaudited Pro Forma Condensed Combined Statement of Income

For the Year Ended December 31, 2021

		For the period ended 10/15/2021	Pro Forma Adjustments		Pro Forma First Bancorp/		Pro Forma Adjustments
	First	Select	First Bancorp/		Select Bancorp	GrandSouth	First Bancorp/		Pro Forma
	Bancorp	Bancorp	Select Bancorp	Notes	Combined	Bancorporation	GrandSouth	Notes	Combined
($ in thousands, except per share data)
Interest income
Interest and fees on loans	$219,013	$53,781	2,302	18	$275,096	$53,109	3,382	12	$331,587
Interest on investment securities	34,478	3,404	411	19	38,293	1,684	-		39,977
Other, principally overnight investments	2,427	149	-		2,576	215	-		2,791
Total interest income	255,918	57,334	2,713		315,965	55,008	3,382		374,355

Interest expense
Savings, checking and money market accounts	4,520	2,172	-		6,692	2,068	-		8,760
Time deposits	3,361	2,543	610	20	6,514	1,192	253	13	7,959
Borrowings	1,642	467	78	21	2,187	1,858	65	14	4,110
Total interest expense	9,523	5,182	688		15,393	5,118	318		20,829
Net interest income	246,395	52,152	2,025		300,572	49,890	3,064		353,526
Provision for loan losses	9,611	(1,334)	-		8,277	1,270	-		9,547
Reversal of provision for unfunded commitments	5,420	-	-		5,420	-	-		5,420
Total provision for credit losses	15,031	(1,334)	-		13,697	1,270	-		14,967
Net interest income after provision for credit losses	231,364	53,486	2,025		286,875	48,620	3,064		338,559
					-
Noninterest income					-
Service charges on deposit accounts	12,317	800	-		13,117	1,244	-		14,361
Other charges and fees	25,516	2,673	-		28,189	959	-		29,148
Mortgage banking income	10,975	812	-		11,787	-	-		11,787
Commissions from sales of insurance and financial products	6,947		-		6,947	-	-		6,947
SBA consulting fees	7,231		-		7,231	-	-		7,231
SBA loan sale gains	7,329	416	-		7,745	-	-		7,745
Bank-owned life insurance income	2,885	495	-		3,380	344	-		3,724
Losses on sale of securities	(1,237)		-		(1,237)	(819)	-		(2,056)
Other gains	1,648	157	-		1,805	2,081	-		3,886
Total noninterest income	73,611	5,353	-		78,964	3,809	-		82,773
					-
Noninterest expenses					-
Salaries and employee benefits	103,249	18,896	-		122,145	21,131	-		143,276
Occupancy and equipment expense	16,020	2,683	58	22	18,761	2,309	-		21,070
Merger and acquisition expense	16,845	835	-		17,680	-	-		17,680
Intangibles amortization	3,531	443	1,372	23	5,346	-	3,649	15	8,995
Foreclosed property losses, net	24	88	-		112	90	-		202
Other	44,987	10,842	-		55,829	7,611	-		63,440
Total noninterest expenses	184,656	33,787	1,430		219,873	31,141	3,649		254,663
Income before income taxes	120,319	25,052	595		145,966	21,288	(585)		166,669
Income taxes	24,675	5,727	137	24	30,539	5,174	(134)	16	35,579
Net income	95,644	19,325	458		115,427	16,114	(451)		131,090
Preferred stock dividends	-	-	-		-	(120)			(120)
Net income applicable to common shareholders	$95,644	$19,325	$458		$115,427	$15,994	$(451)		$130,970
Basic earnings per share	$3.19	$1.12			$3.12	$2.95			$3.12
Diluted earnings per share	$3.19	$1.12			$3.11	$2.88			$3.11
Weighted average common shares - basic	29,876,151	17,281,656	(10,210,700)	25	36,947,107	5,157,858	(159,801)	17	41,945,163
Weighted average common shares - diluted	30,027,785	17,329,035	(10,258,079)	25	37,098,741	5,287,413	(289,356)	17	42,096,797

See accompanying notes to pro forma income statement.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

($ in thousands except per share data)

Note I – Transaction Accounting Adjustments

The following transaction accounting adjustments have been reflected in the unaudited pro forma combined consolidated financial information. The adjustments related to the GrandSouth transaction are based on current assumptions and valuations, which are subject to change.

Balance Sheet Adjustments:

1.	This represents the adjustment to loans to reflect fair value adjustments, which include lifetime credit loss expectations for loans, current interest rates and liquidity, as well as the gross up of purchased credit deteriorated (“PCD”) loans. The adjustment includes the following:

Estimate of loan fair value adjustments	$(19,873)
Gross up of PCD loans for credit mark	4,032
Total adjustments to loans	$(15,841)

The above estimated total loan fair value adjustment is comprised of approximately $8,300 in interest rate marks and $11,600 in credit marks based on a third-party valuation analysis and loan due diligence. It is estimated that approximately 35% of the total credit mark is related to PCD loans, for which applicable accounting provides that an allowance for credit losses (“ACL”) should be established. Thus $4,032 of the credit mark is recorded as an ACL versus a direct write-down of the loans and is added back to the loan balance adjustment above. Also see Note 2.

2.	The adjustments to the ACL on loans include the following:

Reversal of historical GrandSouth allowance for loan losses	$14,100
Estimate of lifetime credit losses for PCD loans	(4,032)
Total adjustments to allowance for credit losses	$10,068

3.	This net adjustment of $85,908 is the estimated amount of goodwill to be recorded related to this acquisition of $86,645, less GrandSouth’s historical goodwill amount of $737 to be reversed. Also see Note II below.

4.	This is the core deposit intangible (“CDI”) asset related to acquired core deposits based on an assessment of the non-time deposit account characteristic applying several valuation methodologies and factoring in deposit beta assumptions.

5.	This represents the current tax benefit and deferred tax assets related to the fair value adjustments and the change in control payment liability recorded by GrandSouth at a blended federal and state rate of 22.98%. Also see Note 8 below.

6.	This is the fair value adjustment associated with GrandSouth’s time deposits which is primarily related to interest rate marks on brokered deposits.

7.	This is the fair value adjustment associated with GrandSouth’s long-term debt (trust preferred and subordinated debentures) which is related to interest rate marks.

8.	This adjustment is for the expected change in control payments with single-trigger terms which will be immediately triggered as a result of the merger and will be recognized by GrandSouth. Additional change of control payments with double-trigger terms will be charged to merger expenses as incurred. Refer also to Note Regarding Merger Expenses below.

9.	This represents the equity adjustment based on the purchase price of the transaction as follows:

Number of First Bancorp shares to be issued in merger	4,998,057
First Bancorp share price at September 15, 2022	37.39
Purchase price of GrandSouth common shares	$186,877
Value of conversion of GrandSouth's 640,483 stock options	10,122
Total Purchase Price	$196,999
Less: GrandSouth's existing common stock and paid in capital	(45,424)
Total adjustment to common stock and paid in capital	$151,575

10.	This adjustment represents the reversal of historical GrandSouth retained earnings.

11.	This adjustment is the elimination of GrandSouth’s existing Accumulated Other Comprehensive Income (“AOCI”), entirely related to available-for-sale securities, that will be recorded as part of the accounting entries to reflect the merger transaction.

GrandSouth Income Statement Adjustments:

12.	This reflects the expected discount accretion associated with the fair market value adjustment related to loans. The loan fair value adjustment is amortized using the effective interest method over the estimated life of the loan portfolio which is approximately 4.9 years.

13.	This is the estimate of amortization expense associated with the fair market value adjustment related to time deposits. The fair market value adjustment is assumed to be amortized on an effective interest method over the estimated life of the time deposits, which is approximately 0.7 years for retail time deposits and 3.3 years for brokered deposits.

14.	This is the estimate of amortization expense associated with the fair market value adjustment related to borrowings. The fair market value adjustment is assumed to be amortized on a straight-line basis over the remaining life of the related borrowing, which ranges from 3.5 years to 14.1 years.

15.	This is the estimated amortization expense of the core deposit intangible arising in this transaction and is based on an average life of 7.0 years using the effective interest method.

16.	This is the estimated impact on income tax expense related to the transaction accounting adjustments at a blended federal and state rate of 22.98%.

17.	This is the adjustment necessary to eliminate the weighted-average shares of GrandSouth stock and to record the expected number of First Bancorp shares of to be issued as merger consideration of 4,998,057 based on the exchange ratio of 0.91 per share. Also see Note II below.

Select Bancorp Income Statement Adjustments:

18.	This reflects the expected discount accretion associated with the fair market value adjustment related to loans, less the historical acquisition-related discount accretion recorded by Select Bancorp during the respective periods. The loan fair value adjustment is amortized using the sum-of-the-years-digits method over 5.0 years.

19.	This reflects the expected discount accretion associated with the unrealized losses of Select Bancorp’s available for sale securities. The fair market value adjustment is assumed to be amortized on a straight-line basis over the estimated average remaining life of the securities, which is approximately 5.6 years.

20.	This is the estimate of amortization expense associated with the fair market value adjustment related to time deposits. The fair market value adjustment is assumed to be amortized on an effective interest method over the estimated life of the time deposits, which is approximately 0.8 years.

21.	This is the estimate of amortization expense associated with the fair market value adjustment related to borrowings. The fair market value adjustment is assumed to be amortized on a straight-line basis over the remaining life of the related borrowing, which is approximately 13.5 years.

22.	This is the estimate of depreciation expense associated with the fair market value adjustment related to buildings. The fair market value adjustment is assumed to be amortized on a straight-line basis over the remaining life of the buildings, which is approximately 30.0 years.

23.	This is the estimated incremental amortization expense of the core deposit intangible arising in this transaction and is based on the sum-of-the-years-digits method over 7.0 years.

24.	This is the estimated impact on income tax expense related to the transaction accounting adjustments at a blended federal and state rate of 22.98%.

25.	This is the adjustment necessary to eliminate the weighted-average shares of Select Bancorp stock and to record the 7,070,371 First Bancorp shares issued as merger consideration based on the exchange ratio of 0.408 per share on October 15, 2021 upon First Bancorp’s acquisition of Select Bancorp.

Note regarding Merger Expenses:

In addition to the $2,258 in change of control payments reflected as a transaction accounting adjustments in the table above, First Bancorp estimates that there will be approximately $17,000 in expenses which will be recorded in connection with the merger expected to be incurred, as follows:

Merger Transaction Costs Schedule
Professional fees - direct	$4,300
Professional fees – other	1,200
Change in control, severance, retention bonuses	6,040
Contract termination fees	3,700
Other noninterest expense	1,760
Total merger related costs	$17,000

Also in addition to the transaction accounting adjustments reflected in the table above, the estimated impact of applying the CECL methodology to GrandSouth immediately following the merger includes a Day 2 provision for credit losses on non-PCD loans of $7,500 and a Day 2 provision for credit losses on unfunded commitments of $2,300. The provision impact is based on an analysis of the lifetime expected losses on the GrandSouth loan portfolio, including unfunded loan commitments, estimated under the CECL methodology.

Note II – Preliminary Purchase Accounting Allocation

The following table summarizes the determination of the purchase price consideration with a sensitivity analysis assuming a 20% increase and 20% decrease in the price per share of First Bancorp common stock from the June 30, 2022 baseline with its impact on the preliminary goodwill.

(Dollars in thousands, except per share data)	As of September 15, 2022	20% Increase in First Bancorp Stock Price	20% Decrease in First Bancorp Stock Price
Transaction Pro Forma Consideration:
Number of GrandSouth shares outstanding at balance sheet date	5,492,370	5,492,370	5,492,370
Merger exchange ratio	0.910	0.910	0.910
Number of First Bancorp shares to be issued in merger	4,998,057	4,998,057	4,998,057
First Bancorp share price at September 15, 2022	$37.39	$44.87	$29.91
Purchase price of GrandSouth common shares	$186,877	$224,263	$149,492

Number of GrandSouth stock options outstanding	640,483	640,483	640,483
Price per share per above x .91 exchange ratio	$34.02	$40.83	$27.22
Weighted average exercise price	18.22	18.22	18.22
Comversion value per stock option	15.80	22.61	9.00
Converted stock options value	$10,122	$14,480	$5,763

Total purchase price of GrandSouth common stock and stock options	$196,999	$238,743	$155,255

Preliminary goodwill	$86,645	$128,389	$44,901

The merger will be accounted for using the acquisition method of accounting; accordingly, First Bancorp’s cost to acquire GrandSouth will be allocated to the assets (including identifiable intangible assets) and liabilities of GrandSouth at their respective estimated fair values as of the merger date. Accordingly, the pro forma purchase price was preliminarily allocated to the assets acquired and the liabilities assumed based on their estimated fair values, as summarized in the following table. The final allocation may include (1) changes to fair value of loans and securities; (2) changes to allocations to intangible assets such as core deposits intangibles, as well as goodwill; and (3) other changes to assets and liabilities.

As of June 30, 2022	GrandSouth (As Reported)	Acquisition Adjustments	GrandSouth (As Adjusted)
Fair value of assets acquired:
Cash and cash equivalents	$142,936	$-	$142,936
Investment securities	122,127	-	122,127
Loans net	938,713	(5,773)	932,940
Other intangibles, net	-	19,280	19,280
Other assets	49,519	1,541	51,060
Total assets acquired	1,253,295	15,048	1,268,343
Fair value of liabilities acquired:
Deposits	1,111,101	(975)	1,110,126
Borrowings and debt	40,924	(1,205)	39,719
Other liabilities	5,886	2,258	8,144
Total liabilities acquired	1,157,911	78	1,157,989
Net assets acquired	95,384	14,970	110,354
Purchase price as calculated per above			196,999
Preliminary Goodwill			$86,645

UNAUDITED COMPARATIVE PER SHARE DATA

Presented below for First Bancorp and GrandSouth is historical, unaudited pro forma combined and pro forma equivalent per share financial data. The information presented below should be read together with the historical consolidated financial statements of First Bancorp and GrandSouth, including the related notes, filed with the SEC and incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information.”

The unaudited pro forma and pro forma equivalent per share information gives effect to the merger as if it had been effective on June 30, 2022 in the case of the book value data; and as if the merger and First Bancorp’s acquisition of Select Bancorp, which was completed on October 15, 2021, had been effective as of January 1, 2021, in the case of the earnings per share and the cash dividends data. The unaudited pro forma data combines the historical results of GrandSouth into First Bancorp’s consolidated statement of income. While certain adjustments were made for the estimated impact of fair value adjustments and other acquisition-related activity, they are not indicative of what could have occurred had the acquisition taken place on January 1, 2021.

In addition, the unaudited pro forma data includes adjustments, which are preliminary and may be revised. The unaudited pro forma data, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the impact of factors that may result as a consequence of the mergers or consider any potential impacts of current market conditions or the merger on revenues, expense efficiencies, asset dispositions and share repurchases, among other factors, nor the impact of possible business model changes. As a result, unaudited pro forma data is presented for illustrative purposes only and does not represent an attempt to predict or suggest future results.

	Unaudited Comparative Per Common Share Data
	Pro Forma First Bancorp/		First Bancorp	Pro Forma GrandSouth
	Select Bancorp		Pro Forma	Equivalent
	Combined	GrandSouth	Combined	Per Share
Basic Earnings
Year ended December 31, 2021	$3.12	2.95	3.12	2.84
Six months ended June 30, 2022	1.98	1.42	1.92	1.75
Diluted Earnings
Year ended December 31, 2021	3.11	2.88	3.11	2.83
Six months ended June 30, 2022	1.98	1.37	1.92	1.74
Cash Dividends Declared
Year ended December 31, 2021	0.80	0.40	0.80	0.73
Six months ended June 30, 2022	0.44	0.26	0.44	0.40
Book Value Per Common Share
Year ended December 31, 2021	34.54	18.61	35.14	31.98
Six months ended June 30, 2022	29.77	18.22	30.96	28.17
Market Value Per Common Share
As of June 30, 2022	34.90	31.20	34.90	31.76
As of September 15, 2022	37.39	33.00	37.39	34.02

THE GRANDSOUTH SPECIAL MEETING

This section contains information about the special meeting that GrandSouth has called to allow its shareholders to consider and vote on the merger proposal, the merger-related compensation proposal and the adjournment proposal. GrandSouth is mailing this proxy statement/prospectus to you, as a GrandSouth shareholder, on or about September 23, 2022. This proxy statement/prospectus is accompanied by a notice of the special meeting and a form of proxy card that the GrandSouth board is soliciting for use at the special meeting and at any adjournments of the special meeting.

Date, Time and Place of the Special Meeting

The special meeting will be held at GrandSouth’s principal executive offices located at 381 Halton Road, Greenville, South Carolina 29607 on November 8, 2022, at 5:00 p.m. local time. On or about September 23, 2022, GrandSouth commenced mailing this proxy statement/prospectus and the enclosed form of proxy card to its shareholders entitled to vote at the special meeting.

Matters to Be Considered

At the special meeting, GrandSouth shareholders will be asked to consider and vote upon the following matters:

•	for holders of GrandSouth common and preferred stock, the merger proposal;

•	for holders of GrandSouth common stock, the merger-related compensation proposal; and

•	for holders of GrandSouth common stock, the adjournment proposal.

Completion of the merger is conditioned on approval of the merger proposal, but is not conditioned on the approval of the merger-related compensation proposal or the adjournment proposal.

Recommendation of the GrandSouth Board

The GrandSouth board has determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of GrandSouth and its shareholders, has unanimously adopted and approved the merger agreement and unanimously recommends that the GrandSouth shareholders vote “FOR” the merger proposal, “FOR” the merger-related compensation proposal and “FOR” the adjournment proposal. See the section of this proxy statement/prospectus entitled “The Merger — GrandSouth’s Reasons for the Merger; Recommendation of the GrandSouth Board” beginning on page 36  for a more detailed discussion of the GrandSouth board’s recommendation.

Record Date, Shares Entitled to Vote and Quorum

The GrandSouth board has fixed the close of business on September 14, 2022 as the record date for determining the GrandSouth shareholders entitled to receive notice of, and to vote at, the special meeting.

As of the record date, there were 5,222,042 shares of GrandSouth common stock outstanding and entitled to vote at the special meeting held by 283 holders of record and 282,828 shares of GrandSouth preferred stock outstanding and entitled to vote at the special meeting held by 294 holders of record. Each share of GrandSouth common stock entitles the holder to one vote at the special meeting on all matters properly presented at the meeting. Each share of GrandSouth preferred stock entitles the holder to one vote at the special meeting on the merger proposal presented at the meeting.

A quorum is the number of shares that must be present, in person or by proxy, in order for business to be transacted at the special meeting. Holders representing at least a majority of the issued and outstanding shares of GrandSouth common and preferred stock entitled to be voted at the special meeting are necessary to constitutes a quorum. All shares of GrandSouth common and preferred stock present in person or represented by proxy, including abstentions, will be treated as present for purposes of determining the presence or absence of a quorum at the special meeting.

Broker Non-Votes

A broker non-vote occurs when a bank, broker or other nominee is not permitted to vote on a “non-routine” matter without instructions from the beneficial owner of the shares and the beneficial owner fails to provide the bank, broker or other nominee with such instructions. Broker non-votes only count towards a quorum if at least one proposal is presented with respect to which the bank, broker or other nominee has discretionary authority. It is expected that all proposals to be voted on at the special meeting will be “non-routine” matters, and, as such, broker non-votes, if any, will not be counted as present and entitled to vote for purposes of determining a quorum at the special meeting. If your bank, broker or other nominee holds your shares of GrandSouth stock in “street name,” such entity will vote your shares of GrandSouth stock only if you provide instructions on how to vote by complying with the voting instruction form sent to you by your bank, broker or other nominee with this proxy statement/prospectus.

Required Vote; Treatment of Abstentions, Broker Non-Votes and Failure to Vote

Merger proposal:

•	Standard: Approval of the merger proposal requires the affirmative vote of at least two-thirds of the outstanding shares of each of (a) GrandSouth common stock, (b) GrandSouth preferred stock, and (c) GrandSouth common and preferred stock, voting together as a single class.

•	Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy, fail to submit a proxy or vote in person at the special meeting or fail to instruct your bank or broker how to vote with respect to the merger proposal, it will have the same effect as a vote “AGAINST” the merger proposal.

Merger-related compensation proposal:

•	Standard: The merger-related compensation proposal will be approved if the votes of GrandSouth common stock cast at the special meeting, in person or by proxy, in favor of the proposal exceed the votes cast against the proposal.

•	Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy card, fail to submit a proxy or vote in person at the special meeting or fail to instruct your bank or broker how to vote with respect to the merger-related compensation proposal, it will have no effect on such proposal.

Adjournment proposal:

•	Standard: The adjournment proposal will be approved if the votes of GrandSouth common stock cast at the special meeting, in person or by proxy, in favor of the proposal exceed the votes cast against the proposal.

•	Effect of abstentions and broker non-votes: If you mark “ABSTAIN” on your proxy, fail to submit a proxy or vote in person at the special meeting or fail to instruct your bank or broker how to vote with respect to the adjournment proposal, it will have no effect on such proposal.

Shares Held by Directors and Executive Officers; Support Agreements

As of the record date, the directors and executive officers of GrandSouth and their affiliates owned and were entitled to vote 1,646,765 shares of GrandSouth common stock, representing 31.5% of the shares of GrandSouth common stock outstanding on that date and 27,087 shares of GrandSouth preferred stock, representing 9.6% of the shares of GrandSouth preferred stock outstanding on that date. All of the directors and executive officers of GrandSouth have agreed to vote their shares in favor of the merger proposal and not sell or otherwise dispose of their shares, except with the prior approval of First Bancorp; provided that such support agreements terminate at the effective time of the merger, in the event that the merger agreement is terminated in accordance with its terms or in the event the GrandSouth board withdraws its recommendation in favor of the merger or approves or recommends an acquisition proposal from another party. For more information regarding the support agreements, see the section of this proxy statement/prospectus entitled “The Merger Agreement—Support Agreements” beginning on page 66.

Voting of Proxies; Incomplete Proxies

If you hold your shares of GrandSouth stock in your own name, you are a shareholder of record and you may vote using one of the following methods:

•	By telephone: by calling the toll-free number indicated on your proxy card and following the recorded instructions.

•	Through the Internet: by visiting the website indicated on your proxy card and following the instructions.

•	Complete and return the proxy card in the enclosed envelope. The envelope requires no additional postage if mailed in the United States.

GrandSouth requests that shareholders vote by telephone, over the Internet or by completing and signing the accompanying proxy card and returning it to GrandSouth as soon as possible in the enclosed postage-paid envelope. When a proxy is returned properly executed, the shares of GrandSouth common and preferred stock represented by it will be voted at the special meeting in accordance with the instructions contained on the proxy. If any proxy is returned without indication as to how to vote, the shares of GrandSouth common and preferred stock represented by the proxy will be voted “FOR” the merger proposal, “FOR” the merger-related compensation proposal and “FOR” the adjournment proposal.

If your shares are held in “street name” by a bank or broker, you should check the voting form used by your bank or broker to determine whether it may vote by telephone or the Internet.

Every vote is important. Accordingly, you should sign, date and return the enclosed proxy card, or vote via the Internet or by telephone, whether or not you plan to attend the special meeting in person. Sending in your proxy card or voting by telephone or on the Internet will not prevent you from voting your shares personally at the meeting, since you may revoke your proxy at any time before it is voted.

As of the date hereof, the GrandSouth board of directors has no knowledge of any business that will be presented for consideration at the special meeting and that would be required to be set forth in this proxy statement/prospectus or the related proxy card other than the matters set forth in GrandSouth’s Notice of Special Meeting of Shareholders. If any other matter is properly presented at the special meeting for consideration, the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their discretion on such matter.

Voting Shares Held in “Street Name”

If your shares are held in “street name” through a bank or a broker, you must provide the record holder of your shares with instructions on how to vote the shares. Please follow the voting instructions provided by the bank or broker. You may not vote shares held in street name by returning a proxy card directly to GrandSouth or by voting in person at the special meeting unless you obtain a “legal proxy” from your bank or broker. Furthermore, banks or brokers who hold shares of GrandSouth stock on behalf of their customers will not vote your shares of GrandSouth stock or give a proxy to GrandSouth to vote those shares with respect to any proposal without specific instructions from you, as banks or brokers do not have discretionary voting power on any proposal to be presented at the special meeting.

Revocability of Proxies and Changes to a GrandSouth Shareholder’s Vote

If you are a shareholder of record, you have the power to change your vote at any time before your shares are voted at the special meeting by:

•	attending and voting in person at the special meeting;

•	timely delivering a new, valid proxy bearing a later date; or

•	timely delivering a written notice of revocation to the Corporate Secretary of GrandSouth at 381 Halton Road, Greenville, South Carolina 29607.

Simply attending the special meeting without voting will not revoke any proxy that you have previously given or change your vote.

If your shares are held in “street name” by a bank or broker, you must follow the directions you receive from your bank or broker in order to change or revoke your vote.

Solicitation of Proxies

GrandSouth is soliciting your proxy in conjunction with the proposals to be considered at the special meeting. GrandSouth will bear the entire cost of soliciting proxies from you. In addition to solicitation by mail, directors, officers and employees of GrandSouth may solicit proxies by personal interview, telephone, or electronic mail. GrandSouth reimburses brokerage houses, custodians, nominees, and fiduciaries for their expenses in forwarding proxies and proxy material to their principals.

Attending the Special Meeting

If you are a shareholder of record and you wish to attend the special meeting, please bring your proxy card and evidence of your stock ownership, such as your most recent account statement, to the special meeting. You should also bring valid picture identification.

If your shares are held in “street name” by a bank or broker and you wish to attend the special meeting, you need to bring a copy of a bank or brokerage statement to the special meeting reflecting your stock ownership as of the record date. You should also bring valid picture identification.

Delivery of Proxy Materials to GrandSouth Shareholders Sharing an Address

As permitted by the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), only one copy of this proxy statement/prospectus is being delivered to multiple GrandSouth shareholders sharing an address unless GrandSouth has previously received contrary instructions from one or more such shareholders. This is referred to as “householding.” Shareholders who hold their shares in “street name” can request further information on householding through their banks or brokers. On written or oral request to GrandSouth’s Corporate Secretary, at GrandSouth’s offices at 381 Halton Road, Greenville, South Carolina 29607 or by telephone at (864) 527-7170, GrandSouth will promptly deliver a separate copy of this proxy statement/prospectus to a shareholder at a shared address to which a single copy of the document was delivered.

Assistance

If you need assistance in completing your proxy card or voting via the Internet or by telephone, have questions regarding the special meeting or would like additional copies of this proxy statement/prospectus, please contact GrandSouth’s Corporate Secretary, at GrandSouth’s offices at 381 Halton Road, Greenville, South Carolina 29607 or by telephone at 864-527-7170.

GRANDSOUTH PROPOSALS

Proposal No. 1 – Merger Proposal

GrandSouth is asking its shareholders to approve the merger agreement and approve the transactions contemplated thereby, including the merger. GrandSouth shareholders should read this proxy statement/prospectus carefully and in its entirety, including the annexes, for more detailed information concerning the merger agreement and the merger. A copy of the merger agreement is attached to this proxy statement/prospectus as Annex A.

After careful consideration, the GrandSouth board unanimously adopted and approved the merger agreement and declared the merger agreement and the transactions contemplated thereby, including the merger, to be advisable and in the best interest of GrandSouth and its shareholders. See the section of this proxy statement/prospectus entitled “The Merger — GrandSouth’s Reasons for the Merger; Recommendation of the GrandSouth Board” beginning on page 36 for a more detailed discussion of the GrandSouth board’s recommendation.

The GrandSouth board unanimously recommends a vote “FOR” the merger proposal.

Proposal No. 2 – Merger-Related Compensation Proposal

Section 14A of the Exchange Act and Rule 14a-21(c) under the Exchange Act require that GrandSouth seek a non-binding advisory vote from its common shareholders to approve the “golden parachute” compensation that its named executive officers will receive in connection with the merger discussed in “The Merger — Interests of GrandSouth Directors and Executive Officers in the Merger — Merger-Related Compensation for GrandSouth’s Named Executive Officers” beginning on page 52. As required by these provisions, GrandSouth is asking the GrandSouth common shareholders to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to GrandSouth’s named executive officers in connection with the merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in “The Merger — Interests of GrandSouth Directors and Executive Officers in the Merger — Merger-Related Compensation for GrandSouth’s Named Executive Officers,” are hereby APPROVED.”

The vote with respect to this proposal is an advisory vote and will not be binding on GrandSouth, First Bancorp or the combined company. Therefore, regardless of whether GrandSouth common shareholders approve this proposal, if the merger proposal is approved by GrandSouth shareholders and the merger is completed, the “golden parachute” compensation may still be paid to such named executive officers to the extent payable in accordance with the terms of such compensation agreements and arrangements. Approval of this proposal is not a condition to the closing of the merger.

The GrandSouth board unanimously recommends a vote “FOR” the merger-related compensation proposal.

Proposal No. 3 – Adjournment Proposal

The special meeting may be adjourned to another time or place, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the GrandSouth special meeting to approve the merger proposal.

If, at the special meeting, the number of shares of GrandSouth common or preferred stock present or represented by proxy and voting in favor of the merger proposal is insufficient to approve the merger proposal, GrandSouth intends to move to adjourn the special meeting in order to enable the GrandSouth board to solicit additional proxies for approval of the merger proposal. In that event, GrandSouth will ask its common shareholders to vote upon the adjournment proposal, but not the merger proposal or the merger-related compensation proposal.

In this proposal, GrandSouth is asking its common shareholders to authorize the holder of any proxy solicited by the GrandSouth board on a discretionary basis to vote in favor of adjourning the special meeting to another time and place for the purpose of soliciting additional proxies, including the solicitation of proxies from GrandSouth shareholders who have previously voted.

The GrandSouth board unanimously recommends a vote “FOR” the adjournment proposal.

INFORMATION ABOUT FIRST BANCORP

First Bancorp is the fourth largest bank holding company headquartered in North Carolina. At June 30, 2022, First Bancorp had total consolidated assets of approximately $10.6 billion, total loans of approximately $6.2 billion, total deposits of approximately $9.4 billion, and shareholders’ equity of approximately $1.1 billion. First Bancorp’s principal activity is the ownership and operation of First Bank, a state-chartered bank with its main office in Southern Pines, North Carolina.

First Bank was organized in 1934 and began banking operations in 1935 as the Bank of Montgomery, named for the county in which it operated. Until 2013, First Bank’s main office was in Troy, North Carolina. In September 2013, First Bancorp and First Bank moved their main offices approximately 45 miles to Southern Pines, North Carolina, in Moore County. First Bank conducts business from 108 branches covering a geographical area from Florence, South Carolina to the south, to Wilmington, North Carolina to the east, to Kill Devil Hills, North Carolina to the northeast, to Mayodan, North Carolina to the north, and to Asheville, North Carolina to the west. Of the bank’s 108 branches, 102 branches are in North Carolina and six branches are in South Carolina. Ranked by assets, First Bank was the fourth largest bank headquartered in North Carolina as of June 30, 2022.

First Bank has three wholly owned subsidiaries, SBA Complete, Magnolia Financial and First Troy. SBA Complete specializes in providing consulting services for financial institutions across the country related to SBA loan origination and servicing. Magnolia Financial is a business financing company that offers accounts receivable financing and factoring, inventory financing, and purchase order financing throughout the southeastern United States. First Troy is a holding company for foreclosed properties.

First Bancorp’s common stock trades on the NASDAQ GSM under the ticker symbol “FBNC”.

First Bancorp and First Bank’s principal executive offices are located at 300 SW Broad Street, Southern Pines, North Carolina, 28387, and their telephone number is (910) 246-2500. First Bank’s website is located at www.localfirstbank.com. Information on First Bank’s website is not incorporated into this document by reference and is not a part hereof.

Additional information about First Bancorp and its subsidiaries is included in documents incorporated by reference in this proxy statement/prospectus. See the sections of this proxy statement/prospectus entitled “Information About First Bancorp” beginning on page 32 and “Where You Can Find More Information” beginning on page 80.

INFORMATION ABOUT GRANDSOUTH

GrandSouth was incorporated in 2000 under the laws of South Carolina and is a bank holding company registered under the Bank Holding Company Act of 1956. GrandSouth’s principal activity is the ownership and operation of GrandSouth Bank, a South Carolina state-chartered commercial bank that commenced operations in 1998. At June 30, 2022, GrandSouth had total consolidated assets of approximately $1.3 billion, total loans of approximately $952.8 million, total deposits of approximately $1.1 billion and shareholders’ equity of approximately $96.1 million.

GrandSouth Bank’s business consists primarily of accepting deposits from individuals and small businesses and investing those deposits, together with funds generated from operations and borrowings, primarily in loans secured by real estate, including commercial real estate loans, one-to-four family residential mortgage loans, construction and development loans, and home equity loans and lines of credit. In addition, GrandSouth Bank originates commercial business loans and invest in investment securities. GrandSouth Bank also provides specialty floor plan lending to small auto dealerships through a separate division of the bank under the trade name “CarBucks.” GrandSouth Bank offer a variety of deposit accounts, including savings accounts, certificates of deposit, money market accounts, commercial and regular checking accounts, and individual retirement accounts. GrandSouth Bank has eight retail offices located across South Carolina.

GrandSouth’s common stock is quoted on the OTCQX under the ticker symbol “GRRB”.

GrandSouth and GrandSouth Bank’s principal executive offices are located at 381 Halton Road, Greenville, South Carolina, and their telephone number is (864) 770-1000. GrandSouth Bank’s website is located at www.grandsouth.com. Information on GrandSouth Bank’s website is not incorporated into this proxy statement/prospectus by reference and is not a part hereof.

Additional information about GrandSouth and its subsidiaries is included in documents incorporated by reference in this proxy statement/prospectus. See the sections of this proxy statement/prospectus entitled “Information About GrandSouth” beginning on page 33 and “Where You Can Find More Information” beginning on page 80.

THE MERGER

The following discussion contains certain information about the merger. The discussion is subject, and qualified in its entirety by reference, to the merger agreement attached as Annex A to this proxy statement/prospectus and incorporated herein by reference. We urge you to read carefully this entire proxy statement/prospectus, including the merger agreement attached as Annex A, for a more complete understanding of the merger.

Terms of the Merger

Each of the First Bancorp board and the GrandSouth board has unanimously approved the merger agreement. The merger agreement provides that GrandSouth will merge with and into First Bancorp, with First Bancorp continuing as the surviving corporation in the merger, and immediately following the completion of the merger, GrandSouth Bank will merge with and into First Bank, with First Bank being the surviving entity in the bank merger.

In the merger, each issued and outstanding share of GrandSouth stock, except for certain specified shares owned by First Bancorp or GrandSouth and shares of GrandSouth stock as to which dissenters’ rights have been perfected, will be converted into the right to receive 0.91 shares of First Bancorp common stock. No fractional shares of First Bancorp common stock will be issued in connection with the merger, and GrandSouth shareholders will instead be entitled to receive cash in lieu thereof.

GrandSouth shareholders are being asked to approve the merger agreement. See the section of this proxy statement/prospectus entitled “The Merger Agreement” beginning on page 58 for additional and more detailed information regarding the legal documents that govern the merger, including information about the conditions to the completion of the merger and the provisions for terminating or amending the merger agreement.

Background of the Merger

As part of its ongoing consideration and evaluation of its long-term prospects and strategies, GrandSouth’s board of directors and executive management have regularly reviewed and assessed its business strategies and objectives, all with the goal of enhancing long-term value for its shareholders. The board of directors’ reviews and assessments have included discussions regarding strategic alternatives, including capital planning (such as common and preferred stock repurchases and subordinated debt offerings), earnings improvement (such as revenue increases including through new lines of business and expense reductions), and growth strategies (such as organic growth and mergers and acquisitions of other banks or non-bank financial services companies). The board of directors has conducted periodic strategic planning meetings that have included the use of outside advisors who have provided reviews of factors influencing the banking industry generally and GrandSouth in particular (including the economic, interest rate, and regulatory environment); the competitive landscape of community banking participants in South Carolina, the Southeast region, and nationally; public trading prices of bank stocks; and bank merger and acquisition activity and valuations. These strategic planning meetings have included discussions regarding potential business considerations, economies of scale, increased client service, and shareholder value benefits that might be achieved if GrandSouth were to become a larger institution through acquisitions of another financial institution or related company or a merger with a larger financial institution.

GrandSouth directors and executive officers have also been contacted from time to time by various investment bank representatives and financial institutions, who expressed a general interest in exploring strategic alternatives in the event that GrandSouth were to seek a merger partner. These contacts occurred through impromptu meetings at investor conferences and banking industry conferences, social settings at those conferences, and other informal meetings and telephone calls. These meetings and the other inquiries that had been received from various institutions involved general discussions regarding a potential merger but did not involve specific proposed transaction terms.

As part of its ongoing consideration and evaluation of its long-term prospects and strategies, and in view of the ongoing contacts as described above, the GrandSouth board of directors met on December 15, 2021 to discuss proposed strategic plans and the advantages and disadvantages of following such plans or seeking a strategic merger partner which would add additional scale to GrandSouth. A representative of Nelson Mullins Riley & Scarborough LLP, or Nelson Mullins, legal counsel to GrandSouth, attended the meeting. The board of directors discussed with Nelson Mullins the process that would be followed should the board of directors decide to explore potential merger and acquisition opportunities. The directors discussed the mission, strategic vision, and core values of GrandSouth, as well as the characteristics that it believed would be important in a merger partner. The board of directors also noted that it was not under any obligation to proceed with a transaction should the exploration of potential merger partners not generate the desired results in valuation and other factors that it determined to be in the best interests of GrandSouth and its shareholders. After discussion, the GrandSouth board of directors determined to continue with the evaluation of a potential strategic transaction and delegated authority to executive officers of GrandSouth to select an investment bank to assist with exploring a potential strategic transaction.

The GrandSouth executive officers met on January 27, 2022. A representative of Nelson Mullins as well as representatives of the investment banking firm of Piper Sandler & Co., which was subsequently engaged to act as GrandSouth’s financial advisor in connection with the merger, attended the meeting. The parties discussed information regarding the banking industry, GrandSouth, and recent bank merger and acquisition activity, including, among other things, potential strategic merger partners. After discussion, the GrandSouth executive officers, in coordination with representatives of Piper Sandler, determined to prepare a confidential information memorandum that could be used to market GrandSouth to potential merger partners and to populate an online dataroom to facilitate the performance of due diligence by potential merger partners.

In March 2022, representatives of Piper Sandler contacted eleven parties to gauge their interest in a potential strategic merger with GrandSouth. These parties were selected in consultation with GrandSouth based upon their size, capacity to pay and strategic interest in GrandSouth or banks in the South Carolina marketplace. Six of the parties executed non-disclosure agreements and were given the confidential information memorandum as well as access to preliminary diligence materials in the online dataroom. Under the terms of the non-disclosure agreements, each party agreed to take all necessary steps to maintain the confidentiality and secrecy of the other party’s confidential information, and not to disclose such information to any third parties with the exception of their representatives, affiliates, and representatives of affiliates who were assigned to participate in the potential transaction, had a need to know such information to enable them to perform their duties, and who had agreed to be bound by the terms of the non-disclosure agreement. The parties also agreed that they would not utilize any confidential information to induce or attempt to induce any customer, supplier, or other business relation of the other party to cease doing business with such party, or in any way utilize any confidential information to interfere with the relationship between any customer, supplier, or business relation and the party providing the confidential information.

During March 2022, GrandSouth executive management, together with Piper Sandler, held multiple introductory meetings with five of these potential merger partners. These meetings included GrandSouth executive management visiting the headquarters locations for each of the four potential merger partners that would subsequently submit non-binding letters of intent to conduct preliminary reverse due diligence of these potential partners. As a result of this process, on March 31, 2022, four parties submitted initial non-binding letters of intent. We refer to these potential merger partners other than First Bancorp as “Institution A,” “Institution B,” and “Institution C.”

For Institution A, the financial terms of the initial letter of intent provided for a 100% stock transaction with an implied per share consideration of $34.62, for each share of GrandSouth common stock which would result in a pro forma ownership of the combined institution of 8.84% for the GrandSouth shareholders. The letter further indicated that one director of GrandSouth would be invited to join the Institution A board and that the other GrandSouth directors would be invited to serve on a South Carolina State Advisory Board for Institution A. The letter also contained an exclusivity provision.

For Institution B, the financial terms of the initial letter of intent provided for a 70% stock and 30% cash transaction with an implied per share consideration of $35.69, for each share of GrandSouth common stock which would result in a pro forma ownership of the combined institution of 5.82% for the GrandSouth shareholders. The letter further indicated that one director of GrandSouth would be invited to join the Institution B board and that the other GrandSouth directors would be invited to serve on a South Carolina State Advisory Board for Institution B. The letter of intent also proposed a minimum net worth test.

For Institution C, the financial terms of the initial letter of intent provided for a 100% stock transaction with an implied per share consideration range of $31.91 to $35.46, for each share of GrandSouth common stock which would result in a pro forma ownership of the combined institution of 3.77% for the GrandSouth shareholders. The letter was silent on whether any GrandSouth director would be invited to join the Institution C board or an advisory board.

For First Bancorp, the financial terms of the initial letter of intent provided for a 100% stock transaction with an exchange ratio of 0.8969 shares of First Bancorp stock, or an implied per share consideration of $38.00, for each share of GrandSouth common stock which would result in a pro forma ownership of the combined institution of 12.07% for the GrandSouth shareholders. The letter further indicated that two directors of GrandSouth would be invited to join the First Bancorp board.

On April 20, 2022, the GrandSouth board reviewed the four initial letters of intent and invited First Bancorp, Institution A and Institution B to conduct further due diligence on GrandSouth. Institution C was informed that they had not been selected for further due diligence. Throughout April 2022, representatives of Piper Sandler and members of the GrandSouth executive management team prepared and uploaded further credit and other specifically requested due diligence materials to the online dataroom for review by First Bancorp, Institution A, and Institution B.

On May 4, 2022, GrandSouth received final non-binding letters of intent from First Bancorp, Institution A and Institution B, each of which represented an increase in the exchange ratio from their initial indication. For Institution A, the financial terms of the final letter of intent provided for a 100% stock transaction with an implied per share consideration of $32.98 as of May 4, 2022 and $37.28 based on a 90-day average, for each share of GrandSouth common stock which would result in a pro forma ownership of the combined institution of 9.4% for the GrandSouth shareholders. The letter further indicated that one director of GrandSouth would be invited to join the Institution A board and that the other GrandSouth directors would be invited to serve on a South Carolina State Advisory Board for Institution A. The letter also contained an exclusivity provision.

For Institution B, the financial terms of the final letter of intent provided for a 100% stock transaction with an implied per share consideration of $35.46 as of May 4, 2022 or $37.82 on a 90-day average, for each share of GrandSouth common stock which would result in a pro forma ownership of the combined institution of 8.5% for the GrandSouth shareholders. The letter further indicated that one director of GrandSouth would be invited to join the Institution B board and that the other GrandSouth directors would be invited to serve on a South Carolina State Advisory Board for Institution B.

For First Bancorp, the financial terms of the final letter of intent provided for a 100% stock transaction with an exchange ratio of 0.9100 shares of First Bancorp stock, or implied per share consideration of $35.08 as of May 4, 2022 or $39.39 on a 90-day average, for each share of GrandSouth common stock which would result in a pro forma ownership of the combined institution of 12.3% for the GrandSouth shareholders. The letter further indicated that two directors of GrandSouth would be invited to join the First Bancorp board.

On May 18, 2022, the GrandSouth board reviewed the three letters of intent with representatives of Piper Sandler and the GrandSouth board approved the non-binding letter of intent with First Bancorp and directed the representatives of Piper Sandler to inform First Bancorp and for executive management to begin negotiations of the merger agreement.

On May 24, 2022, Brooks, Pierce, McLendon, Humphrey & Leonard, LLP, or Brooks Pierce, legal counsel to First Bancorp, provided a draft merger agreement to Nelson Mullins. On June 4, 2022, Nelson Mullins sent a revised draft of the merger agreement to Brooks Pierce reflecting GrandSouth’s initial comments and requested modifications. Over the course of the next week representatives of GrandSouth’s executive management team Piper Sandler, and Nelson Mullins continued to perform additional diligence on First Bancorp. On June 13, 2022, representatives of GrandSouth’s executive management team, Piper Sandler, and Nelson Mullins conducted due diligence interviews of representatives of First Bancorp.

Brooks Pierce provided an updated draft of the merger agreement to Nelson Mullins on June 10, 2022. On the afternoon of June 15, 2022, the GrandSouth board held a meeting at which the potential merger transaction with First Bancorp was discussed. It was made clear at the outset of the meeting that the GrandSouth board would not be voting to approve any transaction at this meeting. The purpose of the meeting was to provide the GrandSouth board with an opportunity to review, consider, and discuss the proposed transaction. Representatives from Piper Sandler and Nelson Mullins also attended the meeting and provided an update on the status of merger discussions and due diligence. Representatives of Piper Sandler presented a financial analysis of the proposed merger with First Bancorp, including a review of selected transactions, an analysis of the proposed consideration in the form of common stock of First Bancorp and pro forma ownership percentages. Representatives of Nelson Mullins reviewed the proposed merger agreement with First Bancorp in detail with the board. The board, with the assistance of Piper Sandler and Nelson Mullins, engaged in extensive discussion of the proposed merger with First Bancorp and the advantages and disadvantages of the proposed merger.

GrandSouth and First Bancorp, with the assistance of their respective advisors, continued negotiation of the merger agreement over the following days. By June 18, 2022, the terms of the merger agreement were largely finalized. First Bancorp’s board met on June 20, 2022 and unanimously approved the merger.

On the afternoon of June 20, 2022, the GrandSouth board met and further considered the proposed merger with First Bancorp and reviewed the final draft of the merger agreement. Representatives of Piper Sandler and Nelson Mullins joined the meeting in person. Based on its analysis previously presented at the June 15, 2022 meeting, representatives of Piper Sandler delivered its opinion, which was confirmed by written opinion, dated June 20, 2022, to the effect that, subject to the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Piper Sandler in rendering its opinion, the exchange ratio was fair to GrandSouth’s common shareholders from a financial point of view. Following discussion and receipt of the Piper Sandler opinion, the GrandSouth board unanimously voted to adopt and approve the merger agreement with First Bancorp, and directed GrandSouth’s executive management to finalize and execute a definitive merger agreement on the terms presented at the meeting.

GrandSouth and First Bancorp executed the merger agreement on June 21, 2022 and, after the financial markets closed that day, issued a joint press release announcing the execution of the merger agreement and the terms of the merger.

GrandSouth’s Reasons for the Merger; Recommendation of the GrandSouth Board

After careful consideration, the GrandSouth board, at a meeting held on June 20, 2022, unanimously determined the merger agreement and the transactions contemplated thereby to be fair and in the best interest of GrandSouth and its shareholders. Accordingly, the GrandSouth board unanimously adopted and approved the merger agreement and recommends that GrandSouth’s shareholders vote “FOR” the approval of the merger agreement.

In evaluating the merger agreement and reaching its decision to adopt and approve the merger agreement and recommend that GrandSouth’s shareholders approve the merger agreement, GrandSouth’s board consulted with GrandSouth’s management, as well as its outside legal and financial advisors, and considered a number of factors, including the following material factors (not in any relative order of importance):

•	the GrandSouth board’s knowledge and understanding of GrandSouth’s business, operations, financial condition, asset quality, earnings and prospects, and of First Bancorp’s business, operations, financial condition, asset quality, earnings and prospects, taking into account the conversation had with, and the presentations made by, First Bancorp officers as part of GrandSouth’s reverse due diligence review and information provided by GrandSouth’s financial advisors;

•	its understanding of First Bancorp’s commitment to enhancing its strategic position in GrandSouth’s market area, its prospects for the future and its projected financial results, and the GrandSouth board’s belief that the combined enterprise would benefit from First Bancorp’s ability to take advantage of economies of scale and grow in the current economic environment;

•	First Bancorp’s earnings track record and the market performance of its common stock;

•	the ability of GrandSouth’s shareholders to benefit from First Bancorp’s potential growth and stock appreciation since it is more likely that the combined entity will have superior future earnings and prospects compared to GrandSouth’s earnings and prospects on an independent basis due to greater operating efficiencies and better penetration of commercial and consumer markets;

•	the perceived ability of First Bancorp to complete a merger transaction from a financial and regulatory perspective, including its prior history of successful merger transactions;

•	the financial and other terms of the merger agreement, including the amount and nature of the consideration proposed to be paid, which GrandSouth’s board reviewed with its outside financial and legal advisors, including:

•	GrandSouth’s ability, under certain circumstances specified in and prior to the time GrandSouth’s shareholders approve the merger agreement (i) to provide non-public information in response to a written acquisition proposal from a third party and (ii) participate in discussions or negotiations with a third party making such proposal, if, in each case, the acquisition proposal was not the result of a material violation of the provisions of the merger agreement relating to the solicitation of acquisition proposals, and if GrandSouth’s board, prior to taking any such actions, determines in good faith, after consultation with its outside legal counsel, that failure to take such actions would violate the GrandSouth board’s fiduciary duties under applicable law and, after consultation with its financial advisor and outside counsel, that such acquisition proposal constitutes a superior proposal;

•	the fact that the outside date under the merger agreement allows for sufficient time to complete the merger;

•	the GrandSouth board’s belief that the proposed merger with First Bancorp will generally be a tax-free transaction to GrandSouth’s shareholders with respect to First Bancorp common stock received by virtue of the merger;

•	the level of effort that First Bancorp must use under the merger agreement to obtain required regulatory approvals, and the prospects for such approvals being obtained in a timely fashion and without the imposition of any adverse conditions; and

•	its review of the potential costs associated with executing the merger agreement, including change in control, severance and related costs, as well as estimated advisor fees, which the GrandSouth board concluded were reasonable and would not affect the advice from, or the work performed by executive management of GrandSouth or GrandSouth’s financial advisors in connection with the evaluation of the merger and the merger agreement by GrandSouth’s board;

•	the complementary aspects of the GrandSouth and First Bancorp businesses, including customer focus, geographic coverage, business orientation and compatibility of the companies’ management operating styles;

•	the potential expense-saving and revenue-enhancing opportunities in connection with the merger, the related potential impact on the combined company’s earnings and the fact that the nature of the stock consideration would allow former GrandSouth shareholders to participate in the potential future upside as First Bancorp shareholders;

•	the anticipated effect of the acquisition on GrandSouth’s retained employees and the terms of severance for employees who would not be retained;

•	the long-term and short-term interests of GrandSouth and its shareholders, and the interests of GrandSouth’s employees, customers, creditors and suppliers, and the community and societal considerations of the communities in which GrandSouth maintains offices;

•	the financial analyses provided by Piper Sandler, GrandSouth’s financial advisor, regarding the merger, and its opinion, delivered to GrandSouth’s board on June 20, 2022, to the effect that, as of that date and subject to the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Piper Sandler in rendering its opinion, the exchange ratio to be received under the terms of the merger agreement was fair, from a financial point of view, to GrandSouth’s common shareholders;

•	its knowledge of the current environment in the financial services industry, including national, regional and local economic conditions, continued industry consolidation, increased regulatory burdens, evolving trends in technology and increasing nationwide and global competition, the current financial market conditions, the current environment for community banks, particularly in the Carolinas, and the likely effects of these factors on GrandSouth’s and the combined company’s potential growth, development, productivity, profitability and strategic options, and the historical prices of GrandSouth and First Bancorp common shares;

•	its knowledge of GrandSouth’s prospects as an independent entity, including challenges relating to increasing regulatory burdens and overhead expense, and GrandSouth’s ability to increase capital to support growth;

•	its knowledge of the strategic alternatives available to GrandSouth, including the challenges for organic growth by a financial institution of GrandSouth’s size; and

•	its belief that the merger is more favorable to GrandSouth’s shareholders than the alternatives to the merger, which belief was formed based on the careful review undertaken by the GrandSouth board, with the assistance of its management and outside legal and financial advisors.

GrandSouth’s board also considered potential risks and a variety of potential negative factors in connection with its deliberations concerning the merger agreement and the merger, including the following material factors (not in any relative order of importance):

•	the fact that, while GrandSouth expects that the merger will be consummated, there can be no assurance that all conditions to the parties’ obligations to complete the merger agreement will be satisfied, including the risk that certain regulatory approvals, the receipt of which are conditions to the consummation of the merger, might not be obtained, and, as a result, the merger may not be consummated;

•	the restrictions on the conduct of GrandSouth’s business prior to the completion of the merger, which are customary for public company merger agreements involving financial institutions, but which, subject to specific exceptions, could delay or prevent GrandSouth from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of GrandSouth absent the pending completion of the merger;

•	the significant risks and costs involved in connection with entering into or completing the merger, or failing to complete the merger in a timely manner, or at all, including as a result of any failure to obtain required regulatory approvals or shareholder approval, such as the risks and costs relating to diversion of management and employee attention from other strategic opportunities and operational matters, potential employee attrition, and the potential effect on business and customer relationships;

•	the fact that GrandSouth would be prohibited from soliciting acquisition proposals after execution of the merger agreement, and the possibility that the $7.2 million termination fee payable by GrandSouth upon the termination of the merger agreement under certain circumstances could discourage other potential acquirers from making a competing bid to acquire GrandSouth;

•	the fact that some of GrandSouth’s directors and executive officers have other interests in the merger that are different from, or in addition to, their interests as GrandSouth shareholders, including, but not limited to, the specific terms of the employment agreement offered to Mr. Schwiers; and

•	the possibility of litigation in connection with the merger.

Based on the factors described above, the GrandSouth board determined that the merger with First Bancorp and the merger of GrandSouth Bank with First Bank would be advisable and in the best interests of GrandSouth and its shareholders, and adopted the merger agreement and resolved to recommend its approval to the shareholders of GrandSouth.

The foregoing discussion of the information and factors considered by the GrandSouth board is not intended to be exhaustive but includes the material factors considered by the GrandSouth board. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the board did not find it useful, and did not attempt, to quantify, rank or otherwise assign relative weights to these factors. In considering the factors described above, individual members of the board may have given different weight to different factors. The GrandSouth board conducted an overall analysis of the factors described above including through discussions with, and questioning of, GrandSouth’s management and GrandSouth’s legal and financial advisors, and considered the factors overall to be favorable to, and to support, its determination to adopt the merger agreement and recommend its approval to GrandSouth’s shareholders.

GrandSouth’s board recommends that shareholders vote “FOR” the merger proposal.

Opinion of GrandSouth’s Financial Advisor

GrandSouth retained Piper Sandler to act as financial advisor to the GrandSouth board in connection with GrandSouth’s consideration of a possible business combination. GrandSouth selected Piper Sandler to act as its financial advisor because Piper Sandler is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Piper Sandler is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

Piper Sandler has acted as financial advisor to the GrandSouth board in connection with the proposed merger and participated in certain of the negotiations leading to the execution of the merger agreement. At the June 20, 2022 meeting at which the GrandSouth board considered the merger and the merger agreement, Piper Sandler delivered to the board of directors its oral opinion, which was subsequently confirmed in writing on June 20, 2022, to the effect that, as of such date, the exchange ratio was fair to the holders of GrandSouth’s common stock (including shares of GrandSouth preferred stock that will be converted into shares of GrandSouth common stock, on a one-for-one basis, immediately prior to the closing of the merger) from a financial point of view. The full text of Piper Sandler’s opinion is attached as Annex C to this proxy statement/prospectus. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Piper Sandler in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the full text of the opinion. Holders of GrandSouth stock are urged to read the entire opinion carefully in connection with their consideration of the proposed merger.

Piper Sandler’s opinion was directed to the board of directors of GrandSouth in connection with its consideration of the merger and the merger agreement and does not constitute a recommendation to any shareholder of GrandSouth as to how any such shareholder should vote at any meeting of shareholders called to consider and vote upon the approval of the merger and the merger agreement. Piper Sandler’s opinion was directed only to the fairness, from a financial point of view, of the exchange ratio to the holders of GrandSouth common stock and did not address the underlying business decision of GrandSouth to engage in the merger, the form or structure of the merger or any other transactions contemplated in the merger agreement, the relative merits of the merger as compared to any other alternative transactions or business strategies that might exist for GrandSouth or the effect of any other transaction in which GrandSouth might engage. Piper Sandler also did not express any opinion as to the fairness of the amount or nature of the compensation to be received in the merger by any GrandSouth officer, director or employee, or any class of such persons, if any, relative to the compensation to be received in the merger by any other shareholder. Piper Sandler’s opinion was approved by Piper Sandler’s fairness opinion committee.

In connection with its opinion, Piper Sandler reviewed and considered, among other things:

•	a draft of the merger agreement, dated June 18, 2022;

•	certain publicly available financial statements and other historical financial information of GrandSouth and its banking subsidiary, GrandSouth Bank, that Piper Sandler deemed relevant;

•	certain publicly available financial statements and other historical financial information of First Bancorp that Piper Sandler deemed relevant;

•	certain internal financial projections for GrandSouth for the years ending December 31, 2022 through December 31, 2025, as provided by the senior management of GrandSouth;

•	publicly available analyst earnings estimates for First Bancorp for the years ending December 31, 2022 through December 31, 2023, as well as a long-term annual earnings growth rate for the years ending December 31, 2024 and December 31, 2025 and estimated dividends per share for First Bancorp for the years ending December 31, 2022, through December 31, 2025, as provided by the senior management of First Bancorp;

•	the pro forma financial impact of the merger on First Bancorp based on certain assumptions relating to transaction expenses, purchase accounting adjustments and cost savings, as well as certain adjustments for current expected credit losses (CECL) accounting standards, as provided by the senior management of First Bancorp;

•	the publicly reported historical price and trading activity for GrandSouth common stock and First Bancorp common stock, including a comparison of certain stock market information for GrandSouth common stock and First Bancorp common stock and certain stock indices, as well as publicly available information for certain other similar companies, the securities of which are publicly traded;

•	a comparison of certain financial information for GrandSouth and First Bancorp with similar financial institutions for which information is publicly available;

•	the financial and non-financial terms of certain recent business combinations in the banking industry (on a regional and nationwide basis), to the extent publicly available;

•	the current market environment generally and the banking environment in particular; and

•	such other information, financial studies, analyses and investigations and financial, economic and market criteria as Piper Sandler considered relevant.

Piper Sandler also discussed with certain members of the senior management of GrandSouth and its representatives the business, financial condition, results of operations and prospects of GrandSouth and held similar discussions with certain members of the management of First Bancorp and its representatives regarding the business, financial condition, results of operations and prospects of First Bancorp.

In performing its review, Piper Sandler relied upon the accuracy and completeness of all of the financial and other information that was available to and reviewed by Piper Sandler from public sources, that was provided to Piper Sandler by GrandSouth or First Bancorp or their respective representatives, or that was otherwise reviewed by Piper Sandler, and Piper Sandler assumed such accuracy and completeness for purposes of rendering its opinion without any independent verification or investigation. Piper Sandler relied on the assurances of the respective managements of GrandSouth and First Bancorp that they were not aware of any facts or circumstances that would have made any of such information inaccurate or misleading. Piper Sandler was not asked to and did not undertake an independent verification of any of such information and Piper Sandler did not assume any responsibility or liability for the accuracy or completeness thereof. Piper Sandler did not make an independent evaluation or perform an appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of GrandSouth or First Bancorp, nor was Piper Sandler furnished with any such evaluations or appraisals. Piper Sandler rendered no opinion or evaluation on the collectability of any assets or the future performance of any loans of GrandSouth or First Bancorp. Piper Sandler did not make an independent evaluation of the adequacy of the allowance for loan losses of GrandSouth or First Bancorp, or of the combined entity after the merger, and Piper Sandler did not review any individual credit files relating to GrandSouth or First Bancorp. Piper Sandler assumed, with GrandSouth’s consent, that the respective allowances for loan losses for both GrandSouth and First Bancorp were adequate to cover such losses and would be adequate on a pro forma basis for the combined entity.

In preparing its analyses, Piper Sandler used certain internal financial projections for GrandSouth for the years ending December 31, 2022 through December 31, 2025, as provided by the senior management of GrandSouth. In addition, Piper Sandler used publicly available analyst earnings estimates for First Bancorp for the years ending December 31, 2022 and December 31, 2023, as well as a long-term annual earnings growth rate for the years ending December 31, 2024 and December 31, 2025 and estimated dividends per share for First Bancorp for the years ending December 31, 2022 and December 31, 2025 as provided by the senior management of First Bancorp. Piper Sandler also received and used in its pro forma analyses certain assumptions relating to transaction expenses, purchase accounting adjustments and cost savings, as well as certain adjustments for CECL accounting standards, as provided by the senior management of First Bancorp. With respect to the foregoing information, the respective senior managements of GrandSouth and First Bancorp confirmed to Piper Sandler that such information reflected (or in the case of the publicly available analyst estimates referred to above, were consistent with) the best currently available projections, estimates and judgments of senior management as to the future financial performance of GrandSouth and First Bancorp, respectively, and Piper Sandler assumed that the financial results reflected in such information would be achieved. Piper Sandler expressed no opinion as to such information, or the assumptions on which such information was based. Piper Sandler also assumed that there had been no material change in GrandSouth’s or First Bancorp’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to Piper Sandler. Piper Sandler assumed in all respects material to its analyses that GrandSouth and First Bancorp would remain as going concerns for all periods relevant to its analyses.

Piper Sandler also assumed, with GrandSouth’s consent, that (i) each of the parties to the merger agreement would comply in all material respects with all material terms and conditions of the merger agreement and all related agreements, that all of the representations and warranties contained in such agreements were true and correct in all material respects, that each of the parties to such agreements would perform in all material respects all of the covenants and other obligations required to be performed by such party under such agreements and that the conditions precedent in such agreements were not and would not be waived, (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on GrandSouth, First Bancorp, the merger or any related transactions, and (iii) the merger and any related transactions would be consummated in accordance with the terms of the merger agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements. Finally, with GrandSouth’s consent, Piper Sandler relied upon the advice that GrandSouth received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the merger and the other transactions contemplated by the merger agreement. Piper Sandler expressed no opinion as to any such matters.

Piper Sandler’s opinion was necessarily based on financial, economic, regulatory, market and other conditions as in effect on, and the information made available to Piper Sandler as of, the date thereof. Events occurring after the date thereof could materially affect Piper Sandler’s opinion. Piper Sandler has not undertaken to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring after the date thereof. Piper Sandler expressed no opinion as to the trading value of GrandSouth common stock or First Bancorp common stock at any time or what the value of GrandSouth common stock would be once it is actually received by the holders of First Bancorp common stock.

In rendering its opinion, Piper Sandler performed a variety of financial analyses. The summary below is not a complete description of all the analyses underlying Piper Sandler’s opinion or the presentation made by Piper Sandler to the GrandSouth board, but is a summary of the material analyses performed and presented by Piper Sandler. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Piper Sandler believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses to be considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Piper Sandler’s comparative analyses described below is identical to GrandSouth or First Bancorp and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or transaction values, as the case may be, of GrandSouth and First Bancorp and the companies to which they were compared. In arriving at its opinion, Piper Sandler did not attribute any particular weight to any analysis or factor that it considered. Rather, Piper Sandler made qualitative judgments as to the significance and relevance of each analysis and factor. Piper Sandler did not form an opinion as to whether any individual analysis or factor (positive or negative) considered in isolation supported or failed to support its opinion, rather, Piper Sandler made its determination as to the fairness of the exchange ratio to the holders of GrandSouth common stock on the basis of its experience and professional judgment after considering the results of all its analyses taken as a whole.

In performing its analyses, Piper Sandler also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of GrandSouth, First Bancorp, and Piper Sandler. The analyses performed by Piper Sandler are not necessarily indicative of actual values or future results, both of which may be significantly more or less favorable than suggested by such analyses. Piper Sandler prepared its analyses solely for purposes of rendering its opinion and provided such analyses to the GrandSouth board at its June 20, 2022 meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Piper Sandler’s analyses do not necessarily reflect the value of GrandSouth common stock or First Bancorp common stock or the prices at which GrandSouth or First Bancorp common stock may be sold at any time. The analyses of Piper Sandler and its opinion were among a number of factors taken into consideration by the GrandSouth board in making its determination to adopt the merger agreement and the analyses described below should not be viewed as determinative of the decision of the GrandSouth board with respect to the fairness of the exchange ratio.

Summary of Proposed Merger Consideration and Implied Transaction Metrics.

Piper Sandler reviewed the financial terms of the proposed merger. Pursuant to the terms of the merger agreement, at the effective time of the merger each share of GrandSouth common stock issued and outstanding immediately prior to the effective time of the transaction, except for certain shares as set forth in the merger agreement, shall be converted into the right to receive 0.910 of a share of First Bancorp common stock. Piper Sandler calculated an aggregate implied transaction value of approximately $181.0 million and an implied purchase price per share of $31.43 consisting of the implied value of 5,198,542 shares of GrandSouth common stock based on the closing price of First Bancorp common stock on June 17, 2022 and assuming the conversion of 282,828 shares of outstanding GrandSouth preferred stock into common stock and 655,983 options outstanding with a weighted average per share strike price of $18.22. Based upon financial information for GrandSouth as of or for the last twelve months (“LTM”) ended March 31, 2022 and the closing price of GrandSouth’s common stock on June 17, 2022, Piper Sandler calculated the following implied transaction metrics:

	60-Day Avg. Price		06/17/2022 Closing Price
Aggregate Transaction Multiples
Transaction Price / Tangible Book Value¹	210%		189%
Transaction Price / LTM Net Income	12.1	x	10.9	x
Transaction Price / Estimated 2022 Net Income²	12.0	x	10.8	x
Tangible Book Premium / Core Deposits (CDs > $100K)³	10.5%		8.5%
Tangible Book Premium / Core Deposits (CDs > $250K)³	9.7%		7.9%
Transaction Multiples per Share
Transaction Price Per Share / Tangible Book Value Per Share¹	199%		180%
Transaction Price Per Share / LTM Earnings Per Share	11.8	x	10.7	x
Transaction Price Per Share / Estimated 2022 Earnings Per Share²	11.6	x	10.5	x

1	Assumes the conversion of outstanding preferred stock into common stock

2	As provided by GrandSouth management

3	Jumbo time deposits as of March 31, 2022 per GrandSouth’s call report

Stock Trading History.

Piper Sandler reviewed the publicly available historical reported trading prices of GrandSouth common stock and First Bancorp common stock for the year-to-date and three-year periods ended June 17, 2022. Piper Sandler then compared the relationship between the movements in the price of GrandSouth common stock and First Bancorp common stock, respectively, to movements in their respective peer groups (as described below) as well as certain stock indices.

GrandSouth’s Year-to-Date Stock Performance

	Beginning Value 12/31/2021	Ending Value 6/17/2022
GrandSouth	100%	101.9%
GrandSouth Peer Group	100%	95.4%
S&P 500 Index	100%	77.1%
NASDAQ Bank Index	100%	79.9%

GrandSouth’s Three-Year Stock Performance

	Beginning Value 6/17/2019	Ending Value 6/17/2022
GrandSouth	100%	179.7%
GrandSouth Peer Group	100%	112.0%
S&P 500 Index	100%	127.2%
NASDAQ Bank Index	100%	111.3%

First Bancorp’s Year-to Date Stock Performance

	Beginning Value 12/31/2021	Ending Value 6/17/2022
First Bancorp	100%	75.5%
First Bancorp Peer Group	100%	86.3%
S&P 500 Index	100%	77.1%
NASDAQ Bank Index	100%	79.9%

First Bancorp’s Three-Year Stock Performance

	Beginning Value 6/17/2019	Ending Value 6/17/2022
First Bancorp	100%	96.0%
First Bancorp Peer Group	100%	112.1%
S&P 500 Index	100%	127.2%
NASDAQ Bank Index	100%	111.3%

Comparable Company Analyses.

Piper Sandler used publicly available information to compare selected financial information for GrandSouth with a group of financial institutions selected by Piper Sandler. The GrandSouth peer group included major exchange and over-the-counter traded banks and thrifts headquartered in the Southeast region with total assets between $1 billion and $1.5 billion, but excluded targets of announced merger transactions (the “GrandSouth Peer Group”). The GrandSouth Peer Group consisted of the following companies:

Auburn National Bancorporation, Inc.	Morris State Bancshares, Inc.
Benchmark Bankshares, Inc.	Mountain Commerce Bancorp, Inc.
Chesapeake Financial Shares, Inc.	Old Point Financial Corporation
Citizens Bancorp Investment, Inc.	Parkway Acquisition Corp.
Citizens Holding Company	Pinnacle Bankshares Corporation
Eagle Financial Services, Inc.	Security Federal Corporation
F&M Bank Corp.	South Atlantic Bancshares, Inc.
First National Corporation.	Thomasville Bancshares, Inc.
First Miami Bancorp, Inc	United Bancorporation of Alabama, Inc.

The analysis compared publicly available financial information for GrandSouth with corresponding data for the GrandSouth Peer Group as of or for the quarter ended March 31, 2022 (unless otherwise noted) with pricing data as of June 17, 2022. The table below sets forth the data for GrandSouth and the median, mean, low and high data for the GrandSouth Peer Group.

GrandSouth Comparable Company Analysis

		GrandSouth	GrandSouth	GrandSouth	GrandSouth
		Peer Group	Peer Group	Peer Group	Peer Group
	GrandSouth	Median	Mean	Low	High
Total assets ($mm)	1,253	1,313	1,278	1,007	1,500
Loans / Deposits (%)	84.4	63.7	66.3	42.1	97.7
Loan Loss Reserve / Gross Loans (%)	1.49	1.07	1.18	0.64	2.25
Non-performing assets1 2 / Total assets (%)	0.26	0.31	0.33	0.02	0.94
Tangible common equity / Tangible assets3 4 (%)	7.64	7.55	7.65	3.70	11.72
Tier 1 Leverage Ratio[5] (%)	8.86	8.64	8.86	7.26	11.12
Total RBC Ratio6 7(%)	14.57	13.98	14.53	12.02	19.32
CRE / Total RBC Ratio[8] (%)	238.7	211.6	214.0	134.1	350.1
MRQ Return on average assets (%)	1.35	0.89	0.92	0.48	1.63
MRQ Return on average equity (%)	16.65	10.88	11.05	5.85	20.15
MRQ Net interest margin (%)	4.42	3.16	3.08	2.20	4.04
MRQ Efficiency ratio (%)	58.2	69.0	67.9	41.0	82.2
MRQ Cost of Deposits[9] (%)	0.26	0.18	0.20	0.10	0.49
Price/Tangible book value[10] (%)	158	121	135	78	336
Price/LTM Earnings per share (x)	9.3	9.6	10.5	5.8	16.9
Price/2022 Estimated Earnings per share (x)	9.4	8.7	9.2	7.3	12.1
Price/2023 Estimated Earnings per share (x)	8.9	8.1	8.3	6.8	10.3
Current Dividend Yield (%)	1.9	2.3	2.4	0.0	5.3
Market value[11] ($mm)	151	109	134	49	393

1	Bank level, regulatory financial data as of or for the period ended March 31, 2022 for Morris State Bancshares, Inc, Mountain Commerce Bancorp, Inc, Citizens Holding Company, F&M Bank Corp., United Bancorporation of Alabama, Inc.
2	Nonperforming assets defined as nonaccrual loans and leases, renegotiated loans and leases, and real estate owned
3	Bank-level, regulatory financial data for Pinnacle Bankshares Corporation
4	Total common equity / total assets assumes the conversion of GrandSouth outstanding preferred stock into common stock
5	Bank-level, regulatory financial data for Morris State Bancshares, Inc, First National Corporation, Mountain Commerce Bancorp, Inc., Old Point Financial Corporation, Security Federal Corporation, South Atlantic Bancshares, Inc., F&M Bank Corp., United Bancorporation of Alabama, Inc., Pinnacle Bankshares Corporation
6	Bank-level, regulatory financial data for Morris State Bancshares, Inc, First National Corporation, Mountain Commerce Bancorp, Inc., Old Point Financial Corporation, Security Federal Corporation, South Atlantic Bancshares, Inc., F&M Bank Corp., United Bancorporation of Alabama, Inc., Pinnacle Bankshares Corporation
7	Total RBC Ratio not applicable to Eagle Financial Services, Inc., given the company has elected into the Community Bank Leverage Ratio framework
8	Bank-level, regulatory financial data for all peers except Citizens Bancorp Investment, Inc., Chesapeake Financial Shares, Inc., First Miami Bancorp, Inc.
9	Bank-level, regulatory financial data for South Atlantic Bancshares, Inc., Pinnacle Bancshares Corporation, Inc.
10	Price / Tangible Book Value assumes the conversion of GrandSouth outstanding preferred stock into common stock
11	Market capitalization assumes 5,481,370 common shares outstanding for GrandSouth

Note: Financial data for Citizens Bancorp Investment, Inc. and First Miami Bancorp, Inc. as of or for the period ending December 31, 2021.

Piper Sandler used publicly available information to perform a similar analysis for First Bancorp by comparing selected financial information for First Bancorp with a group of financial institutions selected by Piper Sandler. The First Bancorp peer group included major exchange traded banks and thrifts headquartered in the Southeast region with total assets between $5 billion and $20 billion, but excluded targets of announced merger transactions and Live Oak Bancshares, Inc. (the “First Bancorp Peer Group”). The First Bancorp Peer Group consisted of the following companies:

Amerant Bancorp Inc.	Seacoast Banking Corporation of Florida
Atlantic Union Bancshares Corporation	ServisFirst Bancshares, Inc.
City Holding Company	The First Bancshares, Inc.
FB Financial Corporation	TowneBank
Home Bancshares, Inc. (Conway, AR)	Trustmark Corporation
Renasant Corporation	WesBanco, Inc.

The analysis compared publicly available financial information for First Bancorp with corresponding data for the First Bancorp Peer Group as of or for the quarter ended March 31, 2022 (unless otherwise noted) with pricing data as of June 17, 2022. The table below sets forth the data for First Bancorp and the median, mean, low and high data for the First Bancorp Peer Group.

First Bancorp Comparable Company Analysis

		First Bancorp	First Bancorp	First Bancorp	First Bancorp
	First	Peer Group	Peer Group	Peer Group	Peer Group
	Bancorp	Median	Mean	Low	High
Total assets ($mm)	10,652	16,003	13,784	6,012	19,782
Loans / Deposits (%)	64.6	71.6	73.5	54.6	99.0
Loan Loss Reserve / Gross Loans (%)	1.35	1.13	1.20	0.49	2.34
Non-performing assets1 / Total assets (%)	0.46	0.37	0.35	0.10	0.73
Tangible common equity/Tangible assets (%)	7.22	8.13	8.26	6.74	9.98
Tier 1 Leverage Ratio (%)	9.60	9.37	9.54	7.67	11.72
Total RBC Ratio (%)	14.99	15.91	15.80	11.43	21.58
CRE / Total RBC Ratio (%)	278.5	219.9	221.8	150.2	294.1
MRQ Return on average assets (%)	1.29	1.06	1.05	0.67	1.51
MRQ Return on average equity (%)	11.23	8.45	9.25	5.88	19.82
MRQ Net interest margin (%)	3.16	2.88	2.90	2.55	3.21
MRQ Efficiency ratio (%)	48.6	58.3	59.4	30.8	79.3
MRQ Cost of Deposits (%)	0.08	0.14	0.15	0.06	0.38
Price/Tangible book value (%)	167	156	180	129	353
Price/LTM Earnings per share (x)	10.6	10.6	12.1	8.9	19.2
Price/2022 Estimated Earnings per share (x)	8.5	11.6	12.3	9.2	16.5
Price/2023 Estimated Earnings per share (x)	8.2	10.4	11.0	8.6	14.8
Current Dividend Yield (%)	2.5	3.1	2.7	1.2	4.3
Market value ($mm)	1,231	1,852	2,033	585	4,185

1	Nonperforming assets defined as nonaccrual loans and leases, renegotiated loans and leases, and real estate owned

Analysis of Precedent Transactions.

Piper Sandler reviewed two groups of merger and acquisition transactions, including a regional and nationwide group. The regional group consisted of bank and thrift transactions announced between January 1, 2021 and June 17, 2022 with targets headquartered in the Southeast region, as defined by S&P Global Intelligence, with total assets between $500 million and $2 billion, but excluded transactions with private investors and transactions with undisclosed deal values (the “Regional Precedent Transactions”). The nationwide group consisted of nationwide bank and thrift transactions announced between January 1, 2022 and June 17, 2022 with targets with total assets between $500 million and $2 billion, but excluded deals with private investors and deals with undisclosed deal value (the “Nationwide Precedent Transactions”).

The Regional Precedent Transactions group was composed of the following transactions:

Acquiror	Target

F.N.B. Corp.	UB Bancorp
DFCU Financial	First Citrus Bancorp, Inc.
Seacoast Banking Corporation of Florida	Drummond Banking Company
United Community Banks Inc.	Progress Financial Corporation
The First Bancshares	Beach Bancorp Inc.
Seacoast Banking Corporation of Florida	Apollo Bancshares/Apollo Bank
Lake Michigan CU	Pilot Bancshares, Inc.
Simmons First National Corp. Simmons First National Corp.	Landmark Community Bank Triumph Bancshares Inc.
United Bankshares Inc. First Bancorp United Community Banks Inc. Colony Bankcorp Inc. Peoples Bancorp Inc. Seacoast Banking Corporation of Florida BancorpSouth Bank	Community Bankers Trust Corporation Select Bancorp Inc. Aquesta Financial Holdings SouthCrest Financial Group Inc. Premier Financial Bancorp, Inc. Legacy Bank of Florida FNS Bancshares Inc.

The Nationwide Precedent Transactions group was composed of the following transactions:

Acquiror	Target

CrossFirst Bankshares Inc. F.N.B. Corp.	Farmers & Stockmens Bank UB Bancorp
Brookline Bancorp, Inc.	PCSB Financial Corp.
DFCU Financial	First Citrus Bancorp, Inc.
Seacoast Banking Corporation of Florida United Community Banks Inc. The First Bancshares	Drummond Banking Company Progress Financial Corp. Beach Bancorp Inc.
National Bank Holdings Corp.	Community Bancorp
National Bank Holdings Corp.	Bancshares of Jackson Hole Inc.
Nicolet Bancshares Inc.	Charter Bankshares Inc.
Seacoast Banking Corporation of Florida	Apollo Bancshares/Apollo Bank
Hometown Financial Group MHC	Randolph Bancshares Inc.
Farmers National Banc Corp.	Emclaire Financial Corp.
Arizona FCU	Horizon Community Bank
Fulton Financial Corporation	Prudential Bancorp Inc.
Origin Bancorp Inc.	BT Holdings Inc.
BAWAG Group AG	Peak Bancorp
Bank First Corporation	Denmark Bancshares Inc.

Using the latest publicly available information prior to the announcement of the relevant transaction, Piper Sandler reviewed the following transaction metrics: transaction price to last-twelve-months earnings per share, transaction price to tangible book value per share, pay-to-trade ratio (defined as the transaction price to tangible book value as a percentage of the buyer’s then-current price to tangible book value), core deposit premium, and 1-day market premium. Piper Sandler compared the indicated transaction metrics for the merger to the median, mean, low and high metrics of the Regional Precedent Transactions group as well as to the median, mean, low and high metrics of the Nationwide Precedent Transactions group.

		Regional Precedent Transactions
	First Bancorp / GrandSouth	Median	Mean	Low	High
Transaction Price / LTM Earnings Per Share (x)	10.7	14.2	15.6	9.2	23.8
Transaction Price / Tangible Book Value Per Share (%)	180	167	172	139	217
Pay-To-Trade (%)	108	92	94	75	129
Tangible Book Value Premium to Core Deposits (%)	8.5	9.4	9.0	4.4	16.2
1-Day Market Premium (%)	14.3	28.6	31.4	8.3	66.5

		Nationwide Precedent Transactions
	First Bancorp / GrandSouth	Median	Mean	Low	High
Transaction Price / LTM Earnings Per Share (x)	10.7	14.3	15.4	9.2	26.5
Transaction Price / Tangible Book Value Per Share (%)	180	165	166	107	211
Pay-To-Trade (%)	108	93	95	68	120
Tangible Book Value Premium to Core Deposits (%)	8.5	8.2	7.4	1.7	11.1
1-Day Market Premium (%)	14.3	29.6	34.7	10.2	63.3

Net Present Value Analyses.

Piper Sandler performed an analysis that estimated the net present value of GrandSouth common stock assuming GrandSouth performed in accordance with certain internal financial projections for GrandSouth for the years ending December 31, 2022 through December 31, 2025, as provided by the senior management of GrandSouth. To approximate the terminal value of a share of GrandSouth common stock at June 17, 2022, Piper Sandler applied price to 2025 earnings multiples ranging from 8.0x to 12.0x and multiples of 2025 tangible book value ranging from 100% to 160%. The terminal values were then discounted to present values using different discount rates ranging from 10.0% to 14.0%, which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of GrandSouth common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of GrandSouth common stock of $27.40 to $45.79 when applying multiples of earnings and $20.37 to $35.80 when applying multiples of tangible book value.

Earnings Per Share Multiples

Discount
Rate	8.0x	9.0x	10.0x	11.0x	12.0x
10.0%	$31.23	$34.87	$38.51	$42.15	$45.79
11.0%	$30.21	$33.73	$37.25	$40.77	$44.29
12.0%	$29.24	$32.64	$36.04	$39.44	$42.85
13.0%	$28.30	$31.59	$34.88	$38.17	$41.46
14.0%	$27.40	$30.59	$33.77	$36.96	$40.14

Tangible Book Value Per Share Multiples

Discount
Rate	100%	115%	130%	145%	160%
10.0%	$23.18	$26.34	$29.49	$32.65	$35.80
11.0%	$22.43	$25.48	$28.53	$31.58	$34.63
12.0%	$21.72	$24.66	$27.61	$30.56	$33.51
13.0%	$21.03	$23.88	$26.73	$29.58	$32.44
14.0%	$20.37	$23.13	$25.89	$28.65	$31.41

Piper Sandler also considered and discussed with the GrandSouth board how this analysis would be affected by changes in the underlying assumptions, including variations with respect to earnings. To illustrate this impact, Piper Sandler performed a similar analysis, assuming GrandSouth’s earnings varied from 20.0% above projections to 20.0% below projections. This analysis resulted in the following range of per share values for GrandSouth’s common stock, applying the price to 2025 earnings multiples range of 8.0x to 12.0x referred to above and a discount rate of 11.36%.

Earnings Per Share Multiples

Annual Estimate
Variance	8.0x	9.0x	10.0x	11.0x	12.0x
(20.0%)	$24.29	$27.08	$29.86	$32.64	$35.42
(10.0%)	$27.08	$30.20	$33.33	$36.46	$39.59
0.0%	$29.86	$33.33	$36.81	$40.29	$43.76
10.0%	$32.64	$36.46	$40.29	$44.11	$47.93
20.0%	$35.42	$39.59	$43.76	$47.93	$52.10

Piper Sandler also performed an analysis that estimated the net present value per share of First Bancorp common stock, assuming First Bancorp performed in accordance with publicly available analyst earnings estimates for First Bancorp for the years ending December 31, 2022 and December 31, 2023, as well as a long-term annual earnings growth rate for the years ending December 31, 2024 and December 31, 2025 and estimated dividends per share for First Bancorp for the years ending December 31, 2022 through December 31, 2025, as provided by the senior management of First Bancorp. To approximate the terminal value of a share of First Bancorp common stock at June 17, 2022, Piper Sandler applied price to 2025 earnings multiples ranging from 10.0x to 14.0x and multiples of 2025 tangible book value ranging from 140% to 200%. The terminal values were then discounted to present values using different discount rates ranging from 7.0% to 11.0%, which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of First Bancorp common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of First Bancorp common stock of $34.76 to $54.50 when applying multiples of earnings and $35.20 to $56.26 when applying multiples of tangible book value.

Earnings Per Share Multiples

Discount
Rate	10.0x	11.0x	12.0x	13.0x	14.0x
7.0%	$39.73	$43.42	$47.12	$50.81	$54.50
8.0%	$38.41	$41.97	$45.54	$49.10	$52.67
9.0%	$37.14	$40.58	$44.03	$47.47	$50.92
10.0%	$35.92	$39.25	$42.58	$45.91	$49.24
11.0%	$34.76	$37.98	$41.20	$44.41	$47.63

Tangible Book Value Per Share Multiples

Discount
Rate	140%	155%	170%	185%	200%
7.0%	$40.23	$44.24	$48.25	$52.25	$56.26
8.0%	$38.89	$42.76	$46.63	$50.50	$54.37
9.0%	$37.61	$41.34	$45.08	$48.82	$52.56
10.0%	$36.38	$39.99	$43.60	$47.22	$50.83
11.0%	$35.20	$38.69	$42.18	$45.68	$49.17

Piper Sandler also considered and discussed with the GrandSouth board of directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to earnings. To illustrate this impact, Piper Sandler performed a similar analysis assuming First Bancorp’s earnings varied from 20.0% above estimates to 20.0% below estimates. This analysis resulted in the following range of per share values for First Bancorp common stock, applying the price to 2025 earnings multiples range of 10.0x to 14.0x referred to above and a discount rate of 8.76%.

Earnings Per Share Multiples

Annual Estimate
Variance	10.0x	11.0x	12.0x	13.0x	14.0x
(20.0%)	$30.49	$33.27	$36.04	$38.82	$41.60
(10.0%)	$33.96	$37.09	$40.21	$43.34	$46.46
0.0%	$37.43	$40.91	$44.38	$47.85	$51.33
10.0%	$40.91	$44.73	$48.55	$52.37	$56.19
20.0%	$44.38	$48.55	$52.71	$56.88	$61.05

Piper Sandler noted that the net present value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

Pro Forma Transaction Analysis.

Piper Sandler analyzed certain potential pro forma effects of the merger on First Bancorp assuming the transaction closes on December 31, 2022. Piper Sandler utilized the following information and assumptions: (a) estimated net income for GrandSouth for the years ending December 31, 2022 through December 31, 2025, as provided by senior management of GrandSouth, (b) publicly available analyst earnings estimates for First Bancorp for the years ending December 31, 2022 and December 31, 2023, as well as a long-term annual earnings growth rate for the years ending December 31, 2024 and December 31, 2025 and estimated dividends per share for First Bancorp for the years ending December 31, 2022 through December 31, 2025, as provided by the senior management of First Bancorp, and (c) certain assumptions relating to transaction expenses, purchase accounting adjustments and cost savings, certain adjustments for CECL accounting standards, as provided by senior management of First Bancorp. The analysis indicated that the transaction could be accretive to First Bancorp’s estimated earnings per share (excluding one-time transaction costs and expenses) in the years ending December 31, 2023 through December 2025 and dilutive to First Bancorp’s estimated tangible book value per share at close and in the years ending December 31, 2023 and December 31, 2024 and accretive to First Bancorp’s estimated tangible book value per share in the year ending December 31, 2025.

In connection with this analysis, Piper Sandler considered and discussed with the GrandSouth board how the analysis would be affected by changes in the underlying assumptions, including the impact of final purchase accounting adjustments determined at the closing of the transaction, and noted that the actual results achieved by the combined company may vary from projected results and the variations may be material.

Piper Sandler’s Relationship.

Piper Sandler is acting as GrandSouth’s financial advisor in connection with the merger and will receive a fee for such services in an amount equal to 1.30% of the aggregate purchase price, 75% of which fee is contingent upon the closing of the merger. At the time of announcement of the merger Piper Sandler’s fee was approximately $2.35 million. Piper Sandler also received a $200,000 fee from GrandSouth upon rendering its opinion, which opinion fee will be credited in full towards the portion of the transaction fee which will become payable to Piper Sandler upon closing of the transaction. GrandSouth has also agreed to indemnify Piper Sandler against certain claims and liabilities arising out of Piper Sandler’s engagement and to reimburse Piper Sandler for certain of its out-of-pocket expenses incurred in connection with Piper Sandler’s engagement.

Piper Sandler did not provide any investment banking services to GrandSouth in the two years preceding the date of its opinion, nor did Piper Sandler provide any investment banking services to First Bancorp in the two years preceding the data of its opinion. In the ordinary course of Piper Sandler’s business as a broker-dealer, Piper Sandler may purchase securities from and sell securities to GrandSouth and First Bancorp. Piper Sandler may also actively trade the equity and debt securities of GrandSouth and First Bancorp for Piper Sandler’s account and for the accounts of Piper Sandler’s customers.

Interests of GrandSouth’s Directors and Executive Officers in the Merger

In considering the recommendations of the GrandSouth board with respect to the merger, you should be aware that executive officers and members of the GrandSouth board have agreements or arrangements that provide them with interests in the merger, including financial interests, which may be different from, or in addition to, the interests of the other shareholders of GrandSouth. The GrandSouth board was aware of these interests during its deliberations of the merits of the merger and in determining to recommend to GrandSouth shareholders that they vote for the merger proposal. The amounts set forth in the discussions below regarding director and executive officer compensation are based on compensation levels as of the date of this proxy statement/prospectus unless otherwise specified.

Indemnification and Insurance

For a period of six years after the effective time of the merger, First Bancorp has agreed to indemnify, defend, and hold harmless the present and former directors and executive officers of GrandSouth against all liabilities arising out of actions or omissions arising out of their service as directors, officers, employees, or agents of GrandSouth or, at GrandSouth’s request, of another corporation, partnership, joint venture, trust, or other enterprise occurring at or prior to the effective time (including the merger and the other transactions contemplated by the merger agreement) to the fullest extent permitted by applicable law and by GrandSouth’s articles of incorporation and bylaws in effect on the date of the merger agreement, including provisions related to advances of expenses incurred in the defense of any litigation and regardless of whether First Bancorp is insured against any such matter.

Prior to the effective time of the merger, First Bancorp has agreed to purchase, or will direct GrandSouth to purchase, an extended reporting period endorsement under GrandSouth’s existing directors’ and officers’ liability insurance coverage for acts or omissions occurring prior to the effective time of the merger by the directors and officers currently covered under GrandSouth’s existing insurance coverage. This endorsement will provide such GrandSouth directors and officers with coverage for a period of six years following the effective time of the merger.

Existing Employment Agreements and Salary Continuation Agreement

GrandSouth and GrandSouth Bank previously entered into employment agreements with two of their three executive officers: J.B. Schwiers (President and Chief Executive Officer of GrandSouth Bank and President and Chief Operating Officer of GrandSouth) and J.B. Garrett (Chief Financial Officer of GrandSouth and GrandSouth Bank), as well as three non-executive officers. Neither GrandSouth nor GrandSouth Bank have entered into an employment agreement with Mason Y. Garrett (Chief Executive Officer and Chairman of GrandSouth).

Pursuant to his employment agreement, following a change in control, such as the merger, Mr. Schwiers will be entitled to receive the compensation and benefits that would otherwise have been payable to him over the three year period subsequent to the change in control, regardless as to whether he is terminated. Mr. Schwiers’ employment agreement provides that in the event the aggregate of all payments and benefits made to him constitute an “excess parachute payment” as such term is defined in Section 280G(b) of the Code, such payments and benefits will be reduced or eliminated to the extent necessary to ensure that such payments and benefits will not be deemed to constitute an “excess parachute payment” (which we refer to as a “280G cutback provision”).

J.B. Garrett’s employment agreement provides that in the event he is terminated without “cause” or for “good reason” within two years of a change in control, such as the merger, he will be entitled to receive the compensation and benefits that would otherwise have been payable to him over the three year period subsequent to the termination. Mr. Garrett’s employment agreement also contains an optional 280G cutback provision, effective at his discretion. It is anticipated that Mr. Garrett will, to the extent necessary, voluntarily agree to have the payments and benefits he is entitled to under his employment agreement reduced to the minimum extent necessary to avoid the imposition of any excise taxes on such payments.

GrandSouth Bank previously entered into a Salary Continuation Agreement with Mr. Schwiers that provides for an annual supplemental retirement benefit of $100,000 to be paid in 12 equal monthly installments payable on the first day of each month, beginning with the month immediately after the month in which he attains the normal retirement age, otherwise 65 years of age, and for a 15-year term certain period, unless a separation from service occurs before his normal retirement age. The benefits under the Salary Continuation Agreement do not accelerate vesting or payment of amounts upon a change in control.

Subject to the assumptions and limitations discussed in this section and in this proxy statement/prospectus under the section “The Merger—Merger-Related Compensation for GrandSouth’s Named Executive Officers,” and assuming the effective time of the merger occurred on September 30, 2022, the aggregate value of the benefits and amounts that each of GrandSouth’s executive officers would be entitled to receive in the event of a qualifying termination of employment as a result of the merger are approximately as follows:  Mason Y. Garrett – $0; J.B. Schwiers – $2,553,422 and J.B. Garrett – $1,029,638. Applying the same assumptions and limitations, an additional aggregate amount of $2,871,272 would be payable to three non-executive officers in the event of qualifying terminations of employment as a result of the merger.

New Employment and Consulting Agreements

Following the execution of the merger agreement, First Bancorp and First Bank entered into an employment agreement with Mr. Schwiers, President and Chief Executive Officer of GrandSouth Bank and President and Chief Operating Officer of GrandSouth. A copy of the employment agreement is attached to, and incorporated by reference into, this proxy statement/prospectus as Annex D.

Mr. Schwiers’ employment agreement provides for the employment of Mr. Schwiers as President – South Carolina Banking of First Bancorp and First Bank, for a one-year term commencing upon the effective time of the merger and renewing annually unless either party gives written notice of non-renewal. He will receive a base salary of $510,000 and will be entitled to participate in all annual incentive plans of First Bank and be eligible for an annual incentive payment opportunity of up to 40% of his base salary based on the performance of First Bank’s South Carolina commercial and retail banking operations. In addition, as compensation for additional duties and responsibilities to be assigned to Mr. Schwiers in connection with the conversion of the core processing and other systems of GrandSouth Bank to those of First Bank and the integration of GrandSouth Bank’s operations and employees into those of First Bank, he will receive a bonus of $300,000 payable within 30 calendar days following completion of conversion of the core processing and other systems of GrandSouth Bank to those of First Bank. He will also be entitled to receive an inducement grant, made as soon as practicable following the effective time of the merger, of 28,360 restricted shares of First Bancorp common stock. These restricted shares will vest on the third anniversary of the date of grant, subject to his continuous employment by First Bank throughout such vesting period. The employment agreement also provides for severance payments equal to (i) 1.0 times his then base salary if First Bank terminates his employment without cause or if he terminates employment for “good reason” prior to the expiration of his employment agreement, or (ii) 2.99 times his then base salary if First Bank terminates his employment without cause within 12 months following a change in control or if he terminates employment for “good reason” within 12 months following a change in control. Also, as consideration for agreeing to certain additional non-compete and non-solicit covenants for a period following the end of his employment (which we refer to as the “restricted period”), Mr. Schwiers will receive the sum of $575,000 payable in 12 equal monthly instalments during the restricted period.

It is anticipated that J.B. Garrett’s existing employment agreement will be terminated in connection with the closing of the merger. In order to secure Mr. Garrett’s continued assistance and support for a period of time following the merger, First Bancorp and First Bank have entered into a six-month consulting agreement with Mr. Garrett pursuant to which Mr. Garrett will be paid $16,667 per month as compensation for providing certain consulting services. Also, as consideration for agreeing to certain additional non-compete and non-solicit covenants for a period following the end of his employment (which we refer to as the “restricted period”), Mr. Garrett will receive the sum of $150,000 payable in 12 equal monthly instalments during the restricted period. A copy of Mr. Garrett’s consulting agreement is attached to, and incorporated by reference into, this proxy statement/prospectus as Annex E.

Support Agreements

As an inducement to and a condition to First Bancorp’s willingness to enter into the merger agreement, each of the directors and executive officers of GrandSouth and GrandSouth Bank entered into a support agreement with First Bancorp.

Pursuant to the support agreements, the directors and executive officers of GrandSouth have agreed to vote their shares of GrandSouth stock in favor of the merger agreement and not sell or otherwise dispose their shares, except with the prior approval of First Bancorp; provided that such support agreements terminate at the effective time of the merger, in the event that the merger agreement is terminated in accordance with its terms or in the event the GrandSouth board withdraws its recommendation in favor of the merger or approves or recommends an acquisition proposal from another party. As of the record date, the directors and executive officers of GrandSouth and GrandSouth Bank were entitled to vote approximately (i) 1,646,765 shares, or approximately 31.5% of the outstanding shares of GrandSouth common stock, and (ii) 27,087 shares, or approximately 9.6%, of the outstanding shares of GrandSouth preferred stock. For more information regarding the support agreements, see the section of this proxy statement/prospectus entitled “The Merger Agreement—Support Agreements” beginning on page 66.

Appointment of GrandSouth Directors

As of the effective time of the merger, First Bancorp will increase the size of the First Bancorp board to 16 members and appoint two current members of the GrandSouth board, as approved by First Bancorp, to the boards of directors of First Bancorp and First Bank. GrandSouth has designated, and First Bancorp has approved Mason Y. Garrett and J. Randolph Potter to be appointed to the boards of First Bancorp and First Bank. Members of the First Bancorp board are expected to receive compensation consistent with the compensation paid to current non-employee directors of First Bancorp, as described in the definitive proxy statement for First Bancorp’s 2022 annual meeting of shareholders, which was filed with the SEC on March 22, 2022, and is incorporated by reference into this proxy statement/prospectus. For 2022, such compensation included an annual cash retainer fee of $32,000 and a grant of shares of First Bancorp common stock with a value of approximately $32,000.

GrandSouth Stock Options

The directors and executive officers of GrandSouth held stock options to purchase an aggregate of 209,183 shares of common stock as of the record date. As of the record date, 131,183 of the outstanding options held by the directors and executive officers were fully vested. See “Security Ownership of Certain Beneficial Owners and Management of GrandSouth” on page 77 of this proxy statement/prospectus for additional information on the number of vested stock options held by each of the GrandSouth directors and executive officers. At the effective time of the merger, any unvested options to purchase shares of GrandSouth common stock will accelerate under applicable change in control provisions in the GrandSouth Option Plans and each outstanding and unexercised stock option will convert into an option to acquire First Bancorp common stock, adjusted based on the 0.91 exchange ratio. As of the record date, 78,000 of the outstanding options held by the directors and executive officers were unvested. As of the record date, the aggregate value of the unvested stock options held by GrandSouth’s directors for which vesting will be accelerated is $1,195,560.

For an estimate of the value of the stock options held by the GrandSouth’s named executive officers for which vesting will be accelerated, see “Merger-Related Compensation for GrandSouth’s Named Executive Officers—Golden Parachute Compensation” below.

Merger-Related Compensation for GrandSouth’s Named Executive Officers

Golden Parachute Compensation

The following table sets forth the information required by Item 402(t) of Regulation S-K promulgated by the SEC, regarding certain merger-related compensation that the GrandSouth named executive officers may be entitled to receive pursuant to their existing agreements with GrandSouth. The amounts are calculated assuming that (i) the effective date of the merger occurred on September 30, 2022 (which is an assumed date solely for the purposes of calculations in this section), (ii) Mr. J.B. Garrett experiences a qualifying termination immediately following the merger, and (iii) the amounts below are determined using a price per share of GrandSouth common stock of $30.66, the average closing price per share over the first five business days following the announcement of the merger agreement, and are based on GrandSouth equity awards that were outstanding as of June 1, 2022. The merger-related compensation payable to the GrandSouth named executive officers is subject to a non-binding advisory vote of holders of GrandSouth common stock, as described under “Proposal No. 2 – Merger-Related Compensation Proposal” beginning on page 31.

The calculations in the table do not include amounts that GrandSouth’s named executive officers were already entitled to receive or vested in as of the date of this prospectus/proxy statement. In addition, these amounts do not reflect compensation actions that may occur after the date of this prospectus/proxy statement but before the effective time of the merger. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.

Golden Parachute Compensation

Name	Cash(1)	Equity(2)	Pension/ NQDC(3)	Perquisites/ Benefits(4)	Tax Reimbursement	Other	Total
Mason Y. Garrett	$—	$—	—	$—	—	—	$—
John B. Schwiers	$2,222,364	$331,058	—	$—	—	—	$2,553,422
John B. Garrett	$864,109	$165,529	—	$—	—	—	$1,029,638

(1)	Cash.

a)	With respect to Mr. Schwiers, the amount in this column reflects a “single trigger” lump sum cash payment to which he is entitled under his employment agreement following consummation of the merger. Mr. Schwiers’ employment agreement provides that this “single trigger” payment amount is equal to (1) three times the sum of (x) executive’s annual salary, plus (y) the executive’s three-year average bonus, plus (z) annual benefits and (2) a pro-rated 2022 bonus in the amount of $187,500.

b)	With respect to Mr. J.B. Garrett, the amount in this column reflects a “double-trigger” lump sum cash payment to which he is entitled under his employment agreement if he experiences a qualifying termination in the period ending 24 months following the merger. Mr. Garrett’s employment agreement provides that this “double trigger” payment amount is equal to (1) three times the sum of (x) executive’s annual salary, plus (y) the executive’s three-year average bonus, plus (z) annual benefits and (2) a pro-rated 2022 bonus in the amount of $56,250.
c)	As noted above, Mr. Schwiers’ employment agreement is subject to a 280G cutback provision, and Mr. J.B. Garrett’s employment agreement is subject to an optional 280G cutback provision whereby payments deemed “parachute payments” as defined in section 280G(b)(2) of the Code would be subject to reduction to the minimum extent necessary that will result in no portion of the benefit payments being subject to the tax imposed by section 4999 of the Code or cause a disallowance of the compensation deduction for the employer. The amounts disclosed in the table above do not reflect any such reductions.
(2)	Equity. The amounts in this column reflect the value of “single trigger” vesting of each executive’s unvested GrandSouth stock options. At the effective time of the merger, any unvested options to purchase shares of GrandSouth common stock will accelerate under applicable change in control provisions in the GrandSouth Option Plans and each outstanding and unexercised stock option will be converted into a stock option to purchase shares of First Bancorp common stock, adjusted for the 0.91 exchange ratio.
(3)	Pension/NQDC. Mr. Schwiers is the only named executive officer subject to a Salary Continuation Agreement. Mr. Schwiers is one-third vested in the Salary Continuation Agreement, which does not accelerate vesting or payment upon a change in control, such as the merger. Further, for purposes of the calculation in this table, GrandSouth has assumed that his Salary Continuation Agreement will be assumed by First Bancorp and paid out according to its terms.
(4)	Estimated payments relating to perquisites and other benefits are included in the cash payment for each executive.

Public Trading Markets

First Bancorp common stock is listed for trading on the NASDAQ GSM under the symbol “FBNC” and GrandSouth common stock is quoted on the OTCQX under the symbol “GRRB.” Upon completion of the merger, GrandSouth common stock will no longer be quoted on the OTCQX and will be de-registered under the Exchange Act. It is a condition to each party’s obligations to complete the merger that the First Bancorp common stock to be issued pursuant to the merger agreement be authorized for listing on the NASDAQ GSM (subject to official notice of issuance). Following the merger, shares of First Bancorp common stock will continue to be traded on the NASDAQ GSM under the symbol “FBNC.”

First Bancorp’s Dividend Policy

Subject to the approval of the board of directors of the surviving corporation, it is the current intention of First Bancorp that, following the completion of the merger, the quarterly dividend of $0.20 on First Bancorp common stock will remain unchanged. However, the First Bancorp board may change its dividend policy at any time and no assurances can be given that dividends will continue to be paid by the surviving corporation or that dividends, if paid, will not be reduced or eliminated in future periods because any such dividend would be dependent upon the surviving corporation’s future earning, capital requirements and financial condition. In addition, the payment of dividends by bank holding companies is subject to legal and regulatory limitations. Special cash dividends, stock dividends or returns of capital may, to the extent permitted by the policies and regulations of the Federal Reserve Board, be paid in addition to, or in lieu of, regular cash dividends. Dividends from First Bancorp will depend, in large part, upon receipt of dividends from First Bank, and any other banks which First Bancorp acquires, because First Bancorp will have limited sources of income other than dividends from First Bank. For further information, see the section of this proxy statement/prospectus entitled “Comparative Market Prices and Dividends” beginning on page 75.

Dissenters’ Rights in the Merger

Overview

Under South Carolina law, holders of GrandSouth common and preferred stock will be entitled to dissent from the merger and to obtain payment in cash of the fair value of his or her shares of GrandSouth common and preferred stock. Shareholders who receive a fair value cash payment will not be entitled to receive the merger consideration offered in the merger. If you are contemplating exercising your right to dissent, we urge you to read carefully the provisions of Chapter 13 of the SCBCA, a copy of which is attached to this proxy statement/prospectus as Annex B and which qualify in all respects the following discussion of those provisions, and consult with your legal counsel before electing or attempting to exercise these rights.

Unless otherwise required by context, all references in Sections 33-13-101 to 33-13-310 of the SCBCA and in this section to a “shareholder” are to the holder of record or the beneficial owner of the shares of GrandSouth common and preferred stock as to which dissenters’ rights are asserted.

Requirements of Dissenters’ Rights

If you wish to assert your right to dissent to the merger, you must satisfy all of the following conditions:

•	you must deliver to GrandSouth, before the vote on the merger proposal is taken, written notice of your intent to demand payment for your shares if the merger is effectuated. This notice must be in addition to and separate from any proxy or vote against the merger. Neither voting against, abstaining from voting, nor failing to vote on the merger will constitute a notice within the meaning of Chapter 13 of the SCBCA; and

•	you must not vote your shares in favor of the merger proposal. A failure to vote will satisfy this requirement, as will a vote against the merger proposal, but a vote in favor of the merger proposal, by proxy or in person, or the return of a signed proxy which does not either specify a vote against the merger proposal or contain a direction to abstain, will constitute a waiver of the shareholder’s dissenters’ rights with respect to all of such shareholder’s shares. (A vote in favor of the merger proposal cast by the holder of a proxy solicited by GrandSouth will not disqualify you from demanding payment for your shares.)

If you do not satisfy the above requirements and the merger become effective, you will not be entitled to payment for your shares under the provisions of Chapter 13 of the SCBCA.

Required Notice to GrandSouth

If you desire to assert dissenters’ rights, your written notice should be addressed to:

GrandSouth Bancorporation

381 Halton Road

Greenville, South Carolina 29607

Attention: J.B. Garrett, Chief Financial Officer

This notice should be executed by the shareholder of record desiring to assert dissenters’ rights. A beneficial owner may assert dissenters’ rights only if the beneficial owner dissents with respect to all shares of GrandSouth common and preferred stock of which the shareholder is the beneficial owner or over which such beneficial owner has power to direct the vote. A beneficial holder of shares of GrandSouth common and preferred stock asserting dissenters’ rights with respect to shares held on such owner’s behalf must notify GrandSouth in writing of the name and address of the record shareholder of the GrandSouth shares, if known to the beneficial owner.

A record shareholder of GrandSouth stock must assert dissenters’ rights with respect to all shares registered in such holder’s name, unless such holder is the record shareholder for multiple beneficial owners. A record shareholder, such as a broker, who holds shares of GrandSouth stock as a nominee for others may exercise dissenters’ rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner, provided such record owner dissents with respect to all shares beneficially owned by any one person. In such case, the notice submitted by the broker as record owner must set forth the name and address of the beneficial shareholder who is objecting to the merger and demanding payment for such person’s shares.

Dissenters’ Notice from GrandSouth

If a shareholder properly dissents from the merger and the merger proposal is approved at the special meeting, GrandSouth will mail a written dissenters’ notice to each dissenting shareholder not later than ten days after the date the merger proposal is approved at the special meeting. The dissenters’ notice will:

•	state where the dissenting shareholder’s payment demand must be sent, and where such shareholder’s stock certificates must be deposited;

•	inform holders of uncertificated shares to what extent transfer of the shares is to be restricted after the payment demand is received;

•	supply a form for demanding payment that includes the date of the first announcement of the terms of the proposed merger and requires that the person asserting dissenters’ rights certify whether or not such shareholder or, if such shareholder is a nominee asserting dissenters’ rights on behalf of a beneficial shareholder, the beneficial shareholder acquired beneficial ownership of the shares before that date of first announcement;

•	set a date by which GrandSouth must receive the dissenting shareholder’s payment demand (such date to be not fewer than 30 days nor more than 60 days after the date GrandSouth’s dissenters’ notice is delivered to the shareholder); and

•	include a copy of Chapter 13 of the SCBCA.

A shareholder who receives a dissenters’ notice must demand payment, certify whether the shareholder (or the beneficial shareholder on whose behalf the holder is asserting dissenters’ rights) acquired beneficial ownership of the shares before the date of first public announcement of the terms of the proposed merger, and deposit the shareholder’s share certificates in accordance with the terms of the dissenters’ notice. If a dissenting shareholder demands payment and deposits such shareholder’s share certificates, the shareholder will retain all other rights of a GrandSouth shareholder until these rights are canceled or modified by the consummation of the merger. If a dissenting shareholder does not demand payment or deposit such shareholder’s share certificates where required, each by the date set in the GrandSouth dissenters’ notice, the shareholder will not be entitled to payment for the shareholder’s shares under Chapter 13 of the SCBCA.

GrandSouth’s Payment to Dissenting Shareholders

As soon as the merger is consummated, or upon receipt of a payment demand, GrandSouth will pay to each dissenting shareholder who complied with the requirements set forth above the amount GrandSouth estimates to be the fair value of the shareholder’s shares, plus accrued interest. The payment must be accompanied by:

•	GrandSouth’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

•	a statement of GrandSouth’s estimate of the fair value of the shares and an explanation of how the fair value was calculated;

•	an explanation of how the interest was calculated;

•	a statement of the dissenter’s right to demand additional payment; and

•	a copy of Chapter 13 of the SCBCA.

If GrandSouth does not consummate the proposed merger within 60 days after the date set for demanding payment and depositing GrandSouth share certificates, GrandSouth, within the same 60-day period, must return the deposited certificates and release the transfer restrictions imposed on any uncertificated shares. If, after returning deposited certificates and releasing transfer restrictions, the merger is consummated, GrandSouth must send a new dissenters’ notice and repeat the payment demand procedure.

Dissenter’s Right to Demand Additional Payment

A dissenting shareholder may notify GrandSouth in writing of his or her own estimate of the fair value of the shares and amount of interest due and demand payment of his or her estimate (less any payment already received) or reject GrandSouth’s offer with respect to after-acquired shares (discussed below) and demand payment of the fair value of his shares and interest due, if:

•	the dissenting shareholder believes the amount paid or offered for the shares is less than fair value of the shares or that the interest due is calculated incorrectly,

•	GrandSouth fails to make payment or offer payment within 60 days after the date set for demanding payment, or

•	the merger has not been consummated and GrandSouth fails to return the deposited certificates or release transfer restrictions imposed on any uncertificated shares within 60 days after the date set for demanding payment.

However, a dissenting shareholder waives such shareholder’s right to demand additional payment if the shareholder fails to notify GrandSouth of the shareholder’s demand in writing within 30 days after GrandSouth made or offered payment for the dissenting shareholder’s shares.

After-Acquired Shares

GrandSouth may withhold payment with respect to any shares which a shareholder did not beneficially own on the date stated in the dissenters’ notice as the date on which the terms of the proposed merger were first announced. If GrandSouth elects to withhold payment, after the merger is consummated, it must estimate the fair value of the shares, plus accrued interest, and must pay this amount to each dissenting shareholder who agrees to accept it in full satisfaction of his or her demand. GrandSouth must send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the fair value and interest were calculated, and a statement of the dissenter’s right to demand additional payment (as described above).

Judicial Appraisal of Shares

If a demand for additional payment remains unsettled, GrandSouth will commence a court proceeding within 60 days after receiving the demand for additional payment and petition the court to determine the fair value of the GrandSouth shares and the accrued interest. If GrandSouth does not commence the proceeding within the 60-day period, GrandSouth must pay each dissenting shareholder whose demand remains unsettled the amount demanded. The court in such an appraisal proceeding will determine all costs of the proceeding and assess the costs against GrandSouth, except the court may access costs against some or all of the dissenting shareholders, in amounts the court finds equitable, to the extent the dissenting shareholders acted arbitrarily, vexatiously, or not in good faith in demanding additional payment. The court may also assess the fees and expenses of counsel and experts for the respective parties, in the amounts the court finds equitable (a) against GrandSouth (or First Bancorp as legal successor in the merger) if the court finds that the corporation did not comply substantially with Chapter 13 of the SCBCA or (b) against GrandSouth (or First Bancorp as legal successor) or the dissenting shareholders if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith. If the court finds that the services of counsel for any dissenting shareholder were of substantial benefit to other dissenting shareholders similarly situated, and that the fees for those services should not be assessed against GrandSouth, the court may award to these counsel reasonable fees to be paid out of the amounts awarded to the dissenting shareholders who were benefited.

Regulatory Approvals Required for the Merger

Completion of the merger is subject to receipt of certain approvals and consents from applicable governmental and regulatory authorities, without conditions or restrictions which in the reasonable judgment of the First Bancorp board would so materially adversely affect the economic or business benefits of the merger that, had such condition or restriction been known, First Bancorp would not, in its reasonable judgment, have entered in the merger agreement. Subject to the terms and conditions of the merger agreement, First Bancorp and GrandSouth have agreed to use their commercially reasonable efforts to promptly prepare and file all necessary documentation and applications and to obtain as promptly as practicable all regulatory approvals necessary or advisable to complete the transactions contemplated by the merger agreement. These approvals include, among others, approval from the Federal Reserve Board, the NC Commissioner, and the SCBFI.

Federal Reserve Board

First Bancorp is a bank holding company regulated and supervised by the Federal Reserve Board under the BHC Act. Unless granted an exemption by the Federal Reserve Board, the transactions contemplated by the merger agreement require prior approval of the Federal Reserve Board under the Bank Holding Company Act of 1956 (which we refer to as the “BHC Act”). First Bank is a member of the Federal Reserve System, supervised and regulated by the Federal Reserve Board. The merger of GrandSouth Bank with and into First Bank requires prior approval of the Federal Reserve Board under the Bank Merger Act. In evaluating such applications, the Federal Reserve Board takes into consideration a number of factors, including: (i) the competitive impact of the transaction; (ii) the financial condition and future prospects, including capital positions and managerial resources of the institutions, on both a current and pro forma basis; (iii) the convenience and needs of the communities to be served and the record of the insured depository institution subsidiaries of the bank holding companies under the Community Reinvestment Act of 1977 (which we refer to as the “CRA”); (iv) the effectiveness of the companies and the depository institutions concerned in combating money laundering activities; and (v) the extent to which the proposal would result in greater or more concentrated risks to the stability of the U.S. banking or financial system. In connection with its review, the Federal Reserve Board provides an opportunity for public comment on the application and is authorized to hold a public meeting or other proceeding if it determines that such meeting or other proceeding would be appropriate.

NC Commissioner

First Bank is a state bank chartered, regulated and supervised by the NC Commissioner. The transactions contemplated by the merger agreement require prior approval of the NC Commissioner under applicable North Carolina banking laws. The matters to be addressed in the application to the NC Commissioner are generally the same as the matters to be addressed in the applications to the Federal Reserve Board. In connection with its review, the NC Commissioner provides an opportunity for public comment on the application, and the North Carolina Banking Commission will meet publicly to consider and issue final approval of the merger and the bank merger.

SCBFI

GrandSouth Bank is a state bank chartered, regulated and supervised by the SCBFI. The transactions contemplated by the merger agreement require prior approval of the SCBFI under applicable South Carolina banking laws. The matters to be addressed in the application to the SCBFI are generally the same as the matters to be addressed in the applications to the Federal Reserve Board. In connection with its review, the SCBFI provides an opportunity for public comment on the application, and the SCBFI will meet publicly to consider and issue final approval of the bank merger.

Additional Regulatory Approvals and Notices

Notifications and/or applications requesting approval may be submitted to various other federal and state regulatory authorities and self-regulatory organizations.

First Bancorp and GrandSouth believe that the merger does not raise substantial antitrust or other significant regulatory concerns and that we will be able to obtain all requisite regulatory approvals. However, neither First Bancorp nor GrandSouth can assure you that all of the regulatory approvals described above will be obtained and, if obtained, we cannot assure you as to the timing of any such approvals, our ability to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals. In addition, there can be no assurance that such approvals will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have a materially burdensome regulatory condition.

Neither First Bancorp nor GrandSouth is aware of any material governmental approvals or actions that are required for completion of the merger other than those described above. It is presently contemplated that if any such additional governmental approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

THE MERGER AGREEMENT

The following describes certain aspects of the merger, including certain material provisions of the merger agreement. The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this proxy statement/prospectus as Annex A and is incorporated by reference into this proxy statement/prospectus. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.

Effective Time

The merger agreement provides that the merger will be effective once the articles of merger reflecting the merger have been accepted for filing by the Secretary of State of North Carolina and the Secretary of State of South Carolina.

The merger and bank merger must be approved by the Federal Reserve Board, the NC Commissioner and the SCBFI. Management of First Bancorp and GrandSouth anticipate that the merger will become effective in the fourth quarter of 2022 or the first quarter of 2023.

Terms of the Merger

If GrandSouth shareholders and First Bancorp shareholders approve the merger agreement and subject to the receipt of required regulatory approvals and the satisfaction of the other closing conditions set forth in the merger agreement, GrandSouth will be merged with and into First Bancorp. In connection with the merger, GrandSouth shareholders will receive 0.91 shares of First Bancorp common stock in exchange for each share of GrandSouth stock. First Bancorp shareholders will continue to hold their existing First Bancorp common stock.

If, prior to the merger closing, the outstanding shares of GrandSouth stock or First Bancorp common stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities, in each case as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, then an appropriate and proportionate adjustment will be made to the number of shares of First Bancorp common stock to be delivered pursuant to the merger in exchange for a share of GrandSouth stock.

If the merger is completed, GrandSouth will be merged with and into First Bancorp. Following the merger, the articles of incorporation, bylaws, corporate identity, and existence of First Bancorp will not be changed, and GrandSouth will cease to exist as a separate entity. Following the merger, GrandSouth’s subsidiary, GrandSouth Bank, will be merged with and into First Bank, a wholly-owned North Carolina bank subsidiary of First Bancorp. First Bank will be the surviving bank in the bank merger.

Registration of First Bancorp Common Stock

As a condition to the merger, First Bancorp has agreed to register with the SEC the shares of First Bancorp common stock to be exchanged for shares of GrandSouth stock and to maintain the effectiveness of such registration through the issuance of such shares in connection with the closing of the merger.

Treatment of GrandSouth Stock Options

At the effective time of the merger any unvested options to purchase shares of GrandSouth stock will accelerate under applicable change in control provisions in the GrandSouth Option Plans and each outstanding and unexercised stock option will convert into an option to acquire First Bancorp common stock, adjusted based on the 0.91 exchange ratio.

Treatment of GrandSouth TRUPS

In 2006, GrandSouth issued $8.2 million in subordinated debentures in connection with the issuance of the GrandSouth TRUPS by its trust subsidiary, GrandSouth Capital Trust I. Immediately prior to and contingent upon the occurrence of the closing, First Bancorp will assume the GrandSouth TRUPS, in accordance with the terms, documents and agreements related thereto.

Treatment of GrandSouth Sub-Debt

In 2018 and 2020, GrandSouth issued a total of $28.0 million of GrandSouth Sub-Debt. Immediately prior to and contingent upon the occurrence of the closing, First Bancorp will assume the GrandSouth Sub-Debt in accordance with the terms, documents and agreements related thereto.

Representations and Warranties Made by First Bancorp and GrandSouth in the Merger Agreement

First Bancorp and GrandSouth have made certain customary representations and warranties to each other in the merger agreement. For information on these representations and warranties, please refer to the merger agreement attached as Annex A. Except for certain specified provisions, the representations and warranties in the merger agreement do not survive the effective time of the merger.

The representations, warranties and covenants included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, may be subject to limitations, qualifications or exceptions agreed upon by the parties, including those included in confidential disclosures made for the purposes of, among other things, allocating contractual risk between First Bancorp and GrandSouth rather than establishing matters as facts, and may be subject to standards of materiality that differ from those standards relevant to investors.

Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in public disclosures by First Bancorp or GrandSouth. The representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this document and in the documents incorporated by reference into this document.

Certain representations and warranties of First Bancorp and GrandSouth are qualified as to “materiality” or “material adverse effect.” For purposes of the merger agreement, a “material adverse effect,” when used in reference to either GrandSouth or First Bancorp, is an event, change or occurrence which, individually or together with any other event, change or occurrence, has had or is reasonably expected to have a material adverse effect on (i) the financial position, property, business, assets or results of operations of such company and its subsidiaries, taken as a whole, or (ii) the ability of such company to perform its material obligations under the merger agreement or to consummate the merger or the other transactions contemplated by the merger agreement; provided, that a “material adverse effect” shall not be deemed to include the effects of:

•	changes in banking and other laws or regulations of general applicability or interpretations thereof by governmental authorities;
•	changes in GAAP, SEC or other regulatory accounting principles generally applicable to banks and their holding companies;
•	actions and omissions of such company (or any of its subsidiaries) taken with the prior written consent of the other party in contemplation of the transactions contemplated by the merger agreement;
•	changes in economic conditions affecting financial institutions generally, including changes in interest rates, credit availability and liquidity, and price levels or trading volumes in securities markets, except to the extent that such company is materially and adversely affected in a disproportionate manner as compared to other comparable participants in the banking industry;
•	changes resulting from the announcement or pendency of the transactions contemplated by the merger agreement; or
•	the direct effects of compliance with the merger agreement on the operating performance of such company;

and, furthermore, a “material adverse effect” shall not be deemed to include any failure to meet analyst projections, in and of itself, or, in and of itself, the trading price of such company’s common stock (it being understood that the facts or occurrences giving rise or contributing to any such effect, change or development which affects or otherwise relates to the failure to meet analyst financial forecasts or the trading price, as the case may be, may be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a “material adverse effect”).

Shareholder Meeting and Recommendation of the Board of Directors of GrandSouth

GrandSouth has agreed to hold a meeting of its shareholders as promptly as reasonably practicable for the purpose of voting upon approval of the merger agreement. GrandSouth has agreed to use its reasonable efforts to obtain from its shareholders the vote required to approve the merger agreement, including by communicating to its shareholders its recommendation (and including such recommendation in this proxy statement/prospectus) that they approve the merger agreement and the transactions contemplated thereby. However, in certain limited circumstances, and only if the GrandSouth board, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that it would be a violation of its fiduciary duties under applicable law to continue to recommend the merger agreement, then the GrandSouth board may withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify its recommendation.

Notwithstanding any change in recommendation by the board of directors of GrandSouth, unless the merger agreement has been terminated in accordance with its terms, GrandSouth is required to convene a meeting of its shareholders and to submit the merger agreement to its shareholders for the purpose of voting on the approval of the merger agreement.

Agreement Not to Solicit Other Offers

GrandSouth has agreed that it will not, and will use its commercially reasonable efforts to cause its affiliates and representatives not to, directly or indirectly (i) solicit, initiate, encourage, induce or knowingly facilitate, the making, submission, or announcement of any proposal that constitutes an acquisition proposal, (ii) participate in any discussions (except to notify a third party of the existence of these restrictions) or negotiations regarding, or disclose or provide any nonpublic information with respect to, or knowingly take any other action to facilitate any inquiries or the making of any proposal that constitutes an acquisition proposal, (iii) enter into any agreement (including any agreement in principle, letter of intent or understanding, merger agreement, stock purchase agreement, asset purchase agreement, or share exchange agreement) (referred to in the merger agreement as an “acquisition agreement”) contemplating or otherwise relating to any acquisition transaction, or (iv) propose or agree to do any of the foregoing.

For purposes of the merger agreement, an “acquisition proposal” means, any proposal for a transaction or series of related transactions (other than the transactions contemplated by the merger agreement) involving: (i) any acquisition or purchase from GrandSouth of 25% or more of GrandSouth’s common stock, or any tender offer or exchange offer that if consummated would result in any person or group beneficially owning 25% or more of GrandSouth’s common stock, or any merger, consolidation, business combination or similar transaction involving GrandSouth pursuant to which the shareholders of GrandSouth immediately preceding such transaction hold less than 75% of the equity interests in the surviving or resulting entity; (ii) any sale or lease (other than in the ordinary course of business), or exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of 25% or more of GrandSouth’s consolidated assets; or (iii) any liquidation or dissolution of GrandSouth (such transactions referred to in the merger agreement as “acquisition transactions”).

However, in the event GrandSouth receives an unsolicited bona fide written acquisition proposal prior to the approval of the merger agreement by the GrandSouth shareholders, it may, furnish nonpublic information or enter into a confidentiality agreement or discussions or negotiations if and only if: (i) neither GrandSouth nor any of its representatives or affiliates has violated the non-solicit restrictions (other than an unintentional violation that did not, directly or indirectly, result in the submission of such acquisition proposal), (ii) GrandSouth’s board has determined in good faith, after consultation with the GrandSouth’s financial advisor and outside legal counsel, that such acquisition proposal constitutes or is reasonably likely to result in a superior proposal (as defined in the merger agreement), (iii) GrandSouth’s board concludes in good faith, after consultation with its outside counsel, that the failure to take such action would be inconsistent with its fiduciary duties to GrandSouth and its shareholders, (iv) GrandSouth receives an executed confidentiality agreement containing terms no less favorable to GrandSouth than the confidentiality terms of the merger agreement, and (v) contemporaneously with furnishing any such nonpublic information, GrandSouth furnishes such nonpublic information to First Bancorp. In addition, GrandSouth has agreed to provide First Bancorp with at least three days’ prior written notice of a meeting of GrandSouth’s board at which meeting GrandSouth’s board is reasonably expected to resolve to recommend the acquisition proposal as a superior proposal to its shareholders, and to keep First Bancorp informed on a prompt basis of the status and material terms of such acquisition proposal, including any material amendments or proposed amendments as to price and other material terms thereof.

GrandSouth also agreed to immediately cease, and to use its commercially reasonable efforts to cause its and its subsidiaries’ directors, officers, employees, and representatives to immediately cease, any and all existing activities, discussions, or negotiations with respect to any acquisition proposal and to use and cause to be used all commercially reasonable efforts to enforce any confidentiality or similar or related agreement relating to any acquisition proposal.

Termination and Conditions of Closing

The merger agreement may be terminated at any time either before or after approval of the merger agreement by the shareholders of GrandSouth, but not later than the effective date of the merger:

(i)            by mutual written agreement of First Bancorp and GrandSouth;

(ii)            by either party, in the event of a breach by the other party of any representation or warranty contained in the merger agreement which breach cannot be or has not been cured within 30 days after the giving of written notice of the breach and which breach is reasonably likely, in the opinion of the non-breaching party, to permit such party to refuse to consummate the transactions contemplated by the merger agreement due to the breaching party’s representations and warranties being inaccurate as of the effective date or due to the breaching party’s failure to perform or comply in all material respects with all agreements and covenants required by the merger agreement; provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement;

(iii)            by either party, if (A) any required regulatory approval has been denied by final, non-appealable action of such authority; (B) any regulatory authority whose approval is required for the consummation of the merger requests or directs First Bancorp or GrandSouth in writing to withdraw its application for approval of the merger; (C) any law or order permanently restraining, enjoining or otherwise prohibiting the consummation of the merger shall have become final and non-appealable; or (D) the approval of the GrandSouth shareholders to the merger agreement is not obtained at the special meeting;

(iv)            by either party, if the merger has not occurred on or before May 30, 2023; provided, that the failure to consummate the merger is not caused by a breach of the merger agreement by the terminating party;

(v)            by First Bancorp, if (A) the GrandSouth board fails to recommend to GrandSouth’s shareholders that they approve the merger agreement; (B) the GrandSouth board has approved, recommended, or proposed publicly to approve or recommend, an acquisition proposal by an entity other than First Bancorp; (C) the GrandSouth board fails to reaffirm its recommendation that GrandSouth’s shareholders approve the merger agreement following the public announcement of an acquisition proposal by an entity other than First Bancorp and within ten business days of First Bancorp’s request that GrandSouth’s board reaffirm such recommendation; or (D) GrandSouth fails to comply in all material respects with its non-solicitation and shareholder meeting obligations under the merger agreement; provided, that First Bancorp is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement; or

(vi)            by GrandSouth, prior to shareholder approval of the merger agreement, in order to accept an acquisition proposal from a third party involving the acquisition of a majority of the outstanding equity interest in, or all or substantially all of the assets and liabilities of GrandSouth with respect to which the GrandSouth board has determined in good faith that such proposal, if accepted, is reasonably likely to be consummated on a timely basis, and that such proposal is more favorable to GrandSouth’s shareholders than the merger with First Bancorp; provided GrandSouth has complied in all material respects with its non-solicitation and shareholder meeting obligations under the merger agreement.

GrandSouth must pay to First Bancorp a termination fee of $7.2 million, if:

•	First Bancorp terminates the merger agreement pursuant to (v) listed above;

•	GrandSouth terminates the merger agreement pursuant to (vi) listed above; or

•	(i) an acquisition proposal by a third party has been communicated to or otherwise made known to GrandSouth’s shareholders, senior management or board, or any person other than First Bancorp has publicly announced an intention to make a proposal to acquire GrandSouth, (ii) thereafter, the merger agreement is terminated (A) by either party pursuant to (iv) listed above only if before that time GrandSouth shareholder approval of the merger agreement has not been obtained, (B) by First Bancorp pursuant to (ii) above, or (C) by either party pursuant to (iii) above only if GrandSouth shareholder approval of the merger agreement has not been obtained, and (D) within 12 months of such termination GrandSouth is acquired by or enters into an acquisition agreement with a third party.

The following summarizes the required conditions to closing:

•	approval of the merger agreement by at least: (i) two-thirds of the outstanding shares of GrandSouth common stock; (ii) two-thirds of the outstanding shares of GrandSouth preferred stock; and (iii) two-thirds of the outstanding shares of GrandSouth stock, voting together as a single class;

•	approval of the merger by the Federal Reserve Board, the NC Commissioner, and the SCBFI;

•	effectiveness of the registration statement of First Bancorp relating to the shares of First Bancorp common stock to be issued to GrandSouth shareholders in the merger, of which this proxy statement/prospectus forms a part;

•	no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the merger;

•	no regulatory authority whose approval is required for the consummation of the merger requests or directs First Bancorp or GrandSouth in writing to withdraw its application for approval of the merger;

•	First Bancorp must have filed with the NASDAQ GSM a notification form for the listing of the shares of First Bancorp common stock to be delivered to the shareholders of GrandSouth as merger consideration, and the NASDAQ GSM shall not have objected to the listing of such shares of First Bancorp common stock;

•	receipt by each of First Bancorp and GrandSouth of an opinion of First Bancorp’s legal counsel or tax accounting firm as to certain tax matters;

•	the accuracy of the representations and warranties of each of First Bancorp and GrandSouth in the merger agreement as of the date of the merger agreement and the day on which the merger is completed, subject to the materiality standards provided in the merger agreement;

•	immediately prior to the closing, not more than 15% of the shares of GrandSouth stock will be held by shareholders who have exercised, or are then entitled to exercise, dissenters’ rights;

•	the performance by each of First Bancorp and GrandSouth in all material respects of all obligations under the merger agreement required to be performed by it at or prior to the effective time of the merger;

•	the delivery of officers’ certificates and secretary’s certificates by each of First Bancorp and GrandSouth to the other;

•	there shall not have occurred a material adverse effect with respect to GrandSouth or First Bancorp since December 31, 2021;

•	GrandSouth shall not have made any payments or provided any benefits, or be obligated to make any payments or provide any benefits, in connection with any or all of which (i) a tax deduction could or would be disallowed or limited under Sections 280G, 404, or 162(m) of the Code, or (ii) could or would be subject to withholding or give rise to taxation under Section 4999 of the Code;

•	the payment by First Bancorp of the merger consideration as provided in the merger agreement; and

•	all parties must stand ready to consummate the bank merger immediately following the merger.

Surrender of Certificates

After the effective date of the merger, each holder of GrandSouth stock (as of that date) in certificated form will be required to deliver the certificates representing such holder’s shares of GrandSouth stock to First Bancorp’s exchange agent, Computershare Limited, in order to receive payment of the merger consideration from First Bancorp in connection with the merger.

After delivering certificates or other instruments representing his, her or its shares of GrandSouth stock, the holder will be entitled to receive 0.91 shares of First Bancorp common stock in exchange for each share of GrandSouth stock that such holder owned on the effective date of the merger. First Bancorp will not issue any fractional shares of First Bancorp common stock in the merger. GrandSouth shareholders who would otherwise be entitled to a fraction of a share of First Bancorp common stock upon the completion of the merger will instead be entitled to receive an amount in cash, rounded to the nearest whole cent, determined by multiplying the fraction of a share (rounded to the nearest thousandth when expressed as a decimal form) of First Bancorp common stock to which the holder would otherwise be entitled by the Average First Bancorp Stock Price.

Until a holder delivers the certificates or other instruments representing his, her or its shares of GrandSouth stock to First Bancorp, the holder may not receive payment of any dividends or other distributions on shares of First Bancorp common stock into which his, her, or its shares of GrandSouth stock have been converted, if any, and may not receive any notices sent by First Bancorp to its shareholders with respect to those shares.

GrandSouth Shareholder Approval

The holders of: (i) two-thirds of the outstanding shares of GrandSouth common stock; (ii) two-thirds of the outstanding shares of GrandSouth preferred stock; and (iii) two-thirds of the outstanding shares of GrandSouth stock, voting together as a single class, entitled to vote at the special meeting must approve the merger agreement in order for the merger to be completed. Abstentions from voting and broker non-votes will be included in determining whether a quorum is present and will have the effect of a vote against the merger agreement.

As of September 14, 2022, the record date for determining the shareholders entitled to notice of and to vote at the special meeting, the outstanding voting securities of GrandSouth consisted of 5,222,042 shares of common stock and 282,828 shares of preferred stock. Each issued and outstanding share of GrandSouth stock is entitled to one vote per share.

All of the directors and executive officers of GrandSouth have agreed to vote their shares in favor of the merger agreement and not sell or otherwise dispose their shares, except with the prior approval of First Bancorp; provided that such support agreements terminate at the effective time of the merger, in the event that the merger agreement is terminated in accordance with its terms or in the event the GrandSouth board withdraws its recommendation in favor of the merger or approves or recommends an acquisition proposal from another party.

Expenses

All expenses incurred by First Bancorp in connection with the merger, including all fees and expenses of its agents, representatives, counsel and accountants and the fees and expenses related to filing these materials and all regulatory applications with state and federal authorities, will be paid by First Bancorp. All expenses incurred by GrandSouth in connection with the merger, including all fees and expenses of its agents, representatives, counsel and accountants, will be paid by GrandSouth.

Conduct of Business of GrandSouth Pending Closing

The merger agreement provides that, pending consummation of the merger, except with the prior written consent of First Bancorp, GrandSouth will, and will cause each of its subsidiaries to:

•	operate its business only in the usual, regular, and ordinary course;

•	use commercially reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises;

•	use commercially reasonable efforts to cause its representations and warranties to be correct at all times;

•	consult with First Bancorp prior to (i) entering into or making any loans that exceed regulatory loan to value guidelines, or (ii) entering into or making any loans or other transactions with a value equal to or exceeding $5.0 million, other than (A) residential mortgage loans for which GrandSouth has a commitment to buy from a reputable investor, and (B) loans for which commitments have been made as of the date of the merger agreement; and

•	take no action which would be reasonably likely to (i) adversely affect the ability of any party to obtain any consents required for the transaction contemplated by the merger agreement, or (ii) materially adversely affect the ability of any party to perform its covenants and agreements under the merger agreement.

The merger agreement also provides that, pending consummation of the merger, except with the prior written consent of First Bancorp, GrandSouth will not, and will not permit any of its subsidiaries to:

•	amend such entity’s articles of incorporation, bylaws or other governing instruments;

•	incur any additional debt obligation or other obligation for borrowed money in excess of an aggregate of $750,000 except for advances from the Federal Home Loan Bank or otherwise incurred in the ordinary course of the business of such entity consistent with past practices and that are pre-payable without penalty, charge, or other payment, or grant any lien on any material asset of such entity;

•	repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of such entity, or declare or pay any dividend or make any other distribution in respect of

GrandSouth’s capital stock except for quarterly cash dividends at a rate not to exceed $0.13 per common share; provided that prior to closing GrandSouth may pay its shareholders a cash dividend equal to (i) the cumulative, aggregate cash dividend its shareholders would have received if they were First Bancorp shareholders in the first quarter of 2023, less (ii) the cumulative aggregate cash dividends actually paid to shareholders by GrandSouth during the period beginning in the first quarter of 2023;

•	except for the merger agreement and except pursuant to the valid exercise of GrandSouth stock options outstanding as of the date of the merger agreement, issue, sell, pledge, encumber, authorize the issuance of, enter into any contract to issue, sell, pledge, encumber or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of GrandSouth stock, any other capital stock of any such entity, or any right thereof;

•	adjust, split, combine or reclassify any capital stock of any such entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of GrandSouth stock or issue any GrandSouth stock options, or sell, lease, mortgage or otherwise dispose of (i) any shares of capital stock of any GrandSouth subsidiary or (ii) any asset other than in the ordinary course of business for reasonable and adequate consideration, except issuances of shares of GrandSouth stock pursuant to the exercise of GrandSouth options outstanding on the date of the merger agreement;

•	except in the ordinary course of business consistent with past practice and not to exceed an aggregate of $7.5 million (not to exceed $1.25 million with respect to a person that is not a government sponsored entity), purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital (other than pursuant to binding commitments existing on the date of the merger agreement), asset transfers, or purchase of any assets, in any person other than a wholly owned GrandSouth subsidiary, or otherwise acquire direct or indirect control over any person, other than in connection with foreclosures of loans in the ordinary course of business;

•	(i) except as contemplated by the merger agreement or as disclosed on GrandSouth’s confidential disclosure memorandum, grant any bonus or increase in compensation or benefits to the employees, officers or directors of any such entity, (ii) commit or agree to pay any severance or termination pay, or any stay or other bonus to any GrandSouth director, officer or employee, (iii) enter into or amend any severance agreements with officers, employees, directors, independent contractors, or agents of such entity, (iv) change any fees or other compensation or other benefits to directors of such entity, or (v) waive any stock repurchase rights, accelerate, amend or change the period of exercisability of any rights or restricted stock, or re-price rights granted under the GrandSouth benefit plans or authorize cash payments in exchange for any rights, except as otherwise contemplated in the merger agreement; or accelerate or vest or commit or agree to accelerate or vest any GrandSouth options or any amounts, benefits or rights payable by such entity; provided, however, that GrandSouth may continue to make annual merit or market salary increases in the ordinary course of business consistent with past practices provided that any increases during the calendar years 2022 and 2023 may not exceed in the aggregate 5% of such employee’s base salary or wage rate in effect as of the date of the merger agreement;

•	enter into or amend any employment contract between such entity and any person (unless such amendment is required by law) that such entity does not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the effective time;

•	except as disclosed on GrandSouth’s confidential disclosure memorandum, adopt any new employee benefit plan of such entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans, welfare plans, insurance, stock or other plans or GrandSouth benefit plans of such entity other than any such change that is required by law or to maintain continuous benefits at current levels or that, in the written opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit or welfare plans, except as required by law or as contemplated by the agreement, the terms of such plans or consistent with past practice;

•	make any change in any tax or accounting methods or systems of internal accounting controls, except as may be appropriate and necessary to conform to changes in tax laws, regulatory accounting requirements, or GAAP;

•	commence any litigation other than in accordance with past practice, or settle any litigation involving any liability of such entity for money damages or restrictions upon the operations of such entity;

•	enter into, modify, amend, or terminate any material contract; other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $75,000 per annum and with a term of 24 months or less and other than contracts described in the immediately following bullet point;

•	except in the ordinary course of business consistent with past practice, make, renegotiate, renew, increase, extend, modify or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing;

•	make any adverse changes in the mix, rates, terms, or maturities of GrandSouth’s deposits and other liabilities or waive, release, compromise, or assign any material rights, or claims, except with respect to (i) any extension of credit for existing commitments or (ii) any extension of credit with an unpaid balance of less than $1.5 million if secured, or $500,000 if unsecured, and in each case in conformity with existing lending policies and practices;

•	except for conforming residential mortgage loans held for sale and Small Business Administration loans, enter into any fixed rate loans with a committed rate term of greater than 10 years;

•	notwithstanding anything in the merger agreement to the contrary, enter into, modify or amend any loan participation agreements;

•	except for loans or extensions of credit made on terms generally available to the public, make or increase any loan or other extension of credit, or commit to make or increase any such loan or extension of credit, to any director or executive officer of GrandSouth or GrandSouth Bank, or any entity controlled, directly or indirectly, by any of the foregoing, other than renewals of existing loans or commitments to loan;

•	restructure or materially change its investment securities portfolio or its interest rate risk position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

•	make any capital expenditures in excess of an aggregate of $150,000 other than pursuant to binding commitments existing on the date of the merger agreement and other than expenditures necessary to maintain existing assets in good repair or to make payment of necessary taxes;

•	establish or commit to the establishment of any new branch or other office facilities or file any application to relocate or terminate the operation of any banking office;

•	knowingly take any action that is intended or expected to result in any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect at any time prior to the effective time of the merger, or in any of the conditions to the merger set forth in the merger agreement not being satisfied or in a violation of any provision of the merger agreement;

•	implement or adopt any material change in its accounting principles, practices or methods, other than as may be required by GAAP or regulatory guidelines;

•	knowingly take any action that would prevent or impede the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

•	agree to take, make any commitment to take, or adopt any resolutions of its board in support of, any of the actions set forth above;

•	maintain GrandSouth Bank’s allowance for loan losses in a manner inconsistent with GAAP and applicable regulatory guidelines and accounting principles, practices and methods inconsistent with past practices of GrandSouth Bank;

•	(i) other than in the ordinary course of business consistent with past practice, make any material changes in GrandSouth Bank’s policies and practices with respect to (A) underwriting, pricing, originating, acquiring, selling, or servicing loans, or (B) GrandSouth Bank’s hedging practices and policies, in each case except as required by law or requested by a regulatory authority or (ii) acquire or sell any servicing rights, except the sale of mortgage servicing rights in the ordinary course of business consistent with past practices: or

•	take any action or fail to take any action that at the time of such action or inaction is reasonably likely to prevent, or would be reasonably likely to materially interfere with, the consummation of the merger.

In addition, the merger agreement provides that each of First Bancorp and GrandSouth will give written notice promptly to the other upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its subsidiaries which (i) has had or is reasonably likely to have, individually or in the aggregate, a material adverse effect, as applicable, (ii) would cause or constitute a material breach of any of its representations, warranties or covenants contained in the merger agreement, or (iii) would reasonably be likely to prevent or materially interfere with the consummation of the merger, and will use its reasonable efforts to prevent or promptly to remedy the same.

Support Agreements

As an inducement to and a condition to First Bancorp’s willingness to enter into the merger agreement, each of the directors and executive officers of GrandSouth and GrandSouth Bank entered into a support agreement with First Bancorp. Pursuant to the support agreements, each of the directors and executive officers of GrandSouth and GrandSouth Bank agreed, among other things, to vote all of the shares of GrandSouth stock for which he or she has sole voting authority, and to use his or her best efforts to cause to be voted all of the shares of GrandSouth stock for which he or she has shared voting authority, in either case whether such shares were beneficially owned on the date of the support agreement or are subsequently acquired (i) for the approval of the merger agreement and the merger at the special meeting of GrandSouth shareholders, and (ii) against any acquisition proposal (as defined in the merger agreement) other than the merger. In addition, the directors and executive officers of GrandSouth agreed not to directly or indirectly, except with the prior approval of First Bancorp, (x) sell or otherwise dispose of or encumber (other than in connection with an ordinary bank loan) prior to the record date of the special meeting of GrandSouth shareholders any or all of his or her shares of GrandSouth stock or (y) deposit any shares of GrandSouth stock into a voting trust or enter into a voting agreement or arrangement with respect to any shares of GrandSouth stock or grant any proxy with respect thereto, other than for the purpose of voting to approve the merger agreement and the merger and matters related thereto. The support agreements also provide that the directors and executive officers of GrandSouth and GrandSouth Bank will not, directly or indirectly, except with the prior approval of First Bancorp: (a) solicit, initiate, or encourage, induce or knowingly facilitate, the making, submission, or announcement of any proposal that constitutes an acquisition proposal (as defined in the merger agreement), (b) participate in any discussions (except to notify a third party of the existence of restrictions provided in the merger agreement) or negotiations regarding, or disclose or provide any nonpublic information with respect to, or knowingly take any other action to facilitate any inquiries or the making of any proposal that constitutes an acquisition proposal, or (c) propose or agree to do any of the foregoing.

As of the record date, the directors and executive officers of GrandSouth and GrandSouth Bank were entitled to vote (i) 1,646,765 shares, or approximately 31.5%, of the outstanding shares of GrandSouth common stock, and (ii) 27,087 shares, or approximately 9.6%, of the outstanding shares of GrandSouth preferred stock.

The foregoing description of the support agreements is subject to, and qualified in its entirety by reference to, the support agreements, a form of which is attached as Exhibit B to the merger agreement, which is attached to this proxy statement/prospectus as Annex A.

ACCOUNTING TREATMENT

The merger will be accounted for using the acquisition method of accounting, in accordance with the provisions of FASB ASC Topic 805-10, Business Combinations. Under the acquisition method of accounting, the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of GrandSouth as of the effective date of the merger will be recorded at their respective fair values and added to those of First Bancorp. Any excess of the purchase price over the fair values of assets acquired and liabilities assumed will be recorded as goodwill. Financial statements of First Bancorp issued after the merger will reflect these fair values and will not be restated retroactively to reflect the historical financial position or results of operations of GrandSouth before the merger.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following is a general discussion of the U.S. federal income tax consequences of the merger to “U.S. holders” (as defined below) of GrandSouth stock that exchange their GrandSouth stock for First Bancorp common stock in the merger. The following discussion is based upon the Code, Treasury regulations promulgated thereunder and judicial and administrative authorities, rulings and decisions, all as in effect as of the date of this proxy statement/prospectus. These authorities may change, possibly on a retroactive basis, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 nor does it address any tax consequences arising under the laws of any state, local or foreign jurisdiction or under any U.S. federal laws other than those pertaining to the income tax.

The following discussion applies only to U.S. holders of GrandSouth stock who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to U.S. holders in light of their particular circumstances and does not apply to U.S. holders subject to special treatment under the U.S. federal income tax laws (such as, for example, dealers or brokers in securities, commodities or foreign currencies, traders in securities that elect to apply a mark-to-market method of accounting, banks and certain other financial institutions, insurance companies, mutual funds, tax-exempt organizations, holders subject to the alternative minimum tax provisions of the Code, partnerships or investors in partnerships, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, former citizens or residents of the United States, holders whose functional currency is not the U.S. dollar, holders who hold shares of GrandSouth stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment, holders who acquired GrandSouth stock pursuant to the exercise of employee stock options, through a tax qualified retirement plan or otherwise as compensation, or holders who actually or constructively own more than five percent of GrandSouth common stock or GrandSouth preferred stock).

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of GrandSouth stock that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation, or entity treated as a corporation, organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes or (iv) an estate, the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds GrandSouth stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Any entity treated as a partnership for U.S. federal income tax purposes that holds GrandSouth stock, and any partners in such partnership, should consult their tax advisors regarding the tax consequences of the merger to their specific circumstances.

Determining the actual tax consequences of the merger to you may be complex and will depend on your specific situation and on factors that are not within our control. You should consult your tax advisor as to the specific tax consequences of the merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, foreign and other tax laws and of changes in those laws.

It is a condition to the obligation of First Bancorp and GrandSouth to complete the merger that they receive a written opinion from First Bancorp’s legal counsel or tax accounting firm, dated the closing date of the merger, to the effect that the merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Code. In the opinion of Brooks Pierce the merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Code with the tax consequences described below. This opinion of counsel will be given in reliance on facts and representations contained in representation letters to be provided by First Bancorp and GrandSouth and on customary assumptions. This opinion will not be binding on the IRS or any court. First Bancorp and GrandSouth have not sought and will not seek any ruling from the IRS regarding any matters relating to the merger and, as a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below. In addition, if any of the representations or assumptions upon which those opinions are based are inconsistent with the actual facts, the U.S. federal income tax consequences of the merger could be adversely affected.

Exchange of GrandSouth Stock in Merger

Assuming that, in accordance with the opinion described above, the merger will be treated as a transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, the U.S. federal income tax consequences of the merger will be as follows:

Upon exchanging your GrandSouth stock for First Bancorp common stock and any cash in lieu of a fractional share of First Bancorp common stock, you generally will not recognize gain or loss except with respect to such cash (as discussed below). The aggregate tax basis in the First Bancorp common stock that you receive in the merger (including any fractional share deemed received) will equal your aggregate adjusted tax basis in the shares of GrandSouth stock you exchange in the merger. Your holding period for the shares of First Bancorp common stock that you receive in the merger (including any fractional share deemed received) will include your holding period for the shares of GrandSouth stock that you exchange in the merger. If you hold shares of GrandSouth stock with differing bases or holding periods, you should consult your tax advisor with regard to identifying the bases or holding periods of the particular shares of First Bancorp common stock received in the merger.

If you receive cash in lieu of a fractional share of First Bancorp common stock, you will be treated as having received such fractional share of First Bancorp common stock in the merger and then as having sold such fractional share of First Bancorp common stock for cash. As a result, you will generally recognize capital gain or loss equal to the difference between the amount of cash received for such fractional share and your basis in the fractional share of First Bancorp common stock as set forth above. Such capital gain or loss will generally be long-term capital gain or loss if, as of the effective date of the merger, your holding period for such fractional share exceeds one year. Long-term capital gains of individuals are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Exercise of Dissenters’ Rights

If you exercise and perfect your dissenters’ rights and receive cash in exchange for your GrandSouth stock, you will generally recognize capital gain or loss equal to the difference between the amount of cash received for your GrandSouth stock and your basis in the GrandSouth stock. Such capital gain or loss will generally be long-term capital gain or loss if, as of the effective date of the merger, your holding period for such GrandSouth stock exceeds one year. Long-term capital gains of individuals are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

This discussion of U.S. federal income tax consequences is for general information purposes only and is not intended to be, and should not be construed as, tax advice. Holders of GrandSouth stock should consult their tax advisors with respect to the application of U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

DESCRIPTION OF CAPITAL STOCK OF FIRST BANCORP

The following is a brief description of the terms of the capital stock of First Bancorp. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the NCBCA, federal law, First Bancorp’s articles of incorporation, and First Bancorp’s bylaws. Copies of First Bancorp’s articles of incorporation and bylaws have been filed with the SEC and are also available upon request from First Bancorp. To find out where copies of these documents can be obtained, see the section of this proxy statement/prospectus entitled “Where You Can Find More Information” beginning on page 80.

General

The authorized capital stock of First Bancorp currently consists of 60,000,000 shares of common stock, no par value per share, and 5,000,000 shares of preferred stock, no par value per share. The outstanding shares of First Bancorp common stock are, and the shares of First Bancorp common stock to be issued by First Bancorp in connection with the merger will be, duly authorized, validly issued, fully paid, and nonassessable.

Common Stock

As of the record date, 35,710,892 shares of common stock were issued and outstanding. First Bancorp’s common stock is listed on the NASDAQ GSM under the ticker symbol “FBNC”.

Voting Rights

All voting rights are vested in the holders of the First Bancorp common stock. Each holder of common stock is entitled to one vote per share on each matter submitted to a vote at a meeting of First Bancorp shareholders. With respect to the election of directors, holders of First Bancorp common stock may choose to elect directors by cumulative voting. If cumulative voting is in effect, each shareholder is entitled to multiply the number of votes he, she or it is entitled to cast by the number of directors for whom he, she or it is entitled to vote, and to cast the product for a single candidate or distribute the product among two or more candidates. Cumulative voting procedures will not be followed at an annual meeting unless a shareholder calls for cumulative voting as provided in First Bancorp’s articles of incorporation, by announcing at the meeting before the voting for directors starts, his, her or its intention to vote cumulatively.

Liquidation Rights

Upon liquidation, holders of First Bancorp’s common stock, together with all shares of First Bancorp’s Series C preferred stock, will be entitled to receive on a pro rata basis, after payment or provision for payment of all debts and liabilities, and after all distribution payments are made to holders of First Bancorp’s Series A preferred stock and Series B preferred stock, all of First Bancorp’s assets available for distribution, in cash or in kind. No shares of preferred stock were issued and outstanding. Because First Bancorp is a bank holding company, its rights and the rights of its creditors and shareholders to receive the assets of any subsidiary upon liquidation or recapitalization may be subject to prior claims of its bank subsidiary’s creditors, except to the extent First Bancorp may be deemed a creditor with recognized claims against its bank subsidiary.

Dividends

Subject to the rights of holders of First Bancorp’s Series A preferred stock and Series B preferred stock to receive dividends, all shares of First Bancorp’s common stock, together with all shares of First Bancorp’s Series C preferred stock, are entitled to share equally in any dividends that First Bancorp’s board may declare on its common stock or Series C preferred stock from sources legally available for distribution. No shares of preferred stock are issued and outstanding.

Other Provisions

Holders of First Bancorp common stock have no preemptive, subscription, redemption or conversion rights. First Bancorp common stock is not subject to any sinking fund, and the outstanding shares are fully paid and non-assessable.

Anti-Takeover Provisions

Certain provisions of First Bancorp’s articles of incorporation, bylaws and the NCBCA, as well as certain banking regulatory restrictions, may make it more difficult for someone to acquire control of First Bancorp or to remove management.

Advance Notice Provisions. The bylaws of First Bancorp provide that for business to be brought properly before an annual meeting by a shareholder, the shareholder must have given timely notice of the business in writing to the Secretary. To be timely, the notice must be delivered or mailed to and received at the principal offices of First Bancorp not less than 60 days before the first anniversary of the mailing date of the proxy statement for the preceding year’s annual meeting. Notice of director nominations made by shareholders must be made in writing and received by the Secretary not less than 50 nor more than 75 days before the first anniversary of the date of First Bancorp’s proxy statement in connection with the last meeting of shareholders called for the election of directors. The notices must set forth certain information described in First Bancorp’s bylaws.

Special Meetings of Shareholders. Under the bylaws, special meetings of shareholders may be called only by First Bancorp’s president, chief executive officer or board. So long as First Bancorp is a public company, under North Carolina law, its shareholders are not entitled to call a special meeting. In addition, at a special meeting, its shareholders may only consider business related to the purposes of the meeting set forth in the notice of meeting.

Regulatory Ownership Restrictions. The BHC Act, requires any “bank holding company,” as defined in the BHC Act, to obtain the approval of the Federal Reserve Board before acquiring 5% or more of First Bancorp common stock. Any person, other than a bank holding company, is required to obtain the approval of the Federal Reserve Board before acquiring 10% or more of First Bancorp common stock under the Change in Bank Control Act. Any company holding 25% or more of First Bancorp common stock, a holder of 33% or more of First Bancorp’s total equity or a holder of 5% or more of First Bancorp common stock if such holder otherwise exercises a “control” over First Bancorp, is subject to regulation as a bank holding company under the BHC Act.

Preferred Stock

First Bancorp is authorized to issue 5,000,000 shares of preferred stock, issuable in specified series and having specified voting, dividend, conversion, liquidation, and other rights and preferences as First Bancorp’s board may determine. The preferred stock may be issued for any lawful corporate purpose without further action by First Bancorp shareholders. The issuance of any preferred stock that has conversion rights might have the effect of diluting the interests of First Bancorp’s other shareholders. In addition, shares of preferred stock could be issued with certain rights, privileges, and preferences, which would deter a tender or exchange offer or discourage the acquisition of control of First Bancorp. No shares of preferred stock are issued and outstanding.

Transfer Agent and Registrar

The transfer agent and registrar for First Bancorp’s common stock is Computershare Limited.

COMPARISON OF SHAREHOLDERS’ RIGHTS

If the merger is completed, GrandSouth shareholders will be entitled to receive shares of First Bancorp common stock in exchange for their shares of GrandSouth stock. First Bancorp is organized under the laws of the State of North Carolina; whereas GrandSouth is organized under the laws of the State of South Carolina. The following is a summary of the material differences between (i) the current rights of GrandSouth shareholders under GrandSouth’s articles of incorporation, bylaws and South Carolina law (ii) the current rights of First Bancorp shareholders under First Bancorp’s articles of incorporation, bylaws and North Carolina law.

First Bancorp and GrandSouth believe that this summary describes the material differences between the rights of First Bancorp shareholders as of the date of this proxy statement/prospectus and the rights of GrandSouth shareholders as of the date of this proxy statement/prospectus; however, it does not purport to be a complete description of those differences. Copies of First Bancorp’s and GrandSouth’s governing documents have been filed with the SEC. To find out where copies of these documents can be obtained, see the section of this proxy statement entitled “Where You Can Find More Information” beginning on page 80.

Differences in Legal Rights between Shareholders of GrandSouth and First Bancorp

Following the merger you will no longer be a GrandSouth shareholder and, if you receive shares of First Bancorp following the merger, your rights as a shareholder will no longer be governed by GrandSouth’s articles of incorporation and bylaws. You will be a First Bancorp shareholder and your rights as a First Bancorp shareholder will be governed by First Bancorp’s articles of incorporation and bylaws. Your former rights as a GrandSouth shareholder and your new rights as a First Bancorp shareholder are different in certain ways, including the following:

GrandSouth Shareholder Rights	First Bancorp Shareholder Rights

Authorized, Issued and Outstanding Capital Stock
The authorized capital stock of GrandSouth currently consists of 20,000,000 shares of common stock, no par value per share, and 20,000,000 shares of preferred stock, no par value per share. As of the record date, 5,222,042 shares of common stock were issued and outstanding and 282,828 shares of preferred stock were issued and outstanding.	The authorized capital stock of First Bancorp currently consists of 60,000,000 shares of common stock, no par value per share, and 5,000,000 shares of preferred stock, no par value per share. As of the record date, 35,710,892 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

Shareholder Ability to Call Special Meetings
The bylaws of GrandSouth provide that special meetings may be called by (a) the chief executive officer, the president, the chairman of the board of directors or a majority of the board of directors, or (b) shareholders holding at least 10% of all the votes entitled to be cast on any issue proposed to be considered at such special meeting; provided that, the shareholders’ request is in proper form as prescribed in the GrandSouth bylaws or as otherwise required by applicable law.	The bylaws of First Bancorp provide that special meetings may be called by First Bancorp’s Chief Executive Officer, President, or by First Bancorp’s board.

Advance Notice Requirements for Shareholder Proposals
The bylaws of GrandSouth provide that for business to be brought properly before an annual meeting by a shareholder, the shareholder must have given timely notice of the business in writing to the Secretary. To be timely, the notice must be delivered or mailed not less than 30 nor

The bylaws of First Bancorp provide that for business to be brought properly before an annual meeting by a shareholder, the shareholder must have given timely notice of the business in writing to the Secretary. To be timely, the notice must be delivered or mailed to and received at the principal offices

GrandSouth Shareholder Rights	First Bancorp Shareholder Rights

more than 60 days in advance of the annual meeting (provided, however, that if less than 31 days’ notice of the meeting is given to shareholders, such written notice shall be delivered or mailed to the Secretary not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to shareholders). A shareholder’s notice must set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a description of the business desired to be brought before the annual meeting (including the specific proposal(s) to be presented) and the reasons for conducting such business at the annual meeting; (b) the name and record address of the shareholder proposing such business; (c) the class and number of shares of GrandSouth that are owned of record, and the class and number of shares of GrandSouth that are held beneficially, but not held of record; and (d) any interest of the shareholder in such business.

First Bancorp not less than 60 days before the first anniversary of the date of the proxy statement for the preceding year’s annual meeting.

A shareholder’s notice must set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address as they appear on First Bancorp’s books of the shareholder proposing such business, (iii) the class, series, and number of First Bancorp’s shares that are owned of record and beneficially by such shareholder, and (iv) any material interest of such shareholder in such business.

Number of Directors
The articles of incorporation of GrandSouth provide that the GrandSouth board of directors shall have the power from time to time to set the number of GrandSouth directors at five or more directors. The GrandSouth board currently has 13 directors.	The bylaws of First Bancorp provide that the number of directors on the First Bancorp board may range from seven to 25. The number of directors may be fixed from time to time by the First Bancorp board. The First Bancorp board currently has 14 directors.

Structure of the Board
The bylaws of GrandSouth provide that the terms of office for directors continue until the next annual meeting or until removed. Accordingly, GrandSouth directors serve one-year terms.	The bylaws of First Bancorp provide that the terms of office for directors continue until the next annual meeting and until their successors are elected and qualified. Accordingly, First Bancorp directors serve one-year terms

Removal of Directors
The bylaws of GrandSouth provide that directors may be removed with or without cause by unanimous vote of the GrandSouth board (with the abstention of any director who is the subject of such vote) or the affirmative vote of the holders of at least 80% of the shares entitled to vote at an election of directors, such vote being taken at a meeting of the shareholders called for that purpose at which a quorum is present.	The bylaws of First Bancorp provide that directors may be removed, with or without cause, by an affirmative vote of the holders of a majority of the shares entitled to vote on the election of directors.

Approval of Business Transactions

The articles of incorporation of GrandSouth provide that any plan of merger, consolidation or exchange or any plan for the sale of all or substantially all of the assets of GrandSouth that has not been adopted by at least two-thirds of the full board of directors must be approved by the affirmative vote of holders of 80% of the outstanding shares of GrandSouth.

So long as any shares of the preferred stock are outstanding, the articles of incorporation of GrandSouth require approval of the preferred stock to consummate a merger, share exchange, consolidation or other business combination,

Neither the articles of incorporation nor the bylaws of First Bancorp require any supermajority vote of common stock holders for the approval of business transactions.

So long as any shares of the Series A preferred stock are outstanding, the articles of incorporation of First Bancorp require approval of a supermajority (66 2/3%) of the Series A preferred stock to effect or validate certain business transactions. As of the date of this proxy statement/prospectus, no shares of the Series A preferred stock are outstanding.

GrandSouth Shareholder Rights	First Bancorp Shareholder Rights

Approval of Business Transactions
voting together with the holders of our common stock as a single voting group, and separately as a class, as required by the SCBCA.

So long as any shares of the Series C preferred stock are outstanding, the articles of incorporation of First Bancorp require approval of a majority of the Series C preferred stock to enter into any agreement, merger or business consolidation if the rights of the Series C holders are adversely affected. As of the date of this proxy statement/prospectus, no shares of the Series C preferred stock are outstanding.

Other Shareholder Protections
The South Carolina business combination statute provides that a 10% or greater shareholder of a South Carolina corporation cannot engage in a “business combination” (as defined in the statute) with such corporation for a period of two years following the date on which the 10% shareholder became such, unless the business combination or the acquisition of shares is approved by a majority of the disinterested members of such corporation’s board of directors before the 10% shareholder’s share acquisition date. This statute further provides that at no time (even after the two-year period subsequent to such share acquisition date) may the 10% shareholder engage in a business combination with the relevant corporation unless certain approvals of the board of directors or disinterested shareholders are obtained or unless the consideration given in the combination meets certain minimum standards set forth in the statute. GrandSouth’s articles of incorporation expressly provide that the business combination statute applies to GrandSouth.	The North Carolina Shareholder Protection Act generally requires that, unless certain “fair price” and procedural requirements are satisfied, an affirmative vote of 95% of a public corporation’s voting shares is required to approve certain business combination transactions with another entity that is the beneficial owner, directly or indirectly, of more than 20% of the corporation’s voting shares or which is an affiliate of the corporation and previously has been a 20% beneficial holder of such shares. First Bancorp has not opted out of the Act by expressly providing in its articles of incorporation that the provisions of the Act are not applicable to First Bancorp.

Control Share Acquisitions
Section 35-2-101 et seq. of the SCBCA contains a control share acquisition statute that, in general terms, provides that where a shareholder acquires issued and outstanding shares of a corporation’s voting stock (“control shares”) within one of several specified ranges (one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more), approval of the control share acquisition by the corporation’s shareholders must be obtained before the acquiring shareholder may vote the control shares. The required shareholder vote is a majority of all votes entitled to be cast, excluding “interested shares,” defined as shares held by the acquiring person, officers of the corporation and employees who are also directors of the corporation. A corporation may, however, opt out of the control share acquisition statute through a provision of the articles of incorporation or bylaws, which GrandSouth has done pursuant to its bylaws. Accordingly, the South Carolina Control Share Acquisitions statute does not apply to acquisitions of shares of GrandSouth stock.	The North Carolina Control Share Acquisition Act generally provides that, except as provided below, “control shares” will not have any voting rights. Control shares are shares acquired by a person under certain circumstances which, when added to other shares owned, would give such person effective control over one-fifth, one-third, or a majority of all voting power in the election of the corporation’s directors. However, voting rights will be restored to control shares by resolution approved by the affirmative vote of the holders of a majority of the corporation’s voting stock (other than shares held by the owner of the control shares, officers of the corporation, and directors of the corporation). If voting rights are granted to control shares which give the holder a majority of all voting power in the election of the corporation’s directors, then the corporation’s other shareholders may require the corporation to redeem their shares at their fair value. First Bancorp has not opted out of the Act by expressly providing in its articles of incorporation that the provisions of the Act are not applicable to First Bancorp.

GrandSouth Shareholder Rights	First Bancorp Shareholder Rights

Limitation of Personal Liability of Directors and Officers; Indemnification

GrandSouth’s articles of incorporation provide that no director of GrandSouth shall be personally liable to GrandSouth or its shareholders for monetary damages for breach of fiduciary duty as a director, to the maximum extent permitted by law.

GrandSouth’s bylaws provide that each of its directors has the right to be indemnified by GrandSouth to the maximum extent permitted by law against expenses (including attorneys’ fees), judgments, fines, amounts paid in settlement and other similar costs actually and reasonably incurred in connection with any threatened, pending or completed action, suit or other proceeding by reason of the fact that such director is or was a director of the GrandSouth or is or was serving at GrandSouth’s request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. This right to indemnification includes the right to the advancement of reasonable expenses by us, to the maximum extent permitted by law. Under GrandSouth’s bylaws, each of its officers, employees and agents who are not directors is entitled to the same indemnification rights, including the right to the advancement of reasonable expenses, which are provided to its directors.

First Bancorp’s articles of incorporation provide that no director of First Bancorp shall be personally liable to First Bancorp or its shareholders for breach of his or her duty of care or other duty as a director, but only to the extent permitted from time to time by the NCBCA. First Bancorp’s bylaws provide that any person who at any time serves or has served as a director or officer of First Bancorp or of any wholly owned subsidiary of First Bancorp, or in such capacity at the request of First Bancorp for any other foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under any employee benefit plan of First Bancorp or of any wholly owned subsidiary thereof has the right to be indemnified and held harmless by First Bancorp to the fullest extent from time to time permitted by law against all liabilities and litigation expenses in the event a claim is made or threatened against that person in, or that person is made or threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of First Bancorp, including all appeals therefrom, arising out of that person’s status as such or that person’s activities in any such capacity; provided, however, that such indemnification shall not be available with respect to (a) that portion of any liabilities or litigation expenses with respect to which the claimant is entitled to receive payment under any insurance policy or (b) any liabilities or litigation expenses incurred on account of any of the claimant’s activities which were at the time taken known or believed by the claimant to be clearly in conflict with the best interests of First Bancorp.

Shareholder Action Without Meeting
The SCBCA provides that action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting, if the action is taken by all the shareholders entitled to vote on the action. GrandSouth’s articles of incorporation and bylaws do not change this default provision.

The NCBCA provides that action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting and without prior notice (except as provided below), if the action is taken by all the shareholders entitled to vote on the action.

Unless the articles of incorporation otherwise provide, if shareholder approval is required for (i) an amendment to the articles of incorporation, (ii) a plan of merger or share exchange, (iii) a plan of conversion, (iv) the sale, lease, exchange, or other disposition of all, or substantially all, of First Bancorp’s property, or (v) a proposal for dissolution, and the approval is to be obtained through action without meeting, First Bancorp must give its shareholders, other than shareholders who consent to the action, written notice of the proposed action at least 10 days before the action is taken.

First Bancorp’s articles of incorporation and bylaws do not change this default provision.

GrandSouth Shareholder Rights	First Bancorp Shareholder Rights

Amendments to Articles of Incorporation and Bylaws

Any amendment to GrandSouth’s articles of incorporation (other than amendments that may adopted by the GrandSouth board of directors without shareholder approval) to change the number of shares or classes of shares GrandSouth is authorized to issue, or to change the name of GrandSouth, may be adopted upon approval by the affirmative vote of a majority of the outstanding shares of GrandSouth.

Unless approved by the affirmative vote of at least two-thirds of the GrandSouth board of directors, amendments concerning the following matters shall not be effective unless approved by the affirmative vote of 80% of the outstanding shares of GrandSouth: no preemptive rights; no cumulative voting; number of directors; business combinations; limitation of director liability; quorum; mergers, consolidations, exchanges, sales of assets or dissolution; nomination of directors; removal of directors; duty of directors; and amendment to articles of incorporation. If two-thirds of the GrandSouth board of directors approves an amendment concerning the foregoing matters, then such amendment need only be approved by an affirmative vote of holders of two-thirds of the outstanding shares of GrandSouth.

The GrandSouth bylaws may be altered, amended or repealed by a majority vote of the GrandSouth board of directors or by the affirmative vote of the holders of a majority of each class of shares entitled to vote thereon, provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting.

The NCBCA provides that a corporation’s articles of incorporation generally may be amended upon approval by the board of directors and the holders of a majority of the outstanding shares of such corporation’s common stock entitled to vote on the amendment.

First Bancorp’s articles of incorporation do not change this default provision.

First Bancorp’s bylaws provide that except as otherwise provided in a bylaw adopted by the shareholders, the articles of incorporation, or the NCBCA, the First Bancorp board may amend or repeal the bylaws, except that a bylaw adopted, amended or repealed by the shareholders may not be readopted, amended or repealed by the First Bancorp board if neither the articles of incorporation nor a bylaw adopted by the shareholders authorizes the First Bancorp board to adopt, amend or repeal that particular bylaw or the bylaws generally.

Voting Rights
The holders of GrandSouth common stock possess exclusive voting power, except as otherwise provided by law or by articles of amendment establishing any series of preferred stock. Each outstanding share of GrandSouth common stock is entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Each outstanding share of other classes of stock, if any, shall have such voting rights as may be prescribed by GrandSouth board. There is no cumulative voting for the election of directors.	All voting rights are vested in the holders of First Bancorp common stock. Each holder of First Bancorp common stock is entitled to one vote per share on each matter submitted to a vote at a meeting of shareholders. With respect to the election of directors, holders of First Bancorp common stock may choose to elect directors by cumulative voting. If cumulative voting is in effect, each shareholder is entitled to multiply the number of votes he, she or it is entitled to cast by the number of directors for whom he, she or it is entitled to vote, and to cast the product for a single candidate or distribute the product among two or more candidates. Cumulative voting procedures will not be followed at an annual meeting unless a shareholder calls for cumulative voting as provided in First Bancorp’s articles of incorporation, by announcing at the meeting before the voting for directors starts, his, her or its intention to vote cumulatively.

COMPARATIVE MARKET PRICES AND DIVIDENDS

First Bancorp common stock is listed on the NASDAQ GSM under the symbol “FBNC” and GrandSouth common stock is quoted on the OTCQX under the symbol “GRRB.” The following table sets forth the high and low reported closing sale prices per share of First Bancorp common stock and GrandSouth common stock, and the cash dividends declared per share for the periods indicated.

	First Bancorp Common Stock			GrandSouth Common Stock
	High	Low	Dividend	High	Low	Dividend
2020
First Quarter	$40.00	$17.32	$0.18	$22.00	$13.00	$0.08
Second Quarter	$29.65	$19.26	$0.18	$15.47	$14.00	$0.08
Third Quarter	$25.20	$19.60	$0.18	$14.85	$13.35	$0.08
Fourth Quarter	$34.78	$20.44	$0.18	$15.61	$13.33	$0.08
2021
First Quarter	$48.83	$32.47	$0.20	$20.99	$15.21	$0.10
Second Quarter	$45.87	$39.32	$0.20	$26.25	$20.25	$0.10
Third Quarter	$44.17	$37.60	$0.20	$25.00	$22.00	$0.10
Fourth Quarter	$50.92	$41.84	$0.20	$29.00	$22.28	$0.10
2022
First Quarter	$47.11	$41.23	$0.22	$30.00	$27.00	$0.13
Second Quarter	$42.55	$33.87	$0.22	$31.50	$26.80	$0.13
Third Quarter (through September 14, 2022)	$39.53	$33.36	$0.22	$35.12	$29.50	$0.13

On June 21, 2022, the last full trading day before the public announcement of the merger agreement, the high and low sales prices of shares of First Bancorp common stock as reported on the NASDAQ GSM were $35.47 and $34.61, respectively. On September 14, 2022, the last practicable trading day prior to printing of this proxy statement/prospectus, the high and low sales prices of shares of First Bancorp common stock as reported on the NASDAQ GSM were $37.00 and $36.30, respectively.

On June 21, 2022, the last full trading day before the public announcement of the merger agreement, the high and low sales prices of shares of GrandSouth common stock as reported on the OTCQX was $ 27.75. On September 14, 2022, the last practicable trading day prior to printing of this proxy statement/prospectus, the high and low sales prices of shares of GrandSouth common stock as reported on the OTCQX were $ 32.77 and $32.71, respectively.

As of September 14, 2022, the last date prior to printing this proxy statement/prospectus for which it was practicable to obtain this information for First Bancorp and GrandSouth, respectively, there were approximately 3,180 registered holders of First Bancorp common stock, approximately 283 registered holders of GrandSouth common stock and approximately 294 registered holders of GrandSouth preferred stock.

GrandSouth’s shareholders are advised to obtain current market quotations for First Bancorp common stock and GrandSouth common stock. The market price of First Bancorp common stock and GrandSouth common stock will fluctuate between the date of this proxy statement/prospectus and the date of completion of the merger. No assurance can be given concerning the market price of First Bancorp common stock or GrandSouth common stock before or after the effective date of the merger. Changes in the market price of First Bancorp common stock prior to the completion of the merger will affect the market value of the merger consideration that GrandSouth shareholders will receive upon completion of the merger.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT OF FIRST BANCORP

The following table sets forth certain information as of August 15, 2022, unless otherwise specified, with respect to shares of First Bancorp common stock beneficially owned by: (i) each person known to First Bancorp to be the beneficial owner of more than 5% of First Bancorp’s common stock; (ii) each director and each named executive officer of First Bancorp as of August 15, 2022; and (iii) all First Bancorp directors and executive officers as a group. This information has been provided by each of the directors and executive officers at First Bancorp’s request or derived from statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act. Beneficial ownership of securities means the possession, directly or indirectly, through any formal or informal arrangement, either individually or in a group, of voting power (which includes the power to vote, or to direct the voting of, such security) and/or investment power (which includes the power to dispose of, or to direct the disposition of, such security). Unless otherwise indicated, to First Bancorp’s knowledge the beneficial owner has sole voting and dispositive power over the shares.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
5% Shareholders:
BlackRock Inc.	5,183,539 (3)	14.5%
The Vanguard Group	2,310,573 (4)	6.5%
Directors:
Richard H, Moore(5)	144,908	*
Michael G. Mayer(6)	80,586	*
Mary Clara Capel	12,077	*
James C. Crawford(7)	85,840	*
Suzanne S. DeFerie(8)	84,801	*
Abby J. Donnelly(9)	6,896	*
John B. Gould(10)	42,164	*
John W. McCauley	17,161	*
Carlie C. McLamb, Jr.(11)	34,913	*
Dexter V. Perry	3,485	*
O. Temple Sloan, III	13,187	*
Frederick L. Taylor, II	38,434	*
Virginia C. Thomasson	32,490	*
Dennis A. Wicker(12)	26,462	*
Other Named Executive Officers:
Elizabeth B. Bostian(13)	6,530	*
Gregory A. Currie(14)	15,573	*
Directors and Named Executive Officers as a Group (16 persons)	645,507	1.8%

 ________________

*	Indicates beneficial ownership of less than 1% of the issued and outstanding shares.

(1)	Unless otherwise indicated, each individual has sole voting and investment power with respect to all shares beneficially owned by such individual, including executive officers’ reported shares in our 401(k) defined contribution plan (“401(k) plan”), which are voted by the plan trustee and not by the executive for whom such shares are listed. There are no shares that may be acquired within 60 days by exercising stock options.
(2)	Based on a total of 35,710,892 shares of our common stock outstanding as of September 14, 2022.
(3)	Based on a Schedule 13G/A filed by BlackRock Inc. on January 27, 2022, that indicates it holds sole power to vote 5,099,252 shares and sole power to dispose of 5,183,539 shares.
(4)	Based on a Schedule 13G/A filed by The Vanguard Group on February 10, 2022, that indicates it holds sole power to vote 0 shares, shared power to vote 30,154 shares, sole power to dispose of 2,254,600 shares and shared power to dispose of 55,973 shares.
(5)	Mr. Moore’s shares also include 11,432 shares held in the 401(k) plan.
(6)	Mr. Mayer’s shares include 1,017 shares held by his spouse and 1,210 shares held in the 401(k) plan.
(7)	Mr. Crawford’s shares include 8,325 shares held by his spouse and 6,600 shares held jointly with his children.
(8)	Ms. DeFerie’s shares include 1,807 shares held in the 401(k) plan.
(9)	Ms. Donnelly also holds 5,500 shares in a Rabbi Trust for director fees accumulated during her service as a director of Carolina Bank Holdings, Inc.
(10)	Mr. Gould’s shares include 2,301 shares held by his spouse.

(11)	Mr. McLamb’s shares include 12,212 shares held by his spouse.
(12)	Mr. Wicker’s shares include 5,000 shares held by his spouse.
(13)	Ms. Bostian’s shares include 911 shares held in the 401(k) plan.
(14)	Mr. Currie’s shares include 2,058 shares held in the 401(k) plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF GRANDSOUTH

The following tables set forth certain information as of August 15, 2022, unless otherwise specified, with respect to shares of GrandSouth stock beneficially owned by: (i) each person known to GrandSouth to be the beneficial owner of more than 5% of the shares of GrandSouth common stock and/or preferred stock; (ii) each director and each named executive officer of GrandSouth; and (iii) all GrandSouth directors and executive officers as a group. This information has been provided by each of the directors and executive officers at GrandSouth request or derived from statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act. Beneficial ownership of securities means the possession, directly or indirectly, through any formal or informal arrangement, either individually or in a group, of voting power (which includes the power to vote, or to direct the voting of, such security) and/or investment power (which includes the power to dispose of, or to direct the disposition of, such security).

COMMON STOCK

Name of Beneficial Owner	Shares Owned(1)	Stock Options Exercisable within 60 Days	Total Beneficial Ownership	Percentage of Class(2)
5% Shareholders:

Mason Y. Garrett(3)	961,461	--	961,461	18.4%
Directors and Named Executive Officers:
Mason Y. Garrett(3)	961,461	--	961,461	18.4%
James B. Schwiers	90,340	64,183	154,523	2.9%
John B. Garrett(4)	180,565	15,000	195,565	3.7%
Harold E. Garrett(5)	176,166	6,000	182,166	3.5%
Michael L. Gault(6)	75,098	6,000	81,098	1.6%
Baety O. Gross, Jr.(7)	30,745	6,000	36,745	*
S. Hunter Howard, Jr.	38,437	6,000	44,437	*
Anthony Morgan	53,135	6,000	59,135	1.1%
J. Randolph Potter(8)	2,883	2,000	4,883	*
J. Calhoun Pruitt	10,667	6,000	16,667	*
Edward Monts Rast, Jr.	1,000	6,000	7,000	*
John Shealy	3,500	6,000	9,500	*
LeeAnn Weber	22,768	2,000	24,768	*
Directors and Named Executive Officers as a Group (13 total)	1,646,765	131,183	1,777,948	34.0%

*            Less than one percent.

(1)

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to GrandSouth’s knowledge the persons named in the table above have sole voting and investment power with respect to all shares of common stock beneficially owned.

(2)

The calculations are based on 5,222,042 shares of common stock outstanding on September 14, 2022. For each individual, this percentage is determined by assuming the named person exercises all rights with respect to GrandSouth common stock within 60 days of September 14, 2022 which he or she has the right to acquire within 60 days, but that no other person exercises any such rights with respect to GrandSouth common stock. For the directors and named executive officers as a group, this percentage is determined by assuming that each director and named executive officer exercises all rights with respect to GrandSouth common stock which he or she has the right to acquire within 60 days, but that no other persons exercise any such right.

(3)	Includes 174,663 shares owned by Mr. M. Garrett’s wife, as to which Mr. M. Garrett disclaims beneficial ownership; 2,223 shares held by Mr. M. Garrett as custodian for his step-daughter; 61,492 shares held by Mr. M. Garrett as custodian for his brother; 61,492 shares owned by a partnership in which Mr. M. Garrett has a 20% interest and shares voting and investment power over the shares with the other four partners; 13,336 shares held by Mr. M. Garrett as custodian for his grandchildren; and 300,000 shares held in a grantor trust of which Mr. M. Garrett is beneficiary.

(4)	Includes 2,019 shares owned by Mr. J. Garrett’s wife, as to which Mr. J. Garrett disclaims beneficial ownership; and 33,434 shares held by Mr. J. Garrett as custodian for his sons. Does not include 300,000 shares held in a grantor trust of which Mr. J. Garrett is trustee. Of the total shares beneficially owned by Mr. J. Garrett, 21,810 are pledged as collateral.

(5)	Includes 4,296 shares held by Mr. H. Garrett’s wife as to which Mr. H. Garrett disclaims beneficial ownership; and 14,298 shares held by Mr. H. Garrett as custodian for his children. Of the total shares beneficially owned by Mr. H. Garrett, 154,662 are pledged as collateral.

(6)	Includes 59,751 shares held by Mr. Gault’s wife, as to which Mr. Gault disclaims beneficial ownership; and 1,536 shares held by Mr. Gault as custodian for his grandchildren.

(7)	Includes 12,912 shares held indirectly in a trust, as to which Mr. Gross disclaims beneficial ownership.

(8)	Includes 2,083 shares held by Mr. Potter’s wife as to which Mr. Potter disclaims beneficial ownership.

PREFERRED STOCK

Name of Beneficial Owner	Shares Owned(1)	Stock Options Exercisable within 60 Days	Total Beneficial Ownership	Percentage of Class(2)
Directors and Named Executive Officers:
Mason Y. Garrett	9,204	--	9,204	3.3%
James B. Schwiers	3,153	--	3,153	1.1%
John B. Garrett(3)	8,645	--	8,645	3.1%
Harold E. Garrett	--	--	--	*
Michael L. Gault(4)	3,681	--	3,681	1.3%
Baety O. Gross, Jr.(5)	612	--	612	*
S. Hunter Howard, Jr.	--	--	--	*
Anthony Morgan	600	--	600	*
J. Randolph Potter	1,192	--	1,192	*
J. Calhoun Pruitt	--	--	--	*
Edward Monts Rast, Jr.	--	--	--	*
John Shealy	--	--	--	*
LeeAnn Weber	--	--	--	*
Directors and Named Executive Officers as a Group (13 total)	27,087	--	27,087	9.6%

*            Less than one percent.

(1)

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to GrandSouth’s knowledge the persons named in the table above have sole voting and investment power with respect to all shares of common stock beneficially owned.

(2)	The calculations are based on 282,828 shares of preferred stock outstanding on August 15, 2022.

(3)	Includes 6,190 shares owned by Mr. J. Garrett as custodian for his children.

(4)	Includes 2,145 shares owned by Mr. Gault’s wife.

(5)	Includes 612 shares held in a trust of which Mr. Gross is a beneficiary.

LEGAL MATTERS

The validity of the First Bancorp common stock to be issued in connection with the merger will be passed upon for First Bancorp by Brooks Pierce. Certain U.S. federal income tax consequences relating to the merger will be passed upon for First Bancorp and GrandSouth by Brooks Pierce.

EXPERTS

First Bancorp

The consolidated financial statements of First Bancorp appearing in its Annual Report on Form 10-K as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 incorporated by reference herein have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

GrandSouth

The consolidated financial statements of GrandSouth appearing in its Annual Report on Form 10-K as of December 31, 2021 and 2020, and for the years then ended, have been audited by Elliott Davis, LLC, independent registered public accounting firm, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

 DEADLINES FOR SUBMITTING SHAREHOLDER PROPOSALS

First Bancorp

It is presently anticipated that First Bancorp’s 2023 annual meeting of First Bancorp shareholders will be held in May 2023. In order for shareholder proposals to be included in the proxy materials solicited by the First Bancorp board for that meeting, proposals (other than director nominations), must be received by First Bancorp’s Corporate Secretary at 300 SW Broad Street, Southern Pines, North Carolina 28387, no later than November 23, 2022 and meet all other applicable requirements for inclusion in the proxy material. If the proposal is not received by November 23, 2022, the proposal will not be considered timely. To be considered for inclusion in the proxy materials solicited by the First Bancorp board for First Bancorp’s 2023 annual meeting, First Bancorp shareholder proposals involving a director nomination must be received by First Bancorp’s Corporate Secretary prior to February 1, 2023, but not earlier than January 6, 2023.

The Bylaws of First Bancorp establish an advance notice procedure for shareholder proposals to be brought before an annual meeting of shareholders of First Bancorp. Subject to any other applicable requirements, only such business may be conducted at an annual meeting of the shareholders as has been brought before the meeting by, or at the direction of, the First Bancorp board or by a shareholder who has given to the Corporate Secretary of First Bancorp timely written notice, in proper form, of the shareholder’s intention to bring that business before the meeting. The Chair of the meeting has the authority to make such determinations. To be timely, written notice of other business to be brought before any annual meeting must be received by the Secretary of First Bancorp not less than 60 days before the first anniversary of the mailing date of First Bancorp’s proxy statement in connection with the last annual meeting. The notice of any shareholder proposal must set forth the various information required under the bylaws. The person submitting the notice must provide, among other things, the name and address under which such shareholder appears on First Bancorp’s books and the class and number of shares of First Bancorp’s capital stock that are beneficially owned by such shareholder. Any shareholder desiring a copy of First Bancorp’s bylaws will be furnished one without charge upon written request to the Corporate Secretary of First Bancorp at the address noted above.

GrandSouth

GrandSouth will hold a 2023 annual meeting of shareholders only if the merger is not completed. However, if the merger is not completed, it is presently anticipated that GrandSouth’s 2023 annual meeting of GrandSouth shareholders will be held in May of 2023. A GrandSouth shareholder seeking to present a proposal at GrandSouth’s annual meeting of shareholders must submit a notice to the Corporate Secretary of GrandSouth in accordance with GrandSouth’s bylaws not less than 30 nor more than 60 days in advance of the annual meeting (provided, however, that if less than 31 days’ notice of the meeting is given to shareholders, such written notice shall be delivered or mailed to the Secretary not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to shareholders). A shareholder seeking to include a proposal in GrandSouth’s proxy statement and form of proxy relating to a meeting of shareholders must submit the proposal to GrandSouth in accordance with SEC Rule 14a-8. With respect to GrandSouth’s 2023 annual meeting of shareholders, the deadline to submit a notice of a proposal and to include a proposal in GrandSouth’s proxy statement and form of proxy relating to the meeting is December 15, 2022.

A GrandSouth shareholder seeking to nominate an individual for election as a director of GrandSouth must submit a notice to the Corporate Secretary of GrandSouth in accordance with GrandSouth’s bylaws, with respect to an annual meeting of shareholders, no later than 90 days in advance of such meeting.

WHERE YOU CAN FIND MORE INFORMATION

First Bancorp is filing with the SEC this registration statement under the Securities Act to register the issuance of the shares of First Bancorp common stock to be issued in connection with the merger. This proxy statement/prospectus is a part of that registration statement and constitutes the prospectus of First Bancorp in addition to being a proxy statement for GrandSouth shareholders. The registration statement, including this proxy statement/prospectus and the attached exhibits and schedules, contains additional relevant information about First Bancorp and First Bancorp common stock.

First Bancorp and GrandSouth also file reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, such as First Bancorp and GrandSouth, who file electronically with the SEC. The address of the site is www.sec.gov. The reports and other information filed by First Bancorp with the SEC are also available at First Bancorp’s website at www.localfirstbank.com under the tab “About US,” and then under the heading “Investor Relations,” and then under the heading “SEC Filings.” The reports and other information filed by GrandSouth with the SEC are available at GrandSouth’s website at www.grandsouth.com under the tab “Investor Relations,” and then under the heading “Filings and Financials”. The web addresses of the SEC, First Bancorp and GrandSouth are included as inactive textual references only. Except as specifically incorporated by reference into this proxy statement/prospectus, information on those web sites is not part of this proxy statement/prospectus.

The SEC allows First Bancorp and GrandSouth to incorporate by reference information in this proxy statement/prospectus. This means that First Bancorp and GrandSouth can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information that is included directly in this proxy statement/prospectus.

This proxy statement/prospectus incorporates by reference the documents listed below that First Bancorp and GrandSouth previously filed with the SEC. They contain important information about the companies and their financial condition.

First Bancorp SEC Filings (SEC File No. 000-15572)	Period or Date Filed

Annual Report on Form 10-K	Year ended December 31, 2021

Annual Report on Form 11-K	Filed on June 24, 2022

Quarterly Reports on Form 10-Q	Quarters ended March 31, 2022 and June 30, 2022

Current Reports on Form 8-K	Filed on January 26, 2022, January 28, 2022, February 7, 2022, April 27, 2022, May 10, 2022, June 14, 2022, June 15, 2022, June 21, 2022, July 27, 2022, August 5, 2022 and September 15, 2022 (other than those portions of the documents deemed to be furnished and not filed)

Definitive Proxy Statement on Schedule 14A	Filed March 22, 2022

The description of First Bancorp common stock set forth in Exhibit 4.B to the Annual Report on Form 10-K and any amendment or report filed for the purpose of updating such description	Filed on March 1, 2022

GrandSouth SEC Filings (SEC File No. 000-31937)	Period or Date Filed

Annual Report on Form 10-K	Year ended December 31, 2021

Quarterly Reports on Form 10-Q	Quarters ended March 31, 2022 and June 30, 2022

Current Reports on Form 8-K	Filed on January 6, 2022, January 18, 2022, January 24, 2022, February 4, 2022, April 18, 2022, May 20, 2022, June 21, 2022, July 18, 2022, and August 3, 2022 (other than those portions of the documents deemed to be furnished and not filed)

Definitive Proxy Statement on Schedule 14A	Filed April 11, 2022

The description of GrandSouth common stock set forth in Exhibit 4.3 to the Annual Report on Form 10-K and any amendment or report filed for the purpose of updating such description	Filed on March 31, 2022

In addition, First Bancorp and GrandSouth also incorporate by reference additional documents filed with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the date of the special meeting, provided that First Bancorp and GrandSouth are not incorporating by reference any information furnished to, but not filed with, the SEC.

Except where the context otherwise indicates, First Bancorp has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to First Bancorp, and GrandSouth has supplied all information contained or incorporated by reference relating to GrandSouth.

Documents incorporated by reference are available from First Bancorp and GrandSouth without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this proxy statement/prospectus. You can obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following address and phone number:

First Bancorp 300 SW Broad Street Southern Pines, North Carolina 28387 Attention: Investor Relations Telephone: (910) 246-2500	GrandSouth Bancorporation 381 Halton Road Greenville, South Carolina 29607 Attention: Investor Relations Telephone: (864) 527-7170

GrandSouth shareholders requesting documents must do so by November 1, 2022 to receive them before the special meeting. You will not be charged for any of these documents that you request. If you request any incorporated documents from First Bancorp or GrandSouth, then First Bancorp and GrandSouth, respectively, will mail them to you by first class mail, or another equally prompt means, within one business day after receiving your request.

Neither First Bancorp nor GrandSouth has authorized anyone to give any information or make any representation about the merger or the companies that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that have been incorporated in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

Annex A

Execution version

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

By and Between

GRANDSOUTH BANCORPORATION

And

FIRST BANCORP

June 21, 2022

Execution version

TABLE OF CONTENTS

Page

LIST OF EXHIBITS		iv

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION		A-1

ARTICLE 1 TRANSACTIONS AND TERMS OF MERGER and reorganization		A-1

1.1	Merger	A-1
1.2	Time and Place of Closing	A-1
1.3	Effective Time	A-1
1.4	Restructure of Transactions	A-2
1.5	Bank Merger	A-2
1.6	Tax Treatment of the Merger	A-2

article 2 TERMS OF MERGER		A-2

2.1	Articles of Incorporation	A-2
2.2	Bylaws	A-2
2.3	Directors and Officers	A-2

ARTICLE 3 MANNER OF CONVERTING SHARES		A-3

3.1	Effect on GSB Stock	A-3
3.2	Exchange Procedures	A-3
3.3	Effect on Buyer Common Stock	A-4
3.4	GSB Options	A-5
3.5	Rights of Former GSB Shareholders	A-5
3.6	Fractional Shares	A-5
3.7	Dissenters	A-5

article 4 REPRESENTATIONS AND WARRANTIES OF GSB		A-5

4.1	Organization, Standing, and Power	A-5
4.2	Authority of GSB; No Breach By Agreement	A-6
4.3	Capital Stock	A-7
4.4	GSB Subsidiaries	A-7
4.5	Exchange Act Filings; Securities Offerings; Financial Statements	A-7
4.6	Absence of Undisclosed Liabilities	A-8
4.7	Absence of Certain Changes or Events	A-8
4.8	Tax Matters	A-9
4.9	Allowance for Loan Losses; Loan and Investment Portfolio,etc.	A-10
4.10	Assets	A-11
4.11	Intellectual Property	A-12
4.12	Environmental Matters	A-12
4.13	Compliance with Laws	A-13
4.14	Labor Relations	A-14
4.15	Employee Benefit Plans	A-14
4.16	Material Contracts	A-17
4.17	Privacy of Customer Information	A-18
4.18	Legal Proceedings	A-18
4.19	Reports	A-18
4.20	Internal Control	A-18
4.21	Extensions of Credit to Executive Officers and Directors	A-18
4.22	Approvals	A-19
4.23	Takeover Laws and Provisions	A-19
4.24	Brokers and Finders; Opinion of Financial Advisor	A-19

4.25	Board of Directors Recommendation	A-19
4.26	Statements True and Correct	A-19
4.27	Delivery of GSB Disclosure Memorandum	A-20
4.28	No Additional Representations	A-20

i

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF BUYER		A-20

5.1	Organization, Standing, and Power	A-20
5.2	Authority of Buyer; No Breach By Agreement	A-20
5.3	Capital Stock	A-21
5.4	Exchange Act Filings; Financial Statements	A-21
5.5	Absence of Undisclosed Liabilities	A-22
5.6	Absence of Certain Changes or Events	A-22
5.7	Tax Matters	A-22
5.8	Compliance with Laws	A-22
5.9	Legal Proceedings	A-23
5.10	Reports	A-23
5.11	Internal Control	A-24
5.12	Approvals	A-24
5.13	Brokers and Finders; Opinion of Financial Advisor	A-24
5.14	Certain Actions	A-24
5.15	Available Consideration	A-24
5.16	Board of Directors Recommendation	A-24
5.17	Statements True and Correct	A-24
5.18	Delivery of Buyer Disclosure Memorandum	A-25
5.19	No Additional Representations	A-25

ARTICLE 6 CONDUCT OF BUSINESS PENDING CONSUMMATION		A-25

6.1	Affirmative Covenants of GSB and Buyer	A-25
6.2	Negative Covenants of GSB	A-26
6.3	Negative Covenants of Buyer	A-28
6.4	Control of the Other Party’s Business	A-28
6.5	Adverse Changes in Condition	A-29
6.6	Reports	A-29
6.7	Buyer Entity Use and Disclosure of IIPI	A-29

ARTICLE 7 ADDITIONAL AGREEMENTS		A-29

7.1	Shareholder Approval	A-29
7.2	Registration of Buyer Common Stock	A-30
7.3	Other Offers,etc.	A-31
7.4	Consents of Regulatory Authorities	A-31
7.5	Agreement as to Efforts to Consummate	A-32
7.6	Investigation and Confidentiality	A-32
7.7	Press Releases	A-33
7.8	Charter Provisions	A-33
7.9	Employee Benefits and Contracts	A-33
7.10	Conversion Bonus Plan; Retention Plan	A-34
7.11	Section 16 Matters	A-34
7.12	Indemnification	A-34
7.13	Tax Covenants of Buyer	A-35
7.14	Assumption of GSB Debentures	A-35

ARTICLE 8 CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE		A-36

8.1	Conditions to Obligations of Each Party	A-36
8.2	Conditions to Obligations of Buyer	A-37
8.3	Conditions to Obligations of GSB	A-37

ARTICLE 9 TERMINATION		A-38

9.1	Termination	A-38
9.2	Effect of Termination	A-39
9.3	Termination Fee	A-39
9.4	Non-Survival of Representations and Covenants	A-39

ARTICLE 10 MISCELLANEOUS		A-39

10.1	Definitions	A-39
10.2	Expenses	A-47
10.3	Brokers and Finders	A-47
10.4	Entire Agreement	A-47
10.5	Amendments	A-47
10.6	Waivers	A-48
10.7	Assignment	A-48
10.8	Notices	A-48
10.9	Governing Law	A-49
10.10	Counterparts	A-49
10.11	Captions; Articles and Sections	A-49
10.12	Interpretations	A-49
10.13	Enforcement of Agreement	A-49
10.14	Severability	A-49

LIST OF EXHIBITS

Exhibit	Description

A	Form of Bank Merger Agreement

B	Form of Support Agreement

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Agreement”) dated as of June 21, 2022, is by and between First Bancorp, a North Carolina corporation (“Buyer”), and GrandSouth Bancorporation, a South Carolina corporation (“GSB”). Capitalized terms used in this Agreement but not defined elsewhere herein shall have the meanings assigned to them in Section 10.1 hereof.

Recitals

WHEREAS, the respective boards of directors of each of Buyer and GSB have determined that it is in the best interests of their respective companies and shareholders for GSB to merge with and into Buyer, with Buyer being the surviving entity (the “Merger”) pursuant to the terms of this Agreement and have unanimously approved the Merger, upon the terms and subject to the conditions set forth in this Agreement, whereby the issued and outstanding shares of GSB Stock will be converted into the right to receive the Merger Consideration from Buyer;

WHEREAS, the board of directors of GSB has recommended that GSB’s shareholders approve this Agreement and the transactions contemplated hereby (the “GSB Recommendation”);

WHEREAS, as a material inducement and as additional consideration to Buyer to enter into this Agreement, each of the directors and executive officers of GSB have entered into a voting agreement with Buyer dated as of the date hereof (each a “Support Agreement” and collectively, the “Support Agreements”), in the form attached hereto as Exhibit B, pursuant to which each such Person has agreed, among other things, to vote all shares of GSB Stock owned by such Person in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Merger is subject to the approvals of the shareholders of GSB, regulatory agencies, and the satisfaction of certain other conditions described in this Agreement; and

WHEREAS, Buyer and GSB desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties, intending to be legally bound, agree as follows:

Article 1
TRANSACTIONS AND TERMS OF MERGER AND REORGANIZATION

1.1            Merger.

Subject to the terms and conditions of this Agreement, at the Effective Time, GSB shall merge with and into Buyer in accordance with the North Carolina Business Corporation Act (the “NCBCA”) and Title 33 of the South Carolina Code of Laws (the “SC Code”), and Buyer shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of North Carolina. The Merger shall be consummated in accordance with the terms and subject to the conditions of this Agreement.

1.2            Time and Place of Closing.

The closing of the transactions contemplated hereby (the “Closing”) will take place at 11:00 A.M. Eastern Time on the date that the Effective Time occurs, or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such location as may be mutually agreed upon by the Parties and may be effected by electronic or other transmission of signature pages, as mutually agreed upon.

1.3            Effective Time.

The Merger shall be consummated by filing Articles of Merger reflecting the Merger (the “Articles of Merger”) with the Secretary of State of North Carolina and the Secretary of State of South Carolina. The Merger shall become effective (the “Effective Time”) when the Articles of Merger have been accepted for filing by the Secretary of State of North Carolina and the Secretary of State of South Carolina or at such later time as may be mutually agreed upon by Buyer and GSB and specified in the Articles of Merger. Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur within five (5) business days of the last of the following dates to occur: (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, (ii) the date on which the shareholders of GSB approve this Agreement, or (iii) expiration of the period specified within Section 9.1(d).

1.4            Restructure of Transactions.

Buyer shall have the right to request a revision to the structure of the Merger contemplated by this Agreement by merging GSB directly with and into a subsidiary of Buyer, provided, that no such revision to the structure of the Merger (i) shall result in any changes in the amount or type of consideration which the holders of shares of GSB Stock or GSB Options are entitled to receive under this Agreement, (ii) would unreasonably impede or delay consummation of the Merger, (iii) shall impose any less favorable terms or conditions on GSB, or (iv) affect the Tax Treatment of the Merger. Buyer may request such revision by giving written notice to GSB in the manner provided in Section 10.8, which notice shall be in the form of a proposed amendment to this Agreement or in the form of an Amended and Restated Agreement and Plan of Merger and Reorganization, and the addition of such other exhibits hereto as are reasonably necessary or appropriate to effect such change.

1.5            Bank Merger.

Concurrently with the execution and delivery of this Agreement, First Bank (“Buyer Bank”), a wholly owned subsidiary of Buyer, and GrandSouth Bank (the “Bank”), a wholly owned subsidiary of GSB, shall enter into the Agreement and Plan of Merger, in the form attached hereto as Exhibit A, with such changes thereto as Buyer and GSB shall mutually agree, pursuant to which Bank will merge with and into Buyer Bank (the “Bank Merger”). The Bank Merger shall not occur prior to the Effective Time.

1.6            Tax Treatment of the Merger.

It is intended by the Parties that the Merger constitute a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). The Parties hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3(a). The Parties agree to cooperate and use their best efforts in order to qualify the transactions contemplated herein as a reorganization under Section 368(a)(1)(A) of the Code, to not take any action that could reasonably be expected to cause the Merger to fail to so qualify, and to report the Merger for federal, state and any local income Tax purposes in a manner consistent with such characterization.

Article 2
TERMS OF MERGER

2.1            Articles of Incorporation.

The articles of incorporation of Buyer in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation until otherwise duly amended or repealed.

2.2            Bylaws.

The bylaws of Buyer in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until otherwise duly amended or repealed.

2.3            Directors and Officers.

The directors of Buyer in office immediately prior to the Effective Time, together with such additional Persons as may thereafter be elected or validly appointed, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Surviving Corporation’s bylaws, until the earlier of their resignation, removal or otherwise ceasing to be a director. Prior to the Effective Time, Buyer shall take all action necessary to appoint and submit for approval two (2) member(s) of the current GSB board of directors, to the board of directors of Buyer and Buyer Bank, to be approved by the board of directors of Buyer and Buyer Bank, effective as of 12:01 a.m. on the next business day following the Effective Time. The officers of Buyer in office immediately prior to the Effective Time, together with such additional Persons as may thereafter be appointed, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Surviving Corporation’s bylaws, until the earlier of their resignation, removal or otherwise ceasing to be an officer.

Article 3
MANNER OF CONVERTING SHARES

3.1            Effect on GSB Stock.

(a)            At the Effective Time, in each case subject to Sections 3.1(d), 3.2, and 3.7, by virtue of the Merger and without any action on the part of the Parties, each share of GSB Stock (including, for the avoidance of doubt, each share of GSB Series A Preferred Stock that automatically converts into a share of GSB Common Stock immediately prior to the Effective Time) that is issued and outstanding immediately prior to the Effective Time (other than the Extinguished Shares and shares of GSB Stock as to which Dissenters’ Rights have been perfected) shall be converted into the right to receive 0.910 (the “Exchange Ratio”) of a share of Buyer Common Stock (the “Merger Consideration”).

(b)            At the Effective Time, all shares of GSB Stock shall no longer be outstanding, shall automatically be cancelled and retired, and shall cease to exist as of the Effective Time, and each certificate previously representing any such shares of GSB Stock (the “Certificates”) or book entry notation of ownership shall thereafter represent only the right to receive the Merger Consideration.

(c)            If, prior to the Effective Time, the outstanding shares of GSB Stock, the GSB Options, the outstanding shares of Buyer Common Stock, or any rights with respect to Buyer Common Stock pursuant to stock options granted by Buyer are increased, decreased, changed into or exchanged for a different number or kind of shares or securities, in each case as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, then an appropriate and proportionate adjustment shall be made to the Merger Consideration. For the avoidance of doubt, Buyer shall have the right to grant additional stock options and other equity based awards under its existing equity based compensation plans, and holders of GSB Options shall have the right to exercise GSB Options outstanding as of the date of this Agreement without triggering an adjustment to the Merger Consideration under this Section 3.1(c).

(d)            Each share of GSB Stock issued and outstanding immediately prior to the Effective Time and owned by any of the Parties or their respective Subsidiaries (in each case other than shares of GSB Stock held on behalf of third parties or as a result of debts previously contracted) shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be cancelled and retired without payment of any consideration therefor, and cease to exist (the “Extinguished Shares”).

3.2            Exchange Procedures.

(a)            Promptly after the Effective Time, Buyer shall deposit with Computershare Limited or such other exchange agent selected by Buyer (the “Exchange Agent”) for exchange in accordance with this Section 3.2, the Merger Consideration and cash in an aggregate amount sufficient for payment in lieu of fractional shares of Buyer Common Stock to which holders of GSB Stock may be entitled pursuant to Section 3.6 (collectively, the “Exchange Fund”). In the event the cash in the Exchange Fund is insufficient to fully satisfy all of the payment obligations to be made by the Exchange Agent hereunder (including pursuant to Section 3.6), Buyer shall promptly make available to the Exchange Agent the amounts so required to satisfy such payment obligations in full. The Exchange Agent shall deliver the Merger Consideration and cash in lieu of any fractional shares of Buyer Common Stock out of the Exchange Fund. Except as contemplated by this Section 3.2, the Exchange Fund will not be used for any other purpose.

(b)            Unless different timing is agreed to by Buyer and GSB, as soon as reasonably practicable after the Effective Time, but in any event no more than ten (10) business days after the Effective Time, Buyer shall cause the Exchange Agent to mail to the former shareholders of GSB appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or other instruments theretofore representing shares of GSB Stock shall pass, only upon proper delivery of such Certificates or other instruments to the Exchange Agent). In the event of a transfer of ownership of shares of GSB Stock represented by one or more Certificates that are not registered in the transfer records of GSB, the Merger Consideration payable for such shares as provided in Section 3.1 may be issued to a transferee if the Certificate or Certificates representing such shares are delivered to the Exchange Agent, accompanied by all documents required to evidence such transfer and by evidence reasonably satisfactory to the Exchange Agent that such transfer is proper and that any applicable stock transfer taxes have been paid. In the event any Certificate representing GSB Stock shall have been lost, mutilated, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, mutilated, or destroyed and the posting by such Person of a bond in such amount as Buyer may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, mutilated, stolen, or destroyed Certificate the Merger Consideration as provided for in Section 3.1. The Exchange Agent may establish such other reasonable and customary rules and procedures in connection with its duties as it may deem appropriate. Such transmittal materials shall contain appropriate instructions for the distribution of the Merger Consideration to holders of GSB Stock ownership in book entry form in the stock records of GSB. Buyer shall pay all charges and expenses, including those of the Exchange Agent in connection with the distribution of the Merger Consideration as provided in Section 3.1. Buyer or the Exchange Agent will maintain a book entry list of Buyer Common Stock to which each former holder of GSB Stock is entitled. Certificates evidencing Buyer Common Stock into which GSB Stock has been converted will not be issued.

(c)            Unless different timing is agreed to by Buyer and GSB, after the Effective Time, each holder of shares of GSB Stock (other than Extinguished Shares) issued and outstanding at the Effective Time shall surrender the Certificate or Certificates representing, such shares, or shall provide appropriate instructions with respect to such shares held in book entry notation form, to the Exchange Agent and shall promptly upon surrender thereof or the giving of such instructions receive in exchange therefor the consideration provided in Section 3.1, without interest, pursuant to this Section 3.2. The Certificate or Certificates of GSB Stock so surrendered shall be duly endorsed as the Exchange Agent may reasonably require. Buyer shall not be obligated to deliver the consideration to which any former holder of GSB Stock is entitled as a result of the Merger until such holder surrenders such holder’s Certificate or Certificates for exchange as provided in this Section 3.2. Similarly, no dividends or other distributions in respect of the Buyer Common Stock shall be paid to any holder of any unsurrendered Certificate or Certificates until such Certificate or Certificates (or affidavit in lieu thereof as provided in Section 3.2(b)) are surrendered for exchange as provided in this Section 3.2. Any other provision of this Agreement notwithstanding, neither any Buyer Entity, nor any GSB Entity, nor the Exchange Agent shall be liable to any holder of GSB Stock for any amounts paid or properly delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar Law.

(d)            Each of Buyer, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of GSB Stock and GSB Options such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, or foreign Tax Law or by any Taxing Authority or Governmental Authority; provided, however, that Buyer shall use commercially reasonable efforts to give GSB advance notice of its intentions to make any such deduction or withholding and cooperate in good faith with GSB to mitigate any such deduction or withholding to the extent permitted by Law (other than with respect to payments in respect of GSB Options described in Section 3.4). To the extent that any amounts are so withheld by Buyer, the Surviving Corporation, or the Exchange Agent, as the case may be, and paid to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of GSB Stock or GSB Options, as applicable in respect of which such deduction and withholding was made by Buyer, the Surviving Corporation, or the Exchange Agent, as the case may be.

(e)            Any portion of the Merger Consideration and cash delivered to the Exchange Agent by Buyer pursuant to Section 3.2(a) that remains unclaimed by the holder of shares of GSB Stock for six (6) months after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to Buyer. Any holder of shares of GSB Stock who has not theretofore complied with Section 3.2(c) shall thereafter look only to Buyer for the consideration deliverable in respect of each share of GSB Stock such holder holds as determined pursuant to this Agreement without any interest thereon. If outstanding Certificates are not surrendered or the payment for them is not claimed prior to the date on which such Merger Consideration would otherwise escheat to or become the property of any Governmental Authority, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable Law, become the property of Buyer (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any Person previously entitled to such property. Neither the Exchange Agent nor any Party to this Agreement shall be liable to any holder of GSB Stock for any consideration paid to a Governmental Authority pursuant to applicable abandoned property, escheat or similar Laws. Buyer and the Exchange Agent shall be entitled to rely upon the stock transfer books of GSB to establish the identity of those Persons entitled to receive the consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate or Certificates, Buyer and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

(f)            Approval of this Agreement by the shareholders of GSB shall constitute ratification of the appointment of the Exchange Agent.

3.3            Effect on Buyer Common Stock.

At and after the Effective Time, each share of Buyer Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Merger.

3.4            GSB Options.

(a)            At the Effective Time, each Right with respect to GSB Common Stock pursuant to stock options (the “GSB Options”) granted by GSB under GSB’s 2019 Stock Option Plan or 2009 Stock Option Plan (collectively, the “GSB Option Plans”) which is outstanding and unexercised immediately prior to the Effective Time shall be converted into an option to purchase that number of shares of Buyer Common Stock equal to the product of (i) the number of shares of GSB Common Stock subject to such GSB Option immediately prior to the Effective Time, and (ii) 0.910, with any such converted option being less than a whole share of Buyer Common Stock (after the aggregation of all converted options of such optionholder) being cancelled for a cash payment equal to the product of (i) the excess, if any, of the Average Buyer Stock Price over the “As-Converted Exercise Price”, and (ii) the percentage of a whole share represented thereby, less any applicable Taxes. The exercise price per share of Buyer Common Stock subject to such option shall be equal to the exercise price of the converted GSB Option divided by 0.910 (the “As-Converted Exercise Price”).

 (b)            Except as disclosed in Section 3.4 of the GSB Disclosure Memorandum, neither GSB’s board of directors nor its compensation committee shall make any grants of GSB Options following the execution of this Agreement.

(c)            GSB’s board of directors or its compensation committee shall make any adjustments or amendments to or make such determinations with respect to the GSB Options necessary to effect the foregoing provisions of this Section 3.4.

3.5            Rights of Former GSB Shareholders.

At the Effective Time, the stock transfer books of GSB shall be closed as to holders of GSB Stock and no transfer of GSB Stock by any holder of such shares shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 3.2, each Certificate theretofore representing shares of GSB Stock (other than Certificates representing Extinguished Shares and Certificates representing shares of GSB Stock as to which Dissenters’ Rights have been perfected), shall from and after the Effective Time represent for all purposes only the right to receive the Merger Consideration, without interest, as provided in this Article 3.

3.6            Fractional Shares.

Notwithstanding any other provision of this Agreement, each holder of shares of GSB Stock exchanged pursuant to the Merger, who would otherwise have been entitled to receive a fraction of a share of Buyer Common Stock (after taking into account all Certificates delivered by such holder), shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Buyer Common Stock multiplied by the Average Buyer Stock Price. No such holder will be entitled to dividends, voting rights, or any other Rights as a shareholder in respect of any fractional shares.

3.7            Dissenters.

Any shareholder of GSB who properly exercises the right of dissent with respect to the Merger as provided in Chapter 13 of the SC Code (“Dissenter’s Rights”) shall be entitled to receive payment of the fair value of his or her shares of GSB Stock in the manner and pursuant to the procedures provided therein. Shares of GSB Stock held by Persons who exercise Dissenter’s Rights shall not be converted as described in Section 3.1. However, if any shareholder of GSB who exercises Dissenter’s Rights shall fail to perfect those rights, or effectively shall waive or lose such rights, then each of his, her or its shares of GSB Stock shall be deemed to have been converted into the right to receive the Merger Consideration.

Article 4
REPRESENTATIONS AND WARRANTIES OF GSB

GSB represents and warrants to Buyer as follows, except as set forth on the GSB Disclosure Memorandum with respect to each Section below.

4.1            Organization, Standing, and Power.

GSB is a corporation duly organized, validly existing, and in good standing under the Laws of the State of South Carolina and is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended (the “BHCA”). Bank is a state chartered commercial bank duly organized, validly existing and in good standing under the laws of the State of South Carolina. Each of GSB and Bank has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its Assets. Each of GSB and Bank is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed. The minute book and other organizational documents for each of GSB and Bank have been made available to Buyer for its review and, except as disclosed in Section 4.1 of the GSB Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the respective board of directors (including any committees of the board of directors) and shareholders thereof. Bank is an “insured institution” as defined in the Federal Deposit Insurance Act, and applicable regulations thereunder, and the deposits held by Bank are insured, up to the applicable limits, by the FDIC’s Deposit Insurance Fund.

4.2            Authority of GSB; No Breach By Agreement.

(a)            GSB has the corporate power and authority necessary (i) to execute, deliver, and, other than with respect to the Merger, perform this Agreement, and (ii) with respect to the Merger, upon the approval of the Merger, including any approvals referred to in Sections 8.1(b) and 8.1(c) and by GSB’s shareholders in accordance with this Agreement and the SC Code, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of GSB, (including approval by at least two-thirds of the members of GSB’s board of directors, and a majority of the members of GSB’s board of directors unaffiliated with any other party to the proposed transaction), subject to the approval of this Agreement by the holders of (i) two-thirds of the outstanding shares of GSB Common Stock entitled to vote thereon, (ii) two-thirds of the outstanding shares of GSB Series A Preferred Stock entitled to vote thereon, and (iii) two-thirds of the outstanding shares of GSB Stock entitled to vote thereon voting together as a single class, which are the only GSB shareholder votes required for approval of this Agreement and consummation of the Merger (collectively, the “Requisite GSB Shareholder Approval”). Subject to any approvals referred to in Sections 8.1(b) and 8.1(c) and receipt of such Requisite GSB Shareholder Approval, this Agreement represents a legal, valid, and binding obligation of GSB, enforceable against GSB in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

(b)            Neither the execution and delivery of this Agreement by GSB, nor the consummation by GSB and Bank of the transactions contemplated hereby, nor compliance by GSB and Bank with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of GSB’s articles of incorporation or bylaws or the articles of incorporation or bylaws of any GSB Subsidiary or any resolution adopted by the board of directors or the shareholders of any GSB Entity, or (ii) except as disclosed in Section 4.2(b) of the GSB Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any material Asset of any GSB Entity under, any material Contract or any material Permit of any GSB Entity, or (iii) subject to receipt of the requisite Consents referred to in Section 8.1(c), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any GSB Entity or any of their respective material Assets (including any Buyer Entity or any GSB Entity becoming subject to or liable for the payment of any Tax on any Assets owned by any Buyer Entity or any GSB Entity being reassessed or revalued by any Regulatory Authority).

(c)            Except for (i) the filing of applications and notices with, and approval of such applications and notices from, the Federal Reserve, the FDIC, the North Carolina Commissioner of Banks, the South Carolina Commissioner of Banking, (ii) the filing of any other required applications, filings, or notices with any other federal or state banking, insurance, or other regulatory or self-regulatory authorities, or any courts, administrative agencies or commissions or other Governmental Authorities and approval of or non-objection to such applications, filings and notices, (iii) the filing with the SEC of a registration statement on Form S-4 (the “Registration Statement”) in which the proxy statement relating to GSB’s Shareholders’ Meeting to be held in connection with this Agreement and the transactions contemplated by this Agreement (including all amendments and supplements thereto, “Proxy Statement/Prospectus”) will be included, and declaration of effectiveness of the Registration Statement, (iv) the filing of the Articles of Merger and articles of merger with respect to the Bank Merger with the Secretary of State of North Carolina and the Secretary of State of South Carolina, (v) any consents, authorizations, approvals, filings, or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the Merger, regulation of broker-dealers, investment advisers or transfer agents, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable industry self-regulatory organization, and the rules and regulations of The Nasdaq Stock Market, (vi) any filings or notices that are required under consumer finance, mortgage banking and other similar laws, and (vii) notices or filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if any, no consents or approvals of or filings or registrations with any Governmental Authority are necessary in connection with the consummation by GSB and Bank of the Merger, the Bank Merger and the other transactions contemplated by this Agreement. No consents or approvals of or filings or registrations with any Governmental Authority are necessary in connection with the execution and delivery by GSB of this Agreement.

4.3            Capital Stock.

(a)            The authorized capital stock of GSB consists of 20,000,000 shares of GSB Common Stock, of which 5,209,542 shares are issued and outstanding as of the date of this Agreement, and assuming that all of the issued and outstanding GSB Options had been exercised, not more than an additional 640,483 shares would be issued and outstanding at the Effective Time, and 20,000,000 shares of preferred stock, 500,000 of which are designated as GSB Series A Preferred Stock, of which 282,828 shares are issued and outstanding as of the date of this Agreement. If the GSB Options were exercised as of the date of this Agreement, 640,483 shares of GSB Common Stock would be issued at a per share weighted average exercise price of $18.22. Section 4.3(a) of the GSB Disclosure Memorandum lists all issued and outstanding GSB Options, which schedule includes the names of the recipients, the date of grant, the exercise prices, the vesting schedules, and the expiration dates, to the extent applicable. All of the issued and outstanding shares of capital stock of GSB are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of capital stock of GSB has been issued in violation of any preemptive rights of the current or past shareholders of GSB.

(b)            Except for the 640,483 shares of GSB Common Stock reserved for issuance pursuant to outstanding GSB Options as disclosed in Section 4.3(a) of the GSB Disclosure Memorandum, there are no shares of capital stock or other equity securities of GSB reserved for issuance and no outstanding Rights relating to the capital stock of GSB.

(c)            Except as specifically set forth in this Section 4.3, there are no shares of GSB capital stock or other equity securities of GSB outstanding, and there are no outstanding Rights with respect to any GSB securities or any right or privilege (whether pre-emptive or contractual) capable of becoming a Contract or Right for the purchase, subscription, exchange, or issuance of any securities of GSB.

(d)            As of the date of this Agreement, no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which shareholders of GSB may vote are issued and outstanding. The outstanding trust preferred and subordinated debt securities of GSB set forth in Section 4.3(d) of the GSB Disclosure Memorandum are referred to as the “GSB Debentures.”

4.4            GSB Subsidiaries.

GSB has no Subsidiaries except as set forth in Section 4.4 of the GSB Disclosure Memorandum, and GSB owns all of the equity interests in each of its Subsidiaries. No capital stock (or other equity interest) of any such Subsidiary is or may become required to be issued (other than to another GSB Entity) by reason of any Rights, and there are no Contracts by which any such Subsidiary is bound to issue (other than to another GSB Entity) additional shares of its capital stock (or other equity interests) or Rights or by which any GSB Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any such Subsidiary (other than to another GSB Entity). There are no Contracts relating to the Rights of any GSB Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any such Subsidiary. All of the shares of capital stock (or other equity interests) of each Subsidiary are fully paid and nonassessable and are owned directly or indirectly by GSB free and clear of any Lien. Each Subsidiary is duly qualified or licensed to transact business as a foreign entity in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed. The minute books and other organizational documents for the Subsidiaries have been made available to Buyer for its review, and except as disclosed in Section 4.4 of the GSB Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the board of directors and shareholders thereof.

4.5            Exchange Act Filings; Securities Offerings; Financial Statements.

(a)            GSB has timely filed all Exchange Act Documents required to be filed by GSB since 4:00 p.m. on May 14, 2021 (the “GSB Exchange Act Reports”). GSB Exchange Act Reports (i) at the time filed, (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such GSB Exchange Act Reports or necessary in order to make the statements in such GSB Exchange Act Reports, in light of the circumstances under which they were made, not misleading. Each offering or sale of securities by GSB (x) was either registered under the Securities Act or made pursuant to a valid exemption from registration under the Securities Act, (y) complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws, except for immaterial “blue sky” filings, including disclosure and broker/dealer registration requirements, and (z) was made pursuant to offering documents which did not, at the time of the offering (or, in the case of registration statements, at the effective date thereof) contain any untrue statement of a material fact or omit to state a material fact required to be stated in the offering documents or necessary in order to make the statements in such documents, in light of the circumstances under which they were made, not misleading. GSB’s principal executive officer and principal financial officer have made the certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations of the Exchange Act thereunder with respect to GSB Exchange Act Reports to the extent such rules or regulations applied at the time of the filing. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes–Oxley Act. Such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither GSB nor any of its officers has received notice from any Regulatory Authority questioning or challenging the accuracy, completeness, content, form, or manner of filing or submission of such certifications. No GSB Subsidiary is required to file any Exchange Act Documents.

(b)            Each of the GSB Financial Statements (including, in each case, any related notes) that are contained in the GSB Exchange Act Reports, including any GSB Exchange Act Reports filed after the date of this Agreement until the Effective Time, complied, or will comply, as to form in all material respects with the Exchange Act, was, or will be, prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the Exchange Act), fairly presented in accordance with GAAP the consolidated financial position of GSB and its Subsidiaries as of the respective dates and the consolidated results of operations and cash flows for the periods indicated, including the fair values of the assets and liabilities shown therein, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect, and were certified to the extent required by the Sarbanes-Oxley Act.

(c)            GSB’s independent registered public accountants, which have expressed their opinion with respect to the GSB Financial Statements and its Subsidiaries whether or not included in the GSB’s Exchange Act Reports (including the related notes), are and have been throughout the periods covered by such GSB Financial Statements (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act) (to the extent applicable during such period), (ii) “independent” with respect to GSB within the meaning of Regulation S-X, and (iii) with respect to GSB, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and related Securities Laws. GSB’s independent public accountants have audited GSB’s year-end financial statements, and have reviewed GSB’s interim financial statements, that are included in the GSB Financial Statements. Section 4.5(c) of the GSB Disclosure Memorandum lists all non-audit services performed by GSB’s independent registered public accountants for GSB or Bank.

(d)            GSB maintains disclosure controls and procedures as required by Rule 13a-15 or 15d-15 under the Exchange Act, and such controls and procedures are effective to ensure that all material information relating to GSB and its Subsidiaries is made known on a timely basis to GSB’s principal executive officer and GSB’s principal financial officer.

4.6            Absence of Undisclosed Liabilities.

Neither GSB nor any of its Subsidiaries has incurred any material liability or obligation of any nature whatsoever (whether absolute, accrued, contingent, determined, determinable, or otherwise and whether due or to become due), except for (i) those liabilities that are reflected or reserved against on the consolidated balance sheet of GSB included in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022 (including any notes thereto), (ii) liabilities incurred in the ordinary course of business consistent in nature and amount with past practice since March 31, 2022, or (iii) liabilities incurred in connection with this Agreement and the transactions contemplated hereby. Neither GSB nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among GSB and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangement”), where the result, purpose or intended effect of such Contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, GSB or any of its Subsidiaries in GSB’s or such Subsidiary’s financial statements.

4.7            Absence of Certain Changes or Events.

Except as disclosed in the GSB Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 4.7 of the GSB Disclosure Memorandum, since December 31, 2021, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a GSB Material Adverse Effect, (ii) none of the GSB Entities has taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any covenants and agreements of GSB provided in this Agreement, and (iii) since December 31, 2021, the GSB Entities have conducted their respective businesses in the ordinary course of business consistent with past practice.

4.8            Tax Matters.

Except as set forth in Section 4.8 of the GSB Disclosure Memorandum:

(a)            All GSB Entities have timely filed with the appropriate Taxing Authorities all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed, and such Tax Returns are correct and complete in all material respects. None of the GSB Entities is the beneficiary of any extension of time within which to file any Tax Return. All material Taxes of the GSB Entities to the extent due and payable (whether or not shown on any Tax Return) have been fully and timely paid. There are no Liens for any material Taxes (other than a Lien for current tax year real property or ad valorem Taxes not yet due and payable) on any of the Assets of any of the GSB Entities. No written claim has ever been made by any Taxing Authority in a jurisdiction where any GSB Entity does not file a Tax Return that such GSB Entity may be subject to Taxes by that jurisdiction.

(b)            None of the GSB Entities has received any written notice of assessment or proposed assessment in connection with any Taxes. There are no ongoing or pending disputes, claims, audits, or examinations regarding any Taxes of any GSB Entity, any Tax Returns of any GSB Entity, or the assets of any GSB Entity. No officer or employee responsible for Tax matters of any GSB Entity expects any Taxing Authority to assess any additional material Taxes for any period for which Tax Returns have been filed. No issue has been raised by a Taxing Authority in any prior examination of any GSB Entity, which, by application of the same or similar principles, could be expected to result in a proposed material deficiency for any subsequent taxable period. None of the GSB Entities has waived any statute of limitations in respect of any Taxes or agreed to a Tax assessment or deficiency.

(c)            Each GSB Entity has complied in all material respects with all applicable Laws relating to the withholding of Taxes and the payment thereof to appropriate authorities, including, but not limited to, Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee or independent contractor, and Taxes required to be withheld and paid pursuant to Sections 1441 and 1442 of the Code or similar provisions under foreign Tax Law.

(d)            The unpaid Taxes of each GSB Entity (i) did not, as of the most recent fiscal month end, materially exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) for such GSB Entity and (ii) do not materially exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the GSB Entities in filing their Tax Returns.

(e)            Except as described in Section 4.8(e) of the GSB Disclosure Memorandum, none of the GSB Entities is a party to any Tax allocation or sharing agreement, and none of the GSB Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was GSB) or has any Tax Liability of any Person (other than GSB or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Law, or as a transferee or successor, by Contract or otherwise.

(f)            During the five-year period ending on the date hereof, none of the GSB Entities was a “distributing corporation” or a “controlled corporation” as defined in, and in a transaction intended to be governed by, Section 355 of the Code.

(g)            Except as disclosed in Section 4.8(g) of the GSB Disclosure Memorandum, none of the GSB Entities has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments for which a deduction could be disallowed by reason of Sections 280G, 404, or 162(m) of the Code, or which could be subject to withholding under Section 4999 of the Code. None of the GSB Entities has been or will be required to include any adjustment in taxable income for any Tax period (or portion thereof) ending after the day of the Effective Time pursuant to Section 481 of the Code or any comparable provision under state or foreign Tax Laws as a result of transactions or events occurring prior to the Closing. There is no material taxable income of GSB that will be required under applicable tax law to be reported by Buyer, for a taxable period beginning after the Closing Date which taxable income was realized prior to the Closing Date. Except as disclosed in Section 4.8(g) of the GSB Disclosure Memorandum, no net operating losses of the GSB Entities are subject to any limitation on their use under the provisions of Sections 382 or 269 of the Code or any other provisions of the Code or the Treasury Regulations dealing with the utilization of net operating losses other than any such limitations as may arise as a result of the consummation of the transactions contemplated by this Agreement; provided, however, that regardless of what may be reported on any Tax Returns of any GSB Entity on or before the date of this Agreement or through the Effective Time, GSB makes no representation regarding (i) the amount of any net operating losses or net economic losses that are available to any GSB Entity for purposes of any state or local income Tax or similar Taxes, or (ii) any limitation on use of any GSB Entity’s net operating losses or net economic losses that might apply either before or after the Effective Time for purposes of any state or local Tax Laws under Code Section 382, similar or analogous provisions of any state or local income Tax or similar Laws, or any other state or local Tax Laws.

(h)            Each GSB Entity is in compliance in all material respects with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply in all material respects with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code.

(i)            No GSB Entity is subject to any private letter ruling of the IRS or comparable rulings of any Taxing Authority.

(j)            No property owned by any GSB Entity is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Code and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) “tax-exempt use property” within the meaning of Section 168(h)(1) of the Code, (iii) “tax-exempt bond financed property” within the meaning of Section 168(g) of the Code, (iv) “limited use property” within the meaning of IRS Revenue Procedure 76-30, (v) subject to Section 168(g)(1)(A) of the Code, or (vi) subject to any provision of state, local or foreign Law comparable to any of the provisions listed above in this paragraph.

(k)            No GSB Entity has any “corporate acquisition indebtedness” within the meaning of Section 279 of the Code.

(l)            GSB has disclosed on its federal income Tax Returns all positions taken therein that are reasonably believed to give rise to substantial understatement of federal income tax within the meaning of Section 6662 of the Code.

(m)            No GSB Entity has participated in any reportable transaction, as defined in code Section 6707A(c)(1) of the Code or Treasury Regulation Section 1.6011-4(b)(1).

(n)            GSB has made available to Buyer complete copies of (i) all federal, state, local and foreign income or franchise Tax Returns of the GSB Entities relating to the taxable periods since December 31, 2017, and (ii) any audit report issued within the last four years relating to any Taxes due from or with respect to the GSB Entities.

(o)            No GSB Entity nor any other Person on its behalf has (i) filed a consent pursuant to Section 341(f) of the Code (as in effect prior to the repeal under the Jobs and Growth Tax Reconciliation Act of 2003) or agreed to have Section 341(f)(2) of the Code (as in effect prior to the repeal under the Jobs and Growth Tax Reconciliation Act of 2003) apply to any disposition of a subsection (f) asset (as such term is defined in former Section 341(f)(4) of the Code) owned by any GSB Entity, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of Law with respect to the GSB Entities, or (iii) granted to any Person any power of attorney that is currently in force with respect to any Tax matter.

(p)            No GSB Entity has, or ever had, a permanent establishment in any country other than the United States, or has engaged in a trade or business in any country other than the United States that subjected it to tax in such country.

(q)            No GSB Entity has been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

For purposes of this Section 4.8, any reference to GSB or any GSB Entity shall be deemed to include any Person that merged with or was liquidated into or otherwise combined with GSB or a GSB Entity prior to the Effective Time.

4.9            Allowance for Loan Losses; Loan and Investment Portfolios, etc.

(a)            GSB’s allowance for loan losses is, and has been since January 1, 2019, in material compliance with GSB’s methodology for determining the adequacy of its allowance for loan losses in accordance with GAAP, as well as the standards established by applicable Governmental Authorities and the Financial Accounting Standards Board, in all material respects.

(b)            As of the date hereof, all loans, discounts and leases (in which any GSB Entity is lessor) reflected on GSB Financial Statements were, and with respect to the consolidated balance sheets delivered as of the dates subsequent to the execution of this Agreement will be as of the dates thereof, (i) at the time and under the circumstances in which made, made for good, valuable and adequate consideration in the ordinary course of business and, to the Knowledge of GSB, are the legal and binding obligations of the obligors thereof, (ii) evidenced by genuine notes, agreements, or other evidences of indebtedness, and (iii) to the extent secured, have, to the Knowledge of GSB, been secured by valid liens and security interests which have been perfected. Accurate lists of all loans, discounts, and financing leases as of March 31, 2021 and on a monthly basis thereafter, and of the investment portfolios of each GSB Entity as of such date, have been and will be made available to Buyer. Except as specifically set forth in Section 4.9(b) of the GSB Disclosure Memorandum, neither GSB nor Bank is a party to any written or oral loan agreement, note, or borrowing arrangement, including any loan guaranty, that was, as of the most recent month-end (i) delinquent by more than 30 days in the payment of principal or interest, (ii) otherwise in material Default for more than 30 days, (iii) classified as “substandard,” “doubtful,” “loss,” “other assets especially mentioned” or any comparable classification by GSB or by any applicable Regulatory Authority, (iv) an obligation of any director, executive officer or 10% shareholder of any GSB Entity who is subject to Regulation O of the Federal Reserve (12 C.F.R. Part 215), or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing, or (v) in material violation of any Law.

(c)            All securities held by GSB or Bank, as reflected in the consolidated balance sheets of GSB included in the GSB Financial Statements, are carried in accordance with GAAP, as well as the standards established by applicable Governmental Authorities and the Financial Accounting Standards Board. Except as disclosed in Section 4.9(c) of the GSB Disclosure Memorandum and except for pledges to secure public deposits, borrowings from the Federal Reserve, and Federal Home Loan Bank advances, to the Knowledge of GSB, none of the securities reflected in the GSB Financial Statements as of December 31, 2021, and none of the securities since acquired by GSB or Bank is subject to any restriction, whether contractual or statutory, which impairs the ability of GSB or Bank to freely dispose of such security at any time, other than those restrictions imposed on securities held to maturity under GAAP, pursuant to a clearing agreement or in accordance with Laws.

(d)            All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for GSB’s own account, or for the account of Bank, or its customers (all of which were disclosed in Section 4.9(d) of the GSB Disclosure Memorandum), were entered into (i) in the ordinary and usual course of business consistent with past practice and in compliance with all applicable laws, rules, regulations and regulatory policies, and (ii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of GSB or Bank, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles), and is in full force and effect. Neither GSB nor Bank, nor to the Knowledge of GSB any other party thereto, is in breach of any material obligation under any such agreement or arrangement.

4.10            Assets.

(a)            Except as disclosed in Section 4.10(a) of the GSB Disclosure Memorandum or as disclosed or reserved against in the GSB Financial Statements delivered prior to the date of this Agreement, the GSB Entities have good and marketable title, free and clear of all Liens except those permitted in Section 4.10(e), to all of their respective Assets that they own, except where any such Lien or all such Liens in the aggregate would not reasonably be expected to result in a GSB Material Adverse Effect. In addition, to the Knowledge of GSB, all tangible properties used in the businesses of the GSB Entities are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with GSB’s past practices.

(b)            All Assets that are material to GSB’s business, held under leases or subleases by any of the GSB Entities, are held under valid Contracts enforceable in accordance with their respective terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought), and to the Knowledge of GSB, each such Contract is in full force and effect.

(c)            The GSB Entities currently maintain insurance, including bankers’ blanket bonds, with insurers of recognized financial responsibility, in such amounts as management of GSB has reasonably determined to be prudent. None of the GSB Entities has received written notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, (ii) premium costs with respect to such policies of insurance will be substantially increased, or (iii) similar coverage will be denied or limited or not extended or renewed with respect to any GSB Entity, any act or occurrence, or that any Asset, officer, director, employee or agent of any GSB Entity will not be covered by such insurance or bond. Except as disclosed in Section 4.10(c) of the GSB Disclosure Memorandum, there are presently no claims for amounts exceeding $50,000 individually or in the aggregate pending under such policies of insurance or bonds, and no written notices of claims in excess of such amounts have been given by any GSB Entity under such policies. GSB has made no claims, and no claims are contemplated to be made, under its directors’ and officers’ errors and omissions or other insurance or bankers’ blanket bond.

(d)            The Assets of the GSB Entities include all material Assets required by the GSB Entities to operate the business of the GSB Entities as presently conducted. All real and personal property which is material to the business of the GSB Entities that is leased or licensed by them is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought) and, to the Knowledge of GSB, such leases and licenses will not terminate or lapse prior to the Effective Time or thereafter by reason of completion of any of the transactions contemplated hereby. To the Knowledge of GSB, all improved real property owned or leased by the GSB Entities is in material compliance with all applicable Laws, and GSB has received no notice of any failure to materially comply with applicable Laws with respect to any such owned or leased real property.

(e)            Each GSB Entity has fee simple title to all the real property assets reflected in the latest audited balance sheet included in the GSB Exchange Act Reports as being owned by a GSB Entity or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the “GSB Realty”), free and clear of all Liens of any nature whatsoever, except (i) statutory Liens securing payments not yet due, (ii) Liens for real property or ad valorem taxes not yet delinquent (or being contested in good faith and for which adequate reserves have been established), (iii) zoning, easements, covenants, restrictions, minor encroachments or other survey defects, rights of way and other similar encumbrances and matters of record that do not materially adversely affect the use of the properties or assets subject thereto or affected thereby as used by a GSB Entity on the date hereof or otherwise materially impair business operations at such properties, as conducted by a GSB Entity on the date hereof and (iv) such imperfections or irregularities of title or Liens as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties as used on the date hereof.

(f)            To the Knowledge of GSB, the GSB Realty and the real property with respect to which a GSB Entity is the lessee (the “GSB Leased Real Properties”) are in material compliance with all applicable building, fire, zoning (or are legal nonconforming uses allowed under applicable zoning Laws) and other applicable Laws, and with all deed restrictions of record, no written notice of any material violation or material alleged violation thereof has been received in the past three (3) years that has not been resolved, and there are no proposed changes therein that would materially and adversely affect the GSB Realty, the GSB Leased Real Properties, or their current uses. GSB has no Knowledge of any pending change in the zoning of, or of any pending condemnation proceeding with respect to, any of the GSB Realty or the GSB Leased Real Properties which may materially and adversely affect the GSB Realty or the GSB Leased Real Properties or the current use by a GSB Entity thereof.

4.11            Intellectual Property.

Except as disclosed in Section 4.11 of the GSB Disclosure Memorandum, each GSB Entity owns or has a license to use all of the Intellectual Property used by such GSB Entity in the course of its business, including sufficient rights in each copy possessed by each GSB Entity. Each GSB Entity is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such GSB Entity in connection with such GSB Entity’s business operations, and such GSB Entity has the right to convey by sale or license any Intellectual Property so conveyed. To the Knowledge of GSB, no GSB Entity is in material Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or to the Knowledge of GSB threatened, which challenge the rights of any GSB Entity with respect to Intellectual Property used, sold, or licensed by such GSB Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. To the Knowledge of GSB, the conduct of the business of the GSB Entities does not infringe any Intellectual Property of any other person. Except as disclosed in Section 4.11 of the GSB Disclosure Memorandum, no GSB Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property, other than any license or maintenance fees specified in a license agreement with such party. GSB does not have any Contracts with its directors, officers, or employees which require such officer, director, or employee to assign any interest in any Intellectual Property to a GSB Entity and to keep confidential any trade secrets, proprietary data, customer information, or other business information of a GSB Entity. To the Knowledge of GSB and except as stated in a GSB Benefit Plan or in the GSB Exchange Act Reports (including the exhibits filed therewith), no such officer, director, or employee is party to any Contract with any Person other than a GSB Entity which requires such officer, director, or employee to assign any interest in any Intellectual Property to any Person other than a GSB Entity or to keep confidential any trade secrets, proprietary data, customer information, or other business information of any Person other than a GSB Entity. No officer, director, or employee of any GSB Entity is party to any confidentiality, nonsolicitation, noncompetition, or other Contract which restricts or prohibits such officer, director, or employee from engaging in activities competitive with any Person, including any GSB Entity.

4.12            Environmental Matters.

(a)            GSB has delivered, or caused to be delivered or made available to Buyer true and complete copies of all environmental site assessments, test results, analytical data, boring logs, permits for storm water, wetlands fill, or other environmental permits for construction of any building, parking lot, or other improvement, and other environmental reports and studies as they exist in the possession of any GSB Entity relating to its Participation Facilities and Operating Properties. To the Knowledge of GSB, there are no material violations of Environmental Laws on properties that secure loans made by GSB or Bank.

(b)            Each GSB Entity and, to the Knowledge of GSB, its Participation Facilities, and its Operating Properties are, and have been, in compliance with Environmental Laws in all material respects.

(c)            There is no Litigation pending, and GSB has received no written notice of any threatened environmental enforcement action, investigation, or Litigation before any Governmental Authority or other forum in which any GSB Entity or any of its Participation Facilities or Operating Properties (or GSB in respect of such Participation Facility or Operating Property) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance with or Liability under any Environmental Law, or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material at a site currently or formerly owned, leased, or operated by any GSB Entity or any of its Participation Facilities or Operating Properties.

(d)            To the Knowledge of GSB, during and prior to the period of (i) any GSB Entity’s ownership or operation of any of their respective current properties, (ii) any GSB Entity’s participation in the management of any Participation Facility, or (iii) any GSB Entity’s holding of a security interest in any Operating Property, there have been no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting such properties. To the Knowledge of GSB, during and prior to the period of (x) GSB Entity’s ownership or operation of any of their respective current properties, (y) any GSB Entity’s participation in the management of any Participation Facility, or (z) any GSB Entity’s holding of a security interest in any Operating Property, there have been no material violations of any Environmental Laws with respect to such properties, including but not limited to unauthorized alterations of wetlands.

(e)            Notwithstanding any other provision herein, the representations and warranties contained in Section 4.12(a) to (d) above constitute the sole representations and warranties of each GSB Entity with respect to its compliance, or the compliance of its Operating Property, Participation Facilities or any properties now or previously owned or operated, with Environmental Laws or Permits or with respect to the presence of Hazardous Material.

4.13            Compliance with Laws.

(a)            GSB is a bank holding company duly registered and in good standing as such with the Federal Reserve. Bank is a state chartered commercial bank in good standing with the South Carolina Commissioner of Banking.

(b)            Compliance with Permits, Laws and Orders.

(i)            Each of the GSB Entities has in effect all Permits and has made all filings, applications, and registrations with Governmental Authorities that are required for it to own, lease, or operate its assets and to carry on its business as now conducted, and to the Knowledge of GSB, there has occurred no Default under any such Permit applicable to their respective businesses or employees conducting their respective businesses.

(ii)            To the Knowledge of GSB, none of the GSB Entities is in material Default under any Laws or Orders applicable to its business or employees conducting its business.

(iii)            None of the GSB Entities has received any notification or communication from any Governmental Authority (A) asserting that GSB or any of its Subsidiaries is in Default under any of the Permits, Laws, or Orders which such Governmental Authority enforces, (B) threatening to revoke any Permits, or (C) requiring or requesting GSB or any of its Subsidiaries (x) to enter into or Consent to the issuance of a cease and desist Order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any resolution of its board of directors or similar undertaking.

(iv)            Except as disclosed in Section 4.13(b) of the GSB Disclosure Memorandum, there (A) is no material unresolved violation, criticism, or exception by any Governmental Authority with respect to any report or statement relating to any examinations or inspections of GSB or any of its Subsidiaries, (B) are no written notices or correspondence received by GSB with respect to pending formal or informal inquiries by, or disagreements with, any Governmental Authority with respect to GSB’s or any of GSB’s Subsidiaries’ business, operations, policies, or procedures, and (C) is not any pending or threatened, nor has any Governmental Authority indicated an intention to conduct any, investigation, or review of GSB or any of its Subsidiaries.

(v)            None of the GSB Entities nor, to the Knowledge of GSB, any of its directors, officers, employees, or Representatives acting on its behalf has offered, paid, or agreed to pay any Person, including any Government Authority, directly or indirectly, anything of value for the purpose of, or with the intent of obtaining or retaining any business in violation of applicable Laws, including (A) using any corporate funds for any unlawful contribution, gift, entertainment, or other unlawful expense relating to political activity, (B) making any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (C) violating any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (D) making any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

(vi)            Each GSB Entity has complied in all material respects with all requirements of Law under the Bank Secrecy Act and the USA Patriot Act, and each GSB Entity has timely filed all reports of suspicious activity, including those required under 12 C.F.R. §353.3.

(vii)            Each GSB Entity’s collection and use of individually identifiable personal information relating to an identifiable or identified natural person (“IIPI”) complies in all material respects with the Fair Credit Reporting Act and the Gramm-Leach-Bliley Act.

(viii)            Notwithstanding the foregoing, in no event shall this Section 4.13 require the disclosure of confidential supervisory information, as such limitation is set forth in Section 10.12(b).

4.14            Labor Relations.

(a)            No GSB Entity is the subject of any Litigation asserting that it or any other GSB Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or other violation of state or federal labor Law or seeking to compel it or any other GSB Entity to bargain with any labor organization or other employee representative as to wages or conditions of employment, nor is any GSB Entity a party to any collective bargaining agreement or subject to any bargaining order, injunction, or other Order relating to GSB’s relationship or dealings with its employees, any labor organization or any other employee representative. There is no strike, slowdown, lockout, or labor dispute involving any GSB Entity pending or, to the Knowledge of GSB, threatened, and there have been no such actions or disputes in the past five (5) years. To the Knowledge of GSB, there has not been any attempt by any GSB Entity employees or any labor organization or other employee representative to organize or certify a collective bargaining unit or to engage in any other union organization activity with respect to the workforce of any GSB Entity.

(b)            Except as disclosed in Section 4.14(b) of the GSB Disclosure Memorandum, employment of each employee and the engagement of each independent contractor of each GSB Entity is terminable at will by the relevant GSB Entity without (i) any penalty, liability, or severance obligation incurred by any GSB Entity, (ii) and in all cases without prior consent by any Governmental Authority. No GSB Entity will owe any amounts to any of its employees or independent contractors as of the Closing Date, other than for wages, bonuses, vacation pay, sick leave, mileage reimbursement obligations, or benefits pursuant to the GSB Benefit Plans, incurred and paid in the ordinary course in accordance with past practice and not as a result of the transactions contemplated by this Agreement, except as disclosed in Section 4.14(b) of the GSB Disclosure Memorandum.

(c)            All of the employees employed in the United States are either United States citizens or are, to the Knowledge of GSB, legally entitled to work in the United States under the Immigration Reform and Control Act of 1986, as amended, other United States immigration Laws and the Laws related to the employment of non-United States citizens applicable in the state in which the employees are employed.

(d)            No GSB Entity has effectuated (i) a “plant closing” (as defined in the Worker Adjustment and Retraining Notification Act (the “WARN Act”)) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any GSB Entity; or (ii) a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of any GSB Entity; and no GSB Entity has been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local Law. None of any GSB Entity’s employees has suffered an “employment loss” (as defined in the WARN Act) since six (6) months prior to the Closing Date.

(e)            Section 4.14(e) of the GSB Disclosure Memorandum contains a list of all independent contractors of each GSB Entity (separately listed by GSB Entity), and each such Person meets the standard for an independent contractor under all Laws (including Treasury Regulations under the Code and federal and state labor and employment Laws), and no such Person is an employee of any GSB Entity under any applicable Law.

4.15            Employee Benefit Plans.

(a)            GSB has disclosed in Section 4.15(a) of the GSB Disclosure Memorandum, and has delivered or made available to Buyer prior to the execution of this Agreement, (i) copies of each Employee Benefit Plan currently adopted, maintained by, sponsored in whole or in part by, or contributed or required to be contributed to by any GSB Entity or any ERISA Affiliate thereof for the benefit of employees, former employees, officers, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries or under which employees, former employees, officers, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (each, a “GSB Benefit Plan,” and collectively, the “GSB Benefit Plans”) and (ii) a list of each Employee Benefit Plan that is not identified in (i) above but for which any GSB Entity or any ERISA Affiliate thereof has any direct or indirect obligation or Liability. Any of the GSB Benefit Plans that is an “employee pension benefit plan,” as that term is defined in ERISA Section 3(2), is referred to herein as a “GSB ERISA Plan.” Each GSB ERISA Plan that is also a “defined benefit plan” (as defined in Code Section 414(j)) is referred to herein as a “GSB Pension Plan,” and is identified as such in Section 4.15(a) of the GSB Disclosure Memorandum.

(b)            GSB has delivered or made available to Buyer prior to the execution of this Agreement, to the extent applicable, (i) the governing plan documents for all GSB Benefit Plans, including all trust agreements or other funding arrangements, and all amendments thereto (or, if such GSB Benefit Plan is not written, an accurate description of the material terms thereof), (ii) the most recent determination letters, opinion or advisory letters for each GSB Benefit Plan intended to be qualified under Section 401(a) of the Code, and all rulings, information letters or advisory opinions issued by the United States Internal Revenue Service (“IRS”), the United States Department of Labor (“DOL”) or the Pension Benefit Guaranty Corporation (“PBGC”) to any GSB Benefit Plan during 2022 or any of the preceding three (3) calendar years, (iii) any filing or documentation (whether or not filed with the IRS) where corrective action was taken in connection with the IRS EPCRS program set forth in IRS Revenue Procedure 2019-19 (or its predecessor or successor rulings), (iv) annual reports or returns, audited or unaudited financial statements, actuarial reports, and valuations prepared for any Employee Benefit Plan for the current plan year and the three (3) preceding plan years, (v) the most recent summary plan description for each GSB Benefit Plan and any material modifications thereto, and (vi) all material correspondence from or to the IRS, DOL, or PBGC regarding any GSB Benefit Plan received or sent during 2022 or any of the preceding three (3) calendar years.

(c)            Each GSB Benefit Plan is in material compliance with the terms of such GSB Benefit Plan and in compliance with all applicable Laws, including the Code and ERISA. Each GSB ERISA Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or opinion from the IRS or, in the alternative, appropriately relies upon a favorable determination letter issued to a prototype plan under which the GSB ERISA Plan has been adopted and, to the Knowledge of GSB, there are no circumstances likely to result in revocation of any such favorable determination letter. GSB has not received any written communication from any Governmental Authority questioning or challenging the compliance of any GSB Benefit Plan with applicable Laws. No GSB Benefit Plan is currently being audited by any Governmental Authority for compliance with applicable Laws or has been audited with a determination by any Governmental Authority that the GSB Benefit Plan failed to comply with applicable Laws.

(d)            There has been no material oral or written representation or communication with respect to any aspect of the Employee Benefit Plans made to employees of any GSB Entity which is not in all material respects in accordance with the written or otherwise preexisting terms and provisions of such plans. Neither GSB, any GSB Entity, nor, to the Knowledge of GSB, any administrator or fiduciary of any GSB Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner, which could subject GSB, any GSB Entity, or Buyer to any direct or indirect Liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary, or other duty under ERISA. There are no unresolved claims or disputes under the terms of, or in connection with, GSB Benefit Plans other than claims for benefits which are payable in the ordinary course of business consistent with the terms of the applicable plan, and no action, proceeding, prosecution, inquiry, hearing, or investigation has been commenced with respect to any GSB Benefit Plan other than routine claims for benefits.

(e)            All GSB Benefit Plan documents and annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports, and summary plan descriptions issued with respect to the GSB Benefit Plans are correct and complete in all material respects, to the extent applicable, have been timely filed with the IRS, the DOL, or PBGC, and distributed to participants of the GSB Benefit Plans (as required by Law), and there have been no material misstatements or omissions in the information set forth therein.

(f)            To the Knowledge of GSB, no “party in interest” (as defined in ERISA Section 3(14)) or “disqualified person” (as defined in Code Section 4975(e)(2)) of any GSB Benefit Plan has engaged in any nonexempt “prohibited transaction” (as described in Code Section 4975(c) or ERISA Section 406).

(g)            No GSB Entity nor any of its ERISA Affiliates has, or ever has had, any obligation or Liability in connection with, a GSB Pension Plan, or any plan that is or was subject to Code Section 412, ERISA Section 302 or Title IV of ERISA, or any multiemployer plan (as defined in Sections 4001(a)(3) or 3(37) of ERISA).

(h)            No material Liability under Title IV of ERISA has been or is expected to be incurred by any GSB Entity or any ERISA Affiliate thereof, and no event has occurred that could reasonably result in Liability under Title IV of ERISA being incurred by any GSB Entity or any ERISA Affiliate thereof with respect to any ongoing, frozen, terminated, or other single-

employer plan of any GSB Entity or the single-employer plan of any ERISA Affiliate. Except as may arise in connection with the transactions contemplated by this Agreement, there has been no “reportable event,” within the meaning of ERISA Section 4043, for which the 30-day reporting requirement has not been waived by any ongoing, frozen, terminated or other single employer plan of GSB or of an ERISA Affiliate.

(i)            Except as disclosed in Section 4.15(i) of the GSB Disclosure Memorandum, or required under Part 6 of ERISA or Code Section 4980B or similar state law, no GSB Entity has any material Liability or obligation for retiree or post-termination of employment or services health or life benefits under any of the GSB Benefit Plans, or other plan or arrangement, and there are no restrictions on the Rights of such GSB Entity to unilaterally amend or terminate any and all such retiree or post-termination of employment or services health or benefit plan without incurring any Liability or obtaining any consent or waiver. No Tax under Code Sections 4980B or 5000 has been incurred with respect to any GSB Benefit Plan or other plan or arrangement, and to the Knowledge of GSB, no circumstance exists that could give rise to such Taxes.

(j)            Except as disclosed in Section 4.15(j) of the GSB Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (whether alone or in connection with any other event) will (i) result in any payment (including severance, unemployment compensation, “excess parachute payment” as defined under Code Section 280G, or otherwise) becoming due from any GSB Entity under any GSB Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any GSB Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, or any benefit under any life insurance owned by any GSB Entity or the Rights of any GSB Entity in, to or under any insurance on the life of any current or former officer, director, or employee of any GSB Entity, or change any Rights or obligations of any GSB Entity with respect to such insurance.

(k)            Section 4.15(k) of the GSB Disclosure Memorandum sets forth preliminary calculations, based on assumptions set forth therein, of the following: (i) the amount of all payments and benefits to which each individual set forth on such GSB Disclosure Memorandum is entitled to receive (as determined based on the valuation principles and methodologies described in Section 280G of the Code and the Treasury Regulations promulgated thereunder), pursuant to all employment, deferred compensation, supplemental retirement, salary continuation, bonus, change in control, and all other agreements, plans and arrangements, in connection with a termination of employment before or following, or otherwise in connection with or contingent upon, the transactions contemplated under this Agreement (for the avoidance of doubt, excluding payments or benefits in respect of vested equity awards) (each such total amount in respect of each such individual, the “Change in Control Benefit”), other than the payment any such individual shall otherwise be entitled to receive as a gross-up payment in respect of any excise tax imposed on the individual pursuant to Section 4999 of the Code as calculated pursuant to the applicable agreement (any each such payment, a “Gross-Up Payment”); (ii) the amount of any Gross-Up Payment payable to each such individual; and (iii) the aggregate amount of all Change in Control Benefits and Gross-Up Payments.

(l)            Except as disclosed in Section 4.15(l) of the GSB Disclosure Memorandum, no GSB Benefit Plan is or has been funded by, associated with, or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code, a “welfare benefit fund” within the meaning of Section 419 of the Code, a “qualified asset account” within the meaning of Section 419A of the Code or a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA. The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any GSB Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans, whether or not subject to the provisions of Code Section 412 or ERISA Section 302, have been reflected on the GSB Financial Statements in all material respects to the extent required by and in accordance with GAAP.

(m)            Each GSB Benefit Plan that is a “nonqualified deferred compensation plan” (within the meaning of Section 409A of the Code) has been operated in compliance with Section 409A of the Code and the guidance issued by the IRS with respect to such plans or is not required to comply therewith due to its grandfathered status under Section 409A of the Code.

(n)            All individuals who render services to any GSB Entity and who are authorized to participate in a GSB Benefit Plan pursuant to the terms of such GSB Benefit Plan are in fact eligible to and authorized to participate in such GSB Benefit Plan. All GSB Entities have, for purposes of the GSB Benefit Plans and all other purposes, correctly classified all individuals performing services for such GSB Entity as common law employees, independent contractors, or agents, as applicable.

(o)            Neither GSB nor any of its ERISA Affiliates has had an “obligation to contribute” (as defined in ERISA Section 4212) to, or other obligations or Liability in connection with, a “multiemployer plan” (as defined in ERISA Sections 4001(a)(3) or 3(37)(A)) or any employee pension benefit plan within the meaning of ERISA Section 3(2) that is subject to Section 412 of the Code or Section 302 of ERISA or a multiple employer plan within the meaning of Section 413(c) of the Code or ERISA Sections 4063, 4064, or 4066.

(p)            Except as disclosed in Section 4.15(p) of the GSB Disclosure Memorandum, there are no payments or changes in terms due to any insured person as a result of this Agreement, the Merger or the transactions contemplated herein, under any bank-owned, corporate-owned split dollar life insurance, other life insurance, or similar arrangement or Contract, and the Surviving Corporation shall, upon and after the Effective Time, succeed to and have all the rights in, to and under such life insurance Contracts as GSB presently holds. Each GSB Entity will, upon the execution and delivery of this Agreement, and will continue to have until the Effective Time, notwithstanding this Agreement or the consummation of the transaction contemplated hereby, all ownership rights and interest in all corporate or bank-owned life insurance.

(q)            Each GSB ERISA Plan that is intended to qualify under Section 401(a) of the Code so qualifies, and its related trust is tax exempt under Section 501(a) of the Code, and, to the Knowledge of GSB, no event has occurred and no condition exists that could cause the loss of such qualified or tax exempt status.

(r)            Except as disclosed in Section 4.15(r) of the GSB Disclosure Memorandum, with respect to each GSB Pension Plan, (i) all contributions required to be made under Sections 412 and 430 of the Code with respect to such GSB Pension Plan have been made timely, (ii) there has been no application for any waiver of the minimum funding standards imposed by Section 412 of the Code, and such minimum funding standards have been met to date, and (iii) there is not any “amount of unfunded benefit liabilities” as defined in Section 4001(a)(18) of ERISA under such GSB Pension Plan.

(s)            Each GSB Benefit Plan may be amended or terminated by GSB without the consent of any Person.

(t)            Except as disclosed in Section 4.15(t) of the GSB Disclosure Memorandum, no GSB Benefit Plan that is described in ERISA Section 3(2) is involved or connected with any fund or other investment that has or involves any early termination, market value adjustment or other similar fee, payment requirement, or other charge.

4.16            Material Contracts.

(a)            Except as disclosed in Section 4.16(a) of the GSB Disclosure Memorandum or otherwise reflected in the GSB Exchange Act Reports or the GSB Financial Statements, as of the date of this Agreement, none of the GSB Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, bonus, severance, termination, consulting, or retirement Contract, (ii) any Contract relating to the borrowing of money by any GSB Entity, or the guarantee by any GSB Entity of any such obligation (other than Contracts evidencing the creation of deposit liabilities, endorsements or guarantees in connection with presentation of items for collection (e.g., personal or business checks), purchases of federal funds, advances from the Federal Reserve or Federal Home Loan Bank, entry into repurchase agreements fully secured by U.S. government securities or U.S. government agency securities, advances of depository institution Subsidiaries incurred in the ordinary course of GSB’s business, and trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of GSB’s business), (iii) any Contract which prohibits or restricts any GSB Entity or any personnel of a GSB Entity from engaging in any business activities in any geographic area, line of business, or otherwise in competition with any other Person, (iv) any Contract involving Intellectual Property (other than Contracts entered into in the ordinary course with customers or “shrink-wrap” software licenses), (v) any Contract relating to the provision of data processing, network communication, or other technical services to or by any GSB Entity, (vi) any Contract relating to the purchase or sale of any goods or services (other than Contracts entered into in the ordinary course of business and involving payments under any individual Contract or series of contracts not in excess of $100,000 per annum),  (vii) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract or any Contract that is a combination thereof not included on its balance sheet, and (viii) any other Contract that would be required to be filed as an exhibit to a Form 10-K filed by GSB as of the date of this Agreement pursuant to the reporting requirements of the Exchange Act (the “GSB Contracts”).

(b)            With respect to each GSB Contract and except as disclosed in Section 4.16(b) of the GSB Disclosure Memorandum: (i) the Contract is in full force and effect; (ii) no GSB Entity is in material Default thereunder; (iii) no GSB Entity has repudiated or waived any material provision of any such Contract; (iv) no other party to any such Contract is in Default in any respect or has repudiated or waived each material provision thereunder; and (v) no Consent which has not been or will not be obtained is required by a Contract for the execution, delivery, or performance of this Agreement, the consummation of the Merger or the other transactions contemplated hereby. Section 4.16(b) of the GSB Disclosure Memorandum lists every Consent required by any Contract involving an amount in excess of $100,000. All of the indebtedness of any GSB Entity for money borrowed (other than deposit liabilities, purchases of federal funds, advances from the Federal Reserve or Federal Home Loan Bank, repurchase agreements fully secured by U.S. government securities or U.S. government agency securities, advances of depository institution Subsidiaries incurred in the ordinary course of GSB’s business, and trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of GSB’s business) is prepayable at any time by such GSB Entity without penalty, premium or charge, except as specified in Section 4.16(b) of the GSB Disclosure Memorandum.

4.17            Privacy of Customer Information.

(a)            For the purposes contemplated by this Agreement, each GSB Entity has valid rights to use and transfer to Buyer or Buyer Bank all IIPI relating to customers, former customers, and prospective customers that will be transferred to Buyer or Buyer Bank pursuant to this Agreement.

(b)            Each GSB Entity’s collection and use of such IIPI complies in all material respects with GSB’s Gramm-Leach-Bliley privacy notice, the Gramm-Leach-Bliley Act, and the Fair Credit Reporting Act, and the transfer of such IIPI to Buyer or Buyer Bank pursuant to this Agreement complies in all material respects with the Gramm-Leach-Bliley Act and the Fair Credit Reporting Act.

4.18            Legal Proceedings.

Except as disclosed in Section 4.18 of the GSB Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of GSB, threatened (or unasserted but considered probable of assertion) against any GSB Entity, against any director, officer, employee, or agent of any GSB Entity in their capacities as such or with respect to any service to or on behalf of any Employee Benefit Plan or any other Person at the request of the GSB Entity or Employee Benefit Plan of any GSB Entity, or against any Asset, interest, or right of any of them, nor are there any Orders or judgments outstanding against any GSB Entity. No claim for indemnity has been made or, to the Knowledge of GSB, threatened by any director, officer, employee, independent contractor, or agent to any GSB Entity and, to the Knowledge of GSB, no basis for any such claim exists.

4.19            Reports.

Except for immaterial late filings or as otherwise disclosed in Section 4.19 of the GSB Disclosure Memorandum, since January 1, 2019, each GSB Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Governmental Authorities. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of their respective dates, such reports and documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, in no event shall this Section 4.19 require the disclosure of confidential supervisory information, as such limitation is set forth in Section 10.12(b).

4.20            Internal Control.

GSB's internal control over financial reporting is effective to provide reasonable assurance regarding the reliability of GSB's financial reporting and the preparation of GSB financial statements for external purposes in accordance with GAAP. GSB's internal control over financial reporting is effective to provide reasonable assurance (i) regarding the maintenance of records, that in reasonable detail, accurately and fairly reflect the transactions and disposition of the GSB's consolidated Assets; (ii) that transactions are recorded as necessary to permit the preparation of GSB's financial statements in accordance with GAAP and that receipts and expenditures are being made only in accordance with the authorizations of GSB's management and directors; and (iii) regarding prevention or timely detection of unauthorized acquisition, use or disposition of GSB's consolidated Assets that could have a material impact on GSB's financial statements.

4.21            Extensions of Credit to, and Transactions with, Executive Officers and Directors.

GSB is in compliance with Section 13(k) of the Exchange Act and Federal Reserve Regulation O in all material respects. Section 4.21 of the GSB Disclosure Memorandum sets forth a list of all extensions of credit as of the date hereof by GSB or any of the GSB Subsidiaries to any directors, executive officers, and principal shareholders (as such terms are defined in Regulation O of the Federal Reserve (12 C.F.R. Part 215)) of GSB or any of the GSB Subsidiaries. There are no employee, officer, director, or other affiliate loans on which the borrower is paying a rate other than that reflected in the note or other relevant credit or security agreement or on which the borrower is paying a rate which was below market rate for similar extensions of credit to similarly situated borrowers at the time the extensions of credit was originated. All such extensions of credit are and were originated in compliance in all material respects with all applicable laws. Except as disclosed in Section 4.21 of the GSB Disclosure Memorandum, no director or executive officer of GSB or Bank, or any “associate” (as such term is defined in Rule 14a-1 under the Exchange Act) or related interest of any such Person, has any interest in any contract or property (real or personal, tangible or intangible), used in, or pertaining to, the business of GSB or Bank.

4.22            Approvals.

No GSB Entity nor, to the Knowledge of GSB, any Affiliate thereof, has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to materially impede or delay receipt of any required Consents or result in the imposition of a condition or restriction of the type referred to in the last sentence of Section 8.1(b). No GSB Entity is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil penalty by, or is a recipient of any supervisory letter from, or has adopted any board resolutions at the request or suggestion of any Regulatory Authority or other Governmental Authority that restricts the conduct of its business or that relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (any such agreement, memorandum of understanding, letter, undertaking, order, directive or resolutions, whether or not set forth in the GSB Disclosure Memorandum, a “GSB Regulatory Agreement”), nor are there any pending or, to the Knowledge of GSB, threatened regulatory investigations or other actions by any Regulatory Authority or other Governmental Authority that could reasonably be expected to lead to the issuance of any such GSB Regulatory Agreement. Notwithstanding the foregoing, in no event shall this Section 4.22 require the disclosure of confidential supervisory information, as such limitation is set forth in Section 10.12(b).

4.23            Takeover Laws and Provisions.

Each GSB Entity has taken all necessary action, if any, to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable “moratorium,” “fair price,” “business combination,” “control share,” or other anti-takeover Laws, (collectively, “Takeover Laws”).

4.24            Brokers and Finders; Opinion of Financial Advisor.

Except for the GSB Financial Advisor, neither GSB nor its Subsidiaries, or any of their respective officers, directors, employees, or Representatives, has employed any broker, finder, or investment banker or incurred any Liability for any financial advisory fees, investment bankers fees, brokerage fees, commissions, or finder’s or other such fees in connection with this Agreement or the transactions contemplated hereby. Section 4.24 of the GSB Disclosure Memorandum lists the fees and expenses that that are currently owed to the GSB Financial Advisor and that will be owed to GSB Financial Advisor as a result of transactions contemplated by this Agreement and includes a copy of the GSB Financial Advisor’s engagement letter. GSB’s board of directors has received the opinion (which, if initially rendered verbally, has been or will be confirmed by a written opinion, dated the same date) of the GSB Financial Advisor to the effect that, as of the date of such opinion, and based upon and subject to the factors, assumptions and limitations set forth therein, the Exchange Ratio is fair, from a financial point of view, to the holders of GSB Stock, a signed copy of which has been or will be delivered to Buyer solely for informational purposes.

4.25            Board of Directors Recommendation.

GSB’s board of directors, at a meeting duly called and held, has by unanimous vote of the directors present (i) adopted this Agreement and approved the transactions contemplated hereby, including the Merger and the transactions contemplated hereby and thereby, and has determined that, taken together, they are fair to and in the best interests of GSB’s shareholders, and (ii) resolved, subject to the terms of this Agreement, to recommend that the holders of the shares of GSB Stock approve this Agreement, the Merger, and the related transactions and to call and hold a meeting of GSB’s shareholders at which this Agreement, the Merger, and the related transactions shall be submitted to the holders of the shares of GSB Stock for approval.

4.26            Statements True and Correct.

(a)            No representation or warranty by GSB in this Agreement and no statement contained in the GSB Disclosure Memorandum or any certificate, instrument, or other writing furnished or to be furnished by any GSB Entity or any Affiliate thereof to Buyer pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)            None of the information supplied or to be supplied by any GSB Entity or any Affiliate thereof for inclusion in the Registration Statement to be filed by Buyer with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any GSB Entity or any Affiliate thereof for inclusion in the Proxy Statement/Prospectus to be delivered to GSB’s shareholders in connection with GSB’s Shareholders’ Meetings, and any other documents to be filed by any GSB Entity or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement/Prospectus, when first mailed or delivered to the shareholders of GSB be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement/Prospectus or any amendment thereof or supplement thereto, at the time of GSB’s Shareholders’ Meeting be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for GSB’s Shareholders’ Meeting.

(c)            All documents that any GSB Entity or any Affiliate thereof is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

4.27            Delivery of GSB Disclosure Memorandum.

GSB has delivered to Buyer a complete GSB Disclosure Memorandum herewith.

4.28            No Additional Representations.

Except for the representations and warranties specifically set forth in Article 4 of this Agreement, neither GSB nor any of its Affiliates or Representatives, nor any other Person, makes or shall be deemed to make any representation or warranty to Buyer, express or implied, at law or in equity, with respect to the transactions contemplated hereby, and GSB hereby disclaims any such representation or warranty by GSB or any of its officers, directors, employees, agents, or representatives, or any other Person .

Article 5

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to GSB, except as set forth on the Buyer Disclosure Memorandum, as follows:

5.1            Organization, Standing, and Power.

Buyer is a corporation duly organized, validly existing, and in good standing under the Laws of the State of North Carolina and is a bank holding company within the meaning of the BHCA. Buyer Bank is a banking corporation duly organized, validly existing and in good standing under the Laws of the State of North Carolina. Each of Buyer and Buyer Bank has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its Assets. Each of Buyer and Buyer Bank is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect. Buyer Bank is an “insured institution” as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits held by Buyer Bank are insured, up to the applicable limits, by the FDIC’s Deposit Insurance Fund.

5.2            Authority of Buyer; No Breach By Agreement.

(a)            Buyer has the corporate power and authority necessary (i) to execute, deliver, and, other than with respect to the Merger, perform this Agreement, and (ii) with respect to the Merger, upon the approval of the Merger, including any approvals referred to in Sections 8.1(b) and 8.1(c) and by Buyer’s shareholders in accordance with this Agreement and the NCBCA, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Buyer, (including approval by at least a majority of the members of Buyer’s board of directors unaffiliated with any other party to the proposed transaction). Subject to any approvals referred to in Sections 8.1(b) and 8.1(c), this Agreement represents a legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

(b)            Neither the execution and delivery of this Agreement by Buyer, nor the consummation by Buyer and Buyer Bank of the transactions contemplated hereby, nor compliance by Buyer and Buyer Bank with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Buyer’s articles of incorporation or bylaws or the articles of incorporation or bylaws of any Buyer Subsidiary or any resolution adopted by the board of directors or the shareholders of any Buyer Entity, or (ii)  constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any material Asset of any Buyer Entity under, any material Contract or any material Permit of any Buyer Entity, or (iii) subject to receipt of the requisite Consents referred to in Section 8.1(c), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Buyer Entity or any of their respective material Assets (including any Buyer Entity or any Buyer Entity becoming subject to or liable for the payment of any Tax on any Assets owned by any Buyer Entity or any Buyer Entity being reassessed or revalued by any Regulatory Authority).

(c)            Except for (i) the filing of applications and notices with, and approval of such applications and notices from the Federal Reserve, the North Carolina Commissioner of Banks, and the South Carolina Commissioner of Banking, (ii) the filing of any other required applications, filings, or notices with any other federal or state banking, insurance, or other regulatory or self-regulatory authorities, or any courts, administrative agencies or commissions or other Governmental Authorities and approval of or non-objection to such applications, filings, and notices, (iii) the filing with the SEC of the Registration Statement in which the Proxy Statement/Prospectus will be included, and declaration of effectiveness of the Registration Statement, (iv) the filing of the Articles of Merger with the Secretary of State of North Carolina and the South Carolina Secretary of State, (v) any consents, authorizations, approvals, filings, or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the Merger, regulation of broker-dealers, investment advisers, or transfer agents, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable industry self-regulatory organization, and the rules and regulations of The Nasdaq Stock Market, (vi) any filings or notices that are required under consumer finance, mortgage banking and other similar laws, and (vii) notices or filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if any, no consents or approvals of or filings or registrations with any Governmental Authority are necessary in connection with the consummation by Buyer and Buyer Bank of the Merger and the other transactions contemplated by this Agreement. No consents or approvals of or filings or registrations with any Governmental Authority are necessary in connection with the execution and delivery by Buyer of this Agreement.

5.3            Capital Stock.

The authorized capital stock of Buyer consists of 60,000,000 shares of Buyer Common Stock, of which 35,649,371 shares are issued and outstanding as of the date of this Agreement, and 5,000,000 shares of Buyer preferred stock, of which no shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of capital stock of Buyer are duly and validly issued and outstanding and are fully paid and nonassessable. Buyer Common Stock is listed for trading and quotation on the Nasdaq Global Select Market. None of the outstanding shares of capital stock of Buyer has been issued in violation of any preemptive rights of the current or past shareholders of Buyer. The shares of Buyer Common Stock to be issued in the Merger will be (i) duly authorized, validly issued, fully paid, and nonassesable; (ii) registered under the Securities Act; and (iii) listed for trading and quotation on the Nasdaq Global Select Market.

5.4            Exchange Act Filings; Financial Statements.

(a)            Buyer has timely filed all Exchange Act Documents required to be filed by Buyer since January 1, 2019 (together with all such Exchange Act Documents filed, whether or not required to be filed, the “Buyer Exchange Act Reports”). The Buyer Exchange Act Reports (i) at the time filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amended or subsequent filing or, in the case of registration statements, at the effective date thereof), complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amended or subsequent filing or, in the case of registration statements, at the effective date thereof) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Buyer Exchange Act Reports or necessary in order to make the statements in such Buyer Exchange Act Reports, in light of the circumstances under which they were made, not misleading. No Buyer Subsidiary is required to file any Exchange Act Documents.

(b)            Each of the Buyer Financial Statements (including, in each case, any related notes) contained in the Buyer Exchange Act Reports, including any Buyer Exchange Act Reports filed after the date of this Agreement until the Effective Time, complied, or will comply, as to form in all material respects with the applicable published rules and regulations of the Exchange Act with respect thereto, was, or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the Exchange Act), and fairly presented or will fairly present in all material respects the consolidated financial position of Buyer and its Subsidiaries as of the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

(c)            Buyer’s independent public accountants, which have expressed their opinion with respect to the Financial Statements of Buyer included in Buyer’s Exchange Act Reports (including the related notes), are and have been throughout the periods covered by such Financial Statements (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act) (to the extent applicable during such period), (ii) “independent” with respect to Buyer within the meaning of Regulation S-X, and (iii) with respect to Buyer, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and related Securities Laws.

(d)            Buyer maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning Buyer is made known on a timely basis to the individuals responsible for the preparation of Buyer’s Exchange Act Documents.

5.5            Absence of Undisclosed Liabilities.

Neither Buyer nor any of the Buyer Subsidiaries has incurred any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent, determined, determinable, or otherwise and whether due or to become due), except for (i) those liabilities that are reflected or reserved against on the consolidated balance sheet of Buyer included in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022 (including any notes thereto), (ii) liabilities incurred in the ordinary course of business consistent in nature and amount with past practice since March 31, 2022, or (iii) liabilities incurred in connection with this Agreement and the transactions contemplated hereby. Neither Buyer nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among Buyer and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangement”), where the result, purpose or intended effect of such Contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, Buyer or any of its Subsidiaries in Buyers’ or such Subsidiary’s financial statements.

5.6            Absence of Certain Changes or Events.

Since December 31, 2021, except as otherwise disclosed in Section 5.6 of the Buyer Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Buyer Material Adverse Effect, (ii) none of the Buyer Entities has taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any covenants and agreements of Buyer provided in this Agreement, and (iii) since December 31, 2021, the Buyer Entities have conducted their respective businesses in the ordinary course of business consistent with past practice.

5.7            Tax Matters.

As of the date of this Agreement, it is the present intention, and as of the day of the Effective Time, it will be the present intention, of Buyer to continue, either through Buyer or through a member of Buyer’s “qualified group” within the meaning of Treasury Regulation Section 1.368-1(d)(4)(ii) (the “Qualified Group”), at least one significant historic business line of GSB, or to use at least a significant portion of GSB’s historic business assets in a business, in each case within the meaning of Treasury Regulation Section 1.368-1(d). As of the date of this Agreement and as of the Effective Time, neither Buyer nor any “related person” (as defined in Treasury Regulations Section 1.368-1(e)(4)) to Buyer has or will have any plan or intention to redeem or reacquire, either directly or indirectly, any of the Buyer Common Stock issued to the holders of GSB Stock in connection with the Merger. As of the date of this Agreement and as of the Effective Time, Buyer does not have and will not have any plan or intention to sell or otherwise dispose of any of the assets of GSB acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code or described and permitted in Treasury Regulation Section 1.368-2(k).

5.8            Compliance with Laws.

(a)            Buyer is a bank holding company duly registered and in good standing as such with the Federal Reserve. Buyer Bank is a state chartered bank in good standing with the North Carolina Commissioner of Banks.

(b)            Compliance with Permits, Laws and Orders.

(i)            Each of the Buyer Entities has in effect all Permits and has made all filings, applications, and registrations with Governmental Authorities that are required for it to own, lease, or operate its assets and to carry on its business as now conducted, and to the Knowledge of Buyer, there has occurred no Default under any such Permit applicable to their respective businesses or employees conducting their respective businesses.

(ii)            To the Knowledge of Buyer, none of the Buyer Entities is in material Default under any Laws or Orders applicable to its business or employees conducting its business.

(iii)            None of the Buyer Entities has received any notification or communication from any Governmental Authority (A) asserting that Buyer or any of its Subsidiaries is in Default under any of the Permits, Laws, or Orders which such Governmental Authority enforces, (B) threatening to revoke any Permits, or (C) requiring or requesting Buyer or any of its Subsidiaries (x) to enter into or consent to the issuance of a cease and desist Order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any resolution of its board of directors or similar undertaking.

(iv)            There (A) is no material unresolved violation, criticism, or exception by any Governmental Authority with respect to any report or statement relating to any examinations or inspections of Buyer or any of the Buyer Subsidiaries, (B) are no notices or correspondence received by Buyer with respect to pending formal or informal inquiries by, or disagreements with, any Governmental Authority with respect to Buyer’s or any of Buyer’s Subsidiaries’ business, operations, policies, or procedures, and (C) is not any pending or threatened, nor has any Governmental Authority indicated an intention to conduct any, investigation, or review of it or any of its Subsidiaries.

(v)            None of the Buyer Entities nor, to the Knowledge of Buyer, any of its directors, officers, employees, or Representatives acting on its behalf has offered, paid, or agreed to pay any Person, including any Government Authority, directly or indirectly, anything of value for the purpose of, or with the intent of obtaining or retaining any business in violation of applicable Laws, including (A) using any corporate funds for any unlawful contribution, gift, entertainment, or other unlawful expense relating to political activity, (B) making any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (C) violating any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (D) making any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

(vi)            Each Buyer Entity has complied in all material respects with all requirements of Law under the Bank Secrecy Act and the USA Patriot Act, and each Buyer Entity has timely filed all reports of suspicious activity, including those required under 12 C.F.R. § 353.3.

(vii)            Each Buyer Entity’s collection and use of IIPI complies in all material respects with the Fair Credit Reporting Act and the Gramm-Leach-Bliley Act.

(viii)            Notwithstanding the foregoing, in no event shall this Section 5.8 require the disclosure of confidential supervisory information, as such limitation is set forth in Section 10.12(b).

5.9            Legal Proceedings.

Except as disclosed on Section 5.9 of the Buyer Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of Buyer, threatened (or unasserted but considered probable of assertion) against any Buyer Entity, against any director, officer, employee, or agent of any Buyer Entity in their capacities as such or with respect to any service to or on behalf of any Employee Benefit Plan or any other Person at the request of the Buyer Entity or Employee Benefit Plan of any Buyer Entity, or against any Asset, interest, or right of any of them, nor are there any Orders or judgments outstanding against any Buyer Entity, other than ordinary routine litigation incidental to Buyer’s business. No claim for indemnity has been made or, to the Knowledge of Buyer, threatened by any director, officer, employee, independent contractor, or agent to any Buyer Entity and, to the Knowledge of Buyer, no basis for any such claim exists.

5.10            Reports.

Since January 1, 2019, Buyer has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Governmental Authorities. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of their respective date, each report, statement, and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, in no event shall this Section 5.10 require the disclosure of confidential supervisory information, as such limitation is set forth in Section 10.12(b).

5.11            Internal Control.

Buyer’s internal control over financial reporting is effective to provide reasonable assurance regarding the reliability of Buyer’s financial reporting and the preparation of Buyer financial statements for external purposes in accordance with GAAP. Buyer’s internal control over financial reporting is effective to provide reasonable assurance (i) regarding the maintenance of records, that in reasonable detail, accurately and fairly reflect the transactions and disposition of Buyer’s consolidated Assets; (ii) that transactions are recorded as necessary to permit the preparation of Buyer’s financial statements in accordance with GAAP and that receipts and expenditures are being made only in accordance with the authorizations of Buyer’s management and directors; and (iii) regarding prevention or timely detection of unauthorized acquisition, use or disposition of Buyer’s consolidated Assets that could have a material impact on Buyer’s consolidated financial statements.

5.12            Approvals.

No Buyer Entity is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil penalty by, or is a recipient of any supervisory letter from, or has adopted any board resolutions at the request or suggestion of any Regulatory Authority or other Governmental Authority that restricts the conduct of its business or that relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (any such agreement, memorandum of understanding, letter, undertaking, order, directive or resolutions, a “Buyer Regulatory Agreement”), nor are there any pending or, to the Knowledge of Buyer, threatened regulatory investigations or other actions by any Regulatory Authority or other Governmental Authority that could reasonably be expected to lead to the issuance of any such Buyer Regulatory Agreement. Notwithstanding the foregoing, in no event shall this Section 5.12 require the disclosure of confidential supervisory information, as such limitation is set forth in Section 10.12(b).

5.13            Brokers and Finders; Opinion of Financial Advisor.

Except for the Buyer Financial Advisor, neither Buyer nor its Subsidiaries, nor any of their respective officers, directors, employees, or Representatives, has employed any broker or finder, or incurred any Liability for any financial advisory fees, investment bankers’ fees, brokerage fees, commissions, or finder’s fees in connection with this Agreement or the transactions contemplated hereby.

5.14            Certain Actions.

Neither Buyer nor any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any factor circumstance that is reasonably likely to materially impede or delay receipt of any required Consents or result in the imposition of a condition or restriction of the type referred to in the last sentence of Section 8.1(b).

5.15            Available Consideration.

Buyer has available to it, or as of the Effective Time will have available to it, sufficient shares of authorized and unissued Buyer Common Stock necessary for the issuance and payment of the Merger Consideration and has funds available to it and to satisfy its payment obligations under this Agreement.

5.16            Board of Directors Recommendation.

Buyer’s board of directors, at a meeting duly called and held, has by unanimous vote of the directors present adopted this Agreement and approved the transactions contemplated hereby, including the Merger and the transactions contemplated hereby and thereby, and has determined that, taken together, they are fair to and in the best interests of Buyer’s shareholders.

5.17            Statements True and Correct.

(a)            No statement, certificate, instrument, or other writing furnished or to be furnished by Buyer or any Affiliate thereof to GSB pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)            None of the information supplied or to be supplied by Buyer or any Affiliate thereof for inclusion in the Registration Statement to be filed by Buyer with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied by Buyer or any Affiliate thereof for inclusion in the Proxy Statement/Prospectus to be delivered to GSB’s shareholders in connection with GSB’s Shareholders’ Meeting, and any other documents to be filed by Buyer or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement/Prospectus, when first mailed or delivered to the shareholders of GSB be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement/Prospectus or any amendment thereof or supplement thereto, at the time of GSB’s Shareholders’ Meeting be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for GSB’s Shareholders’ Meeting.

(c)            All documents that Buyer or any Affiliate thereof is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

5.18            Delivery of Buyer Disclosure Memorandum.

Buyer has delivered to GSB a complete Buyer Disclosure Memorandum herewith.

5.19            No Additional Representations.

Except for the representations and warranties specifically set forth in Article 5 of this Agreement, neither Buyer nor any of its Affiliates or Representatives, nor any other Person, makes or shall be deemed to make any representation or warranty to GSB, express or implied, at law or in equity, with respect to the transactions contemplated hereby, and Buyer hereby disclaims any such representation or warranty by Buyer or any of its officers, directors, employees, agents, or representatives, or any other Person.

Article 6
CONDUCT OF BUSINESS PENDING CONSUMMATION

6.1            Affirmative Covenants of GSB and Buyer.

(a)            From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written Consent of Buyer shall have been obtained (which Consent shall not be unreasonably withheld, delayed, or conditioned), and except as otherwise expressly contemplated herein, GSB shall, and shall cause each of its Subsidiaries to, (i) operate its business only in the usual, regular, and ordinary course, (ii) use commercially reasonable efforts to preserve intact its business organization and Assets and maintain its Rights and franchises, (iii) use commercially reasonable efforts to cause its representations and warranties to be correct at all times, (iv) consult with Buyer prior to entering into or making any loans or other transactions with a value equal to or exceeding $5.0 million other than residential mortgage loans for which GSB has a commitment to buy from a reputable investor, and loans for which commitments have been made as of the date of this Agreement, (v) consult with Buyer prior to entering into or making any loans that exceed regulatory loan to value guidelines, and (vi) take no action which would be reasonably likely to (A) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Sections 8.1(b) or 8.1(c), or (B) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

(b)            From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written Consent of GSB shall have been obtained (which Consent shall not be unreasonably withheld, delayed, or conditioned), and except as otherwise expressly contemplated herein, Buyer shall, and shall cause each of its Subsidiaries to, (i) operate its business only in the usual, regular, and ordinary course, (ii) use commercially reasonable efforts to preserve intact its business organization and Assets and maintain its rights and franchises, (iii) use commercially reasonable efforts to cause its representations and warranties to be correct at all times, and (iv) take no action which would reasonably be likely to (A) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Sections 8.1(b) or 8.1(c), or (B) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

(c)            GSB and Buyer each shall, and shall cause each of its Subsidiaries to, cooperate with the other Party and provide all necessary corporate approvals, and cooperate in seeking all approvals of any business combinations of GSB and its Subsidiaries requested by Buyer, provided, the effective time of such business combinations is on or after the Effective Time of the Merger.

6.2            Negative Covenants of GSB.

From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written Consent of Buyer shall have been obtained (which Consent shall not be unreasonably withheld, delayed, or conditioned), and except as otherwise contemplated herein, GSB covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

(a)            amend the articles of incorporation, bylaws, or other governing instruments of any GSB Entity;

(b)            incur any additional debt obligation or other obligation for borrowed money in excess of an aggregate of $750,000 except in the ordinary course of the business of any GSB Entity consistent with past practices and that are prepayable without penalty, charge, or other payment (which exception shall include, for GSB Entities that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve, and entry into repurchase agreements fully secured by U.S. government securities or U.S. government agency securities; provided, however, this exception does not include advances from the Federal Home Loan Bank), or impose, or suffer the imposition, on any Asset of any GSB Entity of any Lien or permit any such Lien to exist (other than in connection with public deposits, repurchase agreements, bankers’ acceptances, “treasury tax and loan” accounts established in the ordinary course of Bank’s business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the GSB Disclosure Memorandum);

(c)            repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under Employee Benefit Plans, including the net exercise of stock options and any share acquisitions associated with the GSB Option Plans made in compliance with applicable Laws), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any GSB Entity, or declare or pay any dividend or make any other distribution in respect of GSB’s capital stock (except for (i) dividends paid in the ordinary course of business by any direct or indirect wholly-owned GSB Subsidiary to GSB or any other direct or indirect wholly-owned GSB Subsidiary, or (ii) a quarterly cash dividend on GSB Common Stock and GSB Series A Preferred Stock at a rate no greater than the rate paid by it during the fiscal quarter immediately preceding the date hereof and payment dates consistent with past practice), provided that prior to Closing, GSB shall be permitted, without the consent of Buyer, to pay its shareholders a cash dividend equal to (i) the cumulative, aggregate cash dividend amount its shareholders would have received prior to Closing if GSB’s shareholders were shareholders of records as of the record date for Buyer’s dividend(s) beginning in the first fiscal quarter of 2023, less (ii) the cumulative aggregate amount of cash dividends paid to GSB’s shareholders by GSB during the period beginning in the first fiscal quarter of 2023.

(d)            except for this Agreement and except pursuant to the valid exercise of GSB Options outstanding as of the date of this Agreement, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of GSB Stock, any other capital stock of any GSB Entity, or any Right with respect to GSB Stock or any other capital stock of a GSB Entity;

(e)            adjust, split, combine, or reclassify any capital stock of any GSB Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of GSB Stock or issue any GSB Options, or sell, lease, mortgage, or otherwise dispose of or otherwise (i) any shares of capital stock of any GSB Subsidiary or (ii) any Asset other than in the ordinary course of business for reasonable and adequate consideration, except issuances of shares of GSB Common Stock pursuant to the exercise of GSB Options outstanding on the date of this Agreement;

(f)            except in the ordinary course of business consistent with past practice and not to exceed an aggregate of $7.5 million (but not to exceed $1.25 million with respect to a Person that is not government sponsored entity), purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital (other than pursuant to binding commitments existing on the date hereof), Asset transfers, or purchase of any Assets, in any Person other than a wholly owned GSB Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with foreclosures of loans in the ordinary course of business;

(g)            (i) except as contemplated by this Agreement or disclosed on Section 6.2(g) of the GSB Disclosure Memorandum, grant any bonus or increase in compensation or benefits to the employees, officers or directors of any GSB Entity, (ii) commit or agree to pay any severance or termination pay, or any stay or other bonus to any GSB director, officer or employee, (iii) enter into or amend any severance agreements with officers, employees, directors, independent contractors, or agents of any GSB Entity, (iv) change any fees or other compensation or other benefits to directors of any GSB Entity, or (v) waive any stock repurchase rights, accelerate, amend, or change the period of exercisability of any Rights or restricted stock, or re-price Rights granted under GSB Benefit Plans or authorize cash payments in exchange for any Rights, except as otherwise contemplated by this Agreement; or accelerate or vest or commit or agree to accelerate or vest any GSB Options or any amounts, benefits or rights payable by any GSB Entity; provided, however, that GSB may continue to make annual merit or market salary increases in the ordinary course of business consistent with past practices provided that any increases during the calendar years 2022 and 2023 shall not exceed in the aggregate five percent (5%) of such employee’s base salary or wage rate in effect as of the date hereof;

(h)            enter into or amend any employment Contract between any GSB Entity and any Person (unless such amendment is required by Law) that GSB Entity does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time;

(i)            except as disclosed on Section 6.2(i) on the GSB Disclosure Memorandum, adopt any new Employee Benefit Plan of any GSB Entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans, welfare plans, insurance, stock or other plans or GSB Benefit Plans of any GSB Entity other than any such change that is required by Law or to maintain continuous benefits at current levels or that, in the written opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such Employee Benefit Plans, except as required by Law or as contemplated by this Agreement, the terms of such plans or consistent with past practice;

(j)            make any change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate and necessary to conform to changes in Tax Laws, regulatory accounting requirements, or GAAP;

(k)            commence any Litigation other than in accordance with past practice, or settle any Litigation involving any Liability of any GSB Entity for money damages or restrictions upon the operations of any GSB Entity;

(l)            enter into, modify, amend, or terminate any material Contract other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $75,000 per annum and with a term of 24 months or less or other than Contracts covered by Section 6.2(m);

(m)            except in the ordinary course of business consistent with past practice, make, renegotiate, renew, increase, extend, modify or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing;

(n)            make any adverse changes in the mix, rates, terms, or maturities of GSB’s deposits and other Liabilities or waive, release, compromise, or assign any material rights or claims, except with respect to (i) any extension of credit for which commitments have already been made or (ii) any extension of credit with an unpaid balance of less than $1,500,000, if secured, or $500,000, if unsecured, and in each case in conformity with existing lending policies and practices;

(o)            except for conforming residential mortgage loans held for sale and Small Business Administration loans, enter into any fixed rate loans with a committed rate term of greater than ten (10) years;

(p)            notwithstanding anything herein to the contrary, enter into, modify, or amend any loan participation agreements;

(q)            except for loans or extensions of credit made on terms generally available to the public, make or increase any loan or other extension of credit, or commit to make or increase any such loan or extension of credit, to any director or executive officer of GSB or the Bank, or any entity controlled, directly or indirectly, by any of the foregoing, other than renewals of existing loans or commitments to loan;

(r)            restructure or materially change its investment securities portfolio or its interest rate risk position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

(s)            make any capital expenditures in excess of an aggregate of $150,000 except other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair or to make payment of necessary Taxes;

(t)            establish or commit to the establishment of any new branch or other office facilities or file any application to relocate or terminate the operation of any banking office;

(u)            knowingly take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article 8 not being satisfied or in a violation of any provision of this Agreement;

(v)            implement or adopt any material change in its accounting principles, practices or methods, other than as may be required by GAAP or regulatory guidelines;

(w)            knowingly take any action that would prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

(x)            agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 6.2;

(y)            maintain Bank’s allowance for loan losses in a manner inconsistent with GAAP and applicable regulatory guidelines and accounting principles, practices, and methods inconsistent with past practices of the Bank;

(z)            (i) other than in the ordinary course of business consistent with past practice, make any material changes in Bank’s policies and practices with respect to (A) underwriting, pricing, originating, acquiring, selling, or servicing loans, or (B) Bank’s hedging practices and policies, in each case except as required by law or requested by a Regulatory Authority, or (ii) acquire or sell any servicing rights, except the sale of mortgage servicing rights in the ordinary course of business consistent with past practices; or

(aa)      take any action or fail to take any action that at the time of such action or inaction is reasonably likely to prevent or would be reasonably likely to materially interfere with, the consummation of the Merger.

6.3            Negative Covenants of Buyer.

During the period from the date of this Agreement to the Effective Time, except as contemplated by this Agreement, Buyer shall not, and shall not permit any of its Subsidiaries to, do any of the following, without the prior written Consent of GSB (which Consent shall not be unreasonably withheld, delayed, or conditioned):

(a)            amend its articles of incorporation or bylaws or similar governing documents of any of the Buyer Subsidiaries in a manner that changes any material term or provision of Buyer Common Stock or that otherwise would materially and adversely affect the economic benefits of the Merger to the holders of GSB Stock or would materially impede Buyer’s ability to consummate the transactions contemplated by this Agreement;

(b)            knowingly take any action that would prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

(c)            set any record or payment dates for the payment of any dividends or distributions on its capital stock or other equity interest, or make, declare or pay any dividend or distribution (except for (A) dividends paid in the ordinary course of business by any direct or indirect wholly-owned Buyer Subsidiary to Buyer or any other direct or indirect wholly-owned Buyer Subsidiary, or (B) a quarterly cash dividend on Buyer Common Stock at a rate not substantially greater than the rate paid by it during the fiscal quarter immediately preceding the date hereof and payment dates consistent with past practice);

(d)            take any action or fail to take any action that at the time of such action or inaction is reasonably likely to prevent or would be reasonably likely to materially interfere with, the consummation of the Merger; or

(e)            agree to or make any commitment to, take, or adopt any resolutions of the board of directors of Buyer in support of, any of the actions prohibited by this Section 6.3.

6.4            Control of the Other Party’s Business.

Prior to the Effective Time, nothing contained in this Agreement (including, without limitation, Sections 6.1, 6.2 or 6.3) shall give Buyer, directly or indirectly, the right to control or direct the operations of GSB or any GSB Entity, and nothing contained in this Agreement shall give GSB, directly or indirectly, the right to control or direct the operations of Buyer or any Buyer Entity. Prior to the Effective Time, each Party shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over it and its Subsidiaries’ respective operations.

6.5            Adverse Changes in Condition.

Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) has had or is reasonably likely to have, individually or in the aggregate, a GSB Material Adverse Effect or a Buyer Material Adverse Effect, as applicable, (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, or (iii) would be reasonably likely to prevent or materially interfere with the consummation of the Merger, and to use its reasonable efforts to prevent or promptly to remedy the same.

6.6            Reports.

Each of Buyer and its Subsidiaries and GSB and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall make available to the other Party copies of all such reports promptly after the same are filed. GSB and its Subsidiaries shall also make available to Buyer monthly financial statements and quarterly call reports. The financial statements of Buyer and GSB, whether or not contained in any such reports filed under the Exchange Act or with any other Regulatory Authority, will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders’ equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments). As of their respective dates, such reports of Buyer and GSB filed under the Exchange Act or with any other Regulatory Authority will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with the Laws applicable to such reports.

6.7            Buyer Entity Use and Disclosure of IIPI.

Buyer acknowledges that IIPI disclosed to Buyer Entities in connection with this Agreement has been and will be disclosed pursuant to 15 U.S.C. § 6802(e)(7) and 12 C.F.R. § 1016.15(a)(6). Buyer Entities may not use or disclose IIPI, nor permit the use or disclosure of IIPI, other than as necessary to consummate and to make effective the Merger and the transactions contemplated hereby as permitted under 15 U.S.C. § 6802(e)(7) and 12 C.F.R. § 1016.15(a)(6).

Article 7

ADDITIONAL AGREEMENTS

7.1            Shareholder Approval.

(a)            GSB shall submit to the holders of GSB Common Stock and GSB Series A Preferred Stock this Agreement and any other matters required to be approved by its shareholders in order to carry out the intentions of this Agreement. In furtherance of that obligation, GSB shall take, in accordance with applicable Law and its articles of incorporation and bylaws, all action necessary to call, give notice of, convene, and hold GSB’s Shareholders’ Meeting as promptly as reasonably practicable for the purpose of considering and voting on approval of this Agreement and the transactions provided for in this Agreement. GSB’s board of directors shall recommend that its shareholders approve this Agreement in accordance with the S.C. Code and shall include such recommendation in the Proxy Statement/Prospectus delivered to shareholders of GSB, except to the extent GSB’s board of directors has made an Adverse Recommendation Change (as defined below) in accordance with the terms of this Agreement. GSB shall solicit and use its reasonable efforts to obtain the Requisite GSB Shareholder Approval.

(b)            Neither GSB’s board of directors nor any committee thereof shall, except as expressly permitted by this Section 7.1, (i) withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Buyer, the GSB Recommendation, or (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal (each, an “Adverse Recommendation Change”). Notwithstanding the foregoing, prior to the receipt of the Requisite GSB Shareholder Approval, GSB’s board of directors may make an Adverse Recommendation Change if and only if:

(A)	GSB’s board of directors determines in good faith, after consultation with the GSB Financial Advisor (or such other financial advisor as GSB may use) and outside counsel, that it has received an Acquisition Proposal (that did not result from a breach of Section 7.3) that is a Superior Proposal;

(B)	GSB’s board of directors determines in good faith, after consultation with GSB’s outside counsel, that a failure to make such Adverse Recommendation Change would be inconsistent with GSB’s board of directors’ fiduciary duties to GSB and its shareholders under applicable Law;

(C)	GSB’s board of directors provides written notice (a “Notice of Recommendation Change”) to Buyer of its receipt of the Superior Proposal and its intent to announce an Adverse Recommendation Change on the third (3rd) business day following delivery of such notice, which notice shall specify the material terms and conditions of the Superior Proposal (and include a copy thereof with all accompanying documentation, if in writing) and identify the Person or Group making such Superior Proposal (it being understood that any amendment to any material term of such Acquisition Proposal shall require a new Notice of Recommendation Change, except that, in such case, the three business day period referred to in this clause (C) and in clauses (D) and (E) shall be reduced to two (2) business days following the giving of such new Notice of Recommendation Change);

(D)	after providing such Notice of Recommendation Change, GSB shall negotiate in good faith with Buyer (if requested by Buyer) and provide Buyer reasonable opportunity during the subsequent three (3) business day period to make such adjustments in the terms and conditions of this Agreement as would enable GSB’s board of directors to proceed without an Adverse Recommendation Change (provided, however, that Buyer shall not be required to propose any such adjustments); and

(E)	GSB’s board of directors, following such three (3) business day period, again determines in good faith, after consultation with outside counsel, that such Acquisition Proposal nonetheless continues to constitute a Superior Proposal and that failure to take such action would be inconsistent with their fiduciary duties to GSB and its shareholders under applicable Law.

7.2            Registration of Buyer Common Stock.

(a)            As promptly as reasonably practicable (and in any event, within 50 days) following the date hereof, Buyer shall prepare and file with the SEC the Registration Statement. The Registration Statement shall contain proxy materials relating to the matters to be submitted to GSB’s shareholders at GSB’s Shareholders’ Meeting. Such proxy materials shall also constitute the prospectus relating to the shares of Buyer Common Stock to be issued in the Merger. GSB will furnish to Buyer the information required to be included in the Registration Statement with respect to its business and affairs and shall have the right to review and consult with Buyer on the form of, and any characterizations of such information included in, the Registration Statement prior to its being filed with the SEC. Buyer shall use commercially reasonable efforts to have the Registration Statement declared effective by the SEC and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the transactions contemplated hereby. Each of Buyer and GSB will use their commercially reasonable efforts to cause the Proxy Statement/Prospectus to be delivered to the GSB shareholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Buyer will advise GSB, promptly after it receives notice thereof, of the time when the Registration Statement has become effective, the issuance of any stop order, the suspension of the qualification of Buyer Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Registration Statement. If at any time prior to the Effective Time any information relating to Buyer or GSB, or any of their respective affiliates, officers or directors, should be discovered by Buyer or GSB which should be set forth in an amendment or supplement to any of the Registration Statement or the Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Party hereto and, to the extent required by Law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed by Buyer with the SEC and disseminated by the Parties to their respective shareholders.

(b)            Buyer shall also take any action required to be taken under any applicable state Securities Laws in connection with the Merger and each of Buyer and GSB shall furnish all information concerning it and the holders of GSB Stock as may be reasonably requested in connection with any such action.

(c)            Prior to the Effective Time, Buyer shall notify The Nasdaq Stock Market of the additional shares of Buyer Common Stock to be issued by Buyer in exchange for the shares of GSB Stock.

7.3            Other Offers, etc.

(a)            From the date of this Agreement through the first to occur of the Effective Time or the termination of this Agreement, each GSB Entity shall not, and shall use its commercially reasonable efforts to cause its Affiliates and Representatives not to, directly or indirectly (i) solicit, initiate, or encourage, induce or knowingly facilitate, the making, submission, or announcement of any proposal that constitutes an Acquisition Proposal, (ii) participate in any discussions (except to notify a third party of the existence of restrictions provided in this Section 7.3) or negotiations regarding, or disclose or provide any nonpublic information with respect to, or knowingly take any other action to facilitate any inquiries or the making of any proposal that constitutes an Acquisition Proposal, (iii) enter into any agreement (including any agreement in principle, letter of intent or understanding, merger agreement, stock purchase agreement, asset purchase agreement, or share exchange agreement, but excluding a confidentiality agreement of the type described below) (an “Acquisition Agreement”) contemplating or otherwise relating to any Acquisition Transaction, or (iv) propose or agree to do any of the foregoing; provided, however, that prior to receipt of the Requisite GSB Shareholder Approval, this Section 7.3 shall not prohibit a GSB Entity from furnishing nonpublic information regarding any GSB Entity or other access to, or entering into a confidentiality agreement or discussions or negotiations with, any Person or Group in response to a bona fide, unsolicited written Acquisition Proposal submitted by such Person or Group (and not withdrawn) if and only if: (A) no GSB Entity or Representative or Affiliate thereof shall have violated any of the restrictions set forth in this Section 7.3 (other than an unintentional violation that did not, directly or indirectly, result in the submission of such Acquisition Proposal), (B) GSB’s board of directors shall have determined in good faith, after consultation with the GSB Financial Advisor (or such other financial advisor as GSB may use) and outside legal counsel, that such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Proposal, (C) GSB’s board of directors concludes in good faith, after consultation with its outside counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law to GSB and its shareholders, (D) GSB receives from such Person or Group an executed confidentiality agreement containing terms no less favorable to GSB than the confidentiality terms of this Agreement, and (E) contemporaneously with furnishing any such nonpublic information to such Person or Group, GSB furnishes such nonpublic information to Buyer (to the extent such nonpublic information has not been previously furnished by GSB to Buyer). In addition to the foregoing, GSB shall provide Buyer with at least three (3) days’ prior written notice of a meeting of GSB’s board of directors at which meeting GSB’s board of directors is reasonably expected to resolve to recommend the Acquisition Agreement as a Superior Proposal to its shareholders, and GSB shall keep Buyer informed on a prompt basis of the status and material terms of such Acquisition Proposal, including any material amendments or proposed amendments as to price and other material terms thereof.

(b)            In addition to the obligations of GSB set forth in this Section 7.3, as promptly as reasonably practicable, after any of the directors or executive officers of GSB become aware thereof, GSB shall advise Buyer of any request received by GSB for nonpublic information which GSB reasonably believes could lead to an Acquisition Proposal or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal, and the identity of the Person or Group making any such request or Acquisition Proposal. GSB shall keep Buyer informed promptly of material amendments or modifications to any such request or Acquisition Proposal.

(c)            Except as specifically permitted under Section 7.3(a), GSB shall immediately cease, and shall use its commercially reasonable efforts to cause its and its Subsidiaries’ directors, officers, employees, and Representatives to immediately cease, any and all existing activities, discussions, or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal and shall use and cause to be used all commercially reasonable efforts to enforce any confidentiality or similar or related agreement relating to any Acquisition Proposal.

(d)            Nothing contained in this Agreement shall prevent a Party or its board of directors from (i) complying with Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal, provided, that such Rule will in no way eliminate or modify the effect that any action pursuant to such Rule would otherwise have under this Agreement; (ii) making any disclosure to GSB’s shareholders if GSB’s board of directors determines in good faith, after consultation with its outside counsel, that the failure to make such disclosures would be reasonably likely to be inconsistent with applicable Law; (iii) informing any Person of the existence of the provisions contained in this Section 7.3, or (iv) making any “stop, look, and listen” communication to GSB’s shareholders pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communication to GSB’s shareholders).

7.4            Consents of Regulatory Authorities.

The Parties hereto shall cooperate with each other and use their commercially reasonable efforts to promptly prepare and file all necessary documentation and applications, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all Consents of all Regulatory Authorities and other Persons which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger). The Parties agree that they will consult with each other with respect to the obtaining of all Consents of all Regulatory Authorities and other Persons necessary or advisable to consummate the transactions contemplated by this Agreement and each Party will keep the other apprised of the status of matters relating to consummation of the transactions contemplated herein. Each Party also shall promptly advise the other upon receiving any communication from any Regulatory Authority or other Person whose Consent is required for consummation of the transactions contemplated by this Agreement which causes such Party to believe that there is a reasonable likelihood that any requisite Consent will not be obtained or that the receipt of any such Consent will be materially delayed.

7.5            Agreement as to Efforts to Consummate.

Subject to the terms and conditions of this Agreement, each Party agrees to take, and to cause its Subsidiaries to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its commercially reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 8; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement.

7.6            Investigation and Confidentiality.

(a)            Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and the consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of its business and properties (including that of its Subsidiaries) and of their respective financial and legal conditions as the other Party reasonably requests, including, but not limited to, conducting any environmental assessment with respect to any property; provided, that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily or materially with normal operations, and that no environmental assessment by Buyer, or by consultants or other parties acting on Buyer’s behalf shall include the sampling of the soil, groundwater, surface water, indoor air, soil vapor or sub-slab vapor of a property without GSB’s prior written permission. No investigation by a Party shall affect the ability of such Party to rely on the representations and warranties of the other Party. Between the date hereof and the Effective Time, GSB shall permit Buyer’s senior officers and independent auditors to meet with the senior officers of GSB, including officers responsible for the GSB Financial Statements and the internal controls of GSB and GSB’s independent public accountants, to discuss such matters as Buyer may deem reasonably necessary or appropriate for Buyer to satisfy its obligations under Sections 302, 404, and 906 of the Sarbanes-Oxley Act.

(b)            In addition to each Party’s obligations pursuant to Section 7.6(a), each Party shall, and shall cause its advisors and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries’ businesses, operations, and financial positions (“Confidential Information”) and shall not use such Confidential Information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing Confidential Information received from the other Party.

(c)            GSB shall use its commercially reasonably efforts to exercise, and shall not waive any of, its Rights under, confidentiality agreements entered into with Persons which were considering an Acquisition Proposal with respect to GSB to preserve the confidentiality of the information relating to GSB Entities provided to such Persons and their Affiliates and Representatives.

(d)            Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant, or agreement of the other Party or which has had or is reasonably likely to have a GSB Material Adverse Effect or a Buyer Material Adverse Effect, as applicable.

(e)            Each Buyer Entity shall, in accordance with Buyer’s comprehensive written data security program established and maintained pursuant to 15 U.S.C. § 6801 and regulations promulgated thereunder (“Buyer’s Security Program”), safeguard IIPI and Confidential Information disclosed to that Buyer Entity pursuant to this Agreement or in connection with the transactions contemplated hereby. In the event that any Buyer Entity allows a third party to access such IIPI and Confidential Information, Buyer shall ensure that the third party safeguards that IIPI and Confidential Information in accordance with a data security program substantially equivalent to the Buyer’s Security Program.

(f)            Buyer shall notify GSB promptly (but in no event more than 24 hours) of any Data Incident. All Buyer Entities shall promptly take all actions that are necessary and advisable to correct, mitigate, and prevent recurrence of the Data Incident. All Buyer Entities shall cooperate fully with GSB and its designees in all reasonable efforts to investigate the Data Incident.

(g)            If this Agreement is terminated prior to the Effective Time, each Buyer Entity shall promptly return or dispose of, and certify the return or disposal, of all IIPI received by the Buyer Entity in connection with this Agreement. Any disposal of such IIPI must be performed in a manner that ensures that the IIPI is rendered permanently unreadable and unrecoverable.

7.7            Press Releases.

Prior to the Effective Time, GSB and Buyer shall consult with each other and agree as to the form and substance of any press release, communication with GSB’s shareholders, or other public disclosure materially related to this Agreement, or any other transaction contemplated hereby; provided, that nothing in this Section 7.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party’s disclosure obligations imposed by Law.

7.8            Charter Provisions.

Each GSB Entity shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the articles of incorporation, bylaws, or other governing instruments of any GSB Entity or restrict or impair the ability of Buyer or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any GSB Entity that may be directly or indirectly acquired or controlled by them.

7.9            Employee Benefits and Contracts.

(a)            All Persons who are employees of GSB Entities immediately prior to the Effective Time and whose employment is not terminated, if any, at or prior to the Effective Time (a “Continuing Employee”) shall, at the Effective Time or the effective time of the Bank Merger, as applicable, become employees of Buyer or Buyer Bank, as applicable. Buyer and Buyer Bank shall honor all GSB employment and change of control agreements existing as of the date of this Agreement that have been disclosed to Buyer, regardless of whether the employees with such agreements are Continuing Employees or receive new agreements with Buyer. All of the Continuing Employees shall be employed at will, and no contractual right with respect to employment shall inure to such employees because of this Agreement, except as otherwise contemplated by this Agreement.

(b)            As of the Effective Time, each Continuing Employee shall be employed on the same terms and conditions as similarly situated employees of Buyer Bank and eligible to participate in each of Buyer’s applicable Employee Benefit Plans with full credit for prior service with GSB solely for purposes of eligibility and vesting.

(c)            As of the Effective Time, Buyer shall make available employer-provided benefits under Buyer’s applicable Employee Benefit Plans to each Continuing Employee on the same basis as it provides such coverage to Buyer or Buyer Bank employees. With respect to Buyer’s Employee Benefit Plans providing health coverage, Buyer shall use commercially reasonable efforts to cause any pre-existing condition, eligibility waiting period, or other limitations or exclusions otherwise applicable under such plans to new employees not to apply to a Continuing Employee or their covered dependents who were covered under a similar GSB Benefit Plan at the Effective Time of the Merger. In addition, if any such transition occurs during the middle of a plan year, Buyer shall use commercially reasonable efforts to cause any such successor an Employee Benefit Plan of Buyer providing health coverage to give credit towards satisfaction of any annual deductible limitation and out-of-pocket maximum applied under such successor plan for any deductible, co-payment and other cost-sharing amounts previously paid by a Continuing Employee respecting his or her participation in the corresponding GSB Benefit Plan during that plan year prior to the transition effective date. Notwithstanding the foregoing, and in lieu of the same, Buyer may continue GSB’s health and other employee welfare benefit plans for each Continuing Employee as in effect immediately prior to the Effective Time.

(d)            Upon not less than ten (10) days’ notice prior to the Closing Date from Buyer to GSB, GSB shall cause the termination, amendment, or other appropriate modification of each GSB Benefit Plan as specified by Buyer in such notice such that no GSB Entity shall sponsor or otherwise have any further Liability thereunder in connection with such applicable GSB Benefit Plans, effective as of the date which immediately proceeds the Closing Date. Upon such action, participants in such applicable GSB Benefit Plans that are described in ERISA Section 3(2) shall be 100% vested in their account balances.

(e)            Any Continuing Employees who are not parties to an employment, change in control, or other type of agreement that provides for severance or other compensation upon a change in control or upon a separation from service following a change in control, who remain employed by Buyer or any of its Subsidiaries as of the Effective Time, and whose employment is terminated by Buyer or any of its Subsidiaries prior to the first (1st) anniversary of the Effective Time shall receive, subject to such Continuing Employee’s execution and non-revocation of a general release of claims in a form satisfactory to Buyer, the following severance benefits: two (2) weeks of base salary for each twelve (12) months of such Continuing Employee’s prior employment with GSB or any GSB Subsidiary; provided, however, that in no event will the total amount of severance for any single Continuing Employee be less than four (4) weeks of such base salary or greater than twenty-six (26) weeks of such base salary.

(f)             No officer, employee, or other Person (other than the Parties to this Agreement) shall be deemed a third party or other beneficiary of this Section 7.9, and no such Person shall have any right or other entitlement to enforce any provision of this Agreement or seek any remedy in connection with this Agreement, except as set forth in Section 7.12. No provision of this Agreement constitutes or shall be deemed to constitute, an Employee Benefit Plan or other arrangement, an amendment of any Employee Benefit Plan or other arrangement, or any provision of any Employee Benefit Plan or other arrangement.

(g)            GSB shall take all appropriate action to terminate any GSB Benefit Plan which provides for a “cash or deferred arrangement” pursuant to Code Section 401(k) prior to the Closing Date; provided, however, that Buyer agrees that nothing in this Section 7.9 will require GSB to cause the final dissolution and liquidation of, or to amend (other than as may be required to maintain such plan’s compliance with the Code, ERISA, or other applicable Law), said plan prior to the Closing Date.

7.10          Conversion Bonus Plan; Retention Plan.

(a)            GSB may implement a retention plan (the “Retention Plan”) for the benefit of those employees of GSB and the GSB Subsidiaries who remain as employees of GSB or the applicable GSB Subsidiary through the Closing Date, with the aggregate benefits thereunder to be proposed by the chief executive officer of Bank and subject to the approval of Buyer.

(b)            To facilitate the successful integration of GSB into Buyer and the conversion of the systems of Bank to those of Buyer Bank, Buyer shall establish a conversion bonus pool to be allocated and paid to non-director employees of the Bank who continue in the employ of Buyer Bank at the expiration of 120 days after the Effective Time. The specific amount to be allocated and paid to each such non-director employee who continues in the employ of Buyer Bank shall be determined by Buyer prior to the Effective Time.

7.11          Section 16 Matters.

Prior to the Effective Time, GSB and Buyer shall take all such steps as may be required to cause any acquisitions of Buyer Common Stock resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to GSB to be exempt under Rule 16b-3 promulgated under the Exchange Act. GSB agrees to promptly furnish Buyer with all requisite information necessary for Buyer to take the actions contemplated by this Section 7.11.

7.12          Indemnification.

(a)            For a period of six (6) years after the Effective Time, Buyer shall, and shall cause the Surviving Corporation to, indemnify, defend, and hold harmless the present and former directors and officers of the GSB Entities (each, an “Indemnified Party”) against all Liabilities arising out of actions or omissions arising out of the Indemnified Party’s service or services as directors, officers, employees, or agents of GSB or, at GSB’s request, of another corporation, partnership, joint venture, trust, or other enterprise occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the fullest extent permitted under the NCBCA, Section 402 of the Sarbanes-Oxley Act, the Securities Laws, and FDIC Regulations Part 359, and by GSB’s articles of incorporation and bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation and whether or not Buyer is insured against any such matter.

(b)            Prior to the Effective Time, Buyer shall purchase, or shall direct GSB to purchase, an extended reporting period endorsement under GSB’s existing directors’ and officers’ liability insurance coverage (“GSB’s D&O Policy”) for acts or omissions occurring prior to the Effective Time by such directors and officers currently covered by GSB’s D&O Policy. The directors and officers of GSB shall take all reasonable actions required by the insurance carrier necessary to procure such endorsement. Such endorsement shall provide such directors and officers with coverage following the Effective Time for six (6) years.

(c)            Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 7.12, upon learning of any such Liability or Litigation, shall promptly notify Buyer and the Surviving Corporation thereof in writing. In the event of any such Litigation (whether arising before or after the Effective Time), (i) Buyer or the Surviving Corporation shall have the right to assume the defense thereof, and, in such event, neither Buyer nor the Surviving Corporation shall be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Buyer or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between Buyer or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Buyer or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that Buyer and the Surviving Corporation shall be obligated pursuant to this paragraph (c) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction; (ii) the Indemnified Parties will cooperate in good faith in the defense of any such Litigation; and (iii) neither Buyer nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent and which does not provide for a complete and irrevocable release of all Buyer Entities and their respective directors, officers, and controlling persons, employees, agents, and Representatives; and provided, further, that neither Buyer nor the Surviving Corporation shall have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final and unappealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

(d)            If Buyer or the Surviving Corporation or any successors or assigns thereof consolidates with or merges into any other Person and will not be the continuing or surviving Person of such consolidation or merger or transfer of all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of Buyer or the Surviving Corporation shall assume the obligations set forth in this Section 7.12.

(e)            The provisions of this Section 7.12 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party and their respective heirs and legal and personal representatives.

7.13          Tax Covenants of Buyer.

At and after the Effective Time, Buyer covenants and agrees that it:

(a)            will not take any action that could reasonably be expected to cause the Merger to fail to qualify as a reorganization under Section 368(a)(1)(A) of the Code;

(b)            will maintain all books and records and prepare and file all federal, state and local income Tax Returns and schedules thereto of Buyer, GSB, and all affiliates thereof in a manner consistent with the Merger’s being qualified as a reorganization and nontaxable exchange under Section 368(a)(1)(A) of the Code (and comparable provisions of any applicable state or local Tax Laws);

(c)            will, either directly or through a member of Buyer’s Qualified Group, continue at least one significant historic business line of GSB, or use at least a significant portion of the historic business assets of GSB in a business, in each case within the meaning of Treasury Regulation Section 1.368-1(d);

(d)            in connection with the Merger, will not reacquire, and will not permit any Person that is a “related person” (as defined in Treasury Regulation Section 1.368-1(e)(4)) to Buyer to acquire, any of the Buyer Common Stock issued in connection with the Merger; and

(e)            will not sell or otherwise dispose of any of GSB’s Assets acquired in the Merger, and will not cause or permit Buyer Bank to sell or otherwise dispose of any of Bank’s assets acquired in the Bank Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code or described and permitted in Treasury Regulation Section 1.368-2(k).

7.14          Assumption of GSB Debentures.

As of the Effective Time and upon the terms and conditions set forth herein, Buyer shall assume all rights and obligations of GSB under and relating to the GSB Debentures, including the due and punctual payment of the principal and any premium and interest on the GSB Debentures according to their terms, and the due and punctual performance of all covenants and conditions relating to the GSB Debentures to be performed or observed by GSB. As of the Effective Time, the trust preferred securities included in the GSB Debentures shall rank pari passu to Buyer’s trust preferred securities issued and outstanding from time to time and the subordinated debt securities in the GSB Debentures shall rank pari passu to Buyer’s subordinated debt obligations issued and outstanding from time to time. The Parties shall cooperate in good faith to execute, deliver and obtain any documents or consents deemed necessary by the Parties, in consultation with counsel, to effectuate the assumption in accordance with the requirements of the GSB Debentures and Buyer’s existing debt instruments, including, but not limited to, any trustee and holder notifications or consents that must be delivered or obtained, as applicable, prior to or in connection with the assumption.

Article 8
CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

8.1            Conditions to Obligations of Each Party.

The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 10.6:

(a)            Shareholder Approval. The shareholders of GSB shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, by the Requisite GSB Shareholder Approval, as and to the extent required by Law and by the provisions of their respective articles of incorporation and bylaws.

(b)            Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the board of directors of Buyer would so materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, Buyer would not, in its reasonable judgment, have entered into this Agreement.

(c)            Consents and Approvals. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 8.1(b)) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, would be reasonably likely to have, individually or in the aggregate, a GSB Material Adverse Effect or a Buyer Material Adverse Effect, as applicable. GSB shall have obtained the Consents listed in Section 8.1(c) of the GSB Disclosure Memorandum, including Consents from the lessors of each office leased by GSB, if any is required. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the board of directors of Buyer would so materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, Buyer would not, in its reasonable judgment, have entered into this Agreement.

(d)            Registration Statement. The Registration Statement shall have been declared effective by the SEC and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement.

(e)            Legal Proceedings. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement.

(f)            Exchange Listing. Buyer shall have filed with The Nasdaq Stock Market a notification form for the listing of all shares of Buyer Common Stock to be delivered as Merger Consideration, and The Nasdaq Stock Market shall not have objected to the listing of such shares of Buyer Common Stock.

(g)            Tax Opinion. Buyer and GSB shall have received the opinion of Buyer’s legal counsel or tax accounting firm, as determined by Buyer, dated as of the Closing Date, in form and substance customary in transactions of the type contemplated hereby, substantially to the effect that on the basis of the facts, representations, and assumptions set forth in such opinion, which are consistent with the state of facts existing at the Effective Time, (i) the Merger will be treated for federal income Tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and (ii) Buyer and GSB will each be a party to that reorganization within the meaning of Section 368(b) of the Code. Such opinion may be based on, in addition to the review of such matters of fact and Law as the opinion given considers appropriate, representations contained in certificates of officers of Buyer and GSB.

8.2            Conditions to Obligations of Buyer.

The obligations of Buyer to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Buyer pursuant to Section 10.6(a):

(a)            Representations and Warranties. For purposes of this Section 8.2(a), the accuracy of the representations and warranties of GSB set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided, that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in Sections 4.1, 4.2(a), 4.2(b)(i), 4.3, and 4.24 shall be true and correct (except for inaccuracies which are de minimis in amount or effect). There shall not exist inaccuracies in the representations and warranties of GSB set forth in this Agreement (including the representations and warranties set forth in Sections 4.1, 4.2(a), 4.2(b)(i), 4.3, and 4.24) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a GSB Material Adverse Effect; provided, that for purposes of this sentence only, those representations and warranties which are qualified by references to “material” or “Material Adverse Effect” or to the “Knowledge” of any Person shall be deemed not to include such qualifications.

(b)            Performance of Agreements and Covenants. Each and all of the agreements and covenants of GSB to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

(c)            Officers’ Certificate. GSB shall have delivered to Buyer (i) a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 8.1 as it relates to GSB and in Sections 8.2(a), 8.2(b), 8.2(e), and 8.2(g), have been satisfied.

(d)            Secretary’s Certificate. GSB shall have delivered a certificate of the secretary of GSB and Bank, dated as of the Closing Date, certifying as to (i) the incumbency of officers of GSB and Bank executing documents executed and delivered in connection herewith, (ii) a copy of the articles of incorporation of GSB as in effect from the date of this Agreement until the Closing Date, (iii) a copy of the bylaws of GSB as in effect from the date of this Agreement until the Closing Date, (iv) a copy of the resolutions duly adopted by GSB’s board of directors authorizing and approving the applicable matters contemplated hereunder, (v) a certificate of the Federal Reserve, if available, certifying that GSB is a registered bank holding company, (vi) a copy of the articles of incorporation of Bank as in effect from the date of this Agreement until the Closing Date, (vii) a copy of the bylaws of Bank as in effect from the date of this Agreement until the Closing Date, (viii) a certificate of the South Carolina Commissioner of Banking as to the good standing of Bank, and (ix) a certificate of the FDIC certifying that Bank is an insured depository institution.

(e)            No Material Adverse Effect. There shall not have occurred any GSB Material Adverse Effect from December 31, 2021 to the Effective Time with respect to GSB.

(f)            Payments. None of the GSB Entities shall have made any payments or provided any benefits, or is obligated to make any payments or provide any benefits, in connection with any or all of which (i) a deduction could or would be disallowed or limited under Sections 280G, 404, or 162(m) of the Code, or (ii) could or would be subject to withholding or give rise to taxation under Section 4999 of the Code.

(g)            Bank Merger. The Parties shall stand ready to consummate the Bank Merger immediately after the Merger.

(h)            Support Agreements. Each executive officer and director of GSB shall have executed and delivered to Buyer a Support Agreement in the form attached hereto as Exhibit B.

(i)             Dissenters’ Rights.  Immediately prior to the Closing, not more than fifteen percent (15%) of GSB Stock shall be held by Persons who either have exercised, or are then entitled to exercise, Dissenter’s Rights under South Carolina law.

8.3            Conditions to Obligations of GSB.

The obligations of GSB to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by GSB pursuant to Section 10.6(b):

(a)            Representations and Warranties. For purposes of this Section 8.3(a), the accuracy of the representations and warranties of Buyer set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time

(provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in Sections 5.1, 5.2(a), 5.2(b)(i), and 5.11 shall be true and correct (except for inaccuracies which are de minimis in amount or effect). There shall not exist inaccuracies in the representations and warranties of Buyer set forth in this Agreement (including the representations and warranties set forth in Sections 5.1, 5.2(a), 5.2(b)(i), 5.4, and 5.11) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Buyer Material Adverse Effect; provided, that for purposes of this sentence only, those representations and warranties which are qualified by references to “material” or “Material Adverse Effect” or to the “Knowledge” of any Person shall be deemed not to include such qualifications.

(b)            Performance of Agreements and Covenants. Each and all of the agreements and covenants of Buyer and Buyer Bank to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

(c)            Officers’ Certificate. Buyer shall have delivered to GSB a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 8.1 as it relates to Buyer and in Sections 8.3(a), 8.3(b), and 8.3(f) have been satisfied.

(d)            Secretary’s Certificate. Buyer and Buyer Bank shall have delivered a certificate of the secretary of Buyer and Buyer Bank, dated as of the Closing Date, certifying as to (i) the incumbency of officers of Buyer and Buyer Bank executing documents executed and delivered in connection herewith, (ii) a copy of the articles of incorporation of Buyer as in effect from the date of this Agreement until the Closing Date, along with a certificate of the Secretary of State of the State of North Carolina as to the good standing of Buyer; (iii) a copy of the bylaws of Buyer as in effect from the date of this Agreement until the Closing Date, (iv) a copy of the resolutions of Buyer’s board of directors authorizing and approving the applicable matters contemplated hereunder, (v) a certificate of the Federal Reserve, if available, certifying that Buyer is a registered bank holding company, (vi) a copy of the articles of incorporation of Buyer Bank as in effect from the date of this Agreement until the Closing Date, (vii) a copy of the bylaws of Buyer Bank as in effect from the date of this Agreement until the Closing Date, (viii) a certificate of the North Carolina Commissioner of Banks as to the good standing of Buyer Bank, and (ix) certificate of the FDIC certifying that Buyer Bank is an insured depository institution.

(e)            Payment of Merger Consideration. Buyer shall pay the Merger Consideration as provided by this Agreement.

(f)            No Material Adverse Effect. There shall not have occurred any Buyer Material Adverse Effect from December 31, 2021 to the Effective Time.

Article 9
TERMINATION

9.1            Termination.

Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of GSB, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

(a)            By mutual written agreement of Buyer and GSB; or

(b)            By Buyer or GSB (provided, that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the opinion of the non-breaching Party, to permit such Party to refuse to consummate the transactions contemplated by this Agreement pursuant to the standard set forth in Section 8.2 or 8.3, as applicable; or

(c)            By Buyer or GSB in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, (ii) any Regulatory Authority whose approval is required for the consummation of the Merger and the other transactions contemplated by this Agreement shall have requested or directed Buyer or GSB in writing to withdraw its application for approval of the Merger, (iii) any Law or Order permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger shall have become final and non-appealable, or (iv) the Requisite GSB Shareholder Approval is not obtained at GSB’s Shareholders’ Meeting where such matters were presented to such shareholders for approval and voted upon; or

(d)            By Buyer or GSB in the event that the Merger shall not have been consummated by May 30, 2023, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 9.1; or

(e)            By Buyer (provided, that Buyer is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event that (i) the GSB board of directors shall have made an Adverse Recommendation Change; (ii) GSB’s board of directors shall have failed to reaffirm the GSB Recommendation within 10 business days after Buyer requests such at any time following the public announcement of an Acquisition Proposal, or (iii) GSB shall have failed to comply in all material respects with its obligations under Section 7.1 or 7.3; or

(f)            By GSB, prior to the Requisite GSB Shareholder Approval (and provided that GSB has complied in all material respects with Section 7.1 (including the provisions of Section 7.1(b) regarding the requirements for making an Adverse Recommendation Change)) and Section 7.3, in order to enter into a Superior Proposal.

9.2            Effect of Termination.

In the event of the termination and abandonment of this Agreement by either Buyer or GSB pursuant to Section 9.1, this Agreement shall become void and have no effect, except that (i) the provisions of Sections 7.6(b), 9.2, 9.3, 10.2, 10.3, and 10.9 shall survive any such termination and abandonment, and (ii) no such termination shall relieve the breaching Party from Liability resulting from any breach by that Party of this Agreement.

9.3            Termination Fee.

(a)            If Buyer terminates this Agreement pursuant to Section 9.1(e) of this Agreement or GSB terminates this Agreement pursuant to Section 9.1(f) of this Agreement, then GSB shall, on the date of termination, pay to Buyer the sum of $7.2 million (the “Termination Fee”). The Termination Fee shall be paid to Buyer in same day funds. GSB hereby waives any right to set-off or counterclaim against such amount.

(b)            In the event that (i) an Acquisition Proposal with respect to GSB shall have been communicated to or otherwise made known to the shareholders, senior management, or board of directors of GSB, or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to GSB after the date of this Agreement, (ii) thereafter this Agreement is terminated (A) by GSB or Buyer pursuant to Section 9.1(d) (only if the Requisite GSB Shareholder Approval has not theretofore been obtained), (B) by Buyer pursuant to Section 9.1(e), or (C) by GSB or Buyer pursuant to Section 9.1(c)(iv), and (iii) prior to the date that is 12 months after the date of such termination, GSB consummates an Acquisition Transaction or enters into an Acquisition Agreement, then GSB shall on the earlier of the date an Acquisition Transaction is consummated or any such Acquisition Agreement is entered into, as applicable, pay Buyer a fee equal to the Termination Fee in same day funds. For the avoidance of doubt, Buyer shall be entitled to no more than one Termination Fee. GSB hereby waives any right to set-off or counterclaim against such amount.

(c)            The Parties acknowledge that the agreements contained in this Article 9 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, they would not enter into this Agreement; accordingly, if GSB fails to pay promptly any fee payable by it pursuant to this Section 9.3, then GSB shall pay to Buyer its reasonable costs and expenses (including reasonable attorneys’ fees) in connection with collecting such Termination Fee, together with interest on the amount of the fee at the prime annual rate of interest (as published in The Wall Street Journal) plus 2% as the same is in effect from time to time from the date such payment was due under this Agreement until the date of payment.

9.4            Non-Survival of Representations and Covenants.

Except for Article 3 (Manner of Converting Shares), Sections 7.9 (Employee Benefits and Contracts), 7.11 (Section 16 Matters), 7.12 (Indemnification), 7.13 (Tax Covenants of Buyer), this Article 9 (Termination) and Article 10 (Miscellaneous), the respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time.

Article 10
MISCELLANEOUS

10.1            Definitions.

(a)            Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

“Acquisition Agreement” shall have the meaning set forth in Section 7.3(a) of the Agreement.

“Acquisition Proposal” means any proposal (whether communicated to GSB or publicly announced to GSB’s shareholders) by any Person (other than Buyer or any of its Affiliates) for an Acquisition Transaction.

“Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (i) any acquisition or purchase from GSB by any Person or Group (other than Buyer or any of its Affiliates) of 25% or more in interest of the total outstanding voting securities of GSB, or any tender offer or exchange offer that if consummated would result in any Person or Group (other than Buyer or any of its Affiliates) beneficially owning 25% or more in interest of the total outstanding voting securities of GSB, or any merger, consolidation, business combination or similar transaction involving GSB pursuant to which the shareholders of GSB immediately preceding such transaction hold less than 75% of the equity interests in the surviving or resulting entity (which includes the parent corporation of any constituent corporation to any such transaction) of such transaction; (ii) any sale or lease (other than in the ordinary course of business), or exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of 25% or more of the consolidated Assets of GSB and its Subsidiaries, taken as a whole; or (iii) any liquidation or dissolution of GSB.

“Adverse Recommendation Change” shall have the meaning as set forth in Section 7.1(b) of the Agreement.

“Affiliate” of a Person means: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

“Agreement” shall have the meaning as set forth in the introduction of the Agreement.

“Articles of Merger” shall have the meaning as set forth in Section 1.3 of the Agreement.

“As-Converted Exercise Price” shall have the meaning as set forth in Section 3.4(a) of the Agreement.

“Assets” of a Person means all of the assets, properties, businesses and Rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

“Bank” shall have the meaning as set forth in Section 1.5 of the Agreement.

“Bank Merger” shall have the meaning as set forth in Section 1.5 of the Agreement.

“BHCA” shall have the meaning as set forth in Section 4.1 of the Agreement.

“Buyer” shall have the meaning as set forth in the introduction of the Agreement.

“Buyer Bank” shall have the meaning as set forth in Section 1.5 of the Agreement.

“Buyer Common Stock” means the common stock, no par value per share, of Buyer.

“Buyer Disclosure Memorandum” means the written information entitled “First Bancorp Disclosure Memorandum” delivered with this Agreement to GSB and attached hereto.

“Buyer Entities” means, collectively, Buyer and all Buyer Subsidiaries.

“Buyer ERISA Plan” shall have the meaning as set forth in Section 5.11(a) of the Agreement.

“Buyer Exchange Act Reports” shall have the meaning as set forth in Section 5.5(a) of the Agreement.

“Buyer Financial Advisor” means Keefe, Bruyette & Woods, Inc.

“Buyer Financial Statements” means (i) the consolidated balance sheets of Buyer as of December 31, 2021 and 2020, and the related statements of income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) for the three fiscal years ended December 31, 2021, 2020 and 2019 as filed by Buyer in Exchange Act Documents, and (ii) the consolidated balance sheets of Buyer (including related notes and schedules, if any) and related statements of income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) included in Exchange Act Documents, as amended, filed with respect to periods ended subsequent to December 31, 2021.

“Buyer Material Adverse Effect” means an event, change or occurrence which, individually or together with any other event, change or occurrence, has had or is reasonably expected to have a material adverse effect on (i) the financial position, property, business, assets or results of operations of Buyer and its Subsidiaries, taken as a whole, or (ii) the ability of Buyer to perform its material obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided, that “Buyer Material Adverse Effect” shall not be deemed to include the effects of (A) changes in banking and other Laws of general applicability or interpretations thereof by Governmental Authorities, (B) changes in SEC, GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (C) actions and omissions of Buyer (or any of its Subsidiaries) taken with the prior written Consent of GSB in contemplation of the transactions contemplated hereby, (D) changes in economic conditions affecting financial institutions generally, including changes in interest rates, credit availability and liquidity, and price levels or trading volumes in securities markets, except to the extent the Buyer is materially and adversely affected in a disproportionate manner as compared to other comparable participants in the banking industry, (E) changes resulting from the announcement or pendency of the transactions contemplated by this Agreement, or (F) the direct effects of compliance with this Agreement on the operating performance of Buyer. “Buyer Material Adverse Effect” shall not be deemed to include any failure to meet analyst projections, in and of itself, or, in and of itself, or the trading price of the Buyer Common Stock (it being understood that the facts or occurrences giving rise or contributing to any such effect, change or development which affects or otherwise relates to the failure to meet analyst financial forecasts or the trading price, as the case may be, may be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a Buyer Material Adverse Effect).

“Buyer Regulatory Agreement” shall have the meaning as set forth in Section 5.12 of the Agreement.

“Buyer Subsidiaries” means the Subsidiaries of Buyer, which shall include any corporation, bank, savings association, limited liability company, limited partnership, limited liability partnership or other organization acquired as a Subsidiary of Buyer in the future and held as a Subsidiary by Buyer at the Effective Time.

“Buyer’s Security Program” shall have the meaning as set forth in Section 7.6(e) of the Agreement.

“CERCLA” shall have the meaning as set forth under the definition of “Environmental Laws” in this Section 10.1(a) of the Agreement.

“Certificates” shall have the meaning as set forth in Section 3.1(b) of the Agreement.

“Change in Control Benefit” shall have the meaning set forth in Section 4.15(k) of the Agreement.

“Closing” shall have the meaning as set forth in Section 1.2 of the Agreement.

“Closing Date” means the date on which the Closing occurs.

“Code” shall have the meaning as set forth in Section 1.6 of the Agreement.

“Confidential Information” shall have the meaning set forth in Section 7.6(b) of the Agreement.

“Consent” means any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

“Continuing Employee” shall have the meaning as set forth in Section 7.9(a) of the Agreement.

“Contract” means any written agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, license, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party that is binding on any Person or its capital stock, Assets or business.

“Data Incident” means any actual or reasonably suspected unauthorized access to or acquisition, disclosure, use, or loss of IIPI or any GSB Entity’s Confidential Information disclosed to any Buyer Entity in connection with this Agreement (including hard copies) or breach or compromise of Buyer’s Security Program that presents a viable threat to any such IIPI or any GSB Entity’s systems or Confidential Information.

“Default” means (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

“Dissenter’s Rights” shall have the meaning as set forth in Section 3.7 of the Agreement.

“DOL” shall have the meaning as set forth in Section 4.15(b) of the Agreement.

“Effective Time” shall have the meaning as set forth in Section 1.3 of the Agreement.

“Employee Benefit Plan” means each pension, retirement, profit-sharing, deferred compensation, stock option, equity incentive, employee stock ownership, share purchase, severance pay, vacation, bonus, retention, change in control or other incentive plan, bank owned life insurance, split dollar or similar arrangements, medical, vision, dental or other health plan, any life insurance plan, flexible spending account, cafeteria plan, vacation, holiday, disability or any other employee benefit plan or fringe benefit plan, including any “employee benefit plan,” as that term is defined in Section 3(3) of ERISA and any other plan, fund, policy, program, practice, custom understanding or arrangement providing compensation or other benefits, whether or not such Employee Benefit Plan is or is intended to be (i) covered or qualified under the Code, ERISA or any other applicable Law, (ii) written or oral, (iii) funded or unfunded, (iv) actual or contingent or (v) arrived at through collective bargaining or otherwise.

“Environmental Laws” shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and which are administered, interpreted or enforced by the United States Environmental Protection Agency or state or local Governmental Authorities with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including: (i) the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §§9601 et seq. (“CERCLA”); (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. §§6901 et seq. (“RCRA”); (iii) the Emergency Planning and Community Right to Know Act (42 U.S.C. §§11001 et seq.); (iv) the Clean Air Act (42 U.S.C. §§7401 et seq.); (v) the Clean Water Act (33 U.S.C. §§1251 et seq.); (vi) the Toxic Substances Control Act (15 U.S.C. §§2601 et seq.); (vii) any state, county, municipal or local statutes, laws or ordinances similar or analogous to the federal statutes listed in parts (i) - (vi) of this subparagraph; (viii) any amendments to the statutes, laws or ordinances listed in parts (i) - (vi) of this subparagraph in existence on the date hereof, (ix) any rules, regulations, guidelines, directives, orders or the like adopted pursuant to or implementing the statutes, laws, ordinances and amendments listed in parts (i) - (vii) of this subparagraph; and (x) any other Law, statute, ordinance, amendment, rule, regulation, guideline, directive, Order or the like now relating to environmental, health or safety matters and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business, whether or not incorporated, which together with a GSB Entity would be treated as a single employer under Code Section 414(b), (c), (m), or (o).

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

“Exchange Act Documents” means all forms, proxy statements, registration statements, reports, schedules, and other documents, including all certifications and statements required by the Exchange Act or Section 906 of the Sarbanes-Oxley Act with respect to any report that is an Exchange Act Document, filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

“Exchange Agent” shall have the meaning as set forth in Section 3.2(a) of the Agreement.

“Exchange Fund” shall have the meaning as set forth in Section 3.2(a) of the Agreement.

“Exchange Ratio” shall have the meaning as set forth in Section 3.1(a) of the Agreement.

“Extinguished Shares” shall have the meaning as set forth in Section 3.1(d) of the Agreement.

“FDIC” shall mean the Federal Deposit Insurance Corporation.

“Federal Reserve” shall mean the Board of Governors of the Federal Reserve System and the Federal Reserve Bank of Richmond.

“GAAP” shall mean generally accepted accounting principles in the United States, consistently applied during the periods involved.

“Governmental Authority” shall mean any federal, state, local, foreign, or other court, board, body, commission, agency, authority or instrumentality, arbitral authority, self-regulatory authority, mediator, tribunal, including Regulatory Authorities and Taxing Authorities.

“Gross-Up Payment” shall have the meaning set forth in Section 4.15(k) of the Agreement.

“Group” shall have the meaning as set forth in Section 13(d) of the Exchange Act.

“GSB” shall have the meaning as set forth in the introduction of the Agreement.

“GSB Benefit Plan(s)” shall have the meaning as set forth in Section 4.15(a) of the Agreement.

“GSB Common Stock” means the common stock, no par value per share, of GSB.

“GSB Contracts” shall have the meaning as set forth in Section 4.16(a) of the Agreement.

“GSB Debentures” shall have the meaning as set forth in Section 4.3(d) of the Agreement.

“GSB Disclosure Memorandum” means the written information entitled “GrandSouth Bancorporation Disclosure Memorandum” delivered with this Agreement to Buyer and attached hereto.

“GSB Entities” means, collectively, GSB and all GSB Subsidiaries.

“GSB ERISA Plan” shall have the meaning as set forth in Section 4.15(a) of the Agreement.

“GSB Exchange Act Reports” shall have the meaning as set forth in Section 4.5(a) of the Agreement.

“GSB Financial Advisor” means Piper Sandler & Co.

“GSB Financial Statements” means (i) the consolidated balance sheets of GSB as of December 31, 2021 and 2020, and the related statements of income, comprehensive income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) for each of the three fiscal years ended December 31, 2021 (as defined by GSB in Exchange Act Documents), 2020 and 2019 and (ii) the consolidated balance sheets of GSB (including related notes and schedules, if any) and related statements of income, comprehensive income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) included in Exchange Act Documents, as amended, filed with respect to periods ended subsequent to December 31, 2021.

“GSB Leased Real Properties” shall have the meaning as set forth in Section 4.10(f) of the Agreement.

“GSB Material Adverse Effect” means an event, change or occurrence which, individually or together with any other event, change or occurrence, has had or is reasonably expected to have a material adverse effect on (i) the financial position, property, business, assets or results of operations of GSB and its Subsidiaries, taken as a whole, or (ii) the ability of GSB to perform its material obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided, that “GSB Material Adverse Effect” shall not be deemed to include the effects of (A) changes in banking and other Laws of general applicability or interpretations thereof by Governmental Authorities, (B) changes in SEC, GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (C) actions and omissions of GSB (or any of its Subsidiaries) taken with the prior written Consent of Buyer in contemplation of the transactions contemplated hereby, (D) changes in economic conditions affecting financial institutions generally, including changes in interest rates, credit availability and liquidity, and price levels or trading volumes in securities markets, except to the extent the GSB is materially and adversely affected in a disproportionate manner as compared to other comparable participants in the banking industry, (E) changes resulting from the announcement or pendency of the transactions contemplated by this Agreement, or (F) the direct effects of compliance with this Agreement on the operating performance of GSB. “GSB Material Adverse Effect” shall not be deemed to include any failure to meet analyst projections, in and of itself, or, in and of itself, or the trading price of the GSB Common Stock (it being understood that the facts or occurrences giving rise or contributing to any such effect, change or development which affects or otherwise relates to the failure to meet analyst financial forecasts or the trading price, as the case may be, may be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a GSB Material Adverse Effect).

“GSB Options” shall have the meaning as set forth in Section 3.4(a) of the Agreement.

“GSB Option Plans” shall have the meaning as set forth in Section 3.4(a) of the Agreement.

“GSB Pension Plan” shall have the meaning as set forth in Section 4.15(a) of the Agreement.

“GSB Realty” shall have the meaning as set forth in Section 4.10(e) of the Agreement.

“GSB Regulatory Agreement” shall have the meaning as set forth in Section 4.22 of the Agreement.

“GSB Recommendation” shall have the meaning as set forth in the Recitals of the Agreement.

“GSB Series A Preferred Stock” means the Series A preferred stock, no par value per share, of GSB.

“GSB Stock” means the GSB Common Stock and GSB Series A Preferred Stock.

“GSB Subsidiaries” means the Subsidiaries of GSB.

“GSB’s D&O Policy” shall have the meaning as set forth in Section 7.12(b) of the Agreement.

“GSB’s Shareholders’ Meeting” means the meeting of GSB’s shareholders to be held pursuant to Section 7.1(a), including any adjournment or adjournments thereof.

“Hazardous Material” shall mean any chemical, substance, waste, material, pollutant, or contaminant defined as or deemed hazardous or toxic or otherwise regulated under any Environmental Law, including RCRA hazardous wastes, CERCLA hazardous substances, and HSRA regulated substances, pesticides and other agricultural chemicals, oil and petroleum products or byproducts and any constituents thereof, urea formaldehyde insulation, lead in paint or drinking water, mold, asbestos, and polychlorinated biphenyls (PCBs): (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of Environmental Law), provided, notwithstanding the foregoing or any other provision in this Agreement to the contrary, the words “Hazardous Material” shall not mean or include any such Hazardous Material used, generated, manufactured, stored, disposed of or otherwise handled in normal quantities in the ordinary course of business in compliance with all applicable Environmental Laws, or such that may be naturally occurring in any ambient air, surface water, ground water, land surface or subsurface strata.

“Indemnified Party” shall have the meaning as set forth in Section 7.12(a) of the Agreement.

“Individually Identifiable Personal Information” or “IIPI” shall have the meaning as set forth in Section 4.13(b) of the Agreement.

“Intellectual Property” means copyrights, patents, trademarks, service marks, service names, trade names, domain names, together with all goodwill associated therewith, registrations and applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

“IRS” shall have the meaning as set forth in Section 4.15(b) of the Agreement.

“Knowledge” as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known or should reasonably have been known after due inquiry of the records and employees of such Person by the chairman, president, chief financial officer, chief credit officer, or any senior or executive vice president of such Person without any further investigation.

“Law” means any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, statute, regulation or Order applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

“Liability” means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including reasonable attorneys’ fees, costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

“Lien” means any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or any property interest, other than (i) Liens for current property Taxes not yet due and payable, and (ii) for any depository institution, pledges to secure public deposits and other Liens incurred in the ordinary course of the banking business.

“Litigation” means any action, arbitration, cause of action, lawsuit, claim, complaint, criminal prosecution, governmental or other examination or investigation, audit (other than regular audits of financial statements by outside auditors), compliance review, inspection, hearing, administrative or other proceeding relating to or affecting a Party, its business, its Assets or Liabilities (including Contracts related to Assets or Liabilities), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

“Material” or “material” for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided, that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

“Merger” shall have the meaning as set forth in the Recitals of the Agreement.

“Merger Consideration” shall have the meaning as set forth in Section 3.1(a) of the Agreement.

“NCBCA” shall have the meaning as set forth in Section 1.1 of this Agreement.

“Notice of Recommendation Change” shall have the meaning as set forth in Section 7.1(b) of the Agreement.

“Operating Properties” means all real property (including, without limitation, all buildings, fixtures, or other improvements located thereon) now, hereafter or heretofore owned, leased, operated, or used by GSB or any of the GSB Subsidiaries.

“Order” means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, directive, ruling, or writ of any Governmental Authority.

“Participation Facilities” means any facility in which GSB or any of the GSB Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such property.

“Party” means GSB or Buyer, and “Parties” means both such Persons.

“Party in Interest” shall have the meaning as set forth in Section 4.15(f) of the Agreement.

“PBGC” shall have the meaning as set forth in Section 4.15(b) of the Agreement.

“Permit” means any federal, state, local, and foreign Governmental Authority approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business, the absence of which or a Default under would constitute a Buyer or GSB Material Adverse Effect, as the case may be.

“Person” means a natural person or any legal, commercial or Governmental Authority, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a representative capacity.

“Proxy Statement/Prospectus” shall have the meaning as set forth in Section 4.2(c) of the Agreement.

“Qualified Group” shall have the meaning as set forth in Section 5.7 of the Agreement.

“RCRA” shall have the meaning as set forth under the definition of “Environmental Laws” in this Section 10.1(a) of the Agreement.

“Registration Statement” shall have the meaning as set forth in Section 4.2(c) of the Agreement.

“Regulatory Authorities” means, collectively, the SEC, the Nasdaq Stock Market, FINRA, the North Carolina Commissioner of Banks, the South Carolina Commissioner of Banking, the FDIC, the Department of Justice, and the Federal Reserve, and all other federal, state, county, local, other Governmental Authorities, and self-regulatory authorities having jurisdiction over a Party or its Subsidiaries.

“Representative” means any investment banker, financial advisor, attorney, accountant, consultant, or other representative or agent of a Person.

“Requisite GSB Shareholder Approval” shall have the meaning as set forth in Section 4.2(a) of the Agreement.

“Retention Plan” shall have the meaning set forth in Section 7.10(b) of the Agreement.

“Rights” shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, warrants, or other binding obligations of any character whatsoever by which a Person is or may be bound to issue additional shares of its capital stock or other securities, securities or rights convertible into or exchangeable for, shares of the capital stock or other securities of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder.

“SC Code” shall have the meaning as set forth in Section 1.1 of the Agreement.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder.

“Securities Laws” means the Securities Act, the Exchange Act, the Investment Company Act of 1940, the Investment Advisors Act of 1940, the Trust Indenture Act of 1939, and the rules and regulations of any Regulatory Authority promulgated thereunder.

“Subsidiaries” means all those corporations, banks, associations, or other entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

“Superior Proposal” means any Acquisition Proposal (on its most recently amended or modified terms, if amended or modified) (i) involving the acquisition of at least a majority of the outstanding equity interest in, or all or substantially all of the assets and liabilities of, GSB Entities and (ii) with respect to which the board of directors of GSB (A) determines in good faith that such Acquisition Proposal, if accepted, is reasonably likely to be consummated on a timely basis, taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal and the Person or Group making the Acquisition Proposal, and (B) determines in its good faith judgment (among other things, after consultation with the GSB Financial Advisor (or such other financial advisor as GSB may use)) to be more favorable to GSB’s shareholders than the Merger taking into account all relevant factors (including whether, in the good faith judgment of the board of directors of GSB, after consultation with the GSB Financial Advisor (or such other financial advisor as GSB may use), the Person or Group making such Acquisition Proposal is reasonably able to finance the transaction and close it timely, and any proposed changes to this Agreement that may be proposed by Buyer in response to such Acquisition Proposal).

“Support Agreements” shall have the meaning as set forth in the Recitals of the Agreement.

“Surviving Corporation” means Buyer as the surviving corporation resulting from the Merger.

“Takeover Laws” shall have the meaning as set forth in Section 4.23 of the Agreement.

“Tax” or “Taxes” means all taxes, charges, fees, levies, imposts, duties, or assessments, including income, gross receipts, excise, employment, sales, use, transfer, recording license, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other taxes, fees, assessments or charges in the nature of a tax, imposed or required to be withheld by any Governmental Authority (domestic or foreign), including any interest, penalties, and additions imposed thereon or with respect thereto.

“Tax Return” means any report, return, information return, or other information supplied or required to be supplied to a Governmental Authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries, including any attachment or schedule thereto or amendment thereof.

“Tax Treatment” means the treatment of the Merger as a “reorganization” within the meaning of Section 368(a) of the Code.

“Taxing Authority” means the Internal Revenue Service and any other Governmental Authority responsible for the administration of any Tax.

“Termination Fee” shall have the meaning as set forth in Section 9.3(a) of the Agreement.

“Termination Notice” shall have the meaning as set forth in Section 9.1(g) of the Agreement.

“WARN Act” shall have the meaning as set forth in Section 4.14(d) of the Agreement.

(b)            Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation”, and such terms shall not be limited by enumeration or example. Any reference contained in this Agreement to specific statutory or regulatory provisions or to any specific governmental authority or agency shall include any successor statute or regulation or successor governmental authority or agency, as the case may be.

10.2            Expenses.

Each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, and which in the case of GSB, shall be paid at Closing and prior to the Effective Time.

10.3            Brokers and Finders.

Except for the GSB Financial Advisor as to GSB and the Buyer Financial Advisor as to Buyer, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers’ fees, brokerage fees, commissions, or finders’ fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon such broker’s representing or being retained by or allegedly representing or being retained by GSB or by Buyer, each of GSB and Buyer, as the case may be, agrees to indemnify and hold the other Party harmless from any Liability in respect of any such claim. GSB shall pay all amounts due under its engagement agreement with the GSB Financial Advisor at Closing and prior to the Effective Time. Section 4.24 of the GSB Disclosure Memorandum includes a copy of such engagement letter and a listing of the fees expected to be due thereunder at Closing.

10.4            Entire Agreement.

Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any Rights, remedies, obligations, or liabilities under or by reason of this Agreement other than as provided in Section 7.12.

10.5            Amendments.

To the extent permitted by Law, and subject to Section 1.4, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of GSB Stock, there shall be made no amendment that reduces or modifies in any respect the consideration to be received by holders of GSB Stock.

10.6            Waivers.

(a)            Prior to or at the Effective Time, Buyer, acting through its board of directors, chief executive officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by GSB, to waive or extend the time for the compliance or fulfillment by GSB of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Buyer under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Buyer.

(b)            Prior to or at the Effective Time, GSB, acting through its board of directors, chief executive officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Buyer, to waive or extend the time for the compliance or fulfillment by Buyer of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of GSB under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of GSB.

(c)            The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

10.7            Assignment.

Except as expressly contemplated hereby, neither this Agreement nor any of the Rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law, including by merger or consolidation, or otherwise) without the prior written Consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

10.8            Notices.

All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, properly addressed electronic mail delivery (with confirmation of delivery receipt), by registered or certified mail (postage pre-paid), or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered or refused:

Buyer:	First Bancorp
300 SW Broad Street
Southern Pines, North Carolina 28387
Attn: Michael G. Mayer
Email: mmayer@localfirstbank.com

Copy to Counsel:	Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P.
Suite 2000
Renaissance Plaza
230 North Elm Street
Greensboro, North Carolina 27401
Attn: Robert A. Singer, Esq.
Email: rsinger@brookspierce.com

GSB:	GrandSouth Bancorporation
381 Halton Road
Greenville, South Carolina 29607
Attention: Mason Y. Garrett
Email: mason.garrett@grandsouth.com

Copy to Counsel:	Nelson Mullins Riley & Scarborough LLP
Greenville ONE
2 Washington Street, Suite 4000
Greenville, South Carolina 29601
Attention: Benjamin A. Barnhill, Esq.
Email: ben.barnhill@nelsonmullins.com

10.9            Governing Law.

Regardless of any conflict of law or choice of law principles that might otherwise apply, the Parties agree that this Agreement shall be governed by and construed in all respects in accordance with the laws of the State of North Carolina.

10.10            Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

10.11            Captions; Articles and Sections.

The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

10.12            Interpretations.

(a)            Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties hereto.

(b)            No disclosure, representation, or warranty shall be required to be made (or any other action taken) pursuant to this Agreement that would involve the disclosure of confidential supervisory information of a Governmental Authority by any Party hereto to the extent prohibited by applicable Law, and to the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of this sentence apply.

10.13            Enforcement of Agreement.

The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

10.14            Severability.

Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

[signatures appear on next page]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

FIRST BANCORP

By:
Michael G. Mayer
President

GRANDSOUTH BANCORPORATION

By:
Mason Y. Garrett
Chairman and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger and Reorganization]

EXHIBIT A

FORM OF AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”) is made and entered into as of this 21st day of June, 2022, by and between First Bank, a North Carolina bank (“Buyer Bank”), and GrandSouth Bank, a South Carolina bank (the “Bank”, and together with Buyer Bank, the “Constituent Banks”).

WITNESSETH:

WHEREAS, GrandSouth Bancorporation, a South Carolina corporation (“GSB”), and First Bancorp, a North Carolina corporation (“Buyer”), entered into that certain Agreement and Plan of Merger and Reorganization dated as of the date hereof (the “Merger Agreement”), which provides for the merger of GSB with and into Buyer (the “Buyer Merger”);

WHEREAS, the respective boards of directors of the Constituent Banks deem it advisable and in the best interests of each such bank and its respective sole shareholder that Bank merge with and into Buyer Bank, with Buyer Bank being the surviving bank; and

WHEREAS, the respective boards of directors of the Constituent Banks, by resolutions duly adopted, have unanimously approved and adopted this Agreement and directed that it be submitted to the sole shareholder of each of Bank and Buyer Bank for their approval.

NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Constituent Banks, intending to be legally bound, agree as follows:

1.            Merger.

Pursuant to and with the effects provided in the applicable provisions of Chapter 53C of the North Carolina General Statutes (the “North Carolina General Statutes”) and Title 34 of the South Carolina Code (“S.C. Code”), Bank (sometimes referred to as the “Merged Bank”) shall be merged with and into Buyer Bank (the “Bank Merger”). Buyer Bank shall be the surviving bank (the “Surviving Bank”) and shall continue under the name “First Bank.” At the Effective Time (as defined herein) of the Bank Merger, the individual existence of the Merged Bank shall cease and terminate.

2.            Actions to be Taken.

The acts and things required to be done by the North Carolina General Statutes and the S.C. Code in order to make this Agreement effective, including the submission of this Agreement to the sole shareholder of each of the Constituent Banks and the filing of the articles of merger relating hereto in the manner provided in the North Carolina General Statutes and the S.C. Code, shall be attended to and done by the proper officers of the Constituent Banks with the assistance of counsel as soon as practicable.

3.            Effective Time.

The Bank Merger shall be effective upon the filing of the articles of merger in the manners provided in the North Carolina General Statutes and the S.C. Code (the “Effective Time”). The Bank Merger shall not be effective prior to the effective time of the Buyer Merger.

4.            Articles of Incorporation and Bylaws of the Surviving Bank.

(a)            The articles of incorporation of Buyer Bank, as heretofore amended, as in effect at the Effective Time shall be the articles of incorporation of the Surviving Bank.

(b)            Until altered, amended or repealed as therein provided, the bylaws of Buyer Bank as in effect at the Effective Time shall be the bylaws of the Surviving Bank.

5.            Directors and Officers.

The directors and officers of the Surviving Bank as of the Effective Time shall be the directors and officers of Buyer Bank immediately prior to the Effective Time, and shall hold office from the Effective Time, together with such additional persons as may thereafter be appointed, until their respective successors are duly elected or appointed and qualified.

A-1

6.            Cancellation of Shares of Merged Bank; Capital Structure of the Surviving Bank.

(a)            At the Effective Time, each share of the Merged Bank’s common stock, $2.50 par value per share (“Bank Stock”) outstanding at the Effective Time shall be cancelled.

(b)            At the Effective Time, each share of capital stock of the Surviving Bank issued and outstanding immediately prior to the Effective Time shall remain outstanding.

7.            Termination of Separate Existence.

At the Effective Time, the separate existence of the Merged Bank shall cease and the Surviving Bank shall possess all of the rights, privileges, immunities, powers and franchises, as well of a public nature as of a private nature, of each of the Constituent Banks; and all property, real, personal and mixed, and all debts due on whatever account, and all other choses in action, and all and every other interest of or belonging to or due to each of the Constituent Banks shall be taken and deemed to be vested in the Surviving Bank without further act or deed, and the title to any real estate or any interest therein, vested in either of the Constituent Banks shall not revert or be in any way impaired by reason of the Bank Merger. The Surviving Bank shall thenceforth be responsible and liable for all the liabilities, obligations and penalties of each of the Constituent Banks; and any claim existing or action or proceeding, civil or criminal, pending by or against either of the Constituent Banks may be prosecuted as if the Bank Merger had not taken place, or the Surviving Bank may be substituted in its place, and any judgment rendered against either of the Constituent Banks may thenceforth be enforced against the Surviving Bank; and neither the rights of creditors nor any liens upon the property of either of the Constituent Banks shall be impaired by the Bank Merger.

8.            Further Assignments.

If at any time the Surviving Bank shall consider or be advised that any further assignments or assurances in law or any other things are necessary or desirable to vest in said bank, according to the terms hereof, the title to any property or rights of the Merged Bank, the proper officers and directors of the Merged Bank shall and will execute and make all such proper assignments and assurances and do all things necessary and proper to vest title in such property or rights in the Surviving Bank, and otherwise to carry out the purposes of this Agreement.

9.            Condition Precedent to Consummation of the Merger.

This Agreement is subject to, and consummation of the Bank Merger is conditioned upon, the consummation of the Buyer Merger and the fulfillment as of the Effective Time of approval of this Agreement by the affirmative vote of Buyer, as sole shareholder of Buyer Bank, and GSB, as sole shareholder of Bank.

10.            Termination.

This Agreement may be terminated and the Bank Merger abandoned at any time before or after adoption of this Agreement by the directors of either of the Constituent Banks, notwithstanding favorable action on the Bank Merger by the shareholder of the Merged Bank, but not later than the issuance of the certificate of merger by the Secretary of State of North Carolina with respect to the Bank Merger in accordance with the provisions of the North Carolina General Statutes, as applicable. This Agreement shall automatically be terminated upon any termination of the Merger Agreement.

11.            Counterparts; Title; Headings.

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The title of this Agreement and the headings herein set out are for the convenience of reference only and shall not be deemed a part of this Agreement.

12.            Amendments; Additional Agreements.

At any time before or after approval and adoption by the shareholder of the Bank, this Agreement may, by written instrument executed by the Constituent Banks, be modified, amended or supplemented by additional agreements, articles or certificates as may be determined in the judgment of the respective board of directors of the Constituent Banks to be necessary, desirable or expedient to further the purposes of this Agreement, to clarify the intention of the Constituent Banks, to add to or modify the covenants, terms or conditions contained herein or to effectuate or facilitate any governmental approval of the Bank Merger or this Agreement, or otherwise to effectuate or facilitate the consummation of the transactions contemplated hereby.

[signatures appear on next page]

A-2

IN WITNESS WHEREOF, the Constituent Banks have each caused this Agreement to be executed on their respective behalves and their respective bank seals to be affixed hereto as of the day and year first above written.

FIRST BANK

By:
Michael G. Mayer
Chief Executive Officer

GRANDSOUTH BANK

By:
James B. Schwiers
President

[Signature Page Bank Merger Agreement]

EXHIBIT B

FORM OF SUPPORT AGREEMENT

June 21, 2022

First Bancorp

300 SW Broad Street

Southern Pines, NC 28387

Ladies and Gentlemen:

The undersigned is a director and/or an officer of GrandSouth Bancorporation (“GSB”) and the beneficial holder of shares of capital stock of GSB (the “GSB Stock”).

First Bancorp (“Buyer”) and GSB are considering the execution of an Agreement and Plan of Merger and Reorganization (the “Agreement”) contemplating the acquisition of GSB through the merger of GSB with and into Buyer (the “Merger”). The execution of the Agreement by Buyer is subject to the execution and delivery of this letter agreement by the undersigned.

In consideration of the substantial expenses that Buyer will incur in connection with the transactions contemplated by the Agreement and to induce Buyer to execute the Agreement and to proceed to incur such expenses, the undersigned agrees and undertakes, in his or her capacity as a shareholder of GSB, and not in his or her capacity as a director or officer of GSB, as follows:

1.            While this letter agreement is in effect, the undersigned shall not, directly or indirectly: (a) solicit, initiate, encourage, induce or knowingly facilitate, the making, submission, or announcement of any proposal that constitutes an Acquisition Proposal (as defined in the Agreement); (b) participate in any discussions (except to notify a third party of the existence of restrictions provided in Section 7.3 of the Agreement) or negotiations regarding, or disclose or provide any nonpublic information with respect to, or knowingly take any other action to facilitate any inquiries or the making of any proposal that constitutes an Acquisition Proposal (as defined in the Agreement); or (c) propose or agree to do any of the foregoing.

2.            While this letter agreement is in effect, the undersigned shall vote all of the shares of GSB Stock for which the undersigned has sole voting authority and shall use his or her best efforts to cause to be voted all shares of GSB Stock for which the undersigned has shared voting authority, in each case whether such shares are beneficially owned or owned by the undersigned as the record holder (and shall include shares held in plans for the benefit of the undersigned as to which he or she may direct the voting of such shares), but excluding shares of GSB Stock as to which the undersigned has a fiduciary relationship, and whether such shares are beneficially owned by the undersigned on the date of this letter agreement or are subsequently acquired: (a) for the approval of the Agreement and the Merger at GSB’s Shareholders’ Meeting (as defined in the Agreement); and (b) against any Acquisition Proposal (as defined in the Agreement).

3.            While this letter agreement is in effect, the undersigned shall not, directly or indirectly, except with the prior approval of Buyer, which approval shall not be unreasonably withheld, conditioned or delayed: (a) sell or otherwise dispose of (other than in connection with the payment of the exercise price of outstanding options to purchase shares of GSB Stock or in connection with satisfying tax obligations or withholdings upon the exercise of options) encumber (other than in connection with an ordinary bank loan) prior to the record date of GSB’s Shareholders’ Meeting (as defined in the Agreement) any or all of his or her shares of GSB Stock, or (b) deposit any shares of GSB Stock into a voting trust or enter into a voting agreement or arrangement with respect to any shares of GSB Stock or grant any proxy with respect thereto, other than for the purpose of voting to approve the Agreement and the Merger and matters related thereto.

4.            The undersigned hereby waives any and all rights to dissent from the Merger that the undersigned may have.

5.            The undersigned acknowledges and agrees that any remedy at law for breach of the foregoing provisions may be inadequate and that, in addition to any other relief which may be available, Buyer shall be entitled to seek temporary and permanent injunctive relief without having to prove actual damages.

6.            The foregoing restrictions shall not apply to shares with respect to which the undersigned may have voting power as a fiduciary for others. In addition, this letter agreement shall only apply to actions taken by the undersigned in his or her capacity as a shareholder of GSB and, if applicable, shall not in any way limit or affect actions the undersigned may take in his or her capacity as a director or officer of GSB.

B-1

7.            This letter agreement, and all rights and obligations of the parties hereunder, shall terminate upon the first to occur of (a) the Effective Time of the Merger, (b) an Adverse Recommendation Change (as defined in the Merger Agreement), or (c) the date upon which the Merger Agreement is terminated in accordance with its terms, in which event the provisions of this letter agreement shall terminate.

8.            As of the date hereof, the undersigned has voting power (sole or shared) with respect to the number of shares of GSB Stock set forth below.

[signatures appear on next page]

B-2

IN WITNESS WHEREOF, the undersigned has executed this letter agreement as of the date first above written.

Very truly yours,

Print Name

Number of shares beneficially owned with sole voting authority:

shares of common stock
shares of preferred stock

Number of shares beneficially owned with shared voting authority:

shares of common stock
shares of preferred stock

Accepted and agreed to as of the date first above written:

FIRST BANCORP

By: Michael G. Mayer
Its: President

[Signature Page to Support Agreement]

B-3

Annex B

CHAPTER 13

Dissenters' Rights

ARTICLE 1

Right to Dissent and Obtain Payment for Shares

SECTION 33-13-101. Definitions.

In this chapter:

(1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 33-13-102 and who exercises that right when and in the manner required by Sections 33-13-200 through 33-13-280.

(3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. The value of the shares is to be determined by techniques that are accepted generally in the financial community.

(4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

(5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(6) "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

(7) "Shareholder" means the record shareholder or the beneficial shareholder.

SECTION 33-13-102. Right to dissent.

(A) A shareholder is entitled to dissent from, and obtain payment of the fair value of, his shares in the event of any of the following corporate actions:

(1) consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by Section 33-11-103 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under Section 33-11-104 or 33-11-108 or if the corporation is a parent that is merged with its subsidiary under Section 33-11-108;

(2) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares are to be acquired, if the shareholder is entitled to vote on the plan;

(3) consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale must be distributed to the shareholders within one year after the date of sale;

(4) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

(i) alters or abolishes a preferential right of the shares;

(ii) creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

(iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

(iv) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

(v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Section 33-6-104; or

(5) any corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares;

(6) the conversion of a corporation into a limited liability company pursuant to Section 33-11-111 or conversion of a corporation into either a general partnership or limited partnership pursuant to Section 33-11-113;

(7) the consummation of a plan of conversion to a limited liability company pursuant to Section 33-11-111 or to a partnership or limited partnership pursuant to Section 33-11-113.

(B) Notwithstanding subsection (A), no dissenters' rights under this section are available for shares of any class or series of shares which, at the record date fixed to determine shareholders entitled to receive notice of a vote at the meeting of shareholders to act upon the agreement of merger or exchange, were either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

SECTION 33-13-103. Dissent by nominees and beneficial owners.

(a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares to which he dissents and his other shares were registered in the names of different shareholders.

(b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if he dissents with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote. A beneficial shareholder asserting dissenters' rights to shares held on his behalf shall notify the corporation in writing of the name and address of the record shareholder of the shares, if known to him.

ARTICLE 2

Procedure for Exercise of Dissenters' Rights

SECTION 33-13-200. Notice of dissenters' rights.

(a) If proposed corporate action creating dissenters' rights under Section 33-13-102 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

(b) If corporate action creating dissenters' rights under Section 33-13-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Section 33-13-220.

SECTION 33-13-210. Notice of intent to demand payment.

(a) If proposed corporate action creating dissenters' rights under Section 33-13-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) must give to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) must not vote his shares in favor of the proposed action. A vote in favor of the proposed action cast by the holder of a proxy solicited by the corporation shall not disqualify a shareholder from demanding payment for his shares under this chapter.

(b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this chapter.

SECTION 33-13-220. Dissenters' notice.

(a) If proposed corporate action creating dissenters' rights under Section 33-13-102 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 33-13-210(a).

(b) The dissenters' notice must be delivered no later than ten days after the corporate action was taken and must:

(1) state where the payment demand must be sent and where certificates for certificated shares must be deposited;

(2) inform holders of uncertificated shares to what extent transfer of the shares is to be restricted after the payment demand is received;

(3) supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he or, if he is a nominee asserting dissenters' rights on behalf of a beneficial shareholder, the beneficial shareholder acquired beneficial ownership of the shares before that date;

(4) set a date by which the corporation must receive the payment demand, which may not be fewer than thirty nor more than sixty days after the date the subsection (a) notice is delivered and set a date by which certificates for certificated shares must be deposited, which may not be earlier than twenty days after the demand date; and

(5) be accompanied by a copy of this chapter.

SECTION 33-13-230. Shareholders' payment demand.

(a) A shareholder sent a dissenters' notice described in Section 33-13-220 must demand payment, certify whether he (or the beneficial shareholder on whose behalf he is asserting dissenters' rights) acquired beneficial ownership of the shares before the date set forth in the dissenters' notice pursuant to Section 33-13-220(b)(3), and deposit his certificates in accordance with the terms of the notice.

(b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(c) A shareholder who does not comply substantially with the requirements that he demand payment and deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this chapter.

SECTION 33-13-240. Share restrictions.

(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for payment for them is received until the proposed corporate action is taken or the restrictions are released under Section 33-13-260.

(b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

SECTION 33-13-250. Payment.

(a) Except as provided in Section 33-13-270, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who substantially complied with Section 33-13-230 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

(b) The payment must be accompanied by:

(1) the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

(2) a statement of the corporation's estimate of the fair value of the shares and an explanation of how the fair value was calculated;

(3) an explanation of how the interest was calculated;

(4) a statement of the dissenter's right to demand additional payment under Section 33-13-280; and

(5) a copy of this chapter.

SECTION 33-13-260. Failure to take action.

(a) If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation, within the same sixty-day period, shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Section 33-13-220 and repeat the payment demand procedure.

SECTION 33-13-270. After-acquired shares.

(a) A corporation may elect to withhold payment required by section 33-13-250 from a dissenter as to any shares of which he (or the beneficial owner on whose behalf he is asserting dissenters' rights) was not the beneficial owner on the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action, unless the beneficial ownership of the shares devolved upon him by operation of law from a person who was the beneficial owner on the date of the first announcement.

(b) To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the fair value and interest were calculated, and a statement of the dissenter's right to demand additional payment under Section 33-13-280.

SECTION 33-13-280. Procedure if shareholder dissatisfied with payment or offer.

(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due and demand payment of his estimate (less any payment under Section 33-13-250) or reject the corporation's offer under Section 33-13-270 and demand payment of the fair value of his shares and interest due, if the:

(1) dissenter believes that the amount paid under Section 33-13-250 or offered under Section 33-13-270 is less than the fair value of his shares or that the interest due is calculated incorrectly;

(2) corporation fails to make payment under Section 33-13-250 or to offer payment under Section 33-13-270 within sixty days after the date set for demanding payment; or

(3) corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

(b) A dissenter waives his right to demand additional payment under this section unless he notifies the corporation of his demand in writing under subsection (a) within thirty days after the corporation made or offered payment for his shares.

ARTICLE 3

Judicial Appraisal of Shares

SECTION 33-13-300. Court action.

(a) If a demand for additional payment under Section 33-13-280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the demand for additional payment and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b) The corporation shall commence the proceeding in the circuit court of the county where the corporation's principal office (or, if none in this State, its registered office) is located. If the corporation is a foreign corporation without a registered office in this State, it shall commence the proceeding in the county in this State where the principal office (or, if none in this State, the registered office) of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c) The corporation shall make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication, as provided by law.

(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint persons as appraisers to receive evidence and recommend decisions on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(e) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation.

SECTION 33-13-310. Court costs and counsel fees.

(a) The court in an appraisal proceeding commenced under Section 33-13-300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 33-13-280.

(b) The court also may assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(1) against the corporation and in favor of any or all dissenters if the court finds the corporation did not comply substantially with the requirements of Sections 33-13-200 through 33-13-280; or

(2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

(d) In a proceeding commenced by dissenters to enforce the liability under Section 33-13-300(a) of a corporation that has failed to commence an appraisal proceeding within the sixty-day period, the court shall assess the costs of the proceeding and the fees and expenses of dissenters' counsel against the corporation and in favor of the dissenters.

Annex C

1251 AVENUE OF THE AMERICAS, 6TH FLOOR NEW YORK, NY 10020
P 212 466-7800 | TF 800 635-6851
Piper Sandler & Co. Since 1895. Member SIPC and NYSE.

June 20, 2022

Board of Directors

GrandSouth Bancorporation

381 Halton Road

Greenville, SC 29607

Ladies and Gentlemen:

GrandSouth Bancorporation (“GSB”) and First Bancorp (“Buyer”) are proposing to enter into an Agreement and Plan of Merger and Reorganization (the “Agreement”) pursuant to which GSB will, on the terms and subject to the conditions set forth in the Agreement, merge with and into Buyer with Buyer as the surviving corporation (the “Merger”). As set forth in the Agreement, at the Effective Time, each share of GSB Common Stock issued and outstanding immediately prior to the Effective Time, except for certain shares of GSB Common Stock as specified in the Agreement, by virtue of the Merger and without any action on the part of the holder thereof, shall be converted into and exchanged for the right to receive 0.910 (the “Exchange Ratio”) of a share of Buyer Common Stock. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of GSB Common Stock.

Piper Sandler & Co. (“Piper Sandler”, “we” or “our”), as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed and considered, among other things: (i) a draft of the Agreement, dated June 18, 2022; (ii) certain publicly available financial statements and other historical financial information of GSB and its banking subsidiary, GrandSouth Bank, that we deemed relevant; (iii) certain publicly available financial statements and other historical financial information of Buyer that we deemed relevant; (iv) certain internal financial projections for GSB for the years ending December 31, 2022 through December 31, 2025, as provided by the senior management of GSB; (v) publicly available analyst earnings estimates for Buyer for the years ending December 31, 2022 and December 31, 2023, as well as a long-term annual earnings growth rate for the years ending December 31, 2024 and December 31, 2025 and estimated dividends per share for Buyer for the years ending December 31, 2022 through December 31, 2025, as provided by the senior management of Buyer; (vi) the pro forma financial impact of the Merger on Buyer based on certain assumptions relating to transaction expenses, purchase accounting adjustments and cost savings, as well as certain adjustments for current expected credit losses (CECL) accounting standards, as provided by the senior management of Buyer; (vii) the publicly reported historical price and trading activity for GSB Common Stock and Buyer Common Stock, including a comparison of certain stock trading information for GSB Common Stock, Buyer Common Stock and certain stock indices, as well as similar publicly available information for certain other companies, the securities of which are publicly traded; (viii) a comparison of certain financial and market information for GSB and Buyer with similar financial institutions for which information is publicly available; (ix) the financial terms of certain recent business combinations in the bank and thrift industry (on a regional and nationwide basis), to the extent publicly available; (x) the current market environment generally and the banking environment in particular; and (xi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of the senior management of GSB and its representatives the business, financial condition, results of operations and prospects of GSB and held similar discussions with certain members of the senior management of Buyer and its representatives regarding the business, financial condition, results of operations and prospects of Buyer.

In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by GSB, Buyer or their respective representatives, or that was otherwise reviewed by us and we have assumed such accuracy and completeness for purposes of rendering this opinion without any independent verification or investigation. We have further relied on the assurances of the respective senior managements of GSB and Buyer that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading in any respect material to our analyses. We have not been asked to undertake, and have not undertaken, an independent verification of any such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or perform an appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of GSB or Buyer, nor were we furnished with any such evaluations or appraisals. We render no opinion on, or evaluation of, the collectability of any assets or the future performance of any loans of GSB or Buyer. We did not make an independent evaluation of the adequacy of the allowance for loan losses of GSB or Buyer, or the combined entity after the Merger, and we have not reviewed any individual credit files relating to GSB or Buyer. We have assumed, with your consent, that the respective allowances for loan losses for both GSB and Buyer are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

In preparing its analyses, Piper Sandler used certain internal financial projections for GSB for the years ending December 31, 2022 through December 31, 2025, as provided by the senior management of GSB. In addition, Piper Sandler used publicly available analyst earnings estimates for Buyer for the years ending December 31, 2022 and December 31, 2023, as well as a long-term annual earnings growth rate for the years ending December 31, 2024 and December 31, 2025 and estimated dividends per share for Buyer for the years ending December 31, 2022 through December 31, 2025, as provided by the senior management of Buyer. Piper Sandler also received and used in its pro forma analyses certain assumptions relating to transaction expenses, purchase accounting adjustments and cost savings, as well as certain adjustments for CECL accounting standards, as provided by the senior management of Buyer. With respect to the foregoing information, the respective senior managements of GSB and Buyer confirmed to us that such information reflected (or in the case of the publicly available analyst estimates referred to above, were consistent with) the best currently available projections, estimates and judgements of senior management as to the future financial performance of GSB and Buyer, respectively, and we assumed that the financial results reflected in such information would be achieved. We express no opinion as to such projections, estimates or judgements, or the assumptions on which they are based. We have also assumed that there has been no material change in GSB’s or Buyer’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analyses that GSB and Buyer will remain as going concerns for all periods relevant to our analyses.

We have also assumed, with your consent, that (i) each of the parties to the Agreement will comply in all material respects with all material terms and conditions of the Agreement and all related agreements required to effect the Merger, that all of the representations and warranties contained in such agreements are true and correct in all material respects, that each of the parties to such agreements will perform in all material respects all of the covenants and other obligations required to be performed by such party under such agreements and that the conditions precedent in such agreements are not and will not be waived, (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on GSB, Buyer, the Merger or any related transactions, and (iii) the Merger and any related transactions will be consummated in accordance with the terms of the Agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements. Finally, with your consent, we have relied upon the advice that GSB has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the Merger and the other transactions contemplated by the Agreement. We express no opinion as to any such matters.

Our opinion is necessarily based on financial, regulatory, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof. We express no opinion as to the trading value of GSB Common Stock or Buyer Common Stock at any time or what the value of Buyer Common Stock will be once it is actually received by the holders of GSB Common Stock.

We have acted as GSB’s financial advisor in connection with the Merger and will receive an advisory fee for our services, which fee is contingent upon consummation of the Merger. We will also receive a fee for rendering this opinion. GSB has also agreed to indemnify us against certain claims and liabilities arising out of our engagement and to reimburse us for certain of our out-of-pocket expenses incurred in connection with our engagement. Piper Sandler has not provided any other investment banking services to GSB in the two years preceding the date hereof, nor has Piper Sandler provided any investment banking services to Buyer in the two years preceding the date hereof. In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to GSB and Buyer. We may also actively trade the equity and debt securities of GSB and Buyer for our own account and for the accounts of our customers.

Our opinion is directed to the Board of Directors of GSB in connection with its consideration of the Agreement and the Merger and does not constitute a recommendation to any shareholder of GSB as to how any such shareholder should vote at any meeting of shareholders called to consider and vote upon the approval of the Agreement and the Merger. Our opinion is directed only as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of GSB Common

Stock and does not address the underlying business decision of GSB to engage in the Merger, the form or structure of the Merger or any other transactions contemplated in the Agreement, the relative merits of the Merger as compared to any other alternative transactions or business strategies that might exist for GSB or the effect of any other transaction in which GSB might engage. We also do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Merger by any GSB officer, director or employee, or class of such persons, if any, relative to the amount of compensation to be received by any other shareholder. This opinion has been approved by Piper Sandler’s fairness opinion committee. This opinion may not be reproduced without Piper Sandler’s prior written consent; provided, however, Piper Sandler will provide its consent for the opinion to be included in any regulatory filings, including the Proxy Statement/Prospectus and the Registration Statement, to be filed with the SEC and mailed to shareholders in connection with the Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to the holders of GSB Common Stock from a financial point of view.

Very truly yours,
/s/ Piper Sandler & Co.

Annex D

Execution Copy

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered as of the Effective Date by and among First Bancorp (the “Company”) and First Bank (the “Bank” and collectively with the Company, the “Employer”) and James B. Schwiers (“Executive”).

BACKGROUND

WHEREAS, the expertise and experience of Executive and Executive’s relationships and reputation in the financial institutions industry are extremely valuable to the Employer; and

WHEREAS, it is in the best interests of the Employer to employ and retain experienced executive officers to further the Employer’s efficient and profitable operations in order to enhance the value of its shareholders’ investments; and

WHEREAS, the Employer desires to provide substantial benefits to Executive to which Executive would not be otherwise entitled and to obtain from Executive covenants protecting the Employer’s customer relationships, confidential information and trade secrets, and Executive desires to obtain such benefits and is willing to enter into such covenants.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Effective Date. The effective time and date of this Agreement shall be deemed to be the effective date and time of the Merger as set forth in the Articles of Merger filed by the Company with the North Carolina Secretary of State (the “Effective Date”). In the event that the Merger Agreement is terminated and the Merger shall thereby not become effective, this Agreement shall be deemed void, have no force or effect and not be binding upon any of the Company, First Bank or Executive as of the time of the termination of the Merger Agreement.

2.       Definitions. The following defined terms are defined in the referenced Sections of this Agreement.

Term	Section
Accrued Obligations	Section 8(a)(i)(A)
ADA Act	Section 7(a)
Base Salary	Section 6(a)
Bank Group	Section 12(a)
Benefit Plans	Section 6(c)
Business	Section 12(a)
Cause	Section 7(b)
CEO	Section 3
Change of Control	Section 9(b)

Change of Control Termination	Section 9(a)
Change of Control Termination Date	Section 9(a)
COBRA	Section 8(a)(ii)
COBRA Reimbursement	Section 8(a)(ii)
Code	Section 7(h)
Compete	Section 12(a)
Continuing Period	Section 9(c)(ii)
Commissioner	Section 14(d)
Confidential Information	Section 15(a)(vi)
Covered Person	Section 12(b)
Date of Termination	Section 7(g)
Disability	Section 7(a)
Disability Effective Date	Section 7(a)
Dodd-Frank Act	Section 15(e)
Effective Date	Section 1
Employment Period	Section 4

FDIC	Section 14(d)
FRB	Section 14(d)
Good Reason	Section 7(d)
Group	Section 9(b)(i)
Notice of Termination	Section 7(f)
Other Benefits	Section 8(b)
Person	Section 9(b)(i)
Rules	Section 12(e)
Restricted Period	Section 12(a)
Section 409A	Section 7(h)
Severance Payment	Section 8(a)(i)(B)
Terminate	Section 7(h)
Termination Without Cause	Section 7(c)
Territory	Section 12(a)
Trade Secrets	Section 15(a)(v)
Voluntary Termination	Section 7(e)
Welfare Benefit Plans	Section 6(d)

3.       Employment. Executive is employed as the President – South Carolina Banking of the Company and the Bank. In such offices Executive shall have direct executive management and oversight of the Bank’s commercial and retail banking in the State of South Carolina. Executive’s responsibilities, duties, prerogatives and authority in such offices, and the clerical, administrative and other support staff and office facilities provided to Executive, shall be those customary for persons holding such offices with institutions that are a part of the financial institutions industry. Executive shall report directly to the Chief Executive Officer of the Bank (the “CEO”).

4.       Employment Period. Unless earlier Terminated in accordance with Sections 7 or 9 hereof, the term of this Agreement and Executive’s employment hereunder shall begin as of the Effective Date and shall end on the first (1st) anniversary of the Effective Date; provided, however, that on the first and each succeeding anniversary of the Effective Date Executive’s period of employment hereunder shall be extended for one (1) year unless at least 90 days prior to an anniversary of the Effective Date either the Employer or Executive shall give written notice of non-extension to the other (the “Employment Period”).

5.       Extent of Service. During the Employment Period, and excluding any periods of vacation, sick or other leave to which Executive is entitled under this Agreement, Executive agrees to provide Executive’s full business time and attention to the business and affairs of the Employer and, to the extent necessary to discharge the responsibilities assigned to Executive hereunder, to use Executive’s reasonable best efforts to perform faithfully and efficiently Executive’s responsibilities and duties under this Agreement. Nothing in this Agreement is intended or should be construed as prohibiting Executive from engaging in charitable, trade association, professional licensing, professional continuing education, or civic activities or from managing Executive’s personal investments or affairs.

6.       Compensation and Benefits.

(a)       Base Salary. During the Employment Period, the Employer will pay to Executive a base salary of at least $510,000 (as increased pursuant to this Agreement, the “Base Salary”), less normal withholdings, payable in equal monthly or more frequent installments as are customary under the Bank’s payroll practices from time to time. In accordance with the policies and procedures of the Board of Directors of the Bank, the Employer shall review Executive’s total compensation at least annually and in its sole discretion may increase, but may not decrease, Executive’s Base Salary and total compensation from year to year. The annual review of Executive’s total compensation will consider, among other things, changes in the cost of living, Executive’s own performance and the Company’s and the Bank’s performance.

(b)       Conversion and Integration Bonus. In compensation for Executive’s acceptance and performance during the Employment Period of additional duties and responsibilities assigned to Executive in connection with the conversion of the core processing and other systems of GrandSouth Bank to those of the Bank and the integration of GrandSouth Bank’s operations into those of the Bank as further described on Exhibit A hereto, the Employer shall pay to Executive a bonus of $300,000 within 30 calendar days following completion of conversion of the core processing and other systems of GrandSouth Bank to those of the Bank.

(c)       Incentive Plans; Equity Award. During the Employment Period, Executive shall be entitled to participate in all annual incentive plans of the Employer (and any successor or substitute plans as agreed upon by Executive and Employer), and be eligible for an annual incentive payment opportunity of up to 40% of Executive’s Base Salary based on the performance of the Bank’s commercial and retail banking operations in the State of South Carolina. The Executive shall also be entitled to receive an inducement grant, made as soon as practicable following the Effective Date, but not later than forty-five (45) days thereafter, of the number of shares of restricted Common Stock of the Company equal to $1,000,000 divided by the closing price of the Company’s Common Stock on the Nasdaq Global Select Market on the last trading day preceding the date of the Agreement and Plan of Reorganization between GrandSouth Bancorporation and the Company, in accordance with the terms and conditions specified in the grant agreement (including that such shares of restricted stock will vest on the third anniversary of the date of grant, subject to Executive’s continuous employment by the Employer throughout such vesting period.

(d)       Savings and Retirement Plans. During the Employment Period, Executive shall be entitled to participate in all of the Employer’s savings, pension and retirement plans, practices, and policies (the “Benefit Plans”).

(e)       Welfare Benefit Plans. During the Employment Period, Executive and/or Executive’s family, as the case may be, shall be eligible for participation in and shall receive all benefits under all welfare benefit plans, practices, policies and programs provided by the Employer (including, without limitation, medical, hospitalization, prescription, dental, cancer, employee life, group life, accidental death and dismemberment, and travel accident insurance plans and programs) (“Welfare Benefit Plans”) to the extent applicable to its employees generally.

(f)        Expenses. During the Employment Period, Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by Executive in accordance with the policies, practices and procedures of the Bank to the extent applicable to its employees generally. The expenses eligible for reimbursement under this Section 6(f) in any year shall not affect any expenses eligible for reimbursement or in-kind benefits in any other year. Executive’s rights under this Section 6(f) are not subject to liquidation or exchange for any other benefit.

(g)       Fringe and Similar Benefits. During the Employment Period, Executive shall be entitled to fringe benefits in accordance with the plans, practices, programs and policies of the Employer applicable to its employees generally.

(h)       Disability, Sick and Other Leave. During the Employment Period, Executive shall be entitled to those number of business days of paid disability, sick and other leave specified in the employment policies of the Bank.

(i)        Consideration for Covenants. The Employer and Executive acknowledge and agree that (i) the provisions of Sections 12 and 15 hereof contain covenants of a nature by which Executive is not bound apart from Executive’s agreement to this Agreement, (ii) the payments and benefits provided in Sections 6, 8 and 9 hereof are in consideration of Executive’s agreement to undertake the duties and responsibilities set forth in Sections 3 and 5 hereof, and (iii) additional and separate consideration is required in exchange for Executive’s agreement to such covenants. Accordingly, the Employer shall pay Executive the sum of $575,000 for the Restricted Period, with the amount being paid in 12 equal monthly payments on the last day of each of the first 12 complete calendar months occurring during the Restricted Period; provided, however, that if a court of competent jurisdiction finds in a non-appealable final order or judgment or an arbitration panel issues a non-appealable final arbitration decision that Executive has materially breached the provisions of Section 12 or Section 15 hereof, no such installment payment shall be made to Executive following the date of such order, judgment or decision and any installment paid to Executive following the date of such material breach and prior to the date of such order, judgment or decision shall be refunded by Executive to the Employer. Such installment payments shall be made to Executive regardless of the Termination of Executive’s employment for any reason.

7.       Termination of Employment Other Than In Connection With A Change Of Control.

(a)       Death or Disability. Executive’s employment with the Employer shall Terminate automatically upon Executive’s death during the Employment Period. If the Employer determines in good faith that the Disability of Executive has occurred during the Employment Period, it may give to Executive written notice in accordance with Sections 7(e) and 17(i) of this Agreement of its intention to Terminate Executive’s employment. In such event, Executive’s employment with the Employer shall Terminate effective on the 60th day after receipt of such written notice by Executive (the “Disability Effective Date”), provided that, within the 30 days after such receipt, Executive shall not have returned to full-time performance of Executive’s duties. For purposes of this Agreement, “Disability” shall mean Executive’s inability to perform the essential functions of Executive’s employment due to illness, injury or mental or physical impairment, which inability cannot be remedies by any reasonable accommodation the Employer may be required to provide Executive under the Americans With Disabilities Act, 42 U.S.C. 1210 et seq. (the “ADA Act”), on a full-time basis for 90 consecutive business days or a total of 180 non-consecutive business days in a single 12 month period, subject to (i) the Employer’s obligations, and Executive’s rights, under (A) the ADA Act, and (B) the Family and Medical Leave Act, 29 U. S.C. §§ 2601 et seq. (and the regulations promulgated under the foregoing Acts), and (ii) the exclusion from such business day calculation of any business days which Executive is permitted to be absent under the disability, sick or other leave policies of the Bank as provided in Section 6(g).

(b)       Cause. The Employer may Terminate Executive’s employment with the Employer for Cause. For purposes of this Agreement, “Cause” shall mean:

(i)	the continued failure of Executive to perform substantially Executive’s duties with the Employer, other than any such failure resulting from Disability, after a written demand for substantial performance is delivered to Executive by the CEO which specifically identifies the manner in which the CEO believes that Executive has not substantially performed Executive’s duties; provided, that Executive shall have 30 days from the receipt of such written demand to cure such continued failure to substantially perform Executive’s duties;

(ii)	the willful engaging by Executive in illegal conduct (other than misdemeanor traffic and similar violations) or gross misconduct;

(iii)	a willful and material act of personal dishonesty;

(iv)	continued insubordination with respect to directives of the CEO after receipt of a written warning from the CEO with respect thereto; or

(v)	a willful act by Executive which constitutes a material breach of Executive’s fiduciary duty to the Employer.

(c)       Without Cause. The Employer may Terminate Executive’s employment without Cause (“Termination Without Cause”).

(d)       Good Reason. Executive may Terminate Executive’s employment with the Employer for Good Reason. For purposes of this Agreement, “Good Reason” shall mean: (i) a change in the executive offices of the Employer assigned to Executive pursuant to this Agreement; (ii) a material diminution in Executive’s authority, duties, or responsibilities specified in Section 3; (iii) a material change in the geographic location at which Executive must perform the services to be performed by Executive pursuant to this Agreement (it being agreed that Executive shall maintain Executive’s offices in Greenville, South Carolina); and (iv) any other action or inaction that constitutes a material breach by the Employer of this Agreement; provided, however, that Executive must provide notice to the Employer of the condition Executive contends is Good Reason within 30 days of the initial existence of the condition, and the Employer must have a period of at least 30 days to remedy the condition. If the condition is not remedied, Executive must provide a Notice of Termination as set forth in Sections 7(f) and 17(i) within 30 days of the end of the Employer’s remedy period. Notwithstanding anything in this Section 7(d) to the contrary, no event shall constitute Good Reason unless such event would qualify as “good reason” under Section 409A.

(e)       Retirement or Resignation. Executive may voluntarily retire or resign upon giving notice as required in Sections 7(f) and 17(i) of this Agreement and thereby Terminate Executive’s employment with the Employer (a “Voluntary Termination”).

(f)       Notice of Termination. Any Termination (other than for death) shall be communicated by a Notice of Termination given in accordance with Section 17(i) of this Agreement. For purposes of this Agreement, a “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the Date of Termination (which date shall be not more than 30 days after the giving of such Notice of Termination except as otherwise provided in Section 7(a) or Section 7(d)). The failure to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Disability, Cause, or Good Reason shall not waive any right of Executive or the Employer hereunder or preclude Executive or the Employer from asserting such fact or circumstance in enforcing Executive’s or the Employer’s rights hereunder.

(g)       Date of Termination. “Date of Termination” means (i) if Executive’s employment is Terminated by the Employer for Cause or Terminated Without Cause, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if Executive’s employment is Terminated by a Voluntary Termination, the date of receipt of the Notice of Termination, and (iii) if Executive’s employment is Terminated by reason of death or Disability, the Date of Termination shall be the date of death of Executive or the Disability Effective Date, as the case may be.

(h)       For purposes of this Agreement, “Terminate” (and variations and derivatives thereof) shall mean, when used in connection with a cessation of employment, that Executive has incurred a separation from service as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and guidance and regulations issued thereunder (“Section 409A”).

8.         Obligations of the Employer Upon Termination (Other Than In Connection With A Change Of Control). The provisions of this Section 8 apply only to Terminations that are not in connection with a Change of Control.

(a)       Termination Without Cause or for Good Reason. If, during the Employment Period, the Employer shall Terminate Executive’s employment Without Cause or Executive shall Terminate Executive’s employment for Good Reason, then in consideration of Executive’s services rendered prior to such Termination;

(i)	the Employer shall pay to Executive a lump sum in cash on the 30th day after the Date of Termination equal to the aggregate of the following amounts:

A.	the sum of (1) Executive’s Base Salary through the Date of Termination to the extent not theretofore paid, and (2) any accrued vacation, sick and other leave pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1) and (2) shall be hereinafter referred to as the “Accrued Obligations”); and

B.	the amount equal to one (1) times Executive’s then existing Base Salary (the “Severance Payment”);

(ii)	if Executive is eligible for and timely and properly elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, 29 U.S.C. §§ 1161 et seq. (“COBRA”), the Employer shall reimburse Executive monthly for the monthly COBRA premium paid by Executive for Executive and Executive’s dependents for one (1) year following the Date of Termination (the “COBRA Reimbursement”). If the terms of the applicable plan documents do not allow the Employer to continue to provide COBRA coverage to Executive and Executive’s dependents beyond the expiration of the statutorily proscribed COBRA period, the Employer shall make monthly cash payments to Executive in an amount equal to the monthly COBRA premium for coverage for Executive and Executive’s dependents for the duration of such one (1) year period; provided, however, that the Employer’s obligations under this item (ii) shall terminate on the date on which Executive enrolls in a group health plan offered by another employer that provides substantially similar coverage; and

(b)       Death. If Executive’s employment is Terminated by reason of Executive’s death during the Employment Period, this Agreement shall terminate without further obligations to Executive’s legal representatives under this Agreement, except that (i) Accrued Obligations shall timely be paid as provided below and (ii) Other Benefits shall be timely paid or provided as described below. Accrued Obligations shall be paid to Executive’s estate. With respect to the provision of Other Benefits, the term “Other Benefits” as utilized in this Section 8(b) shall mean, and Executive’s estate and/or beneficiaries shall be entitled to receive, all benefits under the Employer’s Welfare Benefit Plans relating to death benefits. Without limiting the foregoing, the Employer shall pay any premium required for any “qualified beneficiary” of Executive to continue his or her health care coverage in accordance with COBRA for one (1) year following the date of death.

(c)       Disability. If Executive’s employment is Terminated by reason of Executive’s Disability during the Employment Period, this Agreement shall terminate without further obligations to Executive, except that (i) Accrued Obligations shall be timely paid as provided below and (ii) Other Benefits shall be timely paid or provided as described below. Accrued Obligations shall be paid to Executive in a lump sum in cash on the 30th day after the Date of Termination. With respect to the provision of Other Benefits, the term “Other Benefits” as utilized in this Section 8(c) shall include, without limitation, and Executive shall be entitled after the Date of Termination to receive, (1) all benefits under all Welfare Benefit Plans relating to disability and (2) the COBRA Reimbursement.

(d)       Cause; Voluntary Termination. If Executive’s employment shall be Terminated for Cause or Executive shall effect a Voluntary Termination, in either case during the Employment Period, this Agreement shall terminate without further obligations to Executive, except that (i) the Accrued Obligations shall be paid in a lump sum in cash on the 30th day after the Date of Termination, and (ii) Other Benefits shall be paid or provided in a timely manner, in each case to the extent theretofore unpaid; provided, however, that Executive’s right to continue to participate in Welfare Benefit Plans shall terminate on the 30th day following the Date of Termination, subject to Executive’s rights, if any, under COBRA.

9.       Termination In Connection With a Change of Control.

(a)       Change of Control Termination. In the event that, at the time of or within one (1) year after a Change of Control, and during the Employment Period, Executive’s employment is Terminated Without Cause by the Employer or Executive Terminates Executive’s employment for Good Reason (a “Change of Control Termination”), Executive shall be entitled to receive the payments and benefits specified in this Section 9. The date on which Executive receives notice in accordance with Section 17(i) of a Change of Control Termination shall be deemed the “Change of Control Termination Date”.

(b)       Definition of Change of Control. For purposes of this Agreement, “Change of Control” shall mean (i) a Change in Effective Control; (ii) a Change of Asset Ownership; or (iii) a Change of Ownership; in each case, as defined herein and as further defined and interpreted in Section 409A.

(i)        “Change in Effective Control” shall mean the date either (A) a Person or Group (each as defined in or pursuant to Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) acquires (or has acquired during the preceding 12 months) ownership of stock of the Company or the Bank possessing 30% or more of the total voting power of the outstanding stock of the Company or the Bank, as applicable, or (B) a majority of the members of the Board of Directors of the Company is replaced during any 12 month period by directors whose election is not endorsed by a majority of the members of such Board prior to such election.

(ii)        “Change of Asset Ownership” shall mean the date a Person or Group acquires (or has acquired during the preceding 12 months) assets from the Employer that have a total gross fair market value that is equal to or exceeds 40% of the total gross fair market value of all the Company’s assets immediately prior to such acquisition.

(iii)        “Change of Ownership” shall mean the date a Person or Group acquires ownership of stock of the Company that, together with stock previously held, constitutes more than 50% of the total fair market value or total voting power of the outstanding stock of the Company; provided that such Person or Group did not previously own 50% or more of the value or voting power of the outstanding stock of the Company.

(c)       Change of Control Payments and Benefits. Upon a Change Of Control Termination:

(i)	The Employer shall pay to Executive in a lump sum in cash on the 30th day after the date of the Change of Control Termination Date the aggregate of the following amounts:

(A)	the sum of the Accrued Obligations; and

(B)	two point ninety-nine (2.99) times Executive’s then Base Salary; and

(C)	provided, however, that if during the Restricted Period, Executive is found by a court of competent jurisdiction to have breached the provisions of Section 12 or Section 15, no payments shall be due under paragraph (B) following the date of such find and any such payment previously made shall be repaid by Executive;

(ii)	if Executive is eligible for and timely and properly elects continuation coverage under COBRA, the Employer shall reimburse the Executive monthly for the monthly COBRA premium paid by Executive for Executive and Executive’s dependents for a period of one (1) year after the Change in Control Termination Date. If the terms of the applicable plan documents do not allow the Employer to continue to provide COBRA coverage to Executive and Executive’s dependents beyond the expiration of the statutorily proscribed COBRA period, the Employer shall make monthly cash payments to Executive in an amount equal to the monthly COBRA premium for coverage for Executive and Executive’s dependents for the duration of such one (1) year period; provided, however, that the Employer’s obligations under this item (ii) shall terminate on the date on which Executive enrolls in a group health plan offered by another employer that provides substantially similar coverage;

(iii)	To the extent permissible under the applicable Welfare Benefit Plans, for the number of days remaining in the Employment Period from and after the Change of Control Termination Date (the “Continuing Period”), the Employer shall pay to Executive monthly an amount equal to the premiums necessary to provide benefits (other than medical and dental benefits covered by the reimbursement provided in Section 9(c)(ii))

necessary to provide benefits to Executive and/or Executive’s family at least equal to those which would have been provided to them in accordance with the Welfare Benefit Plans if Executive’s employment had not been Terminated; provided, however, that if Executive becomes employed with another employer and is eligible to receive substantially the same benefits under the other employer’s plans as Executive would receive under the Welfare Benefit Plans under this item (iii), the Employer’s obligation to provide such benefits shall terminate on the date Executive enrolls in a plan or plans provided substantially similar coverages. For purposes of determining eligibility and years-of-service credit (but not the time of commencement of benefits) of Executive for retiree benefits pursuant to such Welfare Benefit Plans, Executive shall be considered to have remained employed through the Continuing Period and to have retired on the last day of such period.

10.     Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit Executive’s continuing or future participation in any plan, program, policy, or practice provided by the Employer and for which Executive may qualify, nor shall anything herein limit or otherwise affect such rights as Executive may have under any contract or agreement with the Employer. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Employer at or subsequent to a Date of Termination or Change of Control Termination Date shall be payable in accordance with such plan, policy, practice or program or such contract or agreement except as explicitly modified by this Agreement.

11.     Full Settlement. The Employer’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Employer may have against Executive or others. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement; provided, however, that Executive’s right to receive any payment under Section 8(a)(ii) or Section 9(c)(ii) or (iii), as applicable, and to receive benefits under Welfare Benefit Plans to the extent that Executive obtains other employment shall be limited as provided in Section 8(a)(ii) or Section 9(c)(ii) or (iii), as applicable. The Employer agrees to recognize as an indebtedness to Executive and shall pay as incurred all legal fees and expenses which Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Employer, Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the “applicable federal rate” provided for in Section 7872(f)(2)(A) of the Code. The expenses eligible for payment under this Section 11 in any year shall not affect any expenses eligible for reimbursement or in-kind benefits in any other year.

12.     Covenants.

(a)       Covenant Not to Compete. During the 36 calendar month period following the calendar month in which the Date of Termination or Change of Control Termination Date, as applicable, of Executive’s employment for Cause, Executive’s Voluntary Termination of Executive’s employment or a Change of Control Termination occurs (the “Restricted Period”), Executive shall not within the geographic areas composed of the circles surrounding the Bank’s banking offices as of the Termination of Executive’s employment either located in the State of South Carolina or subject to Executive’s direct executive management and oversight, with each such circle having the applicable banking office as its center point and a radius of 30 miles (the “Territory”), Compete with the Company or any of its subsidiaries or affiliates (the “Bank Group”); provided, however, that Executive’s ownership of less than five percent (5%) of the outstanding securities of any entity engaged in the Business that has a class of securities listed on a securities exchange or quoted on any over-the-counter market shall not be a violation of the foregoing. “Business” shall mean the business of commercial banking and the provision of investment advisory, trust, estate, wealth management and other related financial services to the extent such a service was offered by a member of the Bank Group on the applicable Date of Termination or Change of Control Termination Date. “Compete” shall mean to: (A) be engaged or employed by or otherwise assist any Covered Person whose business is competitive with the Employer’s Business, whether as a sole proprietor, owner, shareholder, officer, director, member, manager, partner, joint venturer, franchiser, franchisee, employee, agent, independent contractor or trustee, or otherwise, in any aspect of the Employer’s Business that Executive was involved with on behalf of the Employer during any part of the 12 month period immediately prior to the applicable Date of Termination or Change of Control Termination Date; or (B) develop, produce, market, sell, furnish, offer and/or otherwise provide any Business services, or advise or consult with any person, partnership, corporation, limited liability company, or other entity regarding the development, production, marketing, selling, furnishing, offering or other provision of such Business services.

(b)       Covenant Not to Solicit Customers. During the Restricted Period, within the Territory Executive shall not, directly or indirectly, individually or on behalf of any other natural person, corporation, partnership, limited liability company, trust, association, business association, joint venture, mutual organization or similar entity (a “Covered Person”) (other than a member of the Bank Group) offer to provide any Business services to any person, partnership, corporation, limited liability company, or other entity who is or was (i) a customer of any member of the Bank Group during any part of the 12 month period immediately prior to the Date of Termination or Change of Control Termination Date, as applicable, or (ii) a potential customer to whom any member of the Bank Group offered to provide Business services during any part of the 12 month period immediately prior to the Date of Termination or Change of Control Termination Date, as applicable.

(c)       Covenant Not to Solicit Employees. During the Restricted Period, Executive shall not, directly or indirectly, individually or on behalf of any Covered Person, solicit, recruit or entice, directly or indirectly, any employee of any member of the Bank Group to leave the employment of such member to work with Executive or with any Covered Person with whom Executive is or becomes affiliated or associated.

(d)       Reasonableness of Scope and Duration. The parties hereto agree that the covenants and agreements contained in this Section 12 are reasonable in their time, territory and scope, and they intend that they be enforced, and no party shall raise any issue of the reasonableness of the time, territory or scope of any such covenants in any proceeding to enforce any such covenants.

(e)       Enforceability. Executive agrees that monetary damages would not be a sufficient remedy for any breach or threatened breach of the provisions of this Section 12, and that in addition to all other rights and remedies available to the Employer, the Employer shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach or threatened breach. Any determination of whether Executive has violated such covenants shall be made by arbitration in Greenville, South Carolina under the Rules of Commercial Arbitration (the “Rules”) of the American Arbitration Association, which Rules are deemed to be incorporated by reference herein.

(f)       Separate Covenants and Severability. The covenants and agreements contained in this Section 12 shall be construed as separate and independent covenants. Should any part or provision of any such covenant or agreement be held invalid, void or unenforceable in any court of competent jurisdiction, no other part or provision of this Agreement shall be rendered invalid, void or unenforceable by a court of competent jurisdiction, no other part or provision of this Agreement shall be rendered invalid, void or unenforceable as a result. If any portion of the foregoing provisions is found to be invalid or unenforceable by a court of competent jurisdiction unless modified, it is the intent of the parties that the otherwise invalid or unreasonable term shall be reformed, or a new enforceable term provided, so as to most closely effectuate the provisions as is validly possible.

13.     Assignment and Successors.

(a)       Executive. This Agreement is personal to Executive and without the prior written consent of the Employer shall not be assignable by Executive otherwise than, to the extent legally permissible, by will or the laws of descent and distribution. This Agreement shall inure to the benefit of, and be enforceable by, Executive’s legal representatives.

(b)       The Employer. This Agreement shall inure to the benefit of and be binding upon the Employer and its successors and assigns. The Employer will require any successor to it (whether direct or indirect, by stock or asset purchase, merger, share exchange or otherwise) or acquiring all or substantially all of its business or more than 50% of its assets to assume expressly and agree to perform this Agreement in the same manner and to the same extent it would be required to perform it if no such succession had taken place.

14.     Regulatory Intervention. Notwithstanding anything in this Agreement to the contrary, the obligations of the Employer under this Agreement are subject to the following terms and conditions:

(a)       If Executive is suspended and/or temporarily prohibited from participating in the conduct of the Employer’s affairs by a notice served under Section 8(e)(3) or (1) of the Federal Deposit Insurance Act (12 U.S.C. § 1818 (e)(3) and (g)(1)), the Employer’s obligations hereunder, as applicable, shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, all of the Employer’s obligations which were suspended shall be reinstated.

(b)       If Executive is removed and/or permanently prohibited from participating in the conduct of the Employer’s affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. § 1 818 (e)(4) and (g)(1)), all obligations of the Employer under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.

(c)       If the Employer is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act (12 U.S. C. § 1813 (X)(1)), all obligations of the Employer under this Agreement shall terminate as of the date of default, but any vested rights of Executive shall not be affected.

(d)       All obligations of the Employer under this Agreement shall be terminated, except to the extent determined that continuation of the Agreement is necessary for the continued operation of the Employer, if so ordered by the North Carolina Commissioner of Banks (the “Commissioner”) or the Board of Governors of the Federal Reserve System or a Federal Reserve Bank (the “FRB”), at the time the Federal Deposit Insurance Corporation (“FDIC”) enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13 (c) of the Federal Deposit Insurance Act (12 U.S.C.§ 1823 (c)), or if so ordered by the Commissioner or the FRB, as applicable, at the time the FDIC approves a supervisory merger to resolve problems related to operation of the Employer or when the Employer is determined by the Commissioner or the FRB to be in an unsafe or unsound condition. Any rights of Executive that shall have vested under this Agreement shall not be affected by such action.

(e)       With regard to the provisions of this Section 14(a) through (d):

(i)	The Employer shall use its best efforts to oppose any such notice of charges as to which there are reasonable defenses;

(ii)	In the event the notice of charges is dismissed or otherwise resolved in manner that will permit the Employer to resume its obligations to pay compensation hereunder, the Employer will promptly make such payment hereunder; and

(iii)	During any period of suspension under Section 14(a), the vested rights of Executive shall not be affected except to the extent precluded by such notice.

(f)       The Employer’s obligations to provide compensation or other benefits to Executive under this Agreement shall be terminated or limited to the extent required by the provisions of any final regulation or order of the FDIC promulgated under Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. § 1828(k)) limiting or prohibiting any “golden parachute payment” as defined therein, but only to the extent that the compensation or payments to be provided by the Employer under this Agreement are so prohibited or limited.

15.    Trade Secrets and Confidential Information. Executive acknowledges that by virtue of Executive’s offices with the Employer, Executive has had and will continue to have access to Trade Secrets and Confidential Information and that, accordingly, the provisions set forth in this Section 15 are reasonably necessary to protect the Employer’s legitimate business interests, do not interfere with public policy or public interest, and are described with sufficient accuracy and definiteness to enable Executive to understand the scope of the restrictions imposed upon Executive.

(a)       Trade Secrets and Confidential Information. Executive acknowledges that: (A) the Employer has and will disclose to Executive certain Trade Secrets and Confidential Information; (B) such Trade Secrets and Confidential Information are the sole and exclusive property of the Employer (or a third party providing such information to the Employer) and the Employer or such third party owns all worldwide rights therein under patent, copyright, trade secret, confidential information, or other property right; and (C) the disclosure of such Trade Secrets and Confidential Information to Executive does not confer upon Executive any license, interest or rights of any kind in or to the Trade Secrets or Confidential Information.

(i)	Executive may use the Trade Secrets and Confidential Information only in accordance with applicable policies and procedures of the Employer and solely for the Employer’s benefit while Executive is employed or otherwise retained by Employer. Except as authorized in the performance of services for the Employer, Executive will hold in confidence and not directly or indirectly, in any form, by any means, or for any purpose, disclose, reproduce, distribute, transmit, or transfer any such Trade Secrets or Confidential Information or any portion thereof. Upon the Employer’s request, Executive shall return all Trade Secrets and Confidential Information and all related materials.

(ii)	Except as otherwise provided in Section 15(e), if Executive is required to disclose any such Trade Secrets or Confidential Information pursuant to a court order or other government process or such disclosure is necessary to comply with applicable law or defend against claims, Executive shall: (i) notify the Employer promptly before any such disclosure is made; (ii) at the Employer’s request and expense take all reasonably necessary steps to defend against such disclosure, including defending against the enforcement of the court order, other government process or claims; and (iii) permit the Employer to participate with counsel of its choice in any proceeding relating to any such court order, other government process or claims.

(iii)	Executive’s obligations with regard to Trade Secrets shall remain in effect for as long as such information shall remain a trade secret under applicable law.

(iv)	Executive’s obligations with regard to Confidential Information shall remain in effect while Executive is employed or otherwise retained by the Employer and for 5 years thereafter.

(v)	As used in this Agreement, “Trade Secrets” means information of the Employer or the Employer’s suppliers, customers or prospective customers, including, but not limited to, data, formulas, patterns, compilations, programs, devices, methods, techniques, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers, which: (1) derives independent actual or potential commercial value, from not being generally known to or readily ascertainable through independent development by persons or entities who can obtain economic value from its disclosure or use; and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

(vi)	As used in this Agreement, “Confidential Information” means information other than Trade Secrets, that is of value to its owner and is treated as confidential, including, but not limited to, future business plans, marketing campaigns, and information regarding employees; provided, however, Confidential Information shall not include information which is in the public domain or becomes public knowledge through no fault of Executive.

(b)     Employer Property. Upon the Termination of Executive’s employment, Executive shall: (i) deliver to the Employer all records, memoranda, data, documents and other property of any description which refer or relate in any way to Trade Secrets or Confidential Information, including all copies thereof, which are in Executive’s possession, custody or control; (ii) deliver to the Employer all property of the Employer (including, but not limited to, keys, credit cards, customer files, contracts, proposals, work in process, manuals, forms, computer-stored work in process and other computer data, research materials, other items of business information concerning any customer, or business or business methods of the Employer, including all copies thereof) which is in Executive’s possession, custody or control; (iii) bring all such records, files and other materials up to date before returning them; and (iv) fully cooperate with the Employer in winding up Executive’s work and transferring that work to other individuals designated by the Employer.

(c)     Remedies. Executive acknowledges that Executive’s failure to abide by the provisions of this Section 15 would cause irreparable harm to the Employer for which legal remedies would be inadequate. Therefore, in addition to any legal or other relief to which the Employer may be entitled by virtue of Executive’s failure to abide by these provisions; the Employer may seek legal and equitable relief, including, but not limited to, preliminary and permanent injunctive relief, for Executive’s actual or threatened failure to abide by these provisions without the necessity of posting any bond, and Executive will indemnify the Employer for all expenses, including attorneys’ fees, in seeking to enforce these provisions.

(d)     Other Agreements. Nothing in this Agreement shall terminate, revoke or diminish Executive’s obligations or the Employer’s rights and remedies under law or any agreements relating to trade secrets, confidential information, non-competition and intellectual property which Executive has executed in the past, or may execute in the future or contemporaneously with this Agreement.

(e)     Permitted Disclosures. Nothing in this Agreement shall be construed to prevent, interfere with or restrict Executive’s ability to make disclosures, reports or complaints as authorized, permitted or required by federal or state law, including without limitation pursuant to the provisions of the Sarbanes-Oxley Act or the Dodd-Frank Wall Street Reform Act and Consumer Protection Act (the “Dodd-Frank Act”) or by regulations, rules or orders issued by federal or state regulatory agencies, including without limitation, the Commissioner, the FDIC, the FRB, the U.S. Treasury, or the Securities and Exchange Commission, provided the disclosure does not exceed the extent of disclosure required by such law, regulation, rules or order. Further, nothing in this Agreement shall prevent, impede or interfere (nor shall it be construed to prevent, impede or interfere) with (i) Executive’s obligation to provide full, complete and truthful testimony when so required in response to a subpoena or order from a court or government agency; (ii) Executive’s right to report (including pursuant to whistleblower laws) possible violations of federal, state or local law or other improper actions/omissions to government agencies, to file a charge or complaint of discrimination, harassment or retaliation with government agency; or (iii) Executive’s right to make confidential disclosures of information (including trade secrets) to a government agency, or to an attorney who is advising Executive, for the purpose of reporting or as part of an investigation into a suspected violation of law, nor shall it prohibit Executive from filing a lawsuit, complaint or other document that contains a trade secret, so long as the information containing the trade secret is filed under seal and is not otherwise disclosed except pursuant to court order. Executive understands that Executive’s rights when making such protected disclosures are more fully described in 18 USC §1833, as amended, and include immunity from criminal and civil liability from making protected disclosures of trade secrets under the Defend Trade Secrets Act of 2016. Finally, nothing in this Agreement authorizes the Employer to terminate Executive’s employment or otherwise retaliate against Executive for engaging in any of the foregoing activities.

16.     Certain Payments Delayed for a Specified Employee. If Executive is a “specified employee” as defined in Section 409A, then any payment(s) under this Agreement on account of a “separation from service” as defined in Section 409A shall be made and/or shall begin on the first day of the seventh (7th) month following the date of Executive’s Termination to the extent such payments are not exempt from Section 409A and the six (6) month delay in payment is required by Section 409A.

17.     Miscellaneous.

(a)       No Mitigation. Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and, except as provided in Sections 8(a)(ii) or Section 9(c)(ii) or (iii), as applicable, no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Executive in any subsequent employment.

(b)       Waiver. Failure of a party hereto to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

(c)       Severability. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

(d)       Other Agents. Nothing in this Agreement is to be interpreted as limiting the Employer from employing other personnel on such terms and conditions as may be satisfactory to it.

(e)       Entire Agreement. Except as provided herein, this Agreement contains the entire agreement between the Employer and Executive, with respect to the subject matter hereof and supersedes and invalidates any previous employment and severance agreements or contracts with Executive. No representations, inducements, promises or agreements, oral or otherwise, which are not embodied herein, shall be of any force or effect.

(f)        Compliance with Section 409A. It is intended that this Agreement shall conform with all applicable Section 409A requirements to the extent Section 409A applies to any provisions of the Agreement. Accordingly, in interpreting, construing or applying any provisions of the Agreement, the same shall be construed in such manner as shall meet and comply with Section 409A, and in the event of any inconsistency with Section 409A, the same shall be reformed so as to meet the requirements of Section 409A. None of the payments under this Agreement are intended to result in the inclusion in Executive’s federal gross income on account of a failure under Section 409A(a)(1) of the Code. Accordingly, in interpreting, construing or applying any provisions of the Agreement, the same shall be construed in such manner as shall meet and comply with Section 409A, and in the event of any inconsistency with Section 409A, the same shall be reformed so as to meet the requirements of Section 409A. Any payments made under Sections 8 and 9 of this Agreement which are paid on or before the last day of the applicable period for the short-term deferral exclusion under Treasury Regulation § 1.409A-1(b)(4) are intended to be excluded under such short-term deferral exclusion. Any remaining payments under Sections 8 and 9 are intended to qualify for the exclusion for separation pay plans under Treasury Regulation § 1.409A-1(b)(9). Each payment made under Sections 8 and 9 shall be treated as a “separate payment”, as defined in Treasury Regulation § 1.409A-2(b)(2), for purposes of Code Section 409A. Executive acknowledges that the Employer has not made any representation or warranty regarding the treatment of this Agreement or the benefits payable under this Agreement under federal, state or local income tax laws, including but not limited to Section 409A.

(g)       Recoupment of Excessive or Improper Compensation. Notwithstanding any other provision of this Agreement to the contrary, Executive agrees that any compensation or benefits provided to Executive under this Agreement that are subject to recovery or recoupment pursuant to (i) the Dodd-Frank Act and any rule or regulation promulgated thereunder, (ii) 12 C.F.R. Part 30 or any regulation promulgated thereunder by the Employer’s primary federal regulatory body, (iii) any other law or regulation, or (iv) any internal policy of the Employer adopted or ratified by the Bank Board shall be recouped by the Employer as necessary to satisfy such law, regulation, rule or policy. Executive agrees to return or repay any such compensation or benefit, and authorizes the Employer to deduct such compensation or the cost of such benefit from any other payments due to Executive if Executive fails to make such return or repayment.

(h)       Governing Law. Except to the extent preempted by federal law, the laws of the State of North Carolina shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

(i)        Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or seven (7) days after mailing if mailed, first class, certified mail, postage prepaid:

To the Employer:

First Bank

300 SW Broad Street

Southern Pines, NC 28387

Attention: President & Chief Executive Officer

To Executive, at Executive’s address shown on the signature page hereof.

Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

(j)        Amendments and Modifications. This Agreement may be amended or modified only by a writing signed by all parties hereto, which makes specific reference to this Agreement; provided, that no amendment or modification to this Agreement shall be adopted unless it complies with Section 409A to the extent Section 409A applies to this Agreement and/or to the amendment or modification.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Employment Agreement as of the Effective Date.

FIRST BANCORP

By:
Michael G. Mayer, President

FIRST BANK

By:
Michael G. Mayer, CEO & President

EXECUTIVE:

James B. Schwiers, President –
South Carolina Banking

Exhibit A

Integration and Conversion Services

During the period immediately following the Effective Time, the Executive will have additional duties and responsibilities assigned to Executive in connection with the integration of GrandSouth Bank’s operations and employees into those of the Bank as well as, secondarily, with the conversion of the core processing and other systems of GrandSouth Bank to those of the Bank. During this period, Executive will complete an evaluation for the Bank of all GrandSouth Bank client banking relationships to determine which GrandSouth Bank clients would benefit from different or additional products and services provided by the Bank and engage with those GrandSouth Bank clients as requested by the Bank relating to such offerings. During this period, Executive will engage those GrandSouth Bank employees retained by the Bank to insure they are meeting the expectations of the Bank and insure those employees are expanding current relationships and developing new banking relationships with the Bank

Annex E

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”), dated as of August 18, 2022, is made by and among First Bancorp, a North Carolina corporation (the “Company”), First Bank, a North Carolina-chartered bank, which is a wholly owned subsidiary of the Company (the “Bank” and collectively, with the Company, “FBNC”), and John B. Garrett, an individual resident of South Carolina. This Agreement shall take effect upon the effectiveness of the merger of GrandSouth Bancorporation (“GSB”) with and into the Company (the “Effective Date”).

RECITALS

WHEREAS, on June 21, 2022, the Company entered into an Agreement and Plan of Merger and Reorganization with GSB, pursuant to which GSB will merge with and into the Company, with the Company continuing as the surviving corporation (the “Merger”);

WHEREAS, Mr. Garrett presently serves as Chief Financial Officer of GSB and GrandSouth Bank (“GSB Bank”) and will continue to do so on behalf of both entities until the effectiveness of the Merger;

WHEREAS, the non-compete provisions of Mr. Garrett’s current Severance and Employment Agreement with GSB and GSB Bank will terminate as of the effectiveness of the Merger;

WHEREAS, Mr. Garrett has significant and valuable institutional knowledge of GSB and GSB Bank’s customers and employees and his continued assistance and support will be important to the success of the surviving entity following the Effective Date, and therefore, the Company and the Bank desire to retain Mr. Garrett to provide consulting services to FBNC pursuant to the terms and conditions set forth herein and to obtain his agreement to comply with certain restrictive covenants also set forth herein; and

WHEREAS, Mr. Garrett desires to accept such engagement, effective as of the Effective Date, on the terms and conditions provided herein.

NOW THEREFORE, in consideration of the mutual covenants in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Engagement; Consultant Relationship; Duties.  Effective upon the Effective Date, FBNC hereby engages Mr. Garrett, and he hereby agrees to render, at the request of FBNC, consulting services to FBNC in connection with the business of FBNC. In his role as a consultant, Mr. Garrett shall make himself reasonably available to answer questions and provide such consulting services as may be reasonably requested by the executive officers or boards of directors of FBNC from time to time; provided however that, such services rendered shall not exceed, on average, forty (40) hours per month. The services shall include supporting the Bank by (i) advising FBNC management as to matters of his institutional knowledge such as the prior operating philosophy of GSB Bank, the competitive factors of GSB Bank’s markets, GSB Bank personnel qualifications and utilization as well as the historical effectiveness of GSB Bank’s product and services offerings; (ii) assisting with unresolved issues from GSB or GSB Bank’s past operations; (iii) engaging with GSB Bank’s local communities on behalf of FBNC to ensure that FBNC is visible in those communities and viewed as a good corporate/community partner; and (iv) providing such other consulting services as may be reasonably requested by the executive officers or boards of directors of FBNC from time to time.

2.             Term and Termination.  The term of this Agreement (the “Term”) shall commence immediately upon the Effective Date and shall continue until the earliest of: (i) the close of business on the last day of the six (6) month period following the Effective Date; (ii) Mr. Garrett’s death; (iii) upon the Disability (as defined below) of Mr. Garrett for a period of ninety (90) consecutive days; (iii) FBNC’s termination of this Agreement at any time upon Mr. Garrett’s material breach of this Agreement by failing to adequately provide the services set forth above which remains uncured by Mr. Garrett for fifteen (15) business days after FBNC provides written notice of such material breach; and (iv) Mr. Garrett’s termination of this Agreement at any time during the Term by providing two (2) weeks’ prior written notice to the Bank. Notwithstanding anything in this Agreement to the contrary, FBNC’s obligations to make payments to Mr. Garrett hereunder shall terminate effective immediately upon Mr. Garrett’s violation of the restrictive covenants set forth in Section 6 of this Agreement or his indictment for a crime involving dishonesty, moral turpitude, fraud or any felony. Certain rights and obligations of the parties shall continue following the termination of this Agreement as stated in Section 6 hereof. Disability” or “Disabled” shall mean as defined by Treasury Regulation § 1.409A-3(i)(4).

3.                   Compensation.  During the Term of this Agreement, as compensation for all services rendered by Mr. Garrett under this Agreement, FBNC shall pay him the sum of $16,666.66 per month, or a pro rata portion of such amount for any partial month. The payments under this Section 3 shall be separate and in addition to the payment set forth in Section 6 of this Agreement. FBNC will make the foregoing monthly payments to Mr. Garrett every two weeks in arrears ($8,333.33 per payment) at the same time as FBNC processes its periodic payroll disbursements. All such compensation shall be payable without deduction for federal income, Social Security, or state income taxes or any other amounts. Mr. Garrett acknowledges and agrees that he shall be solely responsible for making all such filings and payments and shall indemnify and hold harmless FBNC for any liability, claim, expense, or other cost incurred by FBNC arising out of or related to his receipt of payments pursuant to this Section 3. In addition, the Company and the Bank shall apportion any payments paid to Mr. Garrett pursuant to this Agreement between themselves as they may agree from time to time in proportion to services actually rendered by him for such entity; provided, however, that they must satisfy in full all such obligations in a timely manner as set forth in this Agreement regardless of any agreed-upon apportionment. Mr. Garrett’s receipt of satisfaction in full of any such obligation from the Company or the Bank shall extinguish the obligations of the other with respect to such obligation.

4.             Expenses.  During the Term of this Agreement, Mr. Garrett shall be reimbursed by FBNC for all reasonable business expenses incurred in connection with the performance of his duties hereunder, and all such reimbursements shall be paid in accordance with the reimbursement policies of FBNC in effect from time to time.

5.             Independent Contractor.  Mr. Garrett will be an independent contractor providing services to FBNC. He will not be an agent of FBNC with the authority to bind FBNC. FBNC will report all payments to be made hereunder on IRS Forms 1099 as payments to Mr. Garrett for independent contracting services. Mr. Garrett shall not be entitled to participate in any employee benefits plans or programs of FBNC (exclusive of his eligibility to participate in group benefit plan(s) through COBRA). FBNC shall not carry worker’s compensation insurance to cover Mr. Garrett. FBNC shall not pay any contributions to Social Security, unemployment insurance, federal or state withholding taxes, nor provide any other contributions or benefits that might be expected in an employer-employee relationship.

6.             Covenants.

(a)           Consideration for Covenants. FBNC and Mr. Garrett acknowledge and agree that (i) the provisions of this Section 6 contain covenants of a nature by which Mr. Garrett is not bound apart from Mr. Garrett’s agreement to this Agreement, and (ii) the payments provided in this Section 6 are separate consideration in exchange for Mr. Garrett’s agreement to such covenants. Accordingly, FBNC shall pay Mr. Garrett the sum of $150,000 for the Restricted Period, with the amount being paid in 12 equal monthly payments on the last day of each of the first 12 complete calendar months occurring during the Restricted Period; provided, however, that if a court of competent jurisdiction finds in a non-appealable final order or judgment or an arbitration panel issues a non-appealable final arbitration decision that Executive has materially breached the provisions of this Section 6, no such installment payment shall be made to Mr. Garrett following the date of such order, judgment or decision and any installment paid to Mr. Garrett following the date of such material breach and prior to the date of such order, judgment or decision shall be refunded by Mr. Garrett to FBNC. Such installment payments shall be made to Mr. Garrett regardless of the termination of Mr. Garrett’s engagement as a consultant pursuant to the Agreement.

(b)           Covenant Not to Compete. During the one (1) year period following the Effective Date (the “Restricted Period”), Mr. Garrett shall not within the geographic areas composed of the circles surrounding GSB Bank’s banking offices as of the Effective Date located in the State of South Carolina, with each such circle having the applicable banking office as its center point and a radius of 30 miles (the “Territory”), compete with the Company or any of its subsidiaries or affiliates (the “Bank Group”); provided, however, that Mr. Garrett’s ownership of less than five percent (5%) of the outstanding securities of any entity engaged in the Business that has a class of securities listed on a securities exchange or quoted on any over-the-counter market shall not be a violation of the foregoing. “Business” shall mean the business of commercial banking and the provision of investment advisory, trust, estate, wealth management and other related financial services to the extent such a service was offered by a member of the Bank Group on the Effective Date following the Merger. “Compete” shall mean to: (A) be engaged or employed by or otherwise assist any Covered Person whose business is competitive with FBNC, whether as a sole proprietor, owner, shareholder, officer, director, member, manager, partner, joint venturer, franchiser, franchisee, employee, agent, independent contractor or trustee, or otherwise, in any aspect of FBNC that Mr. Garrett was involved with on behalf of GSB or GSB Bank during any part of the one (1) year period immediately prior to the Effective Date; or (B) develop, produce, market, sell, furnish, offer and/or otherwise provide any Business services, or advise or consult with any person, partnership, corporation, limited liability company, or other entity regarding the development, production, marketing, selling, furnishing, offering or other provision of such Business services.

(c)           Covenant Not to Solicit Customers. During the Restricted Period, within the Territory Mr. Garrett shall not, directly or indirectly, individually or on behalf of any other natural person, corporation, partnership, limited liability company, trust, association, business association, joint venture, mutual organization or similar entity (a “Covered Person”) (other than a member of the Bank Group) offer to provide any Business services to any natural person, partnership, corporation, limited liability company, or other entity who is or was (i) a customer of any member of the Bank Group during any part of the one (1) year period immediately prior to the Effective Date, or (ii) a potential customer to whom any member of the Bank Group offered to provide Business services during any part of the one (1) year period immediately prior to the Effective Date.

(d)           During the Restricted Period, Mr. Garrett shall not, directly or indirectly, individually or on behalf of any Covered Person, solicit, recruit or entice, directly or indirectly, any employee of any member of the Bank Group to leave the employment of such member to work with Mr. Garrett or with any Covered Person with whom Mr. Garrett is or becomes affiliated or associated.

(e)           Reasonableness of Scope and Duration. The parties hereto agree that the covenants and agreements contained in this Section 6 are reasonable in their time, territory and scope, and they intend that they be enforced, and no party shall raise any issue of the reasonableness of the time, territory or scope of any such covenants in any proceeding to enforce any such covenants.

(f)            Enforceability. Mr. Garrett agrees that monetary damages would not be a sufficient remedy for any breach or threatened breach of the provisions of this Section 6, and that in addition to all other rights and remedies available to FBNC, FBNC shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach or threatened breach. Any determination of whether Mr. Garrett has violated such covenants shall be made by arbitration in Greensboro, North Carolina under the Rules of Commercial Arbitration (the “Rules”) of the American Arbitration Association, which Rules are deemed to be incorporated by reference herein.

(g)           Separate Covenants and Severability. The covenants and agreements contained in this Section 6 shall be construed as separate and independent covenants. Should any part or provision of any such covenant or agreement be held invalid, void or unenforceable in any court of competent jurisdiction, no other part or provision of this Agreement shall be rendered invalid, void or unenforceable by a court of competent jurisdiction, no other part or provision of this Agreement shall be rendered invalid, void or unenforceable as a result. If any portion of the foregoing provisions is found to be invalid or unenforceable by a court of competent jurisdiction unless modified, it is the intent of the parties that the otherwise invalid or unreasonable term shall be reformed, or a new enforceable term provided, so as to most closely effectuate the provisions as is validly possible.

7.             Trade Secrets and Confidential Information. Mr. Garrett acknowledges that by virtue of Mr. Garrett’s engagement by FBNC pursuant to this Agreement, Mr. Garrett will have access to Trade Secrets and Confidential Information and that, accordingly, the provisions set forth in this Section 7 are reasonably necessary to protect FBNC’s legitimate business interests, do not interfere with public policy or public interest, and are described with sufficient accuracy and definiteness to enable Mr. Garrett to understand the scope of the restrictions imposed upon him.

(a)           Trade Secrets and Confidential Information. Mr. Garrett acknowledges that: (A) FBNC has and will disclose to Mr. Garrett certain Trade Secrets and Confidential Information; (B) such Trade Secrets and Confidential Information are the sole and exclusive property of FBNC (or a third party providing such information to FBNC) and FBNC or such third party owns all worldwide rights therein under patent, copyright, trade secret, confidential information, or other property right; and (C) the disclosure of such Trade Secrets and Confidential Information to Mr. Garrett does not confer upon Mr. Garrett any license, interest or rights of any kind in or to the Trade Secrets or Confidential Information.

(i)            Mr. Garrett may use the Trade Secrets and Confidential Information only in accordance with applicable policies and procedures of FBNC and solely for FBNC’s benefit while Mr. Garrett is engaged by FBNC. Except as authorized in the performance of services for FBNC, Mr. Garrett will hold in confidence and not directly or indirectly, in any form, by any means, or for any purpose, disclose, reproduce, distribute, transmit, or transfer any such Trade Secrets or Confidential Information or any portion thereof. Upon FBNC’s request, Mr. Garrett shall return all Trade Secrets and Confidential Information and all related materials.

(ii)           Except as otherwise provided in Section 7(e), if Mr. Garrett is required to disclose any such Trade Secrets or Confidential Information pursuant to a court order or other government process or such disclosure is necessary to comply with applicable law or defend against claims, he shall: (i) notify FBNC promptly before any such disclosure is made; (ii) at FBNC’s request and expense take all reasonably necessary steps to defend against such disclosure, including defending against the enforcement of the court order, other government process or claims; and (iii) permit FBNC to participate with counsel of its choice in any proceeding relating to any such court order, other government process or claims.

(iii)          Mr. Garrett’s obligations with regard to Trade Secrets shall remain in effect for as long as such information shall remain a trade secret under applicable law.

(iv)          Mr. Garrett’s obligations with regard to Confidential Information shall remain in effect while Mr. Garrett is engaged by FBNC and for 10 years thereafter.

(v)           As used in this Agreement, “Trade Secrets” means information of FBNC or FBNC’s suppliers, customers or prospective customers, including, but not limited to, data, formulas, patterns, compilations, programs, devices, methods, techniques, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers, which: (1) derives independent actual or potential commercial value, from not being generally known to or readily ascertainable through independent development by persons or entities who can obtain economic value from its disclosure or use; and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

(vi)          As used in this Agreement, “Confidential Information” means information other than Trade Secrets, that is of value to its owner and is treated as confidential, including, but not limited to, future business plans, marketing campaigns, and information regarding employees; provided, however, Confidential Information shall not include information which is in the public domain or becomes public knowledge through no fault of Mr. Garrett.

(b)           FBNC Property. Upon the termination of Mr. Garrett’s engagement, he shall: (i) deliver to FBNC all records, memoranda, data, documents and other property of any description which refer or relate in any way to Trade Secrets or Confidential Information, including all copies thereof, which are in Mr. Garrett’s possession, custody or control; (ii) deliver to FBNC all property of FBNC (including, but not limited to, keys, customer files, contracts, proposals, work in process, manuals, forms, computer-stored work in process and other computer data, research materials, other items of business information concerning any customer or business or business methods of FBNC, including all copies thereof) which are in Mr. Garrett’s possession, custody or control; (iii) bring all such records, files and other materials up to date before returning them; and (iv) fully cooperate with FBNC in winding up Mr. Garrett’s work and transferring that work to other individuals designated by FBNC.

(c)           Remedies. Mr. Garrett acknowledges that his failure to abide by the provisions of this Section 15 would cause irreparable harm to FBNC for which legal remedies would be inadequate. Therefore, in addition to any legal or other relief to which FBNC may be entitled by virtue of Mr. Garrett’s failure to abide by these provisions; FBNC may seek legal and equitable relief, including, but not limited to, preliminary and permanent injunctive relief, for Mr. Garrett’s actual or threatened failure to abide by these provisions without the necessity of posting any bond, and Mr. Garrett will indemnify FBNC for all expenses, including attorneys’ fees, in seeking to enforce these provisions.

(d)           Other Agreements. Nothing in this Agreement shall terminate, revoke or diminish Mr. Garrett’s obligations or the FBNC’s rights and remedies under law or any agreements relating to trade secrets, confidential information, non-competition and intellectual property which Mr. Garrett has executed in the past, or may execute in the future or contemporaneously with this Agreement.

(e)           Permitted Disclosures. Nothing in this Agreement shall be construed to prevent, interfere with or restrict Mr. Garrett’s ability to make disclosures, reports or complaints as authorized, permitted or required by federal or state law, including without limitation pursuant to the provisions of the Sarbanes-Oxley Act or the Dodd-Frank Wall Street Reform Act and Consumer Protection Act (the “Dodd-Frank Act”) or by regulations, rules or orders issued by federal or state regulatory agencies, including without limitation, the North Carolina Commissioner of Banks, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, the U.S. Treasury, or the Securities and Exchange Commission, provided the disclosure does not exceed the extent of disclosure required by such law, regulation, rules or order. Further, nothing in this Agreement shall prevent, impede or interfere (nor shall it be construed to prevent, impede or interfere) with (i) Mr. Garrett’s obligation to provide full, complete and truthful testimony when so required in response to a subpoena or order from a court or government agency; (ii) his right to report (including pursuant to whistleblower laws)

possible violations of federal, state or local law or other improper actions/omissions to government agencies, to file a charge or complaint of discrimination, harassment or retaliation with government agency; or (iii) his right to make confidential disclosures of information (including trade secrets) to a government agency, or to an attorney who is advising Mr. Garrett, for the purpose of reporting or as part of an investigation into a suspected violation of law, nor shall it prohibit Mr. Garrett from filing a lawsuit, complaint or other document that contains a trade secret, so long as the information containing the trade secret is filed under seal and is not otherwise disclosed except pursuant to court order. Mr. Garrett understands that his rights when making such protected disclosures are more fully described in 18 USC §1833, as amended, and include immunity from criminal and civil liability from making protected disclosures of trade secrets under the Defend Trade Secrets Act of 2016. Finally, nothing in this Agreement authorizes FBNC to terminate Mr. Garrett’s engagement or otherwise retaliate against him for engaging in any of the foregoing activities.

8.             Notice.  For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other; provided however that all notices to FBNC shall be directed to the attention of the Chief Executive Officer of the Bank. All notices and communications shall be deemed to have been received on the date of delivery thereof.

9.             Governing Law.  This Agreement and all rights hereunder shall be governed by the laws of the State of North Carolina, except to the extent governed by the laws of the United States of America in which case federal laws shall govern. The parties agree that any appropriate state court located in North Carolina or federal court for the Eastern District of North Carolina shall have exclusive jurisdiction of any case or controversy arising under or in connection with this Agreement shall be a proper forum in which to adjudicate such case or controversy. The parties consent and waive any objection to the jurisdiction or venue of such courts.

10.           Non-Waiver.  Failure of FBNC to enforce any of the provisions of this Agreement or any rights with respect thereto shall in no way be considered to be a waiver of such provisions or rights, or in any way affect the validity of this Agreement.

11.           Saving Clause.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision or clause of this Agreement, or portion thereof, shall be held by any court or other tribunal of competent jurisdiction to be illegal, void, or unenforceable in such jurisdiction, the remainder of such provision shall not be thereby affected and shall be given full effect, without regard to the invalid portion. It is the intention of the parties that, if any court construes any provision or clause of this Agreement, or any portion thereof, to be illegal, void, or unenforceable because of the duration of such provision or the area or matter covered thereby, such court shall reduce the duration, area, or matter of such provision, and, in its reduced form, such provision shall then be enforceable and shall be enforced.

12.           Successors; Binding Agreement.  The rights and obligations of this Agreement shall bind and inure to the benefit of the surviving entity in any merger or consolidation in which the Company or the Bank is a party, or any assignee of all or substantially all of the Company’s or the Bank’s business and properties. Mr. Garrett’s rights and obligations under this Agreement may not be assigned by him, except that his right to receive accrued but unpaid compensation and unreimbursed expenses as provided under this Agreement, which survive termination of this Agreement shall pass after death to the personal representatives of his estate.

13.           Compliance with Regulatory Restrictions.  Notwithstanding anything to the contrary herein, and in addition to any restrictions stated above, any compensation or other benefits paid to Mr. Garrett shall be limited to the extent required by any federal or state regulatory agency having authority over the Company or the Bank. Mr. Garrett agrees that compliance by the Company or the Bank with such regulatory restrictions, even to the extent that compensation paid to him are limited, shall not be a breach of this Agreement by the Company or the Bank.

14.           Compliance with Internal Revenue Code Section 409A.  All payments that may be made pursuant to this Agreement are intended to qualify for an exclusion from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and any related regulations or other pronouncements thereunder and, to the extent not excluded, to meet the requirements of Section 409A of the Code. Any payments made under Section 3 or Section 6 of this Agreement which are paid on or before the last day of the applicable period for the short-term deferral exclusion under Treasury Regulation §1.409A-1(b)(4) are intended to be excluded under such short-term deferral exclusion. Each payment made under Section 3 or Section 6 shall be treated as a “separate payment”, as defined in Treasury Regulation §1.409A-2(b)(2), for purposes of Code Section 409A. None of the payments under this Agreement are intended to result in the inclusion in Mr. Garrett’s federal gross income on account of a failure under Section 409A(a)(1) of the Code. The parties intend to administer and interpret this Agreement to carry out such intentions. However, FBNC does not represent, warrant or guarantee that any payments that may be made pursuant to this Agreement will not result in inclusion in Mr. Garrett’s gross income, or any penalty, pursuant to Section 409A(a)(1) of the Code or any similar state statute or regulation. In addition, FBNC shall pay all reimbursements hereunder as soon as administratively practicable, but in no event shall any such reimbursements be paid after the last day of the taxable year following the year in which the expense was incurred.

15.           Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

16.           Survival.  The parties acknowledge that obligations of the parties pursuant to Section 6 of this Agreement shall survive the termination of this Agreement hereunder for the period designated under Section 6.

17.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Bank each have caused this Agreement to be executed by their respective officers thereunto duly authorized and Mr. Garrett has signed this Agreement, as of the date described above.

FIRST BANCORP

By:
Michael G. Mayer, President

FIRST BANK

By:
Michael G. Mayer, President and
Chief Executive Officer

John B. Garrett

[Signature Page to Consulting Agreement - John B. Garrett]

1. PROPOSAL to approve the Agreement and Plan of Merger and Reorganization, dated June 21, 2022, or the merger agreement, and the merger, pursuant to which GrandSouth will merge with and into First Bancorp, subject to the terms and conditions of the merger agreement, each as more fully described in the accompanying proxy statement/prospectus. 2. PROPOSAL to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the named executive officers of GrandSouth that is based on or otherwise relates to the merger. 3. PROPOSAL to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal. GRANDSOUTH BANCORPORATION FOLD HERE • DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED Signature_________________________________ Signature, if held jointly_________________________________ Date___________2022. Note: Please sign exactly as name or names appear on your direct registration account with our transfer agent, Continental Stock Transfer and Trust Company. Where more than one owner is shown on your account, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person. Please mark your votes like this X 20824 Grandsouth_Bancorporation_COMMON-STOCK-PROXY Front CONTROL NUMBER PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on November 7, 2022. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet - QUICK EASY FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN PROXY PROXY SOLICITED FOR SPECIAL MEETING OF SHAREHOLDERS OF GRANDSOUTH BANCORPORATION.

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS GRANDSOUTH BANCORPORATION SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 8, 2022 20824 Grandsouth_Bancorporation_COMMON-STOCK-PROXY Back The undersigned hereby constitutes and appoints Mason Y. Garrett and James B. Schwiers his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock of GrandSouth Bancorporation that the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held Tuesday, November 8, 2022, at 10:00 a.m., local time, at the Corporation’s principal executive offices at 381 Halton Road, Greenville, South Carolina 29607 and at any adjournment, upon the matters described in the accompanying Notice of Special Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged. These proxies are directed to vote on the matters described in the Notice of Special Meeting of Shareholders and Proxy Statement as follows: THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED: (I) “FOR” PROPOSAL NO. 1 TO APPROVE THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, DATED AS OF JUNE 21, 2022 AND THE MERGER, PURSUANT TO WHICH GRANDSOUTH WILL MERGE WITH AND INTO FIRST BANCORP; (II) “FOR” PROPOSAL NO. 2 TO APPROVE, ON AN ADVISORY (NON-BINDING) BASIS, THE COMPENSATION THAT MAY BE PAID OR BECOME PAYABLE TO THE NAMED EXECUTIVE OFFICERS OF GRANDSOUTH THAT IS BASED ON OR OTHERWISE RELATES TO THE MERGER; AND (III) “FOR” PROPOSAL NO. 3 TO APPROVE A PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE MERGER PROPOSAL. (Continued and to be marked, dated and signed on the other side)

1. PROPOSAL to approve the Agreement and Plan of Merger and Reorganization, dated June 21, 2022, or the merger agreement, and the merger, pursuant to which GrandSouth will merge with and into First Bancorp, subject to the terms and conditions of the merger agreement, each as more fully described in the accompanying proxy statement/prospectus. GRANDSOUTH BANCORPORATION FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED Signature_________________________________ Signature, if held jointly_________________________________ Date___________2022. Note: Please sign exactly as name or names appear on your direct registration account with our transfer agent, Continental Stock Transfer and Trust Company. Where more than one owner is shown on your account, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person. Please mark your votes like this X 20824 Grandsouth_Bancorporation_SERIES A PREFERRED STOCK REV1 Front CONTROL NUMBER PROXY PROXY SOLICITED FOR SPECIAL MEETING OF SHAREHOLDERS OF GRANDSOUTH BANCORPORATION. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on November 7, 2022. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet - QUICK EASY FOR AGAINST ABSTAIN

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS GRANDSOUTH BANCORPORATION SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 8, 2022 20824 Grandsouth_Bancorporation_Series A Preferred stock REV1 Back The undersigned hereby constitutes and appoints Mason Y. Garrett and James B. Schwiers his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of Series A Preferred stock of GrandSouth Bancorporation that the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held Tuesday, November 8, 2022, at 10:00 a.m., local time, at the Corporation’s principal executive offices at 381 Halton Road, Greenville, South Carolina 29607 and at any adjournment, upon the matters described in the accompanying Notice of Special Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged. These proxies are directed to vote on the matters described in the Notice of Special Meeting of Shareholders and Proxy Statement as follows: THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NO. 1 TO APPROVE THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, DATED AS OF JUNE 21, 2022 AND THE MERGER, PURSUANT TO WHICH GRANDSOUTH WILL MERGE WITH AND INTO FIRST BANCORP. (Continued and to be marked, dated and signed on the other side)